 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2000.
                                              REGISTRATION NO. 333-59073
========================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                         ----------------------
                             POST-EFFECTIVE
                            AMENDMENT NO. 2
                                   ON
                                FORM S-1
                                   TO
                                FORM S-4
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                         ----------------------
                     P&L COAL HOLDINGS CORPORATION
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    DELAWARE                     1222                     13-4004153
 (STATE OR OTHER          (PRIMARY STANDARD            (I.R.S. EMPLOYER
 JURISDICTION OF              INDUSTRIAL                IDENTIFICATION
INCORPORATION OR            CLASSIFICATION                  NUMBER)
  ORGANIZATION)              CODE NUMBER)
                         ----------------------
                            701 MARKET STREET
                         ST. LOUIS, MO 63101-1826
                             (314) 342-3400
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
              OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ----------------------
                          JEFFERY L. KLINGER, ESQ.
                       P&L COAL HOLDINGS CORPORATION
                             701 MARKET STREET
                         ST. LOUIS, MO 63101-1826
                              (314) 342-3400
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                         ----------------------
                              WITH A COPY TO:
                           RISE B. NORMAN, ESQ.
                        SIMPSON THACHER & BARTLETT
                           425 LEXINGTON AVENUE
                            NEW YORK, NY 10017
                              (212) 455-2000
                         ----------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

========================================================================

                                         TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                                                                ADDRESS INCLUDING ZIP
                                                                                                 CODE, AND TELEPHONE
           EXACT NAME OF              STATE OR OTHER            I.R.S.                          NUMBER INCLUDING AREA
        REGISTRANT GUARANTOR          JURISDICTION OF          EMPLOYER                          CODE, OF REGISTRANT
            AS SPECIFIED               INCORPORATION        IDENTIFICATION                      GUARANTOR'S PRINCIPAL
           IN ITS CHARTER             OR ORGANIZATION           NUMBER                            EXECUTIVE OFFICES
-----------------------------------  -----------------   --------------------       -------------------------------------------

Affinity Mining Company              West Virginia            25-1207512            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25324, (304-344-0300)

Arid Operations, Inc.                Delaware                 84-1199578            14062 Denver West Parkway,
                                                                                    Suite 110
                                                                                    Golden, CO 80401-3301, (760-337-5552)

Big Sky Coal Company                 Delaware                 81-0476071            P.O. Box 97
                                                                                    Coalstrip, MT 59323 (406-748-5750)

Blackrock First Capital Corporation  West Virginia            55-0695451            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25324, (304-344-0300)

Bluegrass Coal Company               Delaware                 43-1540253            701 Market Street, Suite 710
                                                                                    St. Louis, MO 63101-1826, (314-342-3400)

Caballo Coal Company                 Delaware                 83-0309633            Caller Box 3037
                                                                                    Gillette, WY 82717, (307-687-6900)

Charles Coal Company                 Delaware                 04-2698757            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25324, (304-344-0300)

Coal Properties Corp.                Delaware                 04-2702708            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25324, (304-344-0300)

Colony Bay Coal Company              West Virginia            55-0604613            800 Laidley Tower
                                                                                    P.O. Box 1233
                                                                                    Charleston, WV 25324, (304-344-0300)

Cook Mountain Coal Company           Delaware                 55-0732291            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25324, (304-344-0300)

Cottonwood Land Company              Delaware                 43-1721982            301 N. Memorial Drive, Suite 334
                                                                                    St. Louis, MO 63102, (314-342-7610)

Darius Gold Mine Inc.                Delaware                 13-2899722            14062 Denver West Parkway
                                                                                    Suite 110
                                                                                    Golden, CO 80401-3301, (303-271-3600)

EACC Camps, Inc.                     West Virginia            25-0600150            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25324, (304-344-0300)

Eastern Associated Coal Corp.        West Virginia            25-1125516            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25324, (304-344-0300)

Eastern Royalty Corp.                Delaware                 04-2698759            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25324, (304-344-0300)


                                  i


                                                                                                ADDRESS INCLUDING ZIP
                                                                                                 CODE, AND TELEPHONE
           EXACT NAME OF              STATE OR OTHER            I.R.S.                          NUMBER INCLUDING AREA
        REGISTRANT GUARANTOR          JURISDICTION OF          EMPLOYER                          CODE, OF REGISTRANT
            AS SPECIFIED               INCORPORATION        IDENTIFICATION                      GUARANTOR'S PRINCIPAL
           IN ITS CHARTER             OR ORGANIZATION           NUMBER                            EXECUTIVE OFFICES
-----------------------------------  -----------------   --------------------       -------------------------------------------

Gold Fields Chile, S.A.              Delaware                 13-3004607            14062 Denver West Parkway
                                                                                    Suite 110
                                                                                    Golden, CO 80401-3301, (303-271-3600)

Gold Fields Mining Corporation       Delaware                 36-2079582            14062 Denver West Parkway
                                                                                    Suite 110
                                                                                    Golden, CO 80401-3301, (303-271-3600)

Gold Fields Operating Co.--Ortiz     Delaware                 22-2204381            14062 Denver West Parkway
                                                                                    Suite 110
                                                                                    Golden, CO 80401-3301, (303-271-3600)

Grand Eagle Mining, Inc.             Kentucky                 61-1250622            19070 Highway 1078 South
                                                                                    Henderson, KY 42420, (502-546-7926)

Hayden Gulch Terminal, Inc.          Delaware                 86-0719481            P.O. Box 882323
                                                                                    Steamboat Springs, CO 80488, (314-342-3400)

Independence Material Handling       Delaware                 43-1750064            701 Market Street, Suite 840
Company                                                                             St. Louis, MO 63101-1826, (314-342-3400)

Interior Holdings Corp.              Delaware                 43-1700075            701 Market Street, Suite 730
                                                                                    St. Louis, MO 63101-1826, (314-342-3400)

James River Coal Terminal Company    Delaware                 55-0643770            701 Market Street, Suite 702
                                                                                    St. Louis, MO 63101-1826, (314-342-7600)

Juniper Coal Company                 Delaware                 43-1744675            701 Market Street, Suite 716
                                                                                    St. Louis, MO 63101-1826, (314-342-3400)

Kayenta Mobile Home Park, Inc.       Delaware                 86-0773596            P.O. Box 605
                                                                                    Kayenta, AZ 86033 (520-677-5008)

Martinka Coal Company                Delaware                 55-0716084            815 Laidley Tower, PO Box 1233
                                                                                    Charleston, WV 25324-0004, (304-344-0300)

Midco Supply and Equipment           Illinois                 43-6042249            P.O. Box 14542
Corporation                                                                         St. Louis, MO 63178, (314-342-3400)

Mountain View Coal Company           Delaware                 25-1474206            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25334-0004, (304-344-0300)

North Page Coal Corp.                West Virginia            31-1210133            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25334-0004, (304-344-0300)

Ohio County Coal Company             Kentucky                 61-1176239            19070 Highway 1078 South
                                                                                    Henderson, KY 42420, (502-546-7561)

Patriot Coal Company, L.P.           Delaware                 61-1258748            19070 Highway 1078 South
                                                                                    Henderson, KY 42420, (502-546-9430)

Peabody America, Inc.                Delaware                 93-1116066            701 Market Street, Suite 720
                                                                                    St. Louis, MO 63101-1826, (303-271-3600)


                                  ii


                                                                                                ADDRESS INCLUDING ZIP
                                                                                                 CODE, AND TELEPHONE
           EXACT NAME OF              STATE OR OTHER            I.R.S.                          NUMBER INCLUDING AREA
        REGISTRANT GUARANTOR          JURISDICTION OF          EMPLOYER                          CODE, OF REGISTRANT
            AS SPECIFIED               INCORPORATION        IDENTIFICATION                      GUARANTOR'S PRINCIPAL
           IN ITS CHARTER             OR ORGANIZATION           NUMBER                            EXECUTIVE OFFICES
-----------------------------------  -----------------   --------------------       -------------------------------------------

Peabody Coal Company                 Delaware                 13-2606920            800 Laidley Tower
                                                                                    Charleston, WV 25301, (502-827-0800)

Peabody COALSALES Company            Delaware                 43-1610419            701 Market Street, Suite 830
                                                                                    St. Louis, MO 63101-1826, (314-342-7600)

Peabody COALTRADE, Inc.              Delaware                 43-1666743            1500 Hugenot Road, Suite 108
                                                                                    Midlothian, VA 23113, (804-878-4655)

Peabody Development Company          Delaware                 43-1265557            301 North Memorial Drive
                                                                                    St. Louis, MO 63102, (314-342-7610)

Peabody Energy Solutions, Inc.       Delaware                 43-1753832            701 Market Street, Suite 830
                                                                                    St. Louis, MO 63101, (314-342-7600)

Peabody Holding Company, Inc.        New York                 13-2871045            701 Market Street, Suite 700
                                                                                    St. Louis, MO 63101-1826, (314-342-3400)

Peabody Natural Resources Company    Delaware                 51-0332232            701 Market Street, Suite 718
                                                                                    St. Louis, MO 63101, (314-342-3400)

Peabody Terminals, Inc.              Delaware                 31-1035824            701 Market Street, Suite 712
                                                                                    St. Louis, MO 63101, (314-342-3400)

Peabody Venezuela Coal Corp.         Delaware                 43-1609813            701 Market Street, Suite 715
                                                                                    St. Louis, MO 63101-1826, (314-342-3400)

Peabody Western Coal Company         Delaware                 86-0766626            P.O. Box 605
                                                                                    Kayenta, AZ 86033 (520-677-3201)

Pine Ridge Coal Company              Delaware                 55-0737187            800 Laidley Tower  P.O. Box 1233
                                                                                    Charleston, WV 25324, (304-344-0300)

Powder River Coal Company            Delaware                 43-0996010            1013 East Boxelder
                                                                                    Gillette, WY 82718, (307-687-6900)

Rio Escondido Coal Corp.             Delaware                 74-2666822            P.O. Box 66746
                                                                                    St. Louis, MO 63166, (314-342-3400)

Seneca Coal Company                  Delaware                 84-1273892            Drawer D
                                                                                    Hayden, CO 81639 (970-276-3707)

Sentry Mining Company                Delaware                 43-1540251            701 Market Street, Suite 701
                                                                                    St. Louis, MO 63101-1826, (314-342-3400)

Snowberry Land Company               Delaware                 43-1721980            301 N. Memorial Drive, Suite 333
                                                                                    St. Louis, MO 63102, (314-342-3400)

Sterling Smokeless Coal Company      West Virginia            55-0463558            800 Laidley Tower, P.O. Box 1233
                                                                                    Charleston, WV 25324, (314-344-0300)


                                  iii



                                                                                                ADDRESS INCLUDING ZIP
                                                                                                 CODE, AND TELEPHONE
           EXACT NAME OF              STATE OR OTHER            I.R.S.                          NUMBER INCLUDING AREA
        REGISTRANT GUARANTOR          JURISDICTION OF          EMPLOYER                          CODE, OF REGISTRANT
            AS SPECIFIED               INCORPORATION        IDENTIFICATION                      GUARANTOR'S PRINCIPAL
           IN ITS CHARTER             OR ORGANIZATION           NUMBER                            EXECUTIVE OFFICES
-----------------------------------  -----------------   --------------------       -------------------------------------------

Thoroughbred, L.L.C.                 Delaware                 43-1686687            701 Market Street, Suite 815
                                                                                    St. Louis, MO 63101-1826, (314-342-3400)

PROSPECTUS





                    P&L COAL HOLDINGS CORPORATION





                8-7/8% SERIES B SENIOR NOTES DUE 2008
                                 AND
          9-5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008



                            -------------



     This prospectus has been prepared for and is to be used by Lehman Brothers Inc. in connection with offers and sales in market-making transactions of the notes. We will not receive any of the proceeds from those sales. Lehman Brothers Inc. may act as a principal or agent in those transactions. The notes may be offered in negotiated transactions or otherwise.

     There is no existing trading market for the notes and we cannot assure you that one will develop.

     Neither the U.S. Securities and Exchange Commission nor any state securities commission in the United States has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

     FOR A DISCUSSION OF FACTORS THAT SHOULD BE CONSIDERED IN
CONNECTION WITH AN INVESTMENT IN THE NOTES, SEE "RISK FACTORS" BEGINNING ON PAGE 9.






                            -------------
                           LEHMAN BROTHERS
                            -------------



             , 2000

     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information.

     You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, results of operations, financial condition and prospects may change after that date.

     We are not making an offer of the notes to any person in any jurisdiction except where such an offer or solicitation is permitted.

                         -------------------

                          TABLE OF CONTENTS

                                                                  Page
                                                                  ----

Prospectus Summary                                                   2
Risk Factors                                                         9
Use of Proceeds                                                     17
Capitalization                                                      17
Selected Financial Data                                             18
Management's Discussion and Analysis of Financial
      Condition and Results of Operations                           19
Coal Industry Overview                                              26
Business                                                            36
Regulatory Matters                                                  51
Management                                                          58
Security Ownership of Certain Beneficial Owners
      and Management                                                65
The Acquisition                                                     66
Related Party Transactions                                          68
Description of the Senior Notes                                     70
Description of the Senior Subordinated Notes                        98
Plan of Distribution                                               128
Experts                                                            128
Available Information                                              128
Glossary of Selected Terms                                         130
Organizational Charts                                              0-1
Index to Financial Statements                                      F-1

                           PROSPECTUS SUMMARY

     This summary may not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision. All references to "tons" are references to short tons and all references to low sulfur coal are references to coal with a sulfur content of 1% or less by weight. References to years relate to calendar years, unless otherwise noted. Our management estimated the market data presented in this prospectus using various third party sources where available. While management believes that these estimates are reasonable and reliable, in a number of cases, we cannot verify them with information from independent sources. Accordingly, we cannot assure you that market data are accurate in all material respects. You should carefully consider the information presented under the heading "Risk Factors."

                              THE COMPANY

     OVERVIEW

     We are among the world's largest providers of low cost fuel for the generation of electricity and are also engaged in power trading and power and coal contract restructuring services. During the 1990s, we transformed from a largely high sulfur, high-cost coal producer to a more broadly based energy company providing predominantly low sulfur, low-cost coal from operations in the United States and Australia, as well as a number of fuel/power products to the electricity market.

     In fiscal 2000, we sold 190.3 million tons of coal worldwide. These products were used to generate more than 9% of the electricity produced in the United States and more than 2.5% of the world's electricity. Our share of the U.S. coal market was approximately 16.0% in 1999. We have approximately 10.0 billion tons of proven and probable coal reserves, which is the largest reserve base of any private sector coal producing company in the United States.

     We currently own interests in more than 35 active mines in the United States and Australia, and also sell coal produced by third-party contractors and suppliers. In fiscal 2000, we produced approximately 62% of our coal in the Western United States, 32% from the eastern half of the United States and 6% from Australia. Our coal production in the Western United States has grown from 37 million tons in 1990 to 118 million tons in fiscal 2000. Our highly productive western operations produce low sulfur coal that utilities use to comply with more stringent standards resulting from the Clean Air Act.

     Our large and diverse customer base includes more than 300 electricity generating plants in the United States as well as steam and metallurgical customers in 17 other countries. In fiscal 2000, we supplied 93% of our U.S. production to U.S. electric utilities, 4% to the export market and 3% to the U.S. industrial sector.

     Over the last ten years, coal consumption in the United States has generally experienced steady growth, reaching a level of approximately
1.1 billion tons in 1999. This steady growth in coal consumption is correlated to similar growth in the electric generation industry that in 1999 accounted for more than 86% of domestic coal consumption. In 1999, coal-fired power plants generated approximately 52% of the nation's electricity, followed by nuclear (20%), gas-fired (15%) and hydroelectric (8%) facilities. Furthermore, because coal is one of the least expensive and most abundant and reliable resources for the production of electricity, we believe coal will become increasingly important as electricity markets are deregulated in the United States and privatized around the world. See "Coal Industry Overview."

     A substantial majority of our equity is owned by Lehman Brothers Merchant Banking Partners II L.P., LBI Group Inc. and their affiliated co-investors, collectively, "Lehman Merchant Banking," each of which is an affiliate of Lehman Brothers.

THE ACQUISITION AND THE FINANCINGS

     On May 19, 1998, we acquired Peabody Holding Company, Inc. and other related subsidiaries from The Energy Group PLC. The acquisition was funded by (1) $920.0 million of borrowings by us under a $920.0 million senior secured term facility, (2) the offerings of $400.0 million aggregate principal amount of senior notes and $500.0 million aggregate principal amount of senior subordinated notes and (3) an equity contribution to us by Lehman Merchant Banking of $480.0 million. These amounts were used to (a) pay $2003.6 million for the equity of the acquired companies, (b) pay $73.0 million of obligations of Citizens Power, (c) capitalize Citizens Power's energy trading operations with an additional $50.0 million, (d) increase cash balances by $109.8 million and (e) pay $61.0 million in transaction fees and expenses incurred in connection with these transactions. We also entered into a $480.0 million senior revolving credit facility to provide for our working capital requirements following the acquisition. We also assumed
(1) a 5% subordinated note of $201.8 million and (2) $75.0 million of debt of Peabody Resources, our Australian subsidiary. The revolving credit facility and the term loan facility (collectively the "senior credit facilities") are provided by a group of banks led by Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc. We refer to the senior credit facilities and the offerings of the notes collectively as the "Financings." We refer to the acquisition, the Financings and a number of distributions to The Energy Group made prior to the consummation of the acquisition and the Financings as the "Transactions." See "The Acquisition," "Use of Proceeds," "Capitalization" and "Description of Indebtedness."

     The sources and uses of the funds for the Transactions, consummated on May 19, 1998, are shown on the table below.


                            SOURCES OF FUNDS

                                                               AMOUNT
                                                          ---------------
                                                           (IN MILLIONS)

Senior Credit Facilities
   Term Loan Facility                                        $  920.0
8-7/8% Senior Notes                                             398.8
9-5/8% Senior Subordinated Notes                                498.6
Assumption of 5% Subordinated Note                              201.8
Assumption of Peabody Resources Debt<F1>                         75.0
Equity Contribution                                             480.0
                                                             --------
      Total Sources                                          $2,574.2
                                                             ========

                             USES OF FUNDS

Purchase of Equity of the Acquired Companies                 $2,003.6
Assumption of Peabody Resources Debt<F1>                         75.0
Assumption of 5% Subordinated Note                              201.8
Capitalization of Citizens Power                                 50.0
Payment of Citizens Power Obligations<F2>                        73.0
Increase in Cash Balance                                        109.8
Transaction Fees and Expenses                                    61.0
                                                             --------
      Total Uses                                             $2,574.2
                                                             ========


[FN]
<F1> Peabody Resources' pro rata share of indebtedness incurred in the expansion of the Warkworth mine and the development of the Bengalla mine. Peabody Resources has a 43.75% interest in the Warkworth joint venture and a 37% interest in the Bengalla joint venture and manages both joint ventures. Includes $32.3 million of indebtedness incurred in April 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

<F2> Payment of remaining purchase price obligations to the former owners of Citizens Power, which was acquired on May 19, 1997. See "Related Party Transactions."

                                       DESCRIPTION OF THE NOTES
                                             SENIOR NOTES

MATURITY DATE          May 15, 2008.

INTEREST               8-7/8% per year, payable in cash.

INTEREST PAYMENT DATES May 15 and November 15, commencing November 15, 1998.

MANDATORY REDEMPTION   We are not required to make mandatory redemption or sinking fund payments.

OPTIONAL REDEMPTION    Prior to May 15, 2003, we may redeem the senior notes at a redemption price equal to 100% of their principal amount plus the applicable make whole premium, plus, to the extent not included in the make whole premium, accrued and unpaid interest to the date of redemption.

                       On or after May 15, 2003, we may redeem the senior notes at the redemption prices described in this prospectus, plus accrued and unpaid interest to the applicable date of redemption. In addition, at any time prior to May 15, 2001, on any one or more occasions we may, at our option, redeem up to 35% of the aggregate principal amount of the senior notes at a redemption price equal to 108.875% of their principal amount, plus accrued and unpaid interest to the applicable date of redemption, with the net cash proceeds of one or more equity offerings; provided that at least 65% aggregate principal amount of senior notes remains outstanding immediately after each of those redemptions. See "Description of the Senior Notes--Optional
                       Redemption."

CHANGE OF CONTROL      Upon a change of control, each holder of senior notes will have the right to require us, and we must offer, to purchase all or any part of that holder's senior notes for 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of purchase. See
                       "Description of the Senior Notes--Repurchase at the Option of
                       Holders--Change of Control."

RANKING                The senior notes are our general unsecured obligations, rank senior in right of payment to all of our subordinated Indebtedness and rank equally in right of payment with all of our current and future unsecured senior Indebtedness, including all borrowings under the senior credit facilities. However, all borrowings under the senior credit facilities are secured by a first priority lien on some of our assets and specified Domestic Subsidiaries. As of March 31, 2000, we had $690.0 million of Indebtedness outstanding under the senior credit facilities. See "Risk Factors--Risks Relating to the Notes--
                       Our Financial Performance Could be Affected by our Substantial Debt."

SENIOR NOTE GUARANTEES Some of our current and future Restricted Subsidiaries that are
                       Domestic Subsidiaries fully and unconditionally, and jointly and severally, guarantee, or will guarantee, our payment obligations under the senior notes on a senior basis. The senior subsidiary guarantees will rank senior to all existing and future subordinated
                       Indebtedness of the senior subsidiary guarantors and equally with all other unsecured senior indebtedness of the senior subsidiary guarantors, including the guarantees of Indebtedness under the senior credit facilities. Each senior subsidiary guarantor's obligations under the senior credit facilities, however, will be secured by a first priority lien on specified assets of that guarantor, and the senior note indenture restricts, but does not prohibit, the senior subsidiary guarantors from incurring additional secured indebtedness.
                       Accordingly, that secured indebtedness will rank prior to the senior subsidiary guarantees with


                                  4



                       respect to those assets. See "Description of the Senior Notes--Senior
                       Note Guarantees."

                       The senior notes will not be guaranteed by some of our Domestic
                       Subsidiaries or by any of our current or future Foreign Subsidiaries.
                       For fiscal 2000, after giving effect to the Transactions, the non-
                       guarantor subsidiaries accounted for 29% and 45% of revenues and
                       EBITDA, respectively, and, as of March 31, 2000, the non-guarantor subsidiaries accounted for 20% of assets.

COVENANTS              The senior note indenture contains covenants that, among other things, limit our ability to (1) incur additional indebtedness and issue preferred stock, (2) pay dividends or make other restricted payments, (3) create liens, (4) enter into transactions with affiliates, (5) sell our assets or (6) enter into mergers and consolidations. In addition, under certain circumstances, we will be required to offer to purchase the senior notes with the net cash proceeds of sales and other dispositions of assets at a price equal to 100% of the principal amount of the senior notes, plus accrued and unpaid interest to the date of purchase. Citizens Power is designated as an Unrestricted Subsidiary and is not subject to many of the covenants under the senior note indenture. See "Description of the
                       Senior Notes--Covenants."

                                           SENIOR SUBORDINATED NOTES

MATURITY               May 15, 2008.

INTEREST               9-5/8% per year, payable in cash.

INTEREST PAYMENT DATES May 15 and November 15, commencing November 15, 1998.

MANDATORY REDEMPTION   We are not required to make mandatory redemption or sinking fund payments with respect to the senior subordinated notes.

OPTIONAL REDEMPTION    Prior to May 15, 2003, we may redeem the senior subordinated notes at a redemption price equal to 100% of their principal amount plus the applicable make whole premium, plus, to the extent not included in the make whole premium, accrued and unpaid interest to the date of redemption.

                       On or after May 15, 2003, we may redeem the senior subordinated notes at the redemption prices described in this prospectus plus accrued and unpaid interest to the applicable date of redemption. In addition, at any time prior to May 15, 2001, on any one or more occasions we may, at our option, redeem up to 35% of the aggregate principal amount of senior subordinated notes at a redemption price equal to 109.625% of their principal amount, plus accrued and unpaid interest to the applicable date of redemption, with the net cash proceeds of one or more equity offerings; provided that at least 65%
                       aggregate principal amount of senior subordinated notes remains outstanding immediately after each of those redemptions. See
                       "Description of the Senior Subordinated Notes--Optional Redemption."

CHANGE OF CONTROL      Upon a change of control, each holder of senior subordinated notes will have the right to require us, and we must offer, to purchase all or any part of that holder's senior subordinated notes at a price in cash equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of purchase. See "Description of the
                       Senior Subordinated Notes--Repurchase at the Option of Holders--
                       Change of Control."


                                  5


RANKING                The senior subordinated notes are our general unsecured obligations and rank subordinate in right of payment to all existing and future
                       Senior Debt and senior in right of payment to or equally with all of our other indebtedness. As of March 31, 2000, we had $2,076.2 million of indebtedness outstanding (excluding $320.2 million of non-recourse indebtedness of Citizens Power), of which $1,397.2 million would have been Senior Debt under the senior credit facilities (excluding letters of credit) and the senior notes. See "Description of the
                       Senior Subordinated Notes--Subordination."

SENIOR SUBORDINATED
NOTE GUARANTEES        Our payment obligations under the senior subordinated notes are fully and unconditionally, and jointly and severally, guaranteed on a senior subordinated basis by the senior subordinated note guarantors.
                       See "Description of the Senior Subordinated Notes--Senior
                       Subordinated Guarantees."

                       The senior subordinated notes are not guaranteed by some of our
                       Domestic Subsidiaries or by any of our current or future Foreign
                       Subsidiaries. For fiscal 2000, after giving effect to the acquisition and related financings, the non-guarantor subsidiaries accounted for
                       29% and 45% of revenues and EBITDA, respectively, and, as of March
                       31, 2000, the non-guarantor subsidiaries accounted for 20% of assets.

COVENANTS              The senior subordinated note indenture contains covenants that, among other things, limit our ability to (1) incur additional indebtedness and issue preferred stock, (2) pay dividends or make other restricted payments, (3) create liens, (4) enter into transactions with affiliates, (5) sell our assets or (6) enter into mergers and consolidations. In addition, under certain circumstances, we will be required to offer to purchase the senior subordinated notes with the net cash proceeds of sales and other dispositions of assets at a price equal to 100% of the principal amount of the senior
                       subordinated notes, plus accrued and unpaid interest to the date of purchase. Citizens Power is designated as an Unrestricted Subsidiary and is not subject to many of the covenants under the senior subordinated note indenture. See "Description of the Senior
                       Subordinated Notes-- Covenants."

                         SUMMARY FINANCIAL DATA

     The following table presents selected financial data. We purchased our operating subsidiaries on May 19, 1998, and prior to that date had no substantial operations. The period ended March 31, 1999 is thus a full fiscal year, but includes results of operations only from May 20, 1998 forward. For periods prior to May 19, 1998, results of operations of the operating subsidiaries acquired are defined as the "Predecessor Company" and are included for comparative purposes. See other factors affecting the comparability of results in "Management's Discussion and Analysis of Financial Condition and Results of Operations." In early 1999, we increased our interest in Black Beauty Coal Company to 81.7%. The results of operations include the consolidated results of Black Beauty Coal Company, effective January 1, 1999. Prior to that date, our investment in Black Beauty Coal Company was accounted for under the equity method.


                                                                                        PREDECESSOR COMPANY
                                                                -------------------------------------------------------------------
                                                  PERIOD FROM
                                                  MAY 20, 1998   PERIOD FROM
                        YEAR ENDED       TOTAL         TO       APRIL 1, 1998   YEAR ENDED     SIX MONTHS          YEAR ENDED
                         MARCH 31,      FISCAL      MARCH 31,         TO         MARCH 31,        ENDED           SEPTEMBER 30,
                         2000<F1>      1999<F2>       1999       MAY 19, 1998      1998      MARCH 31, 1997  1996<F3>       1995
                        ----------    ----------  ------------  -------------   ----------   -------------- ----------   ----------

RESULTS OF OPERATIONS
   DATA:
Revenues:
Sales                   $2,610,991    $2,249,887   $1,970,957     $  278,930    $2,048,694     $1,000,419   $2,075,142   $2,087,656
Other Revenues              99,509        97,603       85,875         11,728       169,328         63,674      118,444       88,180
                        ----------    ----------   ----------     ----------    ----------     ----------   ----------   ----------
   Total Revenues        2,710,500     2,347,490    2,056,832        290,658     2,218,022      1,064,093    2,193,586    2,175,836
Operating Costs and
   Expenses              2,517,263     2,171,921    1,890,588        281,333     1,957,210        961,998    2,844,882    1,930,224
                        ----------    ----------   ----------     ----------    ----------     ----------   ----------   ----------
Operating Profit (Loss) $  193,237    $  175,569   $  166,244     $    9,325    $  260,812     $  102,095   $ (651,296)  $  245,612
                        ==========    ==========   ==========     ==========    ==========     ==========   ==========   ==========
Income (Loss) from
   Continuing
   Operations           $  118,570    $    6,007   $    3,767     $    2,240    $  158,895     $   58,432   $ (446,282)  $  100,387
                        ==========    ==========   ==========     ==========    ==========     ==========   ==========   ==========
Income (Loss) from
   Discontinued
   Operation            $  (90,360)   $    4,678   $    6,442     $   (1,764)   $    1,441     $       --   $       --   $       --
                        ==========    ==========   ==========     ==========    ==========     ==========   ==========   ==========
Net Income (Loss)       $   28,210    $   10,685   $   10,209     $      476    $  160,336     $   58,432   $ (446,282)  $  100,387
                        ==========    ==========   ==========     ==========    ==========     ==========   ==========   ==========

BALANCE SHEET DATA:
   Working Capital      $  (88,046)   $  486,953   $  486,953     $  374,492    $  535,971     $  167,076   $ (129,465)  $ (104,310)
   Total Assets          5,826,849     7,023,931    7,023,931      6,403,151     6,343,009      5,025,812    4,916,693    5,676,923
   Recourse Debt         2,076,166     2,208,512    2,208,512        339,640       308,354        321,723      456,867      316,847
   Non-Recourse Debt            --       333,867      333,867        293,922       293,922             --           --           --
   Stockholders'
      Equity/Invested
      Capital              508,426       495,230      495,230      1,497,374     1,687,842      1,676,786    1,383,655    1,650,975

OTHER DATA:
Tons Sold                    190.3         176.0        154.3           21.7         167.5           81.4        163.0        151.0
EBITDA<F4>              $  443,019    $  380,267   $  345,426     $   34,841    $  460,981     $  203,825   $ (453,443)  $  435,942
Net Cash Provided by
   (Used in):
   Operating Activities    262,911       253,865      282,022        (28,157)      187,852         62,829      211,535      272,543
   Investing Activities   (185,384)   (2,270,886)  (2,249,336)       (21,550)     (136,033)       (56,170)    (105,640)    (462,113)
   Financing Activities   (205,181)    2,184,818    2,161,281         23,537      (235,389)        94,178       15,987      178,993
Depreciation, Depletion
   and Amortization        249,782       204,698      179,182         25,516       200,169        101,730      197,853      190,330
Capital Expenditures       178,754       195,394      174,520         20,874       165,514         76,460      152,106      188,006
Ratio of Earnings to
   Fixed Charges<F5>          .97x         1.08x        1.04x          2.00x         5.98x          3.63x           --        3.63x

<F1> Results of operations for the year ended March 31, 2000 include
     $144.0 million of income tax benefit associated with an increase in the tax basis of a subsidiary's assets due to a change in federal income tax regulations, and reclassification of the results of operations and cash flows of Citizens Power LLC to a discontinued operation.
<F2> For comparative purposes, the "Total Fiscal 1999" column has been derived from adding the period ended March 31, 1999 with the Predecessor Company results for the period ended May 19, 1998. The effects of purchase accounting have not been reflected in the results of the Predecessor Company.
<F3> Results of operations for the year ended September 30, 1996 include a one-time, non-cash charge of $890.8 million made pursuant to SFAS No. 121, which had no effect on the Company's cash flow.

<F4> EBITDA is defined as income from continuing operations before deducting net interest expense, income taxes, minority interests and depreciation, depletion and amortization. EBITDA has been reduced by costs associated with reclamation, retiree health care and workers' compensation. EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional


                                  7


     information because management believes it to be a useful indicator of our ability to meet debt service and capital expenditure requirements. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to similarly titled measures of other companies.
<F5> For purposes of this computation, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness plus the interest component of lease rental expense. Earnings were insufficient to cover fixed charges by $702.5 million for the fiscal year ended September 30, 1996, due to the SFAS No. 121 charge described above.

                             RISK FACTORS

     An investment in the notes involves risks. You should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before deciding to purchase any notes.

RISKS RELATING TO THE NOTES

OUR FINANCIAL PERFORMANCE COULD BE AFFECTED BY OUR SUBSTANTIAL DEBT

     We are highly leveraged and, at March 31, 2000, had total indebtedness of $2,076.2 million, excluding $320 million of Citizens Power non-recourse debt of which:

     * $690.0 million consisted of indebtedness under the senior credit facilities,

     *    $398.9 million consisted of the senior notes,

     *    $498.7 million consisted of the senior subordinated notes,

     *    a $180.3 million, 5% subordinated note,

     *    $193.7 million in borrowings by Black Beauty, and

     * $111.5 million in borrowings by our Australian subsidiary, including $76.5 million to fund the development of the Bengalla Mine.

In addition, we had available borrowings of up to $318.0 million under our credit facilities. We and our Restricted Subsidiaries are permitted to incur additional indebtedness in the future. See "Capitalization."

     Our ability to pay principal and interest on each series of the notes and to satisfy our other debt service obligations will depend upon the future operating performance of our subsidiaries, which will be affected by prevailing economic conditions in the markets they serve and other factors, some of which are beyond their control. Based upon the current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the senior credit facilities, will be adequate to meet our future liquidity needs for at least the next several years. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available under the senior credit facilities in an amount sufficient to enable us to service our indebtedness, including each series of the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of the principal of each series of the notes on or prior to maturity. We cannot assure you that we will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     The degree to which we are leveraged could have important consequences to holders of each series of the notes, including, but not limited to:

     * making it more difficult for us to satisfy our obligations with respect to each series of the notes;

     * increasing our vulnerability to general adverse economic and industry conditions;

     * limiting our ability to obtain additional financing to fund future working capital, capital expenditures, research and development or other general corporate requirements;

     * requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of that cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes;

     * limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete; and

     * placing us at a competitive disadvantage compared to less leveraged competitors. In addition, the indentures and the senior credit facilities contain financial and other restrictive covenants that limit our ability to, among other things, borrow additional funds.

Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us. In addition, the degree to which we are leveraged could prevent us from repurchasing all of the notes tendered to us upon the occurrence of a change of control.

YOUR RIGHT TO RECEIVE PAYMENT ON THE NOTES IS SUBORDINATED TO THAT OF HOLDERS OF OUR SECURED DEBT

     While holders of senior subordinated notes are contractually subordinated to Senior Debt, holders of any of our secured indebtedness have claims that are prior to the claims of the holders of each series of the notes with respect to the assets securing that other indebtedness. Notably, the senior credit facilities are secured by liens on specified assets of the guarantors. The senior notes are effectively subordinated to all of that secured Indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured Indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the senior notes will participate ratably with all holders of our unsecured Indebtedness that is deemed to be of the same class as the senior notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the senior notes. As a result, holders of senior notes may receive less, ratably, than holders of secured indebtedness.

     Citizens Power and its subsidiaries are currently our only Unrestricted Subsidiaries. As of March 31, 2000, Citizens Power had an aggregate of $320.2 million of indebtedness which is non-recourse to us and our other subsidiaries. The covenants under the indentures do not restrict the ability of Unrestricted Subsidiaries to incur additional non-recourse indebtedness. In May 2000, we signed a Purchase and Sale Agreement to sell Citizens Power.

     As of March 31, 2000, $690.0 million of our secured Indebtedness (all of which are borrowings under the senior credit facilities) was outstanding, and $200.0 million was available for additional borrowing and $235.4 million of letters of credit was available under the senior credit facilities. The indentures permit us to incur substantial additional secured indebtedness in the future.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE SENIOR SUBORDINATED NOTES IS SUBORDINATE TO THAT OF HOLDERS OF OUR SENIOR DEBT

     The senior subordinated notes are subordinated in right of payment to all of our current and future Senior Debt, which includes borrowings under the senior credit facilities and the senior notes. However, the senior subordinated note indenture provides that we will not, and will not permit any of the senior subordinated note guarantors to, incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the senior subordinated notes or any of the senior subordinated note guarantees. Upon any distribution to our creditors in a liquidation or dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of Senior Debt will be entitled to be paid in full in cash or cash equivalents before any payment may be made with respect to the senior subordinated notes. In addition, the subordination provisions of the senior subordinated note indenture provide that payments with respect to the senior subordinated notes will be blocked in the event of a payment default on Senior Debt and may be blocked for up to 179 days each year in the event of specified non-payment defaults on Senior Debt. In the event of our bankruptcy, liquidation or reorganization, holders of the senior subordinated notes will participate equally with all holders of our subordinated indebtedness that are deemed to be of the same class as the senior subordinated notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there would be sufficient assets to pay amounts due on the senior subordinated notes. As a result, holders of senior subordinated notes may receive less, ratably, than the holders of Senior Debt.

     As of March 31, 2000, the aggregate amount of our Senior Debt (including borrowings under the senior credit facilities) was $1,397.2 million, and $200.0 million was available for additional borrowing and $235.4 million of letters of credit was available under the senior credit facilities. The senior subordinated note indenture permits us to incur substantial additional indebtedness, including Senior Debt in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

OUR OBLIGATIONS ARE EFFECTIVELY SUBORDINATED TO THE OBLIGATIONS OF OUR SUBSIDIARIES

     We have no operations of our own and derive substantially all of our revenue from our subsidiaries. Holders of indebtedness of, and trade creditors of, our subsidiaries would generally be entitled to payment of their claims from the assets of the affected subsidiaries before those assets were made available for distribution to us. Each of the indentures permits us to incur substantial additional indebtedness, permits us to make significant investments and requires specified Restricted Subsidiaries that are Domestic Subsidiaries to guarantee each series of the notes. In the event of a bankruptcy, liquidation or reorganization of a subsidiary, holders of any of that subsidiary's indebtedness will have a claim to the assets of the subsidiary that is prior to our interest in those assets.

     As of March 31, 2000, the aggregate amount of indebtedness and other liabilities of the Company and our Restricted Subsidiaries (including trade payables, land reclamation and environmental liabilities, workers' compensation liabilities and retiree health care liabilities) was approximately $5,310.1 million and $435.4 million was available to the subsidiaries for additional borrowings under the senior credit facilities including letters of credit. If any subsidiary indebtedness were to be accelerated, we cannot assure you that the assets of that subsidiary would be sufficient to repay that indebtedness or that our assets would be sufficient to repay in full our indebtedness, including the notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     The notes are not guaranteed by some of our Domestic Subsidiaries or by any Foreign Subsidiaries. In fiscal 2000, after giving effect to the Transactions, the non-guarantor subsidiaries accounted for 29% and 45% of revenues and EBITDA, respectively, and as of March 31, 2000, the non-guarantor subsidiaries accounted for 20% of assets. The claims of creditors (including trade creditors) of any non-guarantor subsidiary will generally have priority as to the assets of such subsidiaries over the claims of the holders of the notes. As of March 31, 2000, the amount of liabilities of such non-guarantor subsidiaries was $496.3 million.

OUR DEBT AGREEMENTS RESTRICT OUR ABILITY TO BORROW ADDITIONAL FUNDS

     The indentures and the senior credit facilities contain covenants that restrict our ability to incur additional indebtedness, pay dividends, make specified investments and capital expenditures, enter into transactions with affiliates, allow our Restricted Subsidiaries to make specified payments, make specified asset dispositions, merge or consolidate with, or transfer substantially all of our assets to another person, encumber assets under specified circumstances or restrict dividends and other payments from Restricted Subsidiaries. In addition, the senior credit facilities restrict us from prepaying some of our indebtedness, including the notes. Under the senior credit facilities, we are also required to maintain specified financial covenants, including a minimum fixed charge coverage ratio and maximum leverage ratio (each as defined in the senior credit facilities). We cannot assure you that our future operating results will be sufficient to enable us to comply with those covenants, or in the event of a default, to remedy that default. In the event of a default under the senior credit facilities, we could be prohibited from making payments of principal and interest on the notes and all amounts due under the senior credit facilities could be declared immediately due and payable. The indentures and the senior credit facilities contain cross-default provisions under which defaults under other indebtedness constitute events of default.

OUR ABILITY TO OFFER TO PURCHASE YOUR NOTES IN THE EVENT OF A CHANGE OF CONTROL MAY BE LIMITED

     Upon a change of control, you will have the right to require us to purchase all or a portion of your notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the purchase date. The provisions of the indentures may not protect you in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us, if that transaction does not result in a change of control. A change in control may result in a default under the senior credit facilities. Upon a default under the senior credit facilities or other future Senior Debt, the lenders could prohibit us from repurchasing the notes or could require us to repay all of that Senior Debt before repurchasing the notes. The senior subordinated indenture requires that prior to our repurchasing the senior subordinated notes upon a change of control, we must either repay all outstanding indebtedness under the senior credit facilities or obtain any required consent to that repurchase. If we do not obtain that consent or repay our outstanding indebtedness under the senior credit facilities, we would be prohibited from offering to purchase the senior subordinated notes. In that case, our failure to offer to purchase the senior subordinated notes could become an Event of Default under the senior subordinated indenture. If a change of control were to occur, we cannot assure you that we would have sufficient funds or would be able to arrange financing to repay all of our obligations under the senior credit facilities, the Indentures and other indebtedness that may become payable upon the occurrence of the change of control.

THERE IS NO TRADING MARKET FOR THE NOTES

     There is no existing trading market for the notes, and we cannot assure you that one will develop. If a market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Although it is not obligated to do so, Lehman Brothers Inc. intends to make a market in the notes. Lehman Brothers Inc. may discontinue any market-making activity at any time, for any reason, without notice in its sole discretion. We cannot assure that there will be a liquid trading market for the notes.

     Lehman Brothers Inc. may be deemed to be an affiliate of ours and, as an affiliate, may be required to deliver a prospectus in connection with its market-making activities in the notes. We have agreed to file and maintain a registration statement that would allow Lehman Brothers Inc. to engage in market-making transactions in the notes. Subject to some exceptions, the registration statement will remain effective for as long as Lehman Brothers Inc. may be required to deliver a prospectus in connection with market-making transactions in the notes. We have agreed to bear substantially all the costs and expenses related to the registration statement.

YOUR RIGHTS UNDER THE NOTES COULD BE LIMITED BY FRAUDULENT CONVEYANCE
LAWS

     Under federal bankruptcy law and state fraudulent transfer law, if any of our company or the note guarantors, at the time it incurred the indebtedness evidenced by each series of the notes or a guarantee:

     * (a) was or is insolvent or rendered insolvent by reason of that incurrence or (b) was or is engaged in a business or transaction for which its remaining assets constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay those debts as they mature and

     * we or that guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of that indebtedness, then each series of the notes and the guarantees, and any pledge or other security interest securing that indebtedness, could be voided, or claims in respect of either series of the notes or the guarantees could be subordinated to all other debts of our company or that guarantor, as the case may be.

     In addition, the payment of interest and principal by us under either series of the notes or the payment of amounts by a guarantor under a guarantee could be voided and required to be returned to the person making that payment, or to a fund for the benefit of the creditors of ours or that guarantor, as the case may be.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a company would be considered insolvent if:

     * the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or

     *    it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that on a consolidated basis after giving effect to the Transactions, we were solvent at the time the notes were issued and continue to be solvent, do not have unreasonably small capital for the business in which we are engaged and will not incur debts beyond our ability to pay those debts as they mature. We cannot assure you, however, as to what standard a court would apply in making those determinations or that a court would agree with our conclusions in this regard.

     Some of our subsidiaries that are providing guarantees on each series of the notes have significant liabilities associated with reclamation, workers' compensation (including black lung), and retiree health care. See "Regulatory Matters." We have not analyzed the solvency of these subsidiaries with respect to the standards a court would apply in making a determination as to the solvency of those subsidiaries on a stand-alone basis. We cannot assure you that funds may be realized on those guarantees or that the guarantees issued by that guarantor (if a court were to determine that that guarantor did not receive fair consideration or reasonably equivalent value for that guarantee) would not be voided or subordinated under constructive fraudulent conveyance laws.

RISKS RELATING TO OUR COMPANY

LONG-TERM COAL SUPPLY AGREEMENTS COULD BE TERMINATED

     A substantial portion of our sales are made under coal supply agreements, which are important to the stability and profitability of our operations. The execution of a satisfactory coal supply agreement is frequently the basis on which we undertake the development of coal reserves required to be supplied under the contract. Peabody has a large portfolio of coal supply agreements. In fiscal 2000, 86% of our sales volume was sold under coal supply agreements. At March 31, 2000, our coal supply agreements had terms ranging from one to 16 years and had an average volume-weighted remaining term of more than four years.

     Many of our coal supply agreements contain price reopener provisions that provide for the contract price to be adjusted upward or downward at specified times. Failure of the parties to agree on a price under those reopener provisions may lead to early termination of the contracts. Over the last few years, several of our coal supply agreements have been renegotiated, bringing the contract prices closer to the then current market prices, thus leading to a reduction in the revenues from those contracts. A similar reduction in contract prices has also been experienced in relation to the replacement of expiring contracts. The coal supply agreements also typically contain force majeure provisions allowing temporary suspension of performance by us or the customer during the duration of specified events beyond the control of the affected party. Most coal supply agreements contain provisions requiring us to deliver coal within specified ranges for specific coal characteristics such as Btus, sulfur, ash, grindability and ash fusion temperature. Failure to meet these specifications could result in economic penalties or termination of the contracts.

     We restructure coal supply agreements in the normal course of business. In connection with those restructurings, we recognized gains of $13.0 million, $5.3 million and $49.3 million in fiscal years 2000, 1999 and 1998. We cannot assure you that we will be able to realize these gains in connection with future coal supply agreement restructurings.

     The operating profit margins we realize under coal supply agreements depend on a variety of factors. In addition, price adjustment, price reopener and other provisions may reduce the insulation from any short-term coal price volatility provided by those contracts. If a substantial portion of our coal supply agreements were modified or terminated, we could be materially adversely affected to the extent that we are unable to find alternate buyers for our coal at the same level of profitability. Because the price of coal has declined in recent years, many of our coal supply agreements are for prices above current spot market prices. We cannot assure you that we will be able to replace these contracts at the same prices or with similar profit margins when they expire. In addition, some coal supply agreements are the subject of ongoing litigation and arbitration.

WE RELY ON A FEW MAJOR CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR
REVENUES

     In fiscal 2000, we derived 27% of our total coal revenues from sales to our five largest customers, under 13 coal supply agreements that expire in various years from 2000 to 2014. We are currently engaged in discussions with several customers to either extend or enter into new long-term agreements upon expiration of existing agreements. We cannot assure you these customers either will extend or enter into new long-term agreements or, in the absence of long-term agreements, that they will continue to purchase the same amount of coal as they have in the past or on terms, including pricing terms, as favorable to us as under existing agreements. The concurrent loss of several coal supply agreements, reductions in the amounts of coal that all five of these customers purchase under those agreements, or the terms under which they buy could have a material adverse effect on our financial condition and results of operations.

OUR ABILITY TO SELL COAL DEPENDS UPON TRANSPORTATION BEING AVAILABLE AND AFFORDABLE

     Coal producers depend upon rail, barge, trucking, overland conveyor and other systems to provide access to markets. While customers typically arrange and pay for transportation of coal from the mine to the point of use, disruption of these transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair our ability to supply coal to our customers and thus could adversely affect our results of operations. For example, the high volume of coal shipped from all southern Powder River Basin mines could create temporary congestion on the rail system accessing that region.

     Transportation costs represent a significant portion of the total cost of coal, and as a result, the cost of delivery is a critical factor in a customer's purchasing decision. Increases in transportation costs could make coal a less competitive source of energy or could make some of our operations less competitive than other sources of coal. Those increases could have a material adverse effect on our ability to compete and on our financial condition and results of operations.

     In Australia, we transport coal using the Hunter River Valley Railroad and the coal loading terminal at the Port of Newcastle. The Port of Newcastle has had problems with ship congestion in the past. That congestion could delay shipments from our Warkworth and Bengalla mines.

RISKS INHERENT TO MINING COULD INCREASE THE COST OF OPERATING OUR
BUSINESS

     Our mining operations are subject to conditions beyond our control which can increase the cost of mining at particular mines for varying lengths of time. These conditions include weather and natural disasters, unexpected maintenance problems, key equipment failures, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geological and other conditions.

WE CANNOT PREDICT THE EFFECT OF THE RESTRUCTURING OF THE AUSTRALIAN COAL INDUSTRY ON US

     The coal mining industry in Australia is going through a process of restructuring in an effort to improve the industry's international competitiveness. This restructuring is directed at improving workforce flexibility through training workers to perform multiple tasks and eliminating existing inflexibilities in work practices. Some major coal mining companies, including Peabody Resources, have also attempted to employ non-union labor under individual contracts of employment. While to date these changes have been accomplished without major industrial disruption, we cannot assure you that this state of affairs will continue or that further restructuring will not cause major work stoppages in the future.

OUR MINING OPERATIONS ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

     General. The coal mining industry is subject to regulation by federal, state and local authorities on matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. In addition, the industry is affected by significant legislation mandating specified benefits for current and retired coal miners. Numerous governmental permits and approvals are required for mining operations. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment. The costs, liabilities and requirements associated with these regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. The possibility exists that new legislation and/or regulations and orders may be adopted which may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal. New legislation, including proposals related to the protection of the environment which would further regulate and tax the coal industry, may also require us or our customers to change their operations significantly or incur increased costs. Such factors and legislation, if enacted, could have a material adverse effect on our financial condition and results of operations. See "Regulatory Matters."

OUR FUTURE SUCCESS DEPENDS UPON OUR ABILITY TO FIND, DEVELOP OR ACQUIRE ADDITIONAL COAL RESERVES THAT ARE ECONOMICALLY RECOVERABLE

     Our recoverable reserves will generally decline as reserves are depleted, except to the extent that we conduct successful exploration and development activities or acquire properties containing recoverable reserves. To increase reserves and production, we must continue our development, exploration and acquisition activities or undertake other replacement activities. Our current strategy includes increasing our reserve base through acquisitions of government leases and other leases and producing properties and continuing to exploit our existing properties. The federal government continually leases coal reserves through a competitive bidding process. Companies such as ours may nominate specific areas to be leased by the government by application. Companies that have operations adjacent to these nominated lease areas have advantages in the bid process since their mining infrastructure is in place and they could avoid the cost of developing a new mine. Through this process, in June 1998, we acquired an additional 532 million tons of low sulfur coal reserves in a lease auction in the Powder River Basin adjacent to our North Antelope/Rochelle Mine. We cannot assure you that we will be able to continue successfully leasing additional reserves from the federal government. Additionally, we cannot assure you that our planned development and exploration projects and acquisition activities will result in significant additional reserves or that we will have continuing success developing additional mines. Most of our mining operations are conducted on properties owned or leased by us. Because title to most of our leased properties and mineral rights are not thoroughly verified until a permit to mine the property is obtained, our right to mine some of our reserves may be materially adversely affected if defects in title or boundaries exist. In addition, we cannot assure you that we can successfully negotiate new leases from the government or private parties or mining contracts for properties containing additional reserves or maintain our leasehold interest in properties on which mining operations are not commenced during the term of the lease.

OUR RESULTS OF OPERATIONS ARE HIGHLY DEPENDENT UPON THE PRICES RECEIVED FOR OUR COAL

     Although in fiscal 2000, 86% of our sales were made under coal supply agreements, many of our coal supply agreements contain price reopener provisions which provide for the contract price to be adjusted upward or downward at specified times. Any significant decline in prices for coal could have a material adverse effect on our financial condition and results of operations, and quantities of reserves recoverable on an economic basis. Should the industry experience significant price declines from current levels or other adverse market conditions, we may not be able to generate sufficient cash flow from operations to meet our obligations and make planned capital expenditures.

     The availability of a ready market for our coal production also depends on a number of factors, including the demand and supply of low sulfur coal and the availability and cost of sulfur dioxide emission allowances.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY

     The coal industry is highly competitive, with numerous producers in all coal producing regions. We compete with other large producers and hundreds of small producers in the United States and abroad. Many of our customers are also customers of our competitors. The markets in which we sell our coal are highly competitive and affected by factors beyond our control. Continued demand for our coal and the prices that we will be able to obtain will depend primarily on coal consumption patterns of the domestic electric utility industry, which in turn are affected by the demand for electricity, coal transportation costs, environmental and other governmental regulations and orders, technological developments and the availability and price of competing alternative energy sources such as oil, natural gas, nuclear energy and hydroelectric energy. In addition, during the mid-1970s and early 1980s, a growing coal market and increased demand for coal attracted new investors to the coal industry and spurred the development of new mines and added production capacity throughout the industry. Although demand for coal has grown over the recent past, the industry has since been faced with overcapacity, which in turn has increased competition and lowered prevailing coal prices. Moreover, because of greater competition for electricity and increased pressure from customers and regulators to lower electricity prices, public utilities are lowering fuel costs and requiring competitive prices on their purchases of coal.

A LARGE PORTION OF OUR LABOR FORCE IS UNIONIZED

     Approximately 39% of our and our joint venture's U.S. coal employees, who accounted for 26% of our U.S. coal sales in fiscal 2000, are represented by the United Mine Workers of America. The Australian coal mining industry is highly unionized and the majority of workers employed at Peabody Resources are members of trade unions. Some of our competitors have non-union work forces. Because of the increased risk of strikes and other work-related stoppages in addition to higher labor costs which may be associated with union operations in the coal industry, our non-unionized competitors may have a competitive advantage in areas where they compete with our unionized operations. If some or all of the company's current non-union operations were to become unionized, we could incur an increased risk of work stoppages, reduced productivity and higher labor costs. The ten month long United Mine Workers of America strike in 1993 had a material adverse effect on us. Our subsidiaries, Peabody Coal Company and Eastern Associated Coal Corp., operate under a union contract which is in effect through December 31, 2002 and our Peabody Western Coal Company subsidiary operates under a union contract which is in effect through August 31, 2000. The parties are negotiating the terms of a successor labor contract. Peabody Resources' Warkworth Mine operates under a labor agreement that expires in October 2000. Peabody Resources,' Ravensworth and Narama mines entered into two-year labor agreements in May 1999. A new labor agreement for the Moura Mine is currently under negotiation and the miners are working under the terms of the expired contract. We cannot assure you that our unionized labor will not go on strike upon expiration of existing contracts.

OUR OPERATIONS COULD BE ADVERSELY AFFECTED IF WE FAIL TO MAINTAIN
REQUIRED SURETY BONDS

     Federal and state laws require bonds to secure our obligations to reclaim lands disturbed for mining, to pay federal and state workers' compensation and to satisfy other miscellaneous obligations. As of March 31, 2000, we had outstanding surety bonds with third parties for post-mining reclamation totaling $529.1 million. Furthermore, surety bonds valued at an additional $78.7 million are in place for federal and state workers' compensation obligations and other miscellaneous obligations. These bonds are typically renewable on a yearly basis. We cannot assure you that the surety bond issuers and holders will continue to renew the bonds or refrain from demanding additional collateral upon those renewals. Furthermore, as a result of the acquisition financings, we are highly leveraged, making it questionable whether we will be able to continue our self-bonding program and thus requiring us to obtain additional third-party surety bonds. The failure to maintain or the inability to acquire sufficient surety bonds, as required by state and federal law, would have a material adverse effect on us. That failure could result from a variety of factors including the following:

     * lack of availability, higher expense or unreasonable terms of new surety bonds;

     * restrictions on the demand for collateral by current and future third-party surety bond holders due to the terms of the indentures or the senior credit facilities; and

     * the exercise by third-party surety bond holders of their right to refuse to renew the surety.

WE DEPEND ON KEY PERSONNEL

     Our business is managed by a number of key personnel, the loss of which could have a material adverse effect on us. In addition, as our business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly skilled and qualified personnel. We cannot assure you that key personnel will continue to be employed by us or that we will be able to attract and retain qualified personnel in the future. We currently have not obtained key person life insurance to cover our executive officers. Failure by us to retain or attract key personnel could have a material adverse effect on us.

                          USE OF PROCEEDS

     This prospectus is delivered in connection with the sale of the notes by Lehman Brothers Inc. in market-making transactions. We will not receive any of the proceeds from these transactions.


                           CAPITALIZATION

     The following table presents our capitalization, excluding non-recourse long-term debt of Citizens Power of $320.2 million<F1> as of March 31, 2000.

                                                                AS OF
                                                           MARCH 31, 2000
                                                      -----------------------
                                                           (IN MILLIONS)
      Senior Credit Facilities

         Revolving Credit Facility                          $    --

         Term Loan Facility                                     690.0

      Senior Notes                                              398.9

      Senior Subordinated Notes                                 498.7

      Existing U.S. Long-Term Debt                                3.1

      Black Beauty Debt                                         193.7

      Peabody Resources Debt                                    111.5

      5% Subordinated Note                                      180.3
                                                            ---------
         Total Debt                                         $ 2,076.2

      Stockholder's equity                                      508.4
                                                            ---------
            Total Capitalization                            $ 2,584.6
                                                            =========

      <F1> In May 2000, we signed a purchase and sale agreement to sell
           Citizens Power.

                     SELECTED FINANCIAL DATA

   The following table presents selected financial data. We purchased our operating subsidiaries on May 19, 1998, and prior to that date had no substantial operations. The period ended March 31, 1999 is thus a full fiscal year, but includes results of operations only from May 20, 1998 forward. For periods prior to May 19, 1998, results of operations of the operating subsidiaries acquired are defined as the "Predecessor Company" and are included for comparative purposes. See other factors affecting the comparability of results in "Management's Discussion and Analysis of Financial Condition and Results of Operations." In early 1999, we increased our interest in Black Beauty Coal Company to 81.7%. The results of operations include the consolidated results of Black Beauty Coal Company, effective January 1, 1999. Prior to that date, our investment in Black Beauty Coal Company was accounted for under the equity method.

                                                                                        PREDECESSOR COMPANY
                                                                -------------------------------------------------------------------
                                                  PERIOD FROM
                                                  MAY 20, 1998   PERIOD FROM
                        YEAR ENDED       TOTAL         TO       APRIL 1, 1998   YEAR ENDED     SIX MONTHS          YEAR ENDED
                         MARCH 31,      FISCAL      MARCH 31,         TO         MARCH 31,        ENDED           SEPTEMBER 30,
                         2000<F1>      1999<F2>       1999       MAY 19, 1998      1998      MARCH 31, 1997  1996<F3>       1995
                        ----------    ----------  ------------  -------------   ----------   -------------- ----------   ----------

RESULTS OF OPERATIONS
   DATA:
Revenues:
Sales                   $2,610,991    $2,249,887   $1,970,957     $  278,930    $2,048,694     $1,000,419   $2,075,142   $2,087,656
Other Revenues              99,509        97,603       85,875         11,728       169,328         63,674      118,444       88,180
                        ----------    ----------   ----------     ----------    ----------     ----------   ----------   ----------
   Total Revenues        2,710,500     2,347,490    2,056,832        290,658     2,218,022      1,064,093    2,193,586    2,175,836
Operating Costs and
   Expenses              2,517,263     2,171,921    1,890,588        281,333     1,957,210        961,998    2,844,882    1,930,224
                        ----------    ----------   ----------     ----------    ----------     ----------   ----------   ----------
Operating Profit (Loss) $  193,237    $  175,569   $  166,244     $    9,325    $  260,812     $  102,095   $ (651,296)  $  245,612
                        ==========    ==========   ==========     ==========    ==========     ==========   ==========   ==========
Income (Loss) from
   Continuing
   Operations           $  118,570    $    6,007   $    3,767     $    2,240    $  158,895     $   58,432   $ (446,282)  $  100,387
                        ==========    ==========   ==========     ==========    ==========     ==========   ==========   ==========
Income (Loss) from
   Discontinued
   Operation            $  (90,360)   $    4,678   $    6,442     $   (1,764)   $    1,441     $       --   $       --   $       --
                        ==========    ==========   ==========     ==========    ==========     ==========   ==========   ==========
Net Income (Loss)       $   28,210    $   10,685   $   10,209     $      476    $  160,336     $   58,432   $ (446,282)  $  100,387
                        ==========    ==========   ==========     ==========    ==========     ==========   ==========   ==========

BALANCE SHEET DATA:
   Working Capital      $  (88,046)   $  486,953   $  486,953     $  374,492    $  535,971     $  167,076   $ (129,465)  $ (104,310)
   Total Assets          5,826,849     7,023,931    7,023,931      6,403,151     6,343,009      5,025,812    4,916,693    5,676,923
   Recourse Debt         2,076,166     2,208,512    2,208,512        339,640       308,354        321,723      456,867      316,847
   Non-Recourse Debt            --       333,867      333,867        293,922       293,922             --           --           --
   Stockholders'
      Equity/Invested
      Capital              508,426       495,230      495,230      1,497,374     1,687,842      1,676,786    1,383,655    1,650,975

OTHER DATA:
Tons Sold                    190.3         176.0        154.3           21.7         167.5           81.4        163.0        151.0
EBITDA<F4>              $  443,019    $  380,267   $  345,426     $   34,841    $  460,981     $  203,825   $ (453,443)  $  435,942
Net Cash Provided by
   (Used in):
   Operating Activities    262,911       253,865      282,022        (28,157)      187,852         62,829      211,535      272,543
   Investing Activities   (185,384)   (2,270,886)  (2,249,336)       (21,550)     (136,033)       (56,170)    (105,640)    (462,113)
   Financing Activities   (205,181)    2,184,818    2,161,281         23,537      (235,389)        94,178       15,987      178,993
Depreciation, Depletion
   and Amortization        249,782       204,698      179,182         25,516       200,169        101,730      197,853      190,330
Capital Expenditures       178,754       195,394      174,520         20,874       165,514         76,460      152,106      188,006

<F1>    Results of operations for the year ended March 31, 2000 include
        $144.0 million of income tax benefit associated with an increase in the tax basis of a subsidiary's assets due to a change in federal income tax regulations, and reclassification of the results of operations and cash flows of Citizens Power LLC to a discontinued operation.
<F2>    For comparative purposes, the "Total Fiscal 1999" column has been derived from adding the period ended March 31, 1999 with the Predecessor Company results for the period ended May 19, 1998. The effects of purchase accounting have not been reflected in the results of the Predecessor Company.
<F3>    Results of operations for the year ended September 30, 1996 include a one-time, non-cash charge of $890.8 million made pursuant to SFAS No. 121, which had no effect on the Company's cash flow.

<F4>    EBITDA is defined as income from continuing operations before deducting net interest expense, income taxes, minority interests and depreciation, depletion and amortization. EBITDA has been reduced by costs associated with reclamation, retiree health care and workers' compensation. EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of our ability to meet debt service and capital expenditure requirements. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to similarly titled measures of other companies.

                MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read in conjunction with "Selected Financial Data" and the audited and unaudited combined/ consolidated financial statements and related notes included elsewhere in this prospectus. Except for the financial statements for the year ended March 31, 1999 and the period ended March 31, 2000 and, the financial statements contained in this prospectus are of our predecessors.

FACTORS AFFECTING COMPARABILITY

Discontinued Operations:

   In May 2000, we signed a purchase and sale agreement with Edison Mission Energy to sell Citizens Power, our subsidiary that markets and trades electric power and energy-related commodity risk management products. The anticipated loss from the sale of this subsidiary and the monetization of non-trading assets ($78.3 million, net of income taxes), has been reclassified in the results of operations and cash flows as a discontinued operation for all periods presented. The fair value of the net assets of Citizens Power has been reclassified to a single line in the balance sheet entitled "Net assets of discontinued operations" in the current year only.

Fiscal Year 2000 vs. Fiscal Year 1999:

   Effective January 1, 2000, Black Beauty realigned its investment structure and invested $6.6 million to increase its ownership interest to obtain control of three of its Midwestern coal mining affiliates -- Sugar Camp Coal, LLC (Sugar Camp), Arclar Coal Company, LLC (Arclar) and United Minerals Company, LLC (United Minerals). Prior to fiscal year 2000, interests in these affiliates were accounted for under the equity method, as Black Beauty did not hold decision-making control over their respective operations. However, effective January 1, 2000, Black Beauty obtained decision-making control and began consolidating the affiliates as of that date. In order to provide comparability to future periods, we have elected to consolidate these affiliates as part of Black Beauty's results of operations effective April 1, 1999.

   The current year results also include the consolidated results of operations for Black Beauty for 12 months as compared to only three months in fiscal 1999. We increased our ownership interest in Black Beauty from 43.3% to 81.7% effective January 1, 1999. We accounted for our interest in Black Beauty under the equity method from April 1 to December 31, 1998.

Fiscal Year 1999 vs. Fiscal Year 1998:

   The results of operations and cash flows for the period ended
March 31, 1999 reflects our results from April 1 to March 31 (we acquired the Predecessor Company on May 19, 1998 and prior to such date had no separate operations) and the results of the Predecessor Company for April 1 to May 19, 1998. In addition, the results of operations and cash flows for the period ended March 31, 1999 may not be directly comparable to the other period indicated as a result of the effects of restatement of assets and liabilities to their estimated fair market value in accordance with the application of purchase accounting pursuant to Accounting Principles Board Opinion No. 16.

FISCAL YEAR ENDED MARCH 31, 2000 COMPARED WITH TOTAL FISCAL 1999

   Sales. For fiscal year 2000, sales increased $361.1 million, or 16.0%, to $2.6 billion. The fiscal year results include an increase attributable to Black Beauty of $428.9 million, which is principally comprised of two amounts -- the inclusion of Black Beauty's results for an entire year ($264.1 million), and the consolidation of Sugar Camp, Arclar and United Minerals on a retroactive basis ($164.8 million). Sales in Australia increased $75.5 million over fiscal 1999, mainly as a result of the acquisition of the Moura Mine in August 1999 ($46.3 million), the opening of the Bengalla Mine in fiscal year 2000 ($16.6 million) and higher customer demand. Powder River sales increased $13.1 million, due mainly to a continuing improvement in pricing for the ultra-low sulfur coal in the Powder River Basin. Offsetting these increases were declines in the Midwest and Appalachia markets of $68.1 million and $53.8 million, respectively. Both regions were negatively impacted by mild winter weather that increased customer coal stockpiles, causing lower demand and pricing. The Midwest region declined primarily due to the closure and suspension of three high-sulfur mines in the current year, while results in Appalachia were hampered by price reductions for coal utilized by the export metallurgical market, and operating difficulties related to longwall panel development delays and adverse geological conditions. Finally, brokerage and trading revenues declined $33.5 million, mainly due to expiring contracts.

   Other Revenues. Other revenues improved $1.9 million compared to fiscal 1999. This increase is primarily due to a $13.0 million gain from a contract restructuring, as Black Beauty executed the buyout of a contract to provide capacity to meet a new long-term coal supply agreement and a $3.9 million gain on the settlement of a contract dispute in the fourth quarter of the current year, partially offset by the exclusion of $7.5 million of equity income in affiliates now consolidated by Black Beauty as discussed above. We cannot assure you we will be able to realize similar gains from future coal contract restructurings.

   Selling and Administrative Expenses. Selling and administrative expenses increased $15.6 million compared to fiscal 1999, to $95.3 million. This increase is the result of the inclusion of a full year of Black Beauty's operations vs. three months in the prior year (an increase of $9.9 million) and full year consolidation of Black Beauty affiliates previously mentioned.

   Operating Profit. Operating profit was $193.2 million for the year ended March 31, 2000, an increase of $17.6 million, or 10.0%. The impact of Black Beauty on the current year results increased operating profit $43.8 million, including a $13.0 million gain from the Black Beauty contract restructuring previously mentioned.

   Other regions showing year-over-year improvement were the Midwest ($15.0 million), Powder River ($13.2 million), and Australia ($12.8 million). The Midwest improved over the prior year as a result of lower reclamation costs occurring from a change in permitting requirements in the current year ($5.1 million), improved productivity and higher volume at the ongoing Midwestern operations, partially offset by lower volumes due to the closure/suspension of three mines in the current year. Powder River improved profit based upon higher pricing and higher demand for coal from our lowest cost, most efficient operations in the Powder River Basin. Australia experienced higher volumes due to higher customer demand, the contribution of results from the Moura Mine acquisition and the new Bengalla Mine, and higher profit from additional construction projects in the current year at their Mining Services division.

   Offsetting these increases were decreases in Appalachia ($32.1 million) and Southwest ($4.1 million). Profitability in Appalachia was directly impacted by soft market conditions and higher costs as a result of longwall panel development delays. The decline in the Southwest region is the result of higher operating expenses, primarily as a result of higher repair and maintenance expenses than in fiscal 1999, offset partially by higher volumes and a gain from the settlement of a customer contractual dispute of $3.9 million. In addition, income from brokerage and trading activities decreased $19.8 million, mainly as a result of lower volumes that were directly related to contract expirations. Finally, we experienced higher costs for past mining obligations due to the current year cost of mine closure and suspension in the Midwest, and $14.0 million in higher administrative costs as a result of the inclusion of Black Beauty and its affiliates.

   Interest Expense. Interest expense for the year ended March 31, 2000 was $205.1 million, an increase of $24.8 million, or 13.8%. Fiscal 1999 reflects acquisition-related indebtedness from the May 19, 1998 acquisition date forward. Also affecting the current year is the inclusion of $12.6 million of additional interest associated with Black Beauty.

   Interest Income. Interest income decreased $15.8 million from fiscal 1999, to $4.4 million. The decrease is primarily attributable to interest income from higher average cash balances held in fiscal 1999 in anticipation of the Black Beauty acquisition that occurred late in the prior fiscal year.

   Income Taxes. For fiscal year 2000, we recorded an income tax benefit of $141.5 million on a pretax loss from continuing operations of $7.4 million, compared to income tax expense of $7.5 million on pretax income from continuing operations of $15.4 million in fiscal 1999. The current year amount reflects a $144.0 million income tax benefit associated with an election to treat Peabody Natural Resources Company, a subsidiary of ours, as a corporation rather than a partnership for federal income tax purposes. This election, which became available through a change in tax law that occurred in December 1999, resulted in an increase in the tax basis in the entity's assets and eliminated the necessity for a deferred tax liability that had reflected the excess of the book basis in that subsidiary over the tax basis.

   Our effective book income tax rate is primarily impacted by two factors -- the percentage depletion tax deduction utilized by us and our United States subsidiaries that creates an alternative minimum tax situation, and the level of contribution by the Australian business to the consolidated results of operations, which is taxed at a higher rate than in the United States.

   Loss From Discontinued Operations. In fiscal year 2000, the discontinued operation had a net loss of $12.1 million, as compared to net income of $4.7 million in fiscal 1999. The decrease is largely the result of a decline in the number of power contract restructuring transactions completed in fiscal year 2000 as compared to fiscal 1999. In addition, the current year includes the estimated after-tax loss on disposal of Citizens Power of $78.3 million.

TOTAL FISCAL 1999 COMPARED WITH FISCAL YEAR ENDED MARCH 31, 1998

   Sales. For fiscal 1999, sales increased 9.8%, or $201.2 million, over the prior twelve-month period. Excluding Black Beauty's results, sales increased $120.5 million, or 5.9%. We experienced an increase of $114.4 million in broker transactions, and had sales improvements in the following United States mining operating regions -- Powder River ($19.1 million), Southern Appalachia ($20.4 million) and the Southwest region ($8.2 million).

   The increase in brokered coal activity relates primarily to higher export volumes, an increased emphasis on broker transactions, newly added capacity for brokered shipments and the realization of a full year of sales from agreements entered into late in fiscal 1998.

   With respect to the United States mining operations, Powder River experienced a 5.0% increase in sales volume from continued growth in demand for coal from this region, while Southern Appalachia sales volumes improved 13.0%, primarily due to longwall productivity increases as a result of capital improvements. Sales increases in the Southwest region are due mainly to improved pricing. Finally, the Midwest region declined $21.9 million due to the depletion and closing of a surface mine late in the prior fiscal year, lower shipments in the current year caused by customer unit outages for maintenance, and higher prior year sales due to a customer settlement.

   Sales in Australia declined $28.3 million versus the prior year, due to weaker demand, lower pricing and the effects of foreign currency translation.

   Other Revenues. Other revenues declined $71.7 million to $97.6 million for fiscal 1999, due mainly to $44.0 million in lower revenues from coal contract restructurings and $29.1 million in lower mining services revenues from Australia. We cannot assure you we will be able to realize similar gains from future coal contract restructurings.

   Operating Profit. For fiscal 1999, operating profit declined $85.2 million to $175.6 million. Operating profit from the United States mining operations improved by $59.9 million during the period, mainly as a result of improved results at the Powder River, Southern Appalachia and Southwest operating regions discussed above, and the inclusion of Black Beauty as a consolidated entity beginning with the fourth quarter of fiscal 1999. However, operating profit from Australia declined $9.2 million due to lower demand and prices for coal, lower mining services revenues and the effect of foreign currency translation.

   Additionally, the prior year results included $44.0 million of actuarial gains associated with certain employee-related liabilities that are non-recurring, $44.0 million in higher gains from coal supply contract restructurings mentioned above and $21.5 million in higher gains on the sale of property, plant and equipment. Current year results of operations include: $8.5 million of additional depletion and amortization associated with purchase accounting adjustments to write-up our net assets to fair value; $3.9 million of compensation expense associated with the grant of 554,125 shares of Class B common stock to certain members of management in conjunction with the May 19, 1998 acquisition of Peabody; $3.7 million in additional profit as a result of the successful resolution of billing disputes with a customer in Australia; changes in United States employee benefits that resulted in accrual reductions of $10.2 million; a reduction in cost from a multiemployer benefit plan refund of $2.6 million; a reduction in reclamation accruals of $2.7 million due to improved equipment efficiencies; and $3.9 million in additional income due to the monetization of a royalty stream in October 1998.

   Interest Expense. Interest expense increased $146.9 million for fiscal 1999. This increase is the result of the borrowings necessary to fund the acquisition on May 19, 1998, and higher borrowings in Australia to fund the construction of the Bengalla Mine.

   Income Taxes. Our effective book income tax rate for fiscal 1999 was 48.9%. The effective tax rate is primarily impacted by two factors -- the percentage depletion tax deduction utilized by us and our United States subsidiaries that creates an alternative minimum tax situation, and the level of contribution by the Australian business to the consolidated results of operations, which is taxed at a higher rate than in the United States. The effective tax rate for fiscal 1999 reflects tax expense in Australia not completely offset by tax benefits in the United States.

   Income From Discontinued Operations. Income from discontinued operations was $4.7 million in fiscal 1999, as compared to income of $1.4 million in fiscal year 1998. This increase is primarily related to a higher volume of asset restructuring transactions in the current year, and higher income from trading activities.

LIQUIDITY AND CAPITAL RESOURCES

   For fiscal year 2000, net cash provided by operating activities was $262.9 million, which includes $100.0 million in proceeds from the securitization of a portion of our trade accounts receivable in March 2000, and favorable cash flow from operations during the year. In March 2000, we completed a transaction to establish an accounts receivable securitization facility with a multi-seller commercial paper conduit. Proceeds from the transaction totaled $100.0 million and were applied to the repayment of long-term debt discussed above. The facility is supported by $100.0 million in 364-day back-up bank lines that are available to purchase accounts receivable if the conduit is unable to access commercial paper markets. We pay funding costs based on the discount or yield accrued on conduit commercial paper plus certain fees and expenses.

   Accounts receivable decreased $159.7 million from the prior year, primarily due to the $100.0 million sale of receivables discussed above, and the reclassification of Citizens Power's accounts receivable to "Net assets of discontinued operations."

   Assets from power trading activities and liabilities from power trading activities were reduced to zero in the current year as a result of the reclassification of Citizens Power to a discontinued operation.

   Assets from coal and emission allowance activities and liabilities from coal and emission allowance activities were $78.7 million and $75.9 million, respectively, as of March 31, 2000. The increase in these amounts is directly related to higher volumes of coal and emission allowance trading in the current year, as we have substantially increased our coal and emission allowance trading activity to respond to changes and opportunities in the deregulated electricity market.

   Deferred income taxes decreased $155.1 million compared to March 31, 1999. This decrease is primarily the result of the previously mentioned income tax benefit.

   Net cash used in investing activities was $185.4 million, primarily consisting of $63.3 million in acquisitions during the year, including $30.2 million for the Moura Mine and $8.0 million for an additional 3% interest in the Bengalla Mine in Australia, and $25.1 million related to several smaller mines purchased by Black Beauty. We also had $178.8 million of capital expenditures, a decrease of $16.6 million from fiscal 1999. We had $110.5 million of committed capital expenditures (primarily related to coal reserves and mining machinery) at March 31, 2000. It is anticipated these capital expenditures will be funded through available cash and credit facilities which are discussed in more detail below.

   Net cash used in financing activities was $205.2 million, as compared to $2,184.8 million of cash provided by financing activities in fiscal 1999. In fiscal year 2000, we reduced total debt by $466.2 million after considering the reclassification of $333.9 million of Citizens Power's debt to "Net assets of discontinued operations." The remaining decrease in total debt of $132.3 million relates to debt repayments during the current year of $210.0 million ($150.0 million of optional prepayments and other debt repayments of $60.0 million), partially offset by an additional $48.5 million of long-term debt related to previously unconsolidated affiliates of Black Beauty. Fiscal 1999 reflects a $480.0 million capital contribution and $1,817.4 million in borrowings to fund the acquisition of our predecessor company.

   As of March 31, 2000, we had total indebtedness of $2,076.2 million, consisting of the following:

        (In millions)
               Term loans under Senior Credit Facilities                                  $   690.0
               9.625% Senior Subordinated Notes due 2008 ("Senior Subordinated Notes")        498.7
               8.875% Senior Notes due 2008 ("Senior Notes")                                  398.9
               5.0% Subordinated Note                                                         180.3
               Senior unsecured notes under various agreements                                 99.3
               Project finance facility                                                        76.5
               Capital lease obligations                                                       27.9
               Other                                                                          104.6
                                                                                          ---------
                                                                                          $ 2,076.2
                                                                                          =========

The following table sets forth the mandatory prepayments of our indebtedness as of March 31, 2000:

(In millions)


                                                                         5.0%
                                                     SENIOR CREDIT   SUBORDINATED
               FISCAL YEAR                              FACILITY         NOTE         OTHER          TOTAL
               --------------------------------      -------------   ------------    --------       --------

               2001                                                     $ 20.0       $   38.1       $   58.1
               2002                                                       20.0           77.5           97.5
               2003                                                       20.0           41.7           61.7
               2004                                      $ 85.0           20.0           38.8          143.8
               2005                                        69.0           20.0           25.5          114.5
               2006 and thereafter                        536.0          140.0          924.6        1,600.6
                                                         ------         ------       --------       --------
                                                         $690.0         $240.0       $1,146.2       $2,076.2
                                                         ======         ======       ========       ========

   The senior credit facilities include a revolving credit facility that provides for aggregate borrowings of up to $200 million and letters of credit of up to $280 million. The revolving credit facility commitment matures in fiscal year 2005. We had no borrowings outstanding under the revolving credit facility during fiscal year 2000 or 1999. Interest rates on the revolving loans under the revolving credit facility are based on the Base Rate (as defined in the senior credit facilities), or LIBOR (as defined in the senior credit facilities) at our option. On October 1, 1998, we entered into two interest rate swaps to fix the interest cost on $500 million of long-term debt outstanding under the term loan facility. We will pay a fixed rate of approximately 7.0% on $300 million of such long-term debt for a period of three years ending October 1, 2001, and on $200 million of such long-term debt for two years ending October 1, 2000. As a result, 72% of amounts outstanding under the senior credit facilities are fixed at approximately 7.0% as of March 31, 2000.

   The revolving credit facility and related term loan facility also contain certain restrictions and limitations including, but not limited to, financial covenants that will require us to maintain and achieve certain levels of financial performance and limit the payment of cash dividends and similar restricted payments. In addition, the senior credit facilities prohibit us from allowing our restricted subsidiaries (which include all guarantors) to create or otherwise cause any encumbrance or restriction on the ability of any such restricted subsidiary to pay any dividends or make certain other upstream payments subject to certain exceptions. The indentures governing the senior notes and senior subordinated notes permit us and our restricted subsidiaries (which include all of our subsidiaries except Citizens Power and its subsidiaries) to incur additional indebtedness, including secured indebtedness, subject to certain limitations. In addition, among other customary restrictive covenants, the indentures prohibit us and our restricted subsidiaries from creating or otherwise causing any encumbrance or restriction on the ability of any restricted subsidiary that is not a guarantor to pay dividends or to make certain other upstream payments to us or any of our restricted subsidiaries (subject to certain exceptions). We were in compliance with all of the restrictive covenants of our loan agreements as of March 31, 2000.

   Certain of our subsidiaries maintain short term lines and other working capital borrowing facilities. Total commitments under such subsidiary facilities totaled $167 million and borrowings thereunder totaled $55 million at March 31, 2000. In addition, certain of our subsidiaries have long-term debt outstanding under various agreements. These agreements contain certain customary restrictive covenants including limitations on additional debt, dividends and investments.

OTHER

   Mine Closure. In October 1999, we suspended operations at our Marissa Operating Unit in Illinois. The Marissa Operating Unit, which shipped 4.4 million tons of coal in fiscal 1999, had attempted to secure additional business after its principal customer began shifting its supply to lower-sulfur coal from our Powder River operations. These efforts were unsuccessful, and as a result the mine was closed in December 1999. We do not anticipate a material adverse impact on our results of operations or financial position from the mine closure.

   Mine Suspensions. In addition, we suspended operations at our Lynnville and Hawthorn mines in Indiana in December 1999. The suspension of operations at these locations is not anticipated to materially affect the consolidated results of operations or financial position, as the primary customers of these mines have signed long-term coal supply agreements and will receive coal from another Peabody affiliate, Black Beauty. We periodically evaluate the possibility of suspending other mines due to market conditions. Such suspensions, if any, are not expected to have a material adverse impact on our results of operations or financial condition.

   Recent Accounting Pronouncements. In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires the recognition of all derivatives as assets or liabilities within the balance sheet, and requires both the derivatives and the underlying exposure to be recorded at fair value. Any gain or loss resulting from changes in fair value will be recorded as part of the results of operations, or as a component of comprehensive income or loss, depending upon the intended use of the derivative. The Financial Accounting Standards Board also issued SFAS No. 137, which defers the effective date of SFAS No. 133 to all fiscal quarters of fiscal years beginning after June 15, 2000 (effective April 1, 2001 for us). We are evaluating the requirements of SFAS No. 133 and have not determined the impact of adoption on the consolidated financial statements.

   Year 2000 Issue. The "Year 2000 Issue" is a term used to describe the problems created by systems that are unable to accurately interpret dates after December 31, 1999. These problems are derived predominantly from the fact that many software programs have historically categorized the "year" in a two-digit format.

   We have not experienced any significant impact on our systems or operations as a result of the Year 2000 Issue. The total cost incurred to prepare for the Year 2000 Issue was approximately $6.4 million, which includes $2.3 million for the purchase of new software and hardware that was capitalized and $4.1 million that was expensed as incurred.

   In addition, we have not encountered any significant problems with third parties such as our customers, suppliers, service providers and other business partners. However, if these or other third parties with which we conduct business experience lingering Year 2000 Issues, we could experience a material adverse impact on our results of operations and financial position.

FORWARD LOOKING STATEMENTS

   This document, the annual report and certain press releases and statements we make from time to time include statements of our and management's expectations, intentions, plans and beliefs that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are intended to come within the safe harbor protection provided by those sections. Forward looking statements involve risks and uncertainties, and a variety of factors could cause actual results to differ materially from our current expectations, including but not limited to those factors listed under "Risk Factors" and: coal and power market conditions and fluctuations in the demand for coal as an energy source; weather conditions; the continued availability of long-term coal supply contracts; railroad performance; foreign currency translation; changes in the government regulation of the mining and power generation industries; risks inherent to mining; changes in our leverage position; and the ability to successfully implement operating strategies.

TRADING ACTIVITIES

   We market and trade coal, emission allowances and energy-related commodities. We also market and trade electric power and energy-related commodities and provide services to the electric power industry through our subsidiary, Citizens Power, which as previously discussed is no longer a component of continuing operations. These activities give rise to market risk, which represents the potential loss that can be caused by a change in the market value of a particular commitment. Market risks are actively measured, monitored and controlled to ensure compliance with management policies. Polices are in place that limit the amount of total exposure we may enter into at any point in time. In addition, we have implemented procedures that allow us to measure, monitor and control all commitments and positions.

   Coal and emission allowance trading is accounted for using the fair value method, whereby financial instruments with third parties (such as forwards, futures, options and swaps) are reflected at market value in the consolidated financial statements.

NON-TRADING

Commodity price risk

   We manage our commodity price risk for non-trading purposes through the use of long-term coal supply agreements, rather than through the use of derivative instruments. Approximately 86% of our sales volume was sold under long-term coal supply agreements in fiscal year 2000.

   Certain products used in our mining activities are subject to price volatility. We use forward contracts to manage the volatility related to this exposure. Commodity price risk associated with these products used in our mining activities is not material to our consolidated financial position, results of operations or liquidity.

Interest rate risk

   We have exposure to changes in interest rates due to our existing level of indebtedness. As of March 31, 2000, we had $1.2 billion of fixed-rate borrowings and approximately $874 million of variable-rate borrowings outstanding. To minimize our exposure to changes in interest rates, we have entered into two interest rate swaps in the United States with a total notional amount of $500 million, and one interest rate swap in Australia with notional amount of $74 million.

Foreign currency risk

   Our Australian subsidiary, Peabody Resources, utilizes the
Australian dollar as its functional currency. Peabody Resources exports coal to the Asian market under United States dollar-denominated supply agreements, creating exposure to fluctuations in exchange rates upon subsequent translation of such export sales to United States dollars in the consolidated financial statements. Peabody Resources utilizes a combination of forward currency and option contracts to hedge the impact of these exchange rate fluctuations.

Sensitivity analysis of market risks

Foreign currency risk

   The net amount of our derivative financial instruments and foreign currency transaction exposure of approximately $212 million, after considering $215 million of existing foreign exchange contracts, has been subjected to an assumed 10% appreciation and 10% depreciation in the value of the Australian dollar versus the United States dollar over a period not exceeding the average expected maturity of the related foreign exchange contract. The resulting foreign exchange gain or loss would be approximately $21 million.

Interest rate risk

   After taking into account the interest rate swap transactions discussed above, a one percentage point increase in interest rates would result in an annualized increase to interest expense of approximately $3.0 million on our variable-rate borrowings. With respect to our fixed-rate borrowings, a one-percentage point increase in interest rates would result in a $12.9 million decrease in the fair value of such borrowings.

                       COAL INDUSTRY OVERVIEW

   The information provided in "Coal Industry Overview" regarding future coal consumption was obtained from the Energy Information Administration, the independent statistical and analytical agency within the U.S. Department of Energy, and Resource Data Institute. The assumptions upon which the Energy Information Administration's forecasts are based include, among other things, assumptions regarding trends in various economic sectors (residential, transportation, industrial, etc.), economic growth rates, technological improvements and demand for other energy sources and are described more fully in the Energy Information Administration's Annual Energy Outlook 1999. Resource Data Institute does not describe the assumptions upon which their projections are based. Although we believe that these sources are reliable, we cannot assure you that those projections will prove to have been correct. See "Risk Factors."

INTRODUCTION

   Coal is one of the world's major energy sources whose primary role is to provide fuel for the generation of electricity. According to the Energy Information Administration, in 1997 24% of the world's primary energy supply came in the form of coal and coal was responsible for approximately 38% of the world's electricity generation. In the United States, coal's share of the domestic primary energy supply was 32% in 1998, while coal's share of U.S. electricity generation has risen to 52% in 1999.

   The major coal producers in the world are China, the United
States, Russia, Ukraine, India and Australia, although coal is produced in some 60 countries worldwide. The United States enjoys the world's largest reserve base, with an estimated 27% of the world's recoverable bituminous and subbituminous coal reserves, followed by the former Soviet Union, China, India, South Africa and Australia. An estimated 70% of the world's fossil energy resources are in the form of coal.

   The U.S. coal industry operates under a highly developed regulatory regime which governs all mining and mine safety activities, including environmental issues and land reclamation after completion of mining activities. These include laws requiring that mined lands be restored to a condition equal to or better than that existing before mining. While inherently dangerous, coal mining in the United States has become a relatively safe occupation, relying on sophisticated technology and a skilled work force to become one of the safest, most productive coal markets in the world. See "Regulatory Matters."

   In recent years the coal industry has experienced significant gains in coal mine productivity, changes in air quality laws, growth in utility coal consumption and industry consolidation. According to the Energy Information Administration, the number of operating mines declined 52% over the last ten years, while overall coal production increased approximately 14%. During the same period, average coal mine productivity has nearly doubled due to changes in work practices, new technologies and an increase in production in Wyoming's Powder River Basin coal region, where thick, easily accessible coal seams result in high productivity. The overall productivity gains have contributed to stability in coal prices in recent years. A major trend in the industry has been the shift to low sulfur coal production, particularly in Wyoming's Powder River Basin, driven by the Clean Air Act Amendments, which imposed significant restrictions on sulfur dioxide emissions from coal-fired power plants.

COAL CHARACTERISTICS

   There are four types of coal: lignite, subbituminous, bituminous and anthracite. Each has characteristics that make it more or less qualified for different end uses. In general, coal of all geological composition is characterized by end use as either "steam coal" or "metallurgical coal," sometimes known as "met coal." Steam coal is used by utilities for electricity generation and by industrial facilities to produce steam, electricity or both. Metallurgical coal is refined into coking coal, which is used in the production of steel. Heat value and sulfur content, the most important variables in the profitable marketing and transportation of coal, determine the best end use of a particular type of coal.

   Heat Value

   The heat value of coal is commonly measured in British thermal units. A British thermal unit (Btu) is the amount of heat needed to raise one pound of water one degree Fahrenheit. Coal found in the eastern and midwestern regions of the United States tends to have a heat content ranging from 10,000 to 13,400 Btus per pound. Most coal found in the western United States ranges from 8,000 to 10,000 Btus per pound.

   Lignite is a brownish-black coal with a heat content that generally ranges from 6,500 to 8,300 Btus per pound. Major lignite operations are located in Texas, North Dakota, Montana and Louisiana. Lignite is used almost exclusively in power plants located adjacent to or near such mines because any transportation costs, coupled with mining costs, would render its use uneconomical. We do not have any lignite reserves.

   Subbituminous coal is a black coal with a heat content that ranges from 7,800 to 9,500 Btus per pound. Most subbituminous reserves are located in Montana, Wyoming, Colorado, New Mexico, Washington and
Alaska. Subbituminous coal is used almost exclusively by electric utilities and some industrial consumers. We have extensive subbituminous reserves in the Powder River Basin of Wyoming.

   Bituminous coal is a "soft" black coal with a heat content that ranges from 10,500 to 14,000 Btus per pound. This coal is located primarily in Appalachia, Arizona, the Midwest, Colorado and Utah, and is the type most commonly used for electric power generation in the United States. Bituminous coal is used for utility and industrial steam purposes, and as a feed stock for coke, which is used in steel production. All of the company's reserves in Arizona, Colorado, Illinois, Indiana, Kentucky and West Virginia, as well as its reserves in New South Wales, Australia, are ranked as bituminous coal.

   Anthracite coal is a "hard" coal with a heat content that can be as high as 15,000 Btus per pound. A limited amount of anthracite deposits is located primarily in the Appalachian region of Pennsylvania, and is used primarily for industrial and home heating purposes. We do not have any anthracite reserves.

   Sulfur Content

   Sulfur content can vary from seam to seam and sometimes within each seam. When coal is burned, it produces sulfur dioxide, the amount of which varies depending on the chemical composition and the concentration of sulfur in the coal. Low sulfur coal has a variety of definitions, but it is used in this document to refer to coal with a sulfur content of 1% or less by weight. Demand for low sulfur coal has increased, and is expected to continue to increase, as electric utilities strive to reduce sulfur dioxide emissions. Phase II requirements are expected to create additional demand for low sulfur coal. U.S. sulfur dioxide emissions from electric power generation have decreased 25% from 1980 levels, while U.S. coal consumption has increased 65%. See "Risk Factors--Risks Relating to the Company-- Government Regulation of the Mining Industry--Impact of Clean Air Act Amendments on Coal Consumption."

   Subbituminous coal typically has a lower sulfur content than bituminous coal, but some bituminous coal in southern West Virginia, eastern Kentucky, Colorado and Utah, also has low sulfur content.

   Higher sulfur coal can be burned in plants equipped with sulfur-reduction technology, as the scrubbing process reduces sulfur dioxide emissions by 50% to 90%. Plants without scrubbers can burn high sulfur coal by purchasing emission allowances on the open market, which allow the user to emit a ton of sulfur dioxide. Some older coal-fired plants have been retrofitted with scrubbers. Any new coal-fired generation built in the United States will likely use clean coal burning technology.

   Other Important Characteristics

   Ash. Ash is the inorganic residue remaining after combustion of coal. As with sulfur content, ash content varies from seam to seam. Ash content is also an important characteristic of coal because power plants must handle and dispose of ash following combustion.

   Moisture. Moisture content of coal varies by the type of coal, the region where it is mined and the location of coal within a seam. In general, high moisture content decreases the heat value and increases the weight of the coal, thereby making it more expensive to transport.

   Location/Ease of Extraction. It is generally easier to mine a coal seam that is thick and close to the surface. Typically, coal mining operations will begin at the part of the coal seam that is easiest and most economical to mine. In the coal industry, this characteristic is referred to as "low ratio." As the seam is mined, it becomes more difficult and expensive to mine because the seam either becomes thinner or protrudes more deeply into the earth, requiring removal of the material over the seam (the "overburden"). For example, many seams of coal in the Midwest are 5 to 10 feet thick and hundreds of feet below the surface. In contrast, seams in the Powder River Basin of Wyoming may be 80 feet thick and only 50 feet below the surface.

   Coking Properties of Metallurgical Coal. When some types of coal are super-heated in the absence of oxygen, they form a hard, dry, caking form of coal called coke, which is chiefly used in the steel production process as a fuel and reducing agent to smelt iron ore in a blast furnace.

COAL COSTS

   Cost Comparison of Fuel Types

   Coal generated 52% of the electricity in the United States in 1999. Coal attained this dominant market share because of its relatively low cost and its availability throughout the United States. On an average, all-in cost per megawatt-hour (MWh) basis, coal-fired generation is less expensive than electricity generated from natural gas or nuclear power. Hydroelectric power is inexpensive but is limited geographically and there are few suitable sites for new hydroelectric power dams.

   The table below illustrates the relative cost advantage of coal over some other power generation sources.<F1>

                                            1990<F2>          1998<F3>
                                            --------          --------
Coal                                         $20.06            $18.10
Nuclear                                       23.36             19.90
Hydro                                          3.04              3.68
Natural Gas                                   28.84             30.65

<F1>    Average annual generating costs per MWh produced for all U.S.
        power plants; costs are all-in and include the cost of fuel, depreciation of plant, and overhead and maintenance.
<F2>    Source: Research Data Institute PowerData, 1996, Federal Energy
        Regulatory Commission Form 1 Data.
<F3>    Source: Research Data Institute PowerData, 2000, Federal Energy
        Regulatory Commission Form 1 Data.

   Cost Structure

   Coal Prices

   Coal prices vary dramatically and are affected by a number of factors. Two general characteristics are particularly important; first, coal prices vary widely depending upon the region in which the coal is produced, and second, utility purchases of coal, in which both mine-mouth coal prices and transportation are considered, strongly influence other coal prices. Other factors that influence coal prices are geological characteristics such as seam thickness, overburden ratios and depth of underground reserves, transportation costs, regional coal production capacity relative to demand and coal quality characteristics such as heat value, ash, moisture and sulfur content. Powder River Basin coal is relatively inexpensive to mine, or $3 to $5 per ton, based on our estimates, because the seams are thick and typically close to the surface. As a result, open-cast mining methods are used. The large capital costs associated with dragline mining and truck and shovel mining (a dragline can cost up to $50 million) are amortized over millions of tons of coal produced. Powder River Basin mines are highly productive and labor is a much smaller component of the cost structure. Eastern U.S. coal is more expensive to mine, $15 to $25 per ton, based on our estimates, than western U.S. coal because it has a high percentage of underground coal and its surface coal tends to have thinner coal seams. Additionally, underground mining has higher labor, including reserves for labor benefits and health care, and capital costs, including modern mining equipment and construction of extensive ventilation systems, than those of surface mining.

   Industrial coal generally costs more to produce and is shipped in smaller volumes and thus is priced $3 to $5 per ton more than steam coal used by utilities. Metallurgical coal has higher carbon and lower ash content and is usually priced $4 to $10 per ton higher than steam coal produced in the same regions. Even higher prices are paid for special coking coal with low volatility characteristics. The following chart summarizes recent steam coal prices by supply region. As indicated, in 1997 steam coal prices ranged from $3 to $27 per ton, depending upon the quality and source region of the coal. The chart also indicates generally stable prices over the past three years, after a period in which average coal prices declined by 12% from 1990 to 1995, in nominal dollars.

                                              HISTORICAL STEAM COAL SPOT PRICES
                                      (Nominal Dollars per Ton, Free on Board at Mine)


                                                               POUNDS
                                                           SULFUR DIOXIDE
                                            BTUS PER         PER MILLION                                              ESTIMATED
      REGION/BASIN                           POUND              BTUS        1996           1997           1998           1999
-----------------------------               --------       --------------  ------         ------         ------       ---------
Central Appalachia                          >12,500          < or = 1.2    $26.35         $25.01         $26.93         $25.00
                                            >12,500          1.21--1.70     25.46          24.89          25.84          23.82
                                            >12,500          1.71--2.5      24.62          23.92          24.63          22.27
                                            <12,500          < or = 1.2     22.31          23.22          24.77          23.56
                                            <12,500          1.21--1.70     21.77          22.85          22.31          22.45
                                            <12,500          1.71--2.5      21.20          21.24          22.99          21.00

Northeastern Appalachia                     >12,750           1.2--2.5     $22.91         $24.12         $24.50         $23.46
                                            >12,750             >2.5        22.14          22.07          21.25          19.50

Illinois Basin                              >11,000             >2.5       $19.55         $19.69         $20.47         $18.85
                                            <11,000             >2.5        17.50          18.89          18.26          17.67

Southern Powder River Basin                  >8,800          < or = 1.2    $ 4.27         $ 4.04         $ 4.45         $ 4.83
                                             <8,800          < or = 1.2      3.23           3.25           3.34           3.70

Northern Powder River Basin                  >8,800          < or = 1.2    $ 6.24         $ 6.14         $ 6.50         $ 6.00

Four Corners                                 >9,500          < or = 1.2    $15.80         $17.56         $15.66         $15.90

Source:  Research Data Institute, Outlook for Coal & Competing Fuels, Winter 1998-1999 and 1999-2000.

   Transportation

   Coal for domestic consumption is generally sold at the mine and transportation costs are normally borne by the purchaser. Export coal is usually sold at the loading port, and coal producers are responsible for shipment to the export coal-loading facility and the buyer pays the ocean freight. Coal for electricity generation is purchased on the basis of its delivered cost per million Btus. Most utilities arrange long-term shipping contracts with rail or barge companies to assure stable delivered costs.

   Transportation is often a large component of the buyer's cost. Although the customer pays the freight, transportation cost is still important to coal mining companies because the customer may choose a supplier largely on the cost of transportation. According to the National Mining Association, in 1997, approximately 75% of all U.S. coal was shipped by rail or barge, making these modes the keys to domestic coal distribution. Trucks and overland conveyors are used to haul coal over shorter distances, while lake carriers and ocean colliers move coal to export markets, although some domestic coal is shipped over the Great Lakes. Railroads move more coal than any other commodity, and in 1998 coal accounted for 23% of total U.S. rail freight revenue and more than 46% of total freight tonnage. Most coal mines are served by a single rail company, but much of the Powder River Basin is served by two competing rail carriers, the BNSF (Burlington Northern/Santa Fe) and the Union Pacific. Rail competition in this major coal producing region is important, since rail costs constitute up to 75% of the delivered cost of Powder River Basin coal in remote markets. Rail rates for the Powder River Basin are lower when evaluated on a ton per mile basis because the relatively flat and straight rail routes out of the region allow heavily loaded trains to operate with less manpower and locomotive power than rail routes in other regions.

COAL REGIONS

   Coal is mined from coalfields throughout the United States, with the major production centers located in the Powder River Basin, Central Appalachia, Northern Appalachia, the Illinois Basin and in other western coalfields. We operate mines in all of these major coal producing regions.

   Powder River Basin

   The Powder River Basin contains some of the most attractive coal reserves in the world. The Powder River Basin covers more than 12,000 square miles in northeastern Wyoming and 7,000 square miles in southeastern Montana. Demonstrated coal reserves total approximately 165 billion tons. Quality varies between lignite and subbituminous, with current production of subbituminous coal averaging 9,100 Btus per pound and 0.5% sulfur in Montana, to 8,600 Btus per pound and 0.3% sulfur in Wyoming. The mines just north and south of Gillette, Wyoming, are categorized as southern Powder River Basin mines. The coal in the southern Powder River Basin is ranked as subbituminous with an extremely favorable sulfur content.

   Production in the southern Powder River Basin has increased from approximately 7 million tons in 1970 to 317 million tons in 1999, and now accounts for over 30% of U.S. electric utility coal consumption by volume. The southern Powder River Basin has grown into the largest coal supply region in the United States. From 1990 to 1999, the region's compounded annual production growth rate was 7.7% compared to an overall compounded annual production growth rate of 1.6% for the total U.S. coal industry. The southern Powder River Basin markets 98% of its coal to U.S. electric utilities, principally in the region between the Rocky Mountains and the Appalachian Mountains. We have three active mining operations in the Powder River Basin: one in Montana and two in northeastern Wyoming.

   Central Appalachia

   Central Appalachia contains coalfields in eastern Kentucky, southwestern Virginia and central and southern West Virginia. Production in Central Appalachia has decreased slightly from approximately 386 million tons in 1990 to 262 million tons in 1999. Production declined in all major sections of Central Appalachia except for southern West Virginia, which has grown due to the expansion of more economically attractive surface mines. The region has experienced significant consolidation in the last several years due to modest demand growth and strong competition from western coal. Central Appalachian operations market approximately 60% of their coal to electrical utilities, principally in the South Atlantic region. Central Appalachia also sells extensively to the export market and industrial customers. Geologic conditions in Central Appalachia led to the creation of over 100 significant coal-beds, 60 of which are currently mined. A variety of mining techniques are used as seams are found on mountaintops and below valley floors. The coal of Central Appalachia has an average heat content of 12,500 Btus per pound and is generally low sulfur. We operate five underground mines in southern West Virginia producing low sulfur steam and metallurgical coal.

   Northern Appalachia

   High and medium sulfur coal is found in the Northern Appalachian coalfields of western Pennsylvania, southeastern Ohio and northern West Virginia. Coal demand in the region has increased slightly in recent years and, according to Research Data Institute, is expected to remain stable. Production in the region was approximately 141 million tons in 1999, up from 136 million tons in 1995. Much of the production in this region is concentrated in a few highly productive longwall mining operations in southeastern Pennsylvania and northern West Virginia. Despite its medium sulfur content of 1.5% to 2.0% sulfur, coal from the Pittsburgh seam produced from these mines is considered attractive to utility coal customers because of its high heat content, or approximately 13,000 Btus per pound. We operate one mine in this region.

   Illinois Basin

   The Illinois Basin is approximately 48,000 square miles in aerial extent under most of Illinois, western Indiana and western Kentucky. The area has experienced significant consolidation in the last several years. The Illinois Basin is a declining production center due to the region's relatively high sulfur coal and competition from lower sulfur western coal. Production in the Illinois Basin peaked at 141 million tons in both 1984 and 1990. Since 1990, production has decreased by 29% due to displacement by lower sulfur, lower cost coal. In 1996, production stabilized in several of the Illinois Basin's sub-regions, including Central Illinois, due to stabilizing demand and limited capacity. Illinois Basin production is marketed primarily to local utility and industrial customers. The Southwestern Illinois sub-region has an expanded customer base, including "scrubbed" utilities in Indiana and Florida. Demonstrated reserves total an estimated 120 billion tons of bituminous coal. The coal seams dip toward the center of the basin and outcrop along its border. Approximately 20 coal seams have been identified in the region. Current production quality ranges from 10,000 to 12,500 Btus per pound and 1% to 4% sulfur, with production averaging 11,300 Btus per pound and 2.6% sulfur. We have extensive reserves and nine active mining operations (four surface mines and five underground mines) in the Illinois Basin coal region: six in western Kentucky, two in Indiana and one in Illinois. In addition, the company has a 81.7% interest in Black Beauty, Indiana's largest coal producer.

   Western Bituminous Coal Regions

   The western bituminous coal regions include the Hanna Basin in Wyoming, the Uinta Basin of northwestern Colorado and Utah, the Four Corners Region in New Mexico and Arizona and the Raton Basin in southern Colorado. These regions produce high quality, low sulfur steam coal for selected markets in the region, for export through West Coast ports and for shipments to some Midwestern power plants for which Powder River Basin's subbituminous coals are not suitable. Production in these regions has increased from 104 million tons in 1995 to 112 million tons in 1999. We have extensive reserves in these regions, as well as four operating mines.

   Lignite Production Regions

   Lignite is mined in North Dakota, Texas and Louisiana. We do not have any lignite reserves.

   Australia

   The location and quantity of coal reserves in Australia are also well established, and economical coalfields have been identified in all states in Australia except Tasmania and the Northern Territory. The majority of Australia's coal reserves have high heat content, are low sulfur and are located near ocean ports, making Australia the world's leading coal exporter, exporting primarily to the Pacific Rim. The majority of Australian coal production is concentrated in the Bowen Basin in Queensland, in the Hunter River Valley and Southern coalfields of New South Wales and in Northern Victoria. We operate four mines in New South Wales.

   World Coal Production

   Global coal production was approximately 5.2 billion tons in 1997, according to the Organization for Economic Cooperation and Development and the International Energy Agency. The leading producers, in order of volume, are China, the United States, the former Soviet Union (primarily Russia and Ukraine), India and Australia, although coal is produced in many countries. According to the Energy Information Administration world coal consumption will increase 44% between 1996 and 2020. Because coal is used primarily as a fuel for the generation of electricity (coal is currently responsible for 38% of worldwide electricity generation), the growth in coal demand is being driven by worldwide electricity demand, which is projected to increase by 67% between 1995 and 2020, according to the Energy Information Administration. Much of this growth is projected to occur in the developing countries of Asia and the Pacific Rim.

COAL MINING TECHNIQUES

   Coal mining operations commonly use four distinct techniques to extract coal from the ground. The most appropriate technique is determined by coal seam characteristics such as location, logistics and recoverable reserve base. Drill hole data are used initially to define the size, depth and quality of the coal reserve area before committing to a specific extraction technique. All coal mining techniques rely heavily on technology; consequently, technological improvements have resulted in increased productivity. The four most common mining techniques are continuous mining, longwall mining, truck and shovel mining and dragline mining.

   Continuous Mining. Continuous mining is an underground mining method in which main airways and transportation entries are evacuated and remote-controlled continuous miners extract coal from "rooms," leaving "pillars" to support the roof. Shuttle cars are used to transport coal from the face to the conveyor belt for transport to the surface. This method is often used to mine smaller coal blocks or thin seams and seam recovery is typically approximately 50%. Productivity for continuous mining averages 25 to 50 tons per manshift.

   Longwall Mining. Longwall mining is an underground mining method that uses hydraulic jacks or shields, varying from five feet to 12 feet in height, to support the roof of the mine while a mobile cutting sheerer advances through the coal. Chain belts then move the coal to a standard deep mine conveyer system for delivery to the surface. Continuous mining is used to develop access to long rectangular panels of coal which are then mined with longwall equipment, allowing controlled subsidence behind the advancing machinery. Longwall mining is highly productive, but it is effective only for large blocks of medium to thick coal seams. High capital costs associated with longwall mining demand a large, contiguous reserve base. Seam recovery using longwall mining is typically 70% and productivity averages 48 to 80 tons per manshift.

   Truck and Shovel Mining. Truck and shovel mining is an open-cast method which uses large electric-powered shovels to remove overburden which is used to backfill pits after the coal is removed. Shovels load coal in haul trucks for transportation to the preparation plant or rail loadout. Seam recovery using the truck and shovel method is typically 90%. Productivity depends on equipment, geological composition and mining ratios and varies between 250 to 400 tons per manshift in the Powder River Basin and 30 to 80 tons per manshift in eastern U.S. regions.

   Dragline Mining. Dragline mining is an open-cast method which uses large capacity electric-powered draglines to remove overburden to expose the coal seams. Shovels load coal in haul trucks for transportation to the preparation plant and then to the rail loadout. Truck capacity can range from 80 to 300 tons per load. Seam recovery using the dragline method is typically 90% or more and productivity levels are similar to those for truck and shovel mining.

   Once the raw coal is mined, it is often crushed, sized and washed in preparation plants where the product consistency and heat content are improved. This process involves crushing the coal to the required size, removing impurities and, where necessary, blending with other coal to match customer specification. A coal mine's yield is defined as the ratio of clean output tonnage to raw material tonnage.

TECHNOLOGY

   Coal mining technology is continually evolving, improving, among other things, underground mining systems and larger earth-moving equipment for surface mines. For example, longwall mining technology has increased the average recovery of coal from large blocks of underground coal from 50% to 70%. At larger surface mines, haul trucks have capacities of 240 to 320 tons, which is nearly double the maximum capacity of the largest haul trucks used a decade ago. This increase in capacity, along with larger shovels and draglines, has increased overall mine productivity. According to Energy Information Administration data, overall coal mine productivity, measured in tons produced per manshift, has increased 120% from 1985 to 1997.

COAL MARKETS

   World Coal Market

   Approximately 5.0 billion tons of coal were consumed worldwide in 1995. According to the Energy Information Administration's International Energy Outlook 1999, demand is expected to grow at 1.6% per year through 2015. Coal demand in developing nations is expected to grow at roughly eight times that in industrialized nations. The chart below illustrates historical and projected coal demand.

                                             TOTAL WORLD CONSUMPTION, 1995-2015

                                                                                                                       1995-2015
REGION                                      1995          2000P          2005P          2010P          2015P             CAGR
----------------------------------         -----          -----          -----          -----          -----           ---------
                                                                           (TONS IN MILLIONS)
Industrialized                             2,710          2,796          2,818          2,789          2,770              0.1%

Developing                                 2,310          2,616          3,098          3,592          4,075              3.0%
                                           -----          -----          -----          -----          -----
   Total                                   5,020          5,412          5,916          6,381          6,845              1.6%
                                           =====          =====          =====          =====          =====

Source:  Energy Information Administration, International Energy Outlook 1999.

   U.S. Market

   Approximately 1.1 billion tons of coal were consumed in the United States in 1999 and, according to Research Data Institute's Outlook for Coal & Competing Fuels Winter 1999-2000, domestic consumption is expected to grow at 1.1% annually from 2000 through 2015. Domestic utility demand for coal, currently 87% of domestic consumption, is projected to increase at an average annual rate of 0.7% from 1999 to 1.0 billion tons in 2020. Overall, coal use at coke plants and steel mills is projected to decrease.

                                  HISTORICAL AND PROJECTED U.S. COAL CONSUMPTION, 1996-2015

                                                                                                                         CAGR
SECTOR                         1996           1999           2000P          2005P          2010P          2020P        1996-2015
------                         -----          -----          -----          -----          -----          -----        ---------
                                                                     (TONS IN MILLIONS)
Utility                          873            895            901            940            976          1,042          0.7 %

Industrial                        68             70             70             69             67             65         (0.2)%

Non-Utility Generators            22             24             25             25             25             25          0.5 %

Coke Plants/Steel Mills           37             33             34             26             23             22          2.1 %
                               -----          -----          -----          -----          -----          -----
   Total Domestic              1,000          1,022          1,035          1,159          1,189          1,220          0.6 %

Export                            91             59             56             57             58             60         (1.7)%
                               -----          -----          -----          -----          -----          -----
   Total                       1,091          1,081          1,091          1,125          1,495          1,214          0.4 %
                               =====          =====          =====          =====          =====          =====

Source:  Research Data Institute, Outlook for Coal & Competing Fuels, Winter 1998-1999.

   U.S. Electricity Market

   As the table below indicates, coal generated 52% of the electricity in the United States in 1999.

                 DOMESTIC ELECTRICITY FUEL SOURCES COMPARISON

                                    1990           1996           1999
                                    ----           ----           ----
            Coal                     55%            56%            52%

            Nuclear                  21             22             20

            Hydro                    10             11              8

            Natural Gas               9              9             15

            Other                     5              2              5
                                    ----           ----           ----
               Total                100%           100%           100%
                                    ====           ====           ====

Source:  Energy Information Administration Monthly Energy Review.

   The domestic coal industry's principal end market users are domestic electric utilities. According to Research Data Institute, these utilities are expected to experience a growing demand for coal as demand for electricity increases. Coal-fired generation is used in most cases to meet base-load requirements, so coal use generally grows at the pace of electricity growth. However, in recent years, coal's share of the generation market has gradually increased due to its relative low cost. Although it is anticipated that few, if any, new coal-fired generation plants will be built, coal-fired plants can still take market share (or at least maintain market share in a growing market) due to the potential for increased capacity utilization. In aggregate, domestic coal-fired plants currently run at 67% capacity utilization (optimal sustainable capacity utilization is 85% for a typical plant, though most can run at higher rates for short periods). By 2010, coal-fired plants would have to run at approximately 82% of capacity, assuming all the same plants were running at today's efficiency levels and that market share remains constant. Gas-fired electricity generation, which is used for intermediate and peak-load demand, is anticipated to gain market share at the expense of nuclear generation, or where peak-load capacity is needed.

   Over the past several years, largely as a result of sulfur dioxide gas emissions limitations mandated by the Clean Air Act, demand has shifted toward lower sulfur coal.

   Regional Coal Markets

   In 1995, Phase I of the Clean Air Act required high sulfur coal plants to reduce their emissions of sulfur dioxide. As a result of large-scale switching to very low sulfur Powder River Basin coal, many Phase I-affected plants overcomplied with the sulfur dioxide requirements, creating a surplus of emission allowances. This industry-wide surplus led to the formation of a market for sulfur dioxide emissions credits. In 2000, Phase II of the Clean Air Act will tighten restrictions on sulfur emissions from 2.5 to 1.2 lbs. of sulfur dioxide per million Btus or lower. Surplus emission credits from Phase I will allow some generators to delay retrofitting old plants with expensive scrubbers. Eventually, owners of these plants will have to retrofit or switch to Phase II compliance coal, most likely Powder River Basin or other western low sulfur coal, as the following exhibit indicates.

                                                   U.S. COAL DEMAND BY PRODUCTION REGION<F1>

                                                                                                                         1996-2020
                                  1996           1999P          2000P          2005P          2010P          2020P          CAGR
                                  ------------------------------------------------------------------------------------------------
                                                                       (TONS IN MILLIONS)
Northern Appalachia                 155            150            145            146            158            167          0.3 %

Central/Southern Appalachia         310            286            281            266            264            276         (0.5)%

Illinois Basin                      118            107             96             93             94             99         (0.7)%

Southern Powder River Basin         258            296            333            394            410            448          2.3 %

Northern Powder River Basin          38             40             38             37             36             40          0.2 %

Other Western United States         106            111            108            107            108            111          0.2 %

Lignite                              90             84             80             73             68             62         (1.5)%

Other                                10              8              8              9              9             10           --
                                  -----          -----          -----          -----          -----          -----
   Total                          1,085          1,082          1,089          1,125          1,147          1,213          0.5 %
                                  =====          =====          =====          =====          =====          =====

Source:  Research Data Institute Outlook for Coal & Competing Fuels, Winter 1999-2000.
<F1>   Does not equal consumption due to imports and changes in stockpiles.

   According to Standard & Poor's DRI World Energy Service--U.S.
Outlook Fall 1997, to date, the majority of the utilities affected by the Clean Air Act Amendments have chosen to switch to low sulfur coals at the expense of high sulfur coal due to the high cost of scrubbers and the availability of low cost, low sulfur coal in the Powder River Basin.

Export Market

   The international coal trade outlook for exporters is shown below.

                      EXPORT MARKET--THE INTERNATIONAL COAL TRADE OUTLOOK FOR EXPORTERS
                                                           IMPORTERS
                 --------------------------------------------------------------------------------------------
                                     1995 ACTUAL                                     2020 PROJECTED
                 --------------------------------------------    --------------------------------------------
EXPORTERS         EUROPE        ASIA       OTHER       TOTAL      EUROPE        ASIA       OTHER       TOTAL
                 --------      ------     -------     -------    --------      ------     -------     -------
                                                        (TONS IN MILLIONS)
Australia             22         120           8         150          44         233          12         289
United States         53          18          18          89          22           7          29          58
South Africa          41          21           4          66          47          46           2          95
South America         17           0           9          26          38           0          30          68
Canada                 5          27           6          38           9          24           3          36
China                  3          24           1          28           0          53           0          53
Other                 39          38          11          88          24          85           0         109
                 --------      ------     -------     -------    --------      ------     -------     -------
Total                180         248          57         485         184         448          76         708
                 ========      ======     =======     =======    ========      ======     =======     =======

Source: Energy Information Administration International Energy Outlook, 1997 & 2000.

   As shown in the above table, according to the Energy Information Administration, the international market for coal is predicted to expand. The primary beneficiaries from this expansion will be Australia, which serves the growing Asian markets, and the new, low sulfur coal producers such as Indonesia, Colombia and Venezuela. The largest growth in coal use is projected to come from Indonesia, India and China, which have extensive coal reserves and are currently investing heavily in new generating plants. The Pacific Rim countries, namely Japan, Taiwan and Korea, are forecast to have some of the fastest growing import demand for coal through 2020; consequently, the countries supplying this area will benefit from this growth. Australia's exports are expected to increase by over 93% during this period, linked primarily to this demand. The demand for metallurgical coal in the international export market has historically been higher than the demand for steam coal. However, metallurgical coal's share of total world coal export market is projected to fall from its 1995 level of 40% to 31% by 2020 as the demand for steam coal by electric utilities is projected to increase more rapidly than the demand for metallurgical coal.

                              BUSINESS

OVERVIEW

   We are the world's largest coal company. In addition to being the world's largest producer and marketer of coal, we are engaged in coal and emission allowance trading, coal contract restructurings, transportation services and we generate revenues from our substantial property holdings. During the past decade, we have transformed from a largely high sulfur, high-cost coal producer to a producer and marketer of predominantly low sulfur, low-cost coal from operations in the United States and Australia.

   For the year ended March 31, 2000, we sold 190.3 million tons of coal worldwide. These products were used to generate more than 9% of the electricity in the United States and more than 2.5% of the world's electricity. Our share of the U.S. coal market was approximately 16.0% in calendar 1999. We have approximately 10.0 billion tons of proven and probable coal reserves, the largest reserve base of any coal-producing company in the United States.

   We currently own interests in more than 35 active mines in the United States and Australia, and also sell coal produced by third-party contractors and suppliers. In fiscal year 2000, we produced approximately 62% of our coal in the Western United States, 32% from the eastern half of the United States and 6% from Australia. Peabody's coal production in the Western United States has grown from 37 million tons in 1990 to 118 million tons in fiscal year 2000. Our highly productive western operations produce low sulfur coal that utilities utilize to comply with the more stringent standards resulting from the Clean Air Act.

   Our large and diverse customer base includes more than 300 electricity generating plants and industrial customers in the United States as well as steam and metallurgical coal customers in 17 other countries. In fiscal year 2000, we supplied 93% of our United States production to United States electric utilities, 4% to the export market and 3% to the United States industrial sector.

COMPANY HISTORY

   Peabody, Daniels and Co. was founded in 1883 as a retail coal supplier, entering the mining business in 1888 as Peabody & Co. with our first mine in Illinois. In 1926, Peabody Coal Company was listed on the Chicago Stock Exchange and, beginning in 1949, on the New York Stock Exchange. In 1955, Peabody Coal Company, primarily an underground mine operator, merged with Sinclair Coal Company, a major surface mining company. In 1968, Peabody Coal Company was acquired by Kennecott Copper Company. In 1977, it was sold to Peabody Holding Company, which was formed by a consortium of companies.

   In July 1990, Hanson acquired Peabody Holding Company. In February 1997, Hanson spun off its energy-related businesses, including Eastern Group and Peabody Holding Company, into The Energy Group, plc. The Energy Group was a publicly traded company in the United Kingdom and its American Depository Receipts (ADR's) were publicly traded on the New York Stock Exchange. On May 19, 1997, The Energy Group, through Peabody, purchased Citizens Power, a leading power marketer.

   On May 19, 1998, Lehman Brothers Merchant Banking Partners II L.P., an affiliate of Lehman Brothers Inc., purchased Peabody Holding
Company and its affiliates, Peabody Resources Limited (Peabody
Resources) and Citizens Power LLC, now collectively called the Peabody Group. The transaction coincided with the purchase by Texas Utilities of the remainder of The Energy Group.

   During the 1980s, Peabody grew through expansion and acquisition, opening the North Antelope Mine in Wyoming's coal-rich Powder River Basin in 1983 and the Rochelle Mine in 1985. In 1984, we acquired the West Virginia coal properties of ARMCO Steel and the following year purchased Coal Properties Corp. and Eastern Associated Coal Corp., which included seven operating mines and substantial low sulfur coal reserves in West Virginia.

   From 1993 to 2000, we made 16 major acquisitions. In 1993, interests in three mines in New South Wales, Australia, were acquired from Costain Group in anticipation of the growing Pacific Rim market for coal. The properties included 100% ownership of the Ravensworth Mine, a 50% interest in the Narama Mine and a 28.75% interest in the Warkworth Mine, subsequently raised to 43.75%. We also subsequently developed a fourth mine, Bengalla, which began shipments in early 1999. Our interest in the Bengalla joint venture was raised from 35% to 37% in 1998 and to 40% in 2000.

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   In 1993 we also acquired the Lee Ranch Mine in New Mexico. The following year, we purchased a one-third ownership in Black Beauty Coal Company (Black Beauty), Indiana's largest coal producer. We increased our interest in Black Beauty to 43.3% in February 1998 and to 81.7% in January 1999. Black Beauty acquired Catlin Coal Company in 1999 and acquired an additional 25% of Arclar Coal Company in 2000.

   In 1994, we acquired the Caballo and Rawhide mines in Wyoming's Powder River Basin from Exxon Coal USA Inc. This acquisition, along with the expansion of the North Antelope and Rochelle Mines, positioned Peabody as the leading producer in the Powder River Basin, the nation's largest and fastest growing coal region. Our sales volume from the Powder River Basin increased from 31 million tons in 1993 to 96 million tons in fiscal year 2000.

   In August 1999, we purchased a 55% interest in the Moura Mine in Queensland, Australia. The Moura Mine supplies a range of steam and metallurgical coals to Asia-Pacific customers and operates a coalbed methane extraction operation.

   Since 1990, our coal sales volume has grown from approximately
93 million annual tons to approximately 190 million annual tons, an increase of 104%.

OUR BUSINESSES

COMMERCIAL OPERATIONS

   Our sales and marketing operations, Peabody COALSALES and Peabody COALTRADE, sell coal produced by our large, diverse portfolio of operations, broker coal sales of other producers to third parties (both as a principal and as an agent), trade coal and emission allowances, and provide coal contract restructuring services and transportation services. Total coal sales volume for fiscal year 2000 was 190.3 million tons.

RESOURCE MANAGEMENT

   We hold approximately 10.0 billion of proven and probable coal reserves worldwide. Our Resource Management group constantly reviews this reserve base to generate revenues through the sale of non-strategic coal reserves and surface land. In addition, revenue is generated through royalties from coal reserves leased to third parties, and farm income from surface land under third party contracts. The Resource Management group is also actively pursuing opportunities in the area of coalbed methane extraction in the United States through a new subsidiary, Peabody Natural Gas, LLC.

MINING OPERATIONS

   The following provides a description of the operating characteristics of the principal mines and reserves of each of our United States and Australian operating units and affiliates.

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                         U. S. OPERATIONS

                              [MAP]

UNITED STATES

   Within the United States, operations are divided into four operating regions: Powder River Basin; Southwest; Appalachia and
Midwest.

POWDER RIVER BASIN OPERATIONS

   We control approximately 3.5 billion tons of coal reserves in the southern Powder River Basin, the largest and fastest growing major U.S. coal-producing region. We own and manage three low sulfur, non-union surface mining complexes in Wyoming that sold approximately 96.1 million tons of coal in fiscal year 2000, or approximately 50% of our total coal sales. The North Antelope/Rochelle and Caballo mines are serviced by both major western railroads, the Burlington Northern/Santa Fe and Union Pacific. The Rawhide Mine, which was idled in fiscal year 1999, is serviced by the Burlington Northern/Santa Fe railroad only.

   Our Wyoming Powder River Basin reserves are classified as surface mineable, subbituminous coal with seam thickness varying from 70 to 105 feet. The sulfur content of the coal in current production ranges from 0.2% to 0.4% and the heat value ranges from 8,250 to 8,900 Btus per pound.

   We also operate the Big Sky Mine in Montana in the northern Powder River Basin. Coal from this mine is shipped to customers in the upper Midwest by the Burlington Northern/Santa Fe railroad.

North Antelope/Rochelle

   The North Antelope/Rochelle Mine is located 65 miles south of Gillette, Wyoming. The mine is the largest surface mine and one of the most productive in the United States, selling 69.3 million tons during fiscal year 2000. The North

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Antelope/Rochelle Mine produces premium quality coal with a sulfur content averaging 0.20% and a heat value ranging from 8,500 to 8,900 Btus per pound. It produces the lowest sulfur coal in the United States, using a dragline along with five truck-and-shovel fleets to uncover the coal.

Caballo

   The Caballo Mine is located 20 miles south of Gillette, Wyoming. In fiscal year 2000, it sold approximately 26.8 million tons of low sulfur coal. Caballo is a truck and shovel operation with a coal handling system that includes two 12,000-ton silos and two 11,000-ton silos.

Big Sky

   The Big Sky Mine is located in the northern end of the Powder
River Basin near Colstrip, Montana and uses dragline mining equipment. The mine sold 2.5 million tons of low sulfur coal in fiscal year 2000. The coal is shipped by rail to several major electric utility customers in the upper Midwestern United States. This mine is near the exhaustion of its economically recoverable reserves and may be closed in the next several years, depending upon market and mining conditions. Hourly workers at the Big Sky Mine are members of the United Mine Workers of America.

Southwestern Operations

   We own and manage two mines in Arizona and one each in Colorado and New Mexico. Each supply low sulfur coal under long-term coal supply agreements to electricity generating stations in the region. Together, these mines sold 19.2 million tons of coal in fiscal year 2000.

Black Mesa

   The Black Mesa Mine, which is located on the Navajo Nation and Hopi Tribe reservations in Arizona, uses two draglines and sold
4.6 million tons of coal in fiscal year 2000. Its coal is crushed, mixed with water and then transported 273 miles through the underground Black Mesa Pipeline to the Mohave Generating Station near Laughlin, Nevada operated by Southern California Edison. The mine and the pipeline were designed to deliver coal exclusively to the power plant, which has no other source of coal. The Mohave coal supply agreement extends until 2005. Hourly workers at this mine are members of the United Mine Workers of America.

Kayenta

   The Kayenta Mine is adjacent to the Black Mesa Mine and uses three draglines in three mining areas. It sold approximately 8.5 million tons of coal in fiscal year 2000. The coal is crushed, then carried 17 miles by conveyor belt to storage silos where it is loaded on to a private rail line and transported 83 miles to the Navajo Generating Station, operated by the Salt River Project near Page, Arizona. The mine and the railroad were designed to deliver coal exclusively to the power plant, which has no other source of coal. The Navajo coal supply agreement extends until 2011. Hourly workers at this mine are members of the United Mine Workers of America.

Seneca

   The Seneca Mine near Hayden, Colorado shipped 1.4 million tons of low sulfur coal in fiscal year 2000, operating with two draglines in two separate mining areas. The mine's coal is hauled by truck to the nearby Hayden Generating Station, operated by Public Service of Colorado, under a coal supply agreement that extends until 2011. Hourly workers at this mine are members of the United Mine Workers of America.

Lee Ranch Coal Company

   The Lee Ranch Mine, located near Grants, New Mexico, sold approximately 4.7 million tons of low sulfur coal in fiscal year 2000. Lee Ranch shipped the majority of its coal to two customers in Arizona and New Mexico under coal supply agreements extending until 2010 and 2014, respectively. Lee Ranch is a non-union surface mine that uses a combination of dragline and truck-and-shovel mining techniques.

Appalachia Operations

   We own and manage five operating units and related facilities in West Virginia. In fiscal year 2000, these operations sold approximately
16.8 million tons of mid to low sulfur steam and metallurgical coal to customers in the United States and abroad. Hourly workers at these operations are members of the United Mine Workers of America.

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Big Mountain/Robin Hood Operating Unit

   The Big Mountain/Robin Hood Operating Unit is based near Prenter, West Virginia. In fiscal year 2000, the Big Mountain No. 16 and Robin Hood No. 9 mines sold approximately 2.3 million tons of steam coal. Both are underground mines using continuous mining equipment. Processed coal is loaded on the CSX railroad.

Harris Operating Unit

   The Harris Operating Unit consists of the Harris No. 1 Mine near Bald Knob, West Virginia, which sold approximately 3.0 million tons of low sulfur coal in fiscal year 2000. This mine uses both longwall and continuous mining equipment.

Rocklick Operating Unit and Contract Mines

   The Rocklick preparation plant, located near Wharton, West
Virginia, processes coal produced by the Harris Mine and contract mining companies from coal reserves that we control. This preparation plant shipped approximately 6.2 million tons of steam and metallurgical coal in fiscal year 2000 (including 3.0 million tons related to the Harris Operating Unit). Processed coal is loaded at the plant site on the CSX railroad or transferred via conveyor to our Kopperston loadout facility and loaded on the Norfolk Southern railroad.

Wells Operating Unit

   The Wells Operating Unit, in Boone County, West Virginia, sold approximately 3.8 million tons of metallurgical and steam coal during fiscal year 2000. The unit consists of the Lightfoot No. 2 Mine, contract mines and the Wells Preparation Plant, located near Wharton, West Virginia. The mine uses continuous miners to produce coal from reserves we own. The Lightfoot No. 1 Mine closed on February 11, 1999 after depleting its mineable reserves. Processed coal is loaded on the CSX railroad.

Federal No. 2 Mine

   The Federal No. 2 Mine, near Fairview, West Virginia, uses longwall mining equipment and shipped approximately 4.5 million tons of steam coal in fiscal year 2000. Coal shipped from the Federal No. 2 Mine has a sulfur content only slightly above that of low sulfur coal and has an above average heating content - as a result, it is more marketable than some other mid-sulfur coals. The mine is served jointly by the CSX and Norfolk Southern railroads, through which processed coal is sold to a variety of United States and Canadian electricity generating plants.

Midwest Operations

   We own and operate six mines in the Midwestern United States, which collectively sold 16.5 million tons of coal in fiscal year 2000. Included are four underground and two surface mines, along with five preparation plants and four barge loading facilities, located in western Kentucky, southern Illinois and southwestern Indiana. Coal from these mines is primarily shipped to electric utilities in the Midwest, while some coal is sold to industrial customers that generate their own power. Approximately 56% of the high sulfur coal sold from these mining operations is shipped to electric generating stations equipped with desulfurization units. Peabody Coal Company hourly workers are members of the United Mine Workers of America; Patriot Coal Company operates union-free.

   We control 16 additional mines in the Midwestern United States through our 81.7% joint venture interest in Black Beauty, as discussed below.

Camp Operating Unit

   The Camp Operating Unit, located near Morganfield, Kentucky, operates two underground mines and a large preparation and barge loading facility. Together, these operations sold 6.6 million tons of coal in fiscal year 2000. The Camp No. 1 Mine uses continuous mining equipment with both continuous haulage systems and shuttle car haulage. The Camp No. 11 Mine uses both longwall and continuous mining equipment. Most of the production is sold under contract to TVA.

Hawthorn and Lynnville Operating Units

   In December 1999, we suspended operations at the Hawthorn and Lynnville Operating Units pending improved market conditions. The
Hawthorn Operating Unit near Carlisle, Indiana sold 2.2 million tons of coal in fiscal year 2000. The Lynnville Operating Unit, near Lynnville, Indiana, sold approximately 2.3 million tons of coal in fiscal year 2000.

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Marissa Operating Unit

   The Marissa Operating Unit, located near Marissa, Illinois, was closed in October 1999 after the mine's primary customer shifted its supply to lower-sulfur coal from our Powder River Basin operations. The Marissa Operating Unit shipped 2.4 million tons of coal in fiscal year 2000.

Midwest Operating Unit

   The Midwest Operating Unit near Graham, Kentucky, sold 1.1 million tons of coal in fiscal year 2000. The unit includes the Martwick underground mine, which uses continuous mining equipment, and the Gibraltar surface mining operations. Coal from these mines is sold to under contract to TVA.

   The unit is also responsible for managing closed and suspended mining operations throughout Peabody's North American operations. These properties are managed from bond release until final reclamation requirements are met.

Patriot Coal Company

   Patriot Coal Company operates Patriot, a surface mine, and Freedom, an underground mine, in Henderson County, Kentucky, and sold approximately 1.9 million tons of coal in fiscal year 2000. The underground mine uses continuous mining equipment, and the surface mine uses truck and shovel equipment. Patriot Coal Company also operates a preparation plant and a dock.

Black Beauty Coal Company

   We also own 81.7% of Black Beauty, which operates 10 mines in Indiana and also has interests in four mines in southern Illinois and two mines in western Kentucky. Together these operations sold
19.8 million tons of low, medium and high sulfur steam coal in fiscal year 2000. We purchased a one-third interest in Black Beauty in 1994, and increased our interest to 43.3% in 1998 and 81.7% in 1999. Black Beauty Resources, Inc., owned by certain members of Black Beauty's management team, owns the remaining interest.

   Black Beauty's principal mines include Air Quality No. 1, a low sulfur underground coal mine located near Monroe City, Indiana. In fiscal year 2000, Air Quality No.1 shipped 1.8 million tons of low sulfur coal. Among other mines in Indiana, Black Beauty also operates Farmersburg, a surface mine that produced 3.5 million tons of medium sulfur coal in fiscal year 2000, the Francisco Mine, a 2.8 million ton per year surface mine, and Somerville, a 2.0 million ton per year surface mine.

   Black Beauty owns a 75% equity interest in Sugar Camp Coal, LLC, a
3.5 million ton per year surface mine located in southern Illinois. Sugar Camp owns a 100% interest in Arclar Coal Company, which operates two underground mines in southern Illinois that sell 1.0 million tons per year.

   Black Beauty controls approximately 385 million tons of coal reserves, including 100 million tons of reserves that are in compliance or near compliance with the more stringent Clean Air Act restrictions.

AUSTRALIA

   Through Peabody Resources, headquartered in Sydney, Australia, we own interests in coal mining, coal trading and mining services in Australia. Peabody Resources manages and owns interests in five surface coal mines in the Hunter Valley, New South Wales, and one in the Bowen Basin in Queensland. All operating mines use draglines as the primary overburden stripping method to uncover coal seams. The mines sold
18.7 million tons during fiscal year 2000, of which Peabody Resources' entitlement was approximately 11.1 million tons. Approximately 53% of the coal is sold domestically via term contracts, and 47% is exported to Asia-Pacific markets, where coal consumption is expanding to satisfy growing electricity demand. See further information regarding our Australian operations in the financial statements at note 21 -- "Segment Information."

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                                [MAP]

                   AUSTRALIAN MINING OPERATIONS

Ravensworth Mine

   Located 12 miles northwest of Singleton, New South Wales, the Ravensworth Mine is 100% owned and managed by Peabody Resources under a contract that runs to the year 2001 and requires the production of approximately 4.4 million tons per year from coal reserves owned by Macquarie Generation. The coal is trucked from the pit to a crushing plant and transported by overland conveyor to nearby Bayswater and Liddell power stations. Peabody Resources also holds low sulfur coal resources at Ravensworth West for future domestic supply.

Ravensworth East

   During fiscal year 2000, Peabody Resources was awarded a contract with Macquarie Generation to deliver 1.9 million tons per annum from January 2001 for three years from Ravensworth East. The coal reserves and surface land were purchased as Swamp Creek Colliery from Pacific Power via a competitive tender. Swamp Creek was a domestic mine that has been on "care and maintenance" since operations ceased in 1991. The lease acquired by Peabody Resources was renamed Ravensworth East. Coal will be transported by overland conveyor to the nearby Bayswater and Liddell Power Stations.

Narama Mine

   The Narama Mine opened in January 1993 and is operated by Peabody Resources as an extension of the adjacent Ravensworth facility using similar mining techniques in the same coal seams. The Narama Joint Venture, of which Peabody Resources owns 50%, holds a 20 year contract extending through 2012 to supply approximately 2.3 million tons annually to Macquarie Generation.

Warkworth Mine

   Located 7 miles southwest of Singleton, the Warkworth Mine opened in 1981 and produces about 5.8 million tons per year of thermal and semi-soft coking coal, primarily for export. Peabody Resources manages the mine and owns 43.75% of the Warkworth Associates Joint Venture. The coal is processed at Warkworth Mine's preparation plant and blended to customer specifications before being transported by overland conveyor to the Mount Thorley rail loop and then by rail to the Port of Newcastle. Warkworth owns 13.9% of the Mount Thorley facility and 4.2% of the Port of Newcastle Coal Loading Terminal. Warkworth has also entered into a 30-year supply agreement commencing in 2000 to produce and supply BDT fuel (Beneficiated Dewatered Tailings) from a washery tailings facility for sale to the adjacent Redbank Power Station that is under construction.

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Bengalla Mine

   The Bengalla Mine is located near Muswellbrook, New South Wales and is owned by the Bengalla Joint Venture, in which Peabody Resources holds a 40% interest, and manages the mine. Construction of the first stage of the 6.6 million ton per year surface mine and facility was completed in 1999, with sales commencing in April 1999. The mine sold
2.5 million tons in fiscal year 2000 and is expected to expand to
4.6 million tons of thermal coal predominately for export in 2000. Coal is mined by excavator and transported on site by overland conveyor to a modern coal preparation plant and stockpiling facility. Coal is dispatched by rail to domestic users or to the Port of Newcastle.

Moura Mine

   Peabody Resources manages and owns a 55% interest in the Moura
Mine acquired in August 1999. The mine is located 115 miles by rail west of the port of Gladstone, in Central Queensland. Moura has an annual production capacity of 5.3 million tons, comprising 2.5 million tons of semi-soft coking coal and 2.8 million tons of thermal coal. The acquisition includes coal and coalbed methane operations, together with leases for nearly 1.8 billion tons of surface and underground resources. Coal is mined from a variety of locations over a 21-mile lease area. Overburden is removed by the use of three electric powered draglines. Front-end loaders, loading a fleet of coal haulers, carry out coal recovery. Highwall mining techniques are also utilized for coal extraction. Coal is conveyed to the coal preparation plant prior to transportation by rail to the Clinton and Barney Point coal terminals for export primarily to Japan and Korea. The coalbed methane operation is steadily being built up to an annual output of 18 terrajoules to supply markets across the state, and will ultimately enhance the prospects of future underground mining at Moura.

Mining Services

   Peabody Resources' Mining Services Division, based in Brisbane, Queensland, provides specialist tunneling and underground contract-mining services to the mining and civil engineering industries. The Mining Services Division has been involved in underground development work for a number of Australian projects, notably for leading mining companies including BHP Minerals at Cannington, Western Mining Corporation at Olympic Dam, Placer Pacific at Osborne, Plutonic Resources Limited at Darlot, Amalg Resources at Eloise and civil projects including a tunneling project through a joint venture with Obayashi Corporation of Japan for the Brisbane City Council. In November 1999, Mining Services acquired the Archveyor highwall mining system. The Archveyor uses continuous flexible haulage conveyors that are computer controlled and monitored by one operator. The Archveyor system will commence operation at the Moura Mine in mid-2000.

COALTRADE Australia

   COALTRADE Australia based in Newcastle, New South Wales was established in April 2000 to complement our existing U.S. coal trading operations and our Australian export production sales. The operations provide alternative commercial, logistical and product solutions that are required in the rapidly expanding seaborne coal market, particularly customers in the high growth areas of Japan, South Korea, Southeast Asia and the Pacific Rim countries.

Power Marketing and Electricity Contract Restructuring

   Our subsidiary, Citizens Power, headquartered in Boston, Massachusetts, is engaged in electricity contract restructuring and electricity, gas and oil trading. For purposes of our financing, Citizens Power and its subsidiaries are unrestricted subsidiaries. Typically, Citizens Power acts, through subsidiary companies, as a third party facilitator to obtain non-recourse financing, the proceeds of which are used to purchase, and then obtain lower cost replacement power for, long-term electricity supply contracts between independent power producers and electric utility companies. In May 2000, we signed a purchase and sale agreement to sell Citizens Power to Edison Mission Energy. See further discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

LONG-TERM COAL SUPPLY AGREEMENTS

United States

   We have a large portfolio of coal supply agreements. For the fiscal year ended March 31, 2000, 86% of our sales volume was sold under coal supply agreements. We currently have coal supply agreements totaling approximately one billion tons of coal with terms ranging from one to 16 years and with an average volume-weighted remaining term of more than 4 years. In fiscal year 2000, we sold coal to more than 300 power plants and industrial customers in the United States and Canada and exported to 17 other countries.

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Contract Terms

   Typically, customers enter into coal supply agreements to secure reliable sources of coal at predictable prices, while we seek stable sources of revenue to support the investments required to open, expand and maintain or improve productivity at mines needed to supply such contracts. The terms of coal supply agreements result from bidding and extensive negotiations with customers. Consequently, the terms of such contracts typically vary significantly in many respects, including price adjustment features, price reopener terms, coal quality requirements, quantity parameters, flexibility and adjustment mechanics, permitted sources of supply, treatment of environmental constraints, extension options and force majeure, termination and assignment provisions.

   Price reopeners are present in most of the recently negotiated contracts greater than three years in duration and usually occur midway through a contract or every two to three years, depending upon the length of the contract. Price reopeners allow the contract price to be renegotiated in order to correspond with the market price prevailing at the time. If the parties do not agree on a new price, the purchaser or seller often has an option to terminate the contract.

   Base prices are set at the start of a contract and are often adjusted at quarterly or annual intervals for changes due to inflation and/or changes in actual costs such as taxes, fees and royalties. The inflation adjustments are measured by public indices, the most common of which is the implicit price deflator for the gross domestic product as published by the United States Department of Commerce.

   Quality and volumes for the coal are stipulated in coal supply agreements, and in some instances have the option to vary annual or monthly volumes if necessary. Variations to the quality and volumes of coal may lead to adjustments in the contract price. Coal supply agreements typically stipulate procedures for quality control, sampling and weighing. Most coal supply agreements contain provisions requiring us to deliver coal within certain ranges for specific coal characteristics such as heat content (Btus), sulfur, ash, grindability and ash fusion temperature. Failure to meet these specifications can result in economic penalties or termination of the contracts.

   Contract provisions in some cases set out how coal volumes will be temporarily reduced or delayed in the event of a force majeure, including such events as strikes, adverse mining conditions or serious transportation problems that affect the seller or unanticipated plant outages that may affect the buyer. More recent contracts stipulate that this tonnage can be made up by mutual agreement or at the discretion of the buyer. Buyers often insert similar clauses covering changes in environmental laws. We often negotiate the right to supply coal that complies with a new environmental requirement to avoid contract termination. Coal supply agreements typically contain termination clauses if either party fails to comply with the terms and conditions of the contract.

   In certain contracts, we have a right of substitution, allowing us to provide coal from different mines as long as the replacement coal is within a certain specified quality and will be sold at the same delivered cost. Contracts usually contain specified sampling locations: in the Eastern United States, approximately 50% of customers require that the coal is sampled and weighed at the destination, whereas in the Western United States samples are usually taken at the shipping source.

Contract Expirations

   Our coal supply agreements have an average volume-weighted remaining term of more than 4 years. As our coal supply agreements expire, we intend to negotiate new contracts in order to maintain our high percentage of volume sold through coal supply agreements and low percentage of volume sold into the spot market. When contracts expire, a coal producer is exposed to the risk of selling coal into the spot market, which may be subject to lower and more volatile prices, or to closing the mine if follow-on business cannot be obtained.

   The total sales commitments corresponding to the coal supply agreements currently total approximately one billion tons of coal, assuming all the contracts run through to their expiration date. Contracts for coal from the mines in the Powder River Basin comprise approximately 52% of this total commitment.

Australia

   In fiscal year 2000, approximately 52% of Peabody Resources'
11.1 million ton share of coal produced by Australian mines was sold under coal supply agreements to the New South Wales power utility, Macquarie Generation. The remainder was exported to Pacific Rim countries. Coal from the Ravensworth, Ravensworth East and Narama mines is sold to Macquarie Generation under contracts which expire in 2001, 2004 and 2012, respectively. The contracts contain price adjustment provisions based on the qualities of coal delivered and changes in indices of mining costs.

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   All coal from the Warkworth and Moura mines is exported.
Approximately 72% is sold under contracts, including contracts with the other joint venture partners in Warkworth, and the remaining 28% is sold on the spot market. Warkworth has now also entered into short-term domestic coal supply agreements with Macquarie Generation and Delta Electricity, which expire in 2003.

   The Bengalla mine commenced the sale of coal in April 1999. The large majority of coal from Bengalla is exported. Of the coal exported, approximately 30% was sold under long-term contracts, while the remaining 70% is sold on the spot market. It is anticipated that the mix of contract and spot coal sold will change over the next few years as Bengalla establishes its presence in the export coal market. Bengalla does have a short-term domestic coal supply agreement with Macquarie Generation, which represented approximately 10% of coal sold in the current year. All coal from the Moura Mine, which was acquired in August 1999, is exported under contract. Peabody Resources' export contracts for its Warkworth, Bengalla and Moura mines normally provide for annual price renegotiations.

TRANSPORTATION

   Coal for domestic consumption is generally sold at the mine and transportation costs are normally borne by the purchaser. Export coal is usually sold at the loading port, and coal producers are responsible for shipment to the export coal-loading facility and the buyer pays the ocean freight. Coal for electricity generation is purchased on the basis of its delivered cost per million Btus. Most utilities arrange long-term shipping contracts with rail or barge companies to assure stable delivered costs.

   Transportation is often a large component of the buyer's cost.
Although the cost of freight is absorbed by the customer, transportation cost is still important to coal mining companies because the customer may choose a supplier largely based on the cost of transportation.

   According to RDI Coaldat, in 1999 approximately 92% of all U.S.
coal was shipped by rail or barge, making these modes the keys to domestic coal distribution. Most coal mines are served by a single rail company, but much of the Powder River Basin is served by two competing rail carriers, the Burlington Northern/Santa Fe and the Union Pacific. Rail competition in this major coal producing region is important, since rail costs constitute up to 75% of the delivered cost of Powder River Basin coal in remote markets. Rail rates for the Powder River Basin are lower when evaluated on a ton-per-mile basis because the relatively flat and straight rail routes out of the region allow heavily loaded trains to operate with less manpower and locomotive power than rail routes in other regions.

SALES AND MARKETING

   Our subsidiaries, Peabody COALSALES and Peabody COALTRADE, undertake the sales and marketing functions for our U.S. operating subsidiaries, including exports from the United States. Peabody COALSALES acts as an agent in the sale and marketing of the coal produced by each mining subsidiary, and it generates profits through its brokering and agency activities. Peabody COALTRADE buys and resells coal produced by a number of third parties, and trades coal and sulfur dioxide emission allowance forwards and options in the developing over-the-counter markets. As of March 31, 2000, they had 57 employees located at five sites, including personnel dedicated to performing market research, contract administration and risk management activities. They annually prepare a marketing plan that sets out the sales targets for the next five years by region, coal type and markets. The strategic plan formulates and concentrates the ongoing work carried out by the sales and marketing teams to sell the mines' production through different sales and marketing initiatives.

COMPETITION

   The markets in which we sell our coal are highly competitive. The top ten coal producers in the United States produce approximately 63% of total domestic coal, although there are approximately 740 coal producers in the United States. Our principal competitors in coal operations are other large coal producers. Our largest competitors are Arch Coal, Inc., Kennecott Energy Co., RAG AG, CONSOL Energy Inc., AEI Resources, Inc. and A.T. Massey Coal Company, which collectively produced approximately 40% of total United States coal production in 1999.

   The markets in which we sell our coal are affected by a number of factors beyond our control. Continued demand for our coal and the prices obtained by us depend primarily on the coal consumption patterns of the electricity industries in the United States and the Pacific Rim countries, the availability, location (and therefore the cost of transportation) and price of competing coal and alternative electricity generation and fuel supply sources such as natural gas, oil, nuclear and hydroelectric. Coal consumption patterns are affected primarily by the demand for electricity, environmental and other governmental regulations and technological developments. In recent years, there has been excess coal production capacity due to increased development of large surface mining operations in the Western United States, more efficient mining equipment and techniques and reduced consumption of high sulfur coal. We compete on the basis of coal quality, delivered price, customer service and support and reliability.

SUPPLIERS

   The main types of goods we purchase are mining equipment and replacement parts, explosives, fuel, tires and lubricants. We also purchase coal from third parties to satisfy some of our customer contracts. Purchases of capital goods, materials and services are approximately 25% of our annual revenue. The supplier base providing these goods has been relatively consistent in recent years as we have many long established relationships with our key suppliers.

   Between 20% and 25% of goods and services are supplied by the top ten suppliers, and some 60% of goods and services are provided by the top 100 suppliers. We do not have any supply arrangements with related parties, and all transactions are carried out on an arm's length basis. We consider all suppliers of a particular category of supplies to be interchangeable and do not believe we are vulnerable to over-dependence on any one supplier.

EMPLOYEES

   As of March 31, 2000, we and our consolidated joint ventures had approximately 7,200 employees. Of these employees, approximately 5,900 worked in the United States and 1,300 worked in foreign countries.

   Approximately 39% of our United States coal employees are affiliated with organized labor unions, which accounts for approximately 26% of the tons sold in the United States during fiscal year 2000. Relations with organized labor are important to our success. Hourly workers at our mines in Arizona, Colorado and Montana are represented by the United Mine Workers of America under the Western Surface Agreement, which was ratified in 1996 and is effective through August 31, 2000. Negotiations for a successor labor agreement have not commenced. Union labor east of the Mississippi is also represented by the United Mine Workers of America but is subject to the National Bituminous Coal Wage Agreement. On December 16, 1997, this five-year labor agreement effective from January 1, 1998 to December 31, 2002, was ratified by the United Mine Workers of America. The United Mine Workers of America have stated that the union wishes to reopen the National Bituminous Coal Wage Agreement, but no negotiations on a reopener have commenced.

   The Australian coal mining industry is highly unionized and the majority of workers employed at Peabody Resources are members of trade unions. These employees are represented by three unions: the United Mine Workers, which represents the production employees; and two unions that represent the other staff. The miners at Warkworth Mine signed a three-year labor agreement that expires in October 2002. The miners at Ravensworth and Narama Mines have signed a further enterprise labor agreement for two years that expires in May 2001. The labor agreement for the Moura Mine is currently under negotiation and the miners are working under the terms of the expired contract.

   The Australian Federal Government, as part of micro-economic reform, has a Workplace Relations Strategy that seeks structural reform to encourage enterprise focus and to facilitate enterprise agreements. Under the legislation, Bengalla has commenced the employment of its workforce under individual workplace agreements with each employee. These agreements do not require ratification by a coal union.

PROPERTIES

Coal Reserves

   We had an estimated 10.0 billion tons of proven and probable reserves as of April 1, 2000, of which approximately 52% were low sulfur coal.
We own approximately 43% of these reserves and lease the remaining 57%.

   Below is a table summarizing the locations and reserves of our major operating units.

                                                                         PROVEN AND PROBABLE
                                                                  RESERVES AS OF APRIL 1, 2000<F1>
                                                                         (TONS IN MILLIONS)
                                                                  --------------------------------
                                                                   OWNED       LEASED      TOTAL
OPERATING REGIONS                   LOCATIONS                       TONS        TONS        TONS
--------------------------------------------------------------------------------------------------
Powder River Basin      Wyoming and Montana                          244       3,234       3,478
Southwestern            Arizona, Colorado and New Mexico             728         583       1,311
Appalachia              West Virginia                                315         510         825
Midwest                 Illinois, Indiana and Kentucky             3,028         877       3,905
Australia               New South Wales and Queensland                --         449         449
                                                                   -----       -----       -----
     Total                                                         4,315       5,653       9,968
                                                                   =====       =====       =====

<F1>  Reserves have been adjusted to take into account losses involved in producing a saleable product. The amounts include our share of reserves in joint ventures.

   Reserve estimates are based on geological data assembled and analyzed by our staff, which includes various geologists and engineers. The reserve estimates are periodically updated to reflect production of coal from the reserves and new drilling or other data received. Accordingly, reserve estimates will change from time to time reflecting mining activities, analysis of new engineering and geological data, changes in reserve holdings, modification of mining methods and other factors. Reserve information, including the quantity and quality (where available) of reserves as well as production rates, surface ownership, lease payments and other information relating to our coal reserve and land holdings, is maintained through a computerized land management system that we developed.

   Our reserve estimates are predicated on information obtained from our extensive drilling program, which totals nearly 500,000 individual drill holes. Data from individual drill holes are compiled into a computerized drill hole system from which the depth, thickness and, where core drilling is used, the quality of the coal are determined. The density of the drill pattern determines whether the reserves will be classified as proven or probable. The drill hole data are then input into the computerized land management system which overlays the geological data with data on ownership or control of the mineral and surface interests to determine the extent of the reserves in a given area. In addition, we periodically engage independent mining and geological consultants to review estimates of our coal reserves. The most recent of these reviews, which was completed on October 1, 1996, includes a review of the procedures used by us to prepare our internal reserve estimates, verifying the accuracy of selected property reserve estimates and retabulating reserve groups according to standard classifications of reliability.

   We have numerous federal coal leases that are administered by the United States Department of the Interior pursuant to the Federal Coal Leasing Amendments Act of 1976. These leases cover our principal reserves in Wyoming and other reserves in Montana and Colorado. Each of these leases continues indefinitely provided there is diligent development of the lease and continued operation of the related mine or mines. The Bureau of Land Management has asserted the right to adjust the terms and conditions of these leases, including rent and royalties, after the first 20 years of their life and at ten yearly intervals thereafter. Annual rents under our federal coal leases are now set at $3.08 per acre. Production royalties on federal leases are set by statute at 12.5% of the gross proceeds of coal mined and sold for surface mined coal and 8% for underground mined coal. Similar provisions govern three coal leases with the Navajo and Hopi Indian tribes. These leases cover coal contained in 65,000 acres of land in northern Arizona lying within the boundaries of the Navajo National and Hopi Indian reservations. We also lease coal from various state governments.

   Private coal leases normally have terms of between 10 and 20 years, and usually give us the right to renew the lease for a stated period or to maintain the lease in force until the exhaustion of mineable and merchantable coal contained on the relevant site. These private leases provide for royalties to be paid to the lessor either as a fixed amount per ton or as a percentage of the sales price. Many leases also require payment of a lease bonus or minimum royalty, payable either at the time of execution of the lease or in periodic installments.

   The terms of private leases are normally extended by active production on or near the end of the lease term. Leases containing undeveloped reserves may expire or such leases may be renewed periodically. With a portfolio of approximately 10 billion tons, we believe that we have sufficient reserves to replace capacity from depleting mines for the foreseeable future and that our reserve base is one of our strengths. We believe that the current level of production at our major mines is sustainable.

   Consistent with industry practice, we conduct only limited investigation of title to our coal properties prior to leasing. Title to lands and reserves of the lessors or grantors and the boundaries of our leased properties are not completely verified until such time as we prepare to mine such reserves.

   Mining and exploration in Australia is generally carried on under leases or licenses granted by state governments. Mining leases, which are typically for an initial term of up to 21 years (but which may be renewed), contain conditions relating to such matters as minimum annual expenditures, restoration and rehabilitation. Surface rights are typically acquired directly from landowners and, in the absence of agreement, there is an arbitration provision in the mining law.

   Peabody Resources holds or has rights to coal mining leases at Warkworth, Bengalla, Narama and Ravensworth East. Ravensworth is mined under contract from coal reserves owned by Macquarie Generation. Warkworth's mining lease has been renewed until 2023 with Bengalla and Narama leases valid until 2017 and 2012, respectively. Development consent for Ravensworth East was received in March 2000, and an application for renewal for a 21-year period has been made. Peabody Resources also holds an exploration license for Ravensworth West and has applied for a mining lease. The Moura lease is valid until 2019.

LEGAL PROCEEDINGS

   From time to time, we are involved in legal proceedings arising in the ordinary course of business. We believe we are adequately reserved for these liabilities and that there is no individual case pending that could have a material adverse effect on our financial condition or results of operations. Our significant legal proceedings are discussed below. Concurrent adverse resolution of such proceedings could have a material effect on the financial condition and results of operations for a particular interim or annual period.

Navajo Nation

   On June 18, 1999, The Navajo Nation served our subsidiaries,
Peabody Holding Company, Inc., Peabody Coal Company and Peabody Western Coal Company, with a complaint that had been filed in the U. S. District Court for the District of Columbia. Other defendants in the litigation are two utilities, two current employees and one former employee. The Navajo Nation has alleged sixteen claims including civil Racketeer Influenced and Corrupt Organizations Act, or RICO, claims, fraud and tortious interference with contractual relationships. The plaintiff is seeking various remedies including actual damages of at least
$600 million which could be trebled under the RICO counts, punitive damages of at least $1 billion, a determination that Peabody Western Coal Company's two coal leases for the Kayenta and Black Mesa mines have terminated due to the failure of a condition and a reformation of the two coal leases to adjust the royalty rate to 20%. All defendants have filed a motion to dismiss the complaint.

   In March 2000, the Hopi Tribe filed a motion to intervene in this lawsuit. The Hopi Tribe has alleged seven claims, including fraud. The Hopi Tribe is seeking various remedies, including unspecified actual and punitive damages, reformation of its coal lease and a termination of the coal lease. The federal court has not ruled on the Hopi Tribe's motion.

   We believe this matter will be resolved without a material adverse effect on our financial condition or results of operations.

Salt River Project Agricultural Improvement and Power District

   The Salt River Agricultural Improvement and Power District and the other owners of the Navajo Generating Station, or Salt River, filed a lawsuit on September 27, 1996 in the Superior Court of Maricopa County in Arizona seeking a declaratory judgment that certain costs relating to final reclamation, environmental monitoring work and mine decommissioning, and costs relating to life insurance and retiree health care benefits are not recoverable by our subsidiary, Peabody Western Coal Company, under the terms of a coal supply agreement dated February 18, 1977. The contract expires in 2011.

   Peabody Western filed a Motion to Compel Arbitration of these claims, which was partially granted by the trial court. The trial court ruled that the mine decommissioning costs were subject to arbitration but that the retiree health care costs were not subject to arbitration. Peabody Western has filed an appeal of the order denying arbitration of the retiree health care costs with the Arizona Court of Appeals, which was denied by the Court. Peabody Western then filed an appeal with the Arizona Supreme Court, which was denied. Peabody Western and Salt River will arbitrate the mine decommissioning costs issue and will litigate the retiree health care costs issue.

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

   If Salt River is successful in the arbitration and litigation, our financial condition and results of operations may be adversely affected. However, based on our preliminary evaluation of the issues and the potential impact on us, and while the outcome of litigation and arbitration is subject to uncertainties, we believe that the matter will be resolved without a material adverse affect on our financial condition or results of operations.

Southern California Edison Company

   In response to a demand for arbitration by one of our subsidiaries, Peabody Western Coal Company ("Peabody Western"), Southern California Edison Company and the other owners of the Mohave Generating Station, or Edison, filed a lawsuit on June 20, 1996 in the Superior Court of Maricopa County, Arizona. The lawsuit sought a declaratory judgment that mine decommissioning costs and retiree health care costs are not recoverable by Peabody Western under the terms of a coal supply agreement dated May 26, 1976. The contract will expire in 2005.

   Peabody Western filed a Motion to Compel Arbitration, which was granted by the trial court. Edison appealed this order to the Arizona Court of Appeals, which denied its appeal. Edison appealed the order to the Arizona Supreme Court which remanded the case to the Arizona Court of Appeals and ordered the appellate court to determine whether the trial court was correct in determining that Peabody Western's claims are arbitrable. The Arizona Court of Appeals ruled that neither mine decommissioning costs nor retiree health care costs are to be arbitrated and that both issues were to be resolved in litigation. The matter has been remanded back to the Superior Court of Maricopa County, Arizona where a trial has been set for April 2001.

   If Edison is successful in the matter, our financial condition and results of operations may be adversely affected. However, based on a preliminary evaluation of the issues and the potential impact on us, we believe that the matter will be resolved without a material adverse affect on our financial condition or results of operations.

Public Service Company of Colorado

   In August 1996, Seneca Coal Company, a subsidiary of Peabody Coal Company, filed a demand for arbitration in accordance with the terms of an Amended Revised Coal Supply Agreement dated December 1, 1971 between Seneca and three electric utilities, Public Service Company of Colorado, Salt River Project Agricultural Improvement District and PacifiCorp, or the Hayden Participants. The Hayden Participants own the Hayden Electric Generating Station at Hayden, Colorado. The arbitration demand requested the entry of an award for Seneca and against the Hayden Participants for amounts attributable to final reclamation, mine decommissioning and environmental monitoring of the Seneca mine and life insurance and post-retirement health care. Subsequent to the arbitration, Seneca Coal Company and the Hayden Participants negotiated a termination of their coal supply agreement and resolution of all outstanding disputes between them. At that same time, the Hayden Participants negotiated a new coal supply agreement with a term through 2011 with Peabody COALSALES Company, a company affiliated with Seneca Coal Company.

Macquarie Generation

   In September 1997, our subsidiary, Peabody Resources, filed a lawsuit against Macquarie Generation in the Supreme Court of New South Wales, Commercial Division, seeking damages for certain coal deliveries which were not paid by Macquarie Generation and for a declaratory judgment regarding the assignment to Macquarie Generation of two long-term coal supply agreements for the Ravensworth and Narama mines. The contracts expire in 2001 and 2012, respectively. Macquarie Generation later agreed that the two contracts were properly assigned to it. Macquarie Generation subsequently filed a cross-claim against Peabody Resources alleging that Peabody Resources breached the labor escalation provisions in the coal supply agreements, committed misrepresentations regarding the labor costs and violated the Australian trade practices and fair trading laws in relation to the Narama contract. Macquarie Generation sought to terminate or rescind the Narama coal supply agreement and had sought damages from Peabody Resources for alleged breaches of both contracts. Even though we continued to deliver coal, Macquarie Generation unilaterally reduced the price that it is paying for coal deliveries under the Narama contract. A trial regarding these issues began on September 7, 1998 and concluded on September 25, 1998. On September 22, 1998, Macquarie Generation withdrew its breach of contract claims.

   The Supreme Court of New South Wales issued a decision on November 19, 1998 rejecting Macquarie Generation's claims to terminate the coal supply agreement for the Narama mine. Macquarie Generation abandoned any basis to a claim for damages. The Court ordered Macquarie Generation to pay Peabody Resources the portion of the price that it had unilaterally withheld, with interest. Macquarie Generation has made that payment to Peabody Resources and is paying Peabody Resources for deliveries of coal at the contract prices. Macquarie Generation has filed an appeal of the decision, which is scheduled to be heard in July 2000 by the New South Wales Court of Appeals. We continue to believe that the matter will be resolved without a material adverse effect on our financial condition or results of operations.

Minerals Management Service

   The Minerals Management Service issued a preliminary administrative decision in August 1992, determining that a subsidiary of ours, subsequently merged into Powder River Coal Company, had underpaid royalties owed to the federal government. On October 15, 1999, we signed a settlement agreement with the federal government on all civil claims related to the dispute. We paid $11.0 million in two installments, which was charged against a previously established reserve.

Saline Valley Conservancy District

   Saline Valley Conservancy District filed a lawsuit against our subsidiary, Peabody Coal Company, on April 5, 1999 in the Circuit Court of Saline County, Illinois. Saline Valley alleges that Peabody Coal Company's coal refuse pits at the closed Eagle No. 2 mine in Saline County, Illinois constitute a public and private nuisance and a trespass, and that Peabody Coal Company engaged in various negligent acts at the coal refuse pits. Saline Valley is seeking up to $124 million of compensatory damages, $125 million of punitive damages and injunctive relief. Peabody Coal Company has removed the case to the United States District Court for the Southern District of Illinois. The trial has been set for April 2001.

   In addition, the state of Illinois has filed an administrative complaint against Peabody Coal Company alleging that our coal refuse pits have violated state water pollution control laws and regulations. The state is seeking daily fines from Peabody Coal Company for these alleged violations. We believe this matter will be resolved without a material adverse effect on our financial condition or results of operations.

Environmental

Federal and State Superfund Statutes

   The Comprehensive Environmental Response, Compensation and
Liability Act and similar state laws create liability for investigation and remediation in response to releases of hazardous substances in the environment and for damages to natural resources. Under that legislation and many state Superfund statutes, joint and several liability may be imposed on waste generators, site owners and operators and others regardless of fault.

   Our subsidiary, Gold Fields, its predecessors and its former parent company are or may become parties to environmental proceedings which have commenced or may commence in the United States in relation to certain sites previously owned or operated by those entities or companies associated with them. We have agreed to indemnify Gold Fields' former parent company for any environmental claims resulting from any activities, operations or conditions that occurred prior to the sale of Gold Fields to us. Gold Fields is currently involved in environmental investigation or remediation at 10 sites and is a defendant in litigation with private parties involving one site.

   These 10 sites were formerly owned or operated by Gold Fields. The Environmental Protection Agency has placed three of these sites on the National Priorities List, promulgated pursuant to that legislation, and one of the sites is on a similar state priority list. There are a number of further sites in the United States that were previously owned or operated by such companies that could give rise to environmental proceedings in which Gold Fields could incur liabilities.

   Where such sites were identified, independent environmental consultants were employed in 1997 in order to assess the estimated total amount of the liability per site and the proportion of those liabilities that Gold Fields is likely to bear. The available information on which to base this review was very limited since all of the sites except for three sites (on which no remediation is currently taking place) are no longer owned by Gold Fields. We have provisions of $57.7 million as of March 31, 2000 for the above environmental liabilities relating to Gold Fields. Significant uncertainty exists as to whether these claims will be pursued against Gold Fields in all cases, and where they are pursued, the amount of the eventual costs and liabilities, which could be greater or less than this provision. We believe that the remaining amount of the provision is adequate to cover these environmental liabilities.

   Although waste substances generated by coal mining and processing are generally not regarded as hazardous substances for the purposes of that legislation, some products used by coal companies in operations, such as chemicals, and the disposal of such products are governed by the statute. Thus, coal mines currently or previously owned or operated by us, and sites to which we have sent waste materials, may be subject to liability under that legislation and similar state laws.

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

                         REGULATORY MATTERS

   Our operations are subject to extensive regulation in the United States and Australia regarding production, sale, distribution, health and safety and environmental matters.

UNITED STATES

   The United States coal mining industry is subject to regulation by federal, state and local authorities on matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, the reclamation and restoration of mining properties after mining has been completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects of mining on groundwater quality and availability. In addition, the industry is affected by significant legislation mandating certain benefits for current and retired coal miners. Numerous federal, state and local governmental permits and approvals are required for mining operations. We believe that all permits currently required to conduct our present mining operations have been obtained. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that a proposed exploration for or production of coal may have on the environment. Such requirements could prove costly and time-consuming, and could delay commencing or continuing exploration or production operations. Future legislation and administrative regulations may emphasize the protection of the environment and, as a consequence, our activities may be more closely regulated. Such legislation and regulations, as well as future interpretations and more rigorous enforcement of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions or a termination of operations, the extent of which cannot be predicted.

   We endeavor to conduct our mining operations in compliance with all applicable federal, state and local laws and regulations. However, because of extensive and comprehensive regulatory requirements, violations during mining operations occur from time to time in the industry. None of the violations to date or the monetary penalties assessed upon us have been material.

Mine Health and Safety

   Stringent health and safety standards have been in effect since the Coal Mine Health and Safety Act of 1969 was adopted by Congress. The Federal Mine Health and Safety Act of 1977 significantly expanded the enforcement of health and safety standards and imposed health and safety standards on all aspects of mining operations.

   Most of the states in which we operate have state programs for mine health and safety regulation and enforcement. In combination, federal and state health and safety regulation in the coal mining industry is perhaps the most comprehensive and pervasive system for protection of employee health and safety affecting any segment of United States industry. While regulation has a significant effect on our operating costs, our U.S. competitors are subject to the same degree of regulation.

   Our goal is to achieve excellent health and safety performance. We measure our success in this area primarily through the use of accident frequency rates. We believe that this goal is inherently tied to achieving our productivity and financial goals. We seek to implement this goal by: training employees in safe work practices; openly communicating with employees; establishing, following and improving safety standards; involving employees in establishing safety standards; and recording, reporting and investigating all accidents, incidents and losses to avoid reoccurrence.

Black Lung

   Under the Black Lung Benefits Revenue Act of 1977 and the Black
Lung Benefits Reform Act of 1977, as amended in 1981, each coal mine operator is required to secure payment of federal black lung benefits to claimants who are current and former employees and to a trust fund for the payment of benefits and medical expenses to claimants who last worked in the coal industry prior to July 1, 1973. Less than 7% of the miners currently seeking federal black lung benefits are awarded such benefits by the federal government. The trust fund is funded by an excise tax on production of up to $1.10 per ton for deep-mined coal and up to $0.55 per ton for surface-mined coal; neither amount to exceed 4.4% of the sales price. This tax is passed on to the purchaser under many of our coal supply agreements.

   Legislation on black lung reform has been introduced in Congress. The legislation would restrict the evidence that can be offered by a mining company, establish a standard for evaluation of evidence that greatly favors black lung claimants, allow claimants who have been denied benefits at any time since 1981 to refile their claims for consideration under the new law, make surviving spouse benefits significantly easier to obtain and retroactively waive repayment of preliminarily

                                 51


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

awarded benefits that are later determined to have been improperly paid. If this or similar legislation is passed, the number of claimants who are awarded benefits could significantly increase.

   The U.S. Department of Labor has issued proposed amendments to the regulations implementing the federal black lung laws which, among other things, establish a presumption in favor of a claimant's treating physician and limit a coal operator's ability to introduce medical evidence regarding the claimant's medical condition. If final amendments to the regulations are adopted that are similar to the proposed amendments, the number of claimants who are awarded benefits could significantly increase and the amounts of awards could significantly increase.

Coal Industry Retiree Health Benefit Act of 1992

   The Coal Industry Retiree Health Benefit Act of 1992, also known as the Coal Act, was enacted to provide for the funding of health benefits for certain United Mine Workers of America retirees. The Coal Act established the Combined Fund into which "signatory operators" and "related persons" are obligated to pay annual premiums for beneficiaries. The Coal Act also created a second benefit fund for miners who retired between July 21, 1992 and September 30, 1994 and whose former employers are no longer in business. Companies that are liable under the Coal Act must pay premiums to the Combined Fund. Annual payments made by certain of our subsidiaries under the Coal Act totaled $1.7 million in fiscal year 2000.

   In October 1998, the Combined Fund sent a premium notice to all assigned operators subject to the fund that included retroactive death benefit and health benefit premiums dating back to February 1, 1993. On November 13, 1998, ten employers (including two of our subsidiaries, Peabody Coal Company and Eastern Associated Coal Corp.) challenged the fund's retroactive rebilling in a lawsuit filed in the Northern District Court of Alabama. Our subsidiaries' retroactive premium amounts to approximately $1.3 million.

   In 1996, the Combined Fund sued the Social Security Administration in the District of Columbia seeking a declaration that the Social Security Administration's original calculation of the per-beneficiary premium was proper. Certain coal companies but not our subsidiaries intervened in the lawsuit. On February 25, 2000, the federal District Court ruled in favor of the Combined Fund. The Combined Fund has asked for an amended order and that request is pending before the court. Once there is a final order in the case, we anticipate that the intervenor coal companies will appeal the court's decision. If this decision is upheld on appeal, our subsidiaries will be required to pay an additional premium to the Combined Fund of approximately $2.4 million.

   Eastern Associated Coal Corp. and Peabody Coal Company filed a lawsuit in the Western District of Kentucky against the Social Security Administration asserting that the Social Security Administration had improperly assigned, under the Coal Act, certain beneficiaries to us. Subsequently, Peabody Coal and Eastern Associated moved for summary judgment on the improper assignment of certain beneficiaries that was granted by the federal District Court. The Social Security Administration filed a motion seeking a final judgment. Peabody Coal and Eastern Associated Coal Corp. believe that a final judgment has already been issued by the federal District Court, and that the time to appeal the District Court's decision has expired.

Environmental Laws

   We are subject to various federal, state and foreign environmental laws. These laws require approval of many aspects of coal mining operations, and both federal and state inspectors regularly visit our mines and other facilities to ensure compliance.

   Surface Mining Control and Reclamation Act. The Surface Mining Control and Reclamation Act, which is administered by the Office of Surface Mining Reclamation and Enforcement, establishes mining and reclamation standards for all aspects of surface mining as well as many aspects of deep mining. The Surface Mining Control and Reclamation Act and similar state statutes, among other things, require that mined property be restored in accordance with specified standards and an approved reclamation plan. In addition, the Abandoned Mine Land Fund, which is part of the Surface Mining Control and Reclamation Act, imposes a fee on all current mining operations, the proceeds of which are used to restore mines closed before 1977. The maximum tax is $0.35 per ton on surface-mined coal and $0.15 per ton on deep-mined coal.

   The Surface Mining Control and Reclamation Act also requires that comprehensive environmental protection and reclamation standards be met during the course of, and upon completion of, mining activities. For example, it requires us to restore a surface mine to the approximate original contour as contemporaneously as practicable with surface coal mining operations. A mine operator must submit a bond or otherwise secure the performance of these reclamation obligations. Mine

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

operators must receive permits and permit renewals for surface mining operations from the Office of Surface Mining Reclamation and Enforcement or, where state regulatory agencies have adopted federally approved state programs under the act, the appropriate state regulatory authority. We accrue for the liability associated with all end-of-mine reclamation on a ratable basis as the coal reserve is being mined. The estimated cost of reclamation, and the corresponding accrual on our financial statements, is adjusted annually.

   All states in which our active mining operations are located have achieved primary control of enforcement through approved state programs. Although we do not anticipate significant permit issuance or renewal problems, we cannot assure you that our permits will be renewed or granted in the future or that permit issues will not adversely affect operations. Under previous regulations of the act, responsibility for any coal operator currently in violation of the act could be imputed to other companies deemed, according to regulations, to "own or control" the coal operator. Sanctions included being blocked from receiving new permits and rescission or suspension of existing permits. Because of a recent federal court action invalidating these ownership and control regulations, the scope and potential impact of the "ownership and control" requirements on us are unclear. The Office of Surface Mining Reclamation and Enforcement has responded to the court action by promulgating interim regulations, which more narrowly apply the ownership and control standards to coal companies. Although the federal action could have, by analogy, a precedential effect on state regulations dealing with "ownership and control," which are in many instances similar to the invalidated federal regulations, it is not certain what impact the federal court decision will have on these state regulations.

   West Virginia Mountaintop Mining. On October 20, 1999, the U.S. District Court for the Southern District of West Virginia issued a permanent injunction against the West Virginia Department of Environmental Protection in a mountaintop-mining lawsuit. As interpreted by the Director of the Department of Environmental Protection, the injunction prohibits the Department from approving any new permits that would authorize the placement of excess spoil in intermittent and perennial streams for the primary purpose of waste (overburden) disposal. The Department also interpreted the injunction to affect certain existing coal refuse ponds, sediment ponds and mountaintop mining operations.

   The Department has filed an appeal of the decision with the Fourth Circuit Court of Appeals. On October 29, 1999, the District Court issued a stay of its decision pending a resolution of the appeal. We do not believe the court order will have any immediate effect on our West Virginia mines.

   In late 1999 certain members of Congress pursued legislation which would have resolved the issues raised by the district court's decision. That legislation did not pass in 1999 but we anticipate that similar legislation will be introduced in 2000. We cannot predict whether any such legislation will be passed by Congress in 2000.

   The Clean Air Act. The Clean Air Act and the Clean Air Act Amendments, and corresponding state laws that regulate the emissions of materials into the air, affect coal mining operations both directly and indirectly. Direct impacts on coal mining and processing operations may occur through Clean Air Act permitting requirements and/or emission control requirements relating to particulate matter, such as fugitive dust, including future regulation of fine particulate matter measuring 10 micrometers in diameter or smaller. The Clean Air Act indirectly affects coal mining operations by extensively regulating the air emissions of sulfur dioxide and other compounds, including nitrogen oxides, emitted by coal-fueled utility power plants.

   In July 1997, the Environmental Protection Agency adopted new, more stringent National Ambient Air Quality Standards for very fine particulate matter and ozone. As a result, some states will be required to change their existing implementation plans to attain and maintain compliance with the new air quality standards. Our mining operations and utility customers are likely to be directly affected when the revisions to the air quality standards are implemented by the states. State and federal regulations relating to implementation of the new air quality standards may restrict our ability to develop new mines or could require us to modify our existing operations. The extent of the potential direct impact of the new air quality standards on the coal industry will depend on the policies and control strategies associated with the state implementation process under the Clean Air Act, but could have a material adverse effect on our financial condition and results of operations. The Court of Appeals for the District of Columbia ruled in May 1999 that the existing 10 micrometer particulate and new eight hour ozone standards were invalid. The Court also ordered a new briefing on the validity of the very fine particulate standard. The effect of this decision on us and our customers is unknown at this time.

   Title IV of the Clean Air Act Amendments places limits on sulfur dioxide emissions from electric power generation plants. The limits set baseline emission standards for such facilities. Reductions in such emissions occurred in Phase I in 1995 and in Phase II in 2000 and apply to all coal-fired power plants. The affected utilities have been able to meet these

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

requirements by, among other ways, switching to lower sulfur fuels, installing pollution control devices, such as flue gas desulfurization systems, which are known as "scrubbers", reducing electricity generating levels or purchasing or trading sulfur dioxide emission allowances. Emission sources receive these sulfur dioxide emission allowances, which can be traded or sold to allow other units to emit higher levels of sulfur dioxide. The effect of these provisions of the Clean Air Act Amendments on us cannot be completely ascertained at this time. We believe that implementation of Phase II has resulted in a downward pressure on the price of higher sulfur coal, as additional coal-burning utility power plants have complied with the restrictions of Title IV.

   The Clean Air Act Amendments also require utilities that currently are major sources of nitrogen oxides in moderate or higher ozone nonattainment areas install reasonably available control technology for nitrogen oxides, which are precursors of ozone. In addition, the Environmental Protection Agency recently announced the final rules that would require 19 Eastern states to make substantial reductions in nitrogen oxide emissions. Installation of additional control measures required under the final rules will make it more costly to operate coal-fired utility power plants.

   In accordance with Section 126 of the Clean Air Act, eight Northeastern states filed petitions requesting the Environmental Protection Agency to make findings and require decreases in nitrogen oxide emissions from certain sources in certain upwind states that might contribute to ozone nonattainment in the petitioning states. The Environmental Protection Agency has granted four of the eight petitions finding that certain sources are contributing to ozone non-attainment in certain of the petitioning states and the Environmental Protection Agency has proposed levels of nitrogen oxide control for the named sources. Our customers are among the named sources and, implementation of the requirement to install control equipment could impact the amount of coal supplied to those customers if they decide to switch to other sources of fuel, which would result in lower emission of nitrogen oxides. The Clean Air Act Amendments provisions for new source review require utilities to install the best available control technology if they make a major modification to a facility that results in an increase in its potential to emit. The Justice Department on behalf of the Environmental Protection Agency filed seven lawsuits in November 1999, alleging that electric utilities violated the new source review provisions of the Clean Air Act Amendments at 29 power plants in the Midwest and South. The Environmental Protection Agency issued an administrative order alleging similar violations to the Tennessee Valley Authority affecting seven plants and notices of violation for an additional eight plants owned by the affected utilities. If the utilities are found guilty of the violations, they could be subject to civil penalties and be required to install the required control equipment or cease operations. Our customers are among the named utilities and if found guilty, the fines and requirements to install additional control equipment could impact the amount of coal they would burn if the plant operating costs were to increase to the point that the plants were operated less frequently. A coalition of 40 utilities and power companies have petitioned the U.S. Court of Appeals for the District of Columbia to review the Environmental Protection Agency's decision to grant the four petitions.

   The Clean Air Act Amendments set a national goal for the prevention of any future and the remedying of any existing impairment of visibility in 156 national parks and wildlife areas across the country. Visibility in these areas is to be returned to natural conditions by 2064 through plans that must be developed by the states. The state plans may require the application of "Best Available Retrofit Technology" after 2010 on sources found to be contributing to visibility impairment of regional haze in these areas. The control technology requirements could cause our customers to install equipment to control sulfur dioxide and nitrogen oxide emissions. The requirement to install control equipment could impact the amount of coal supplied to those customers if they decide to switch to other sources of fuel which use would result in lower emission of sulfur oxides and nitrogen oxides.

   In addition, the Clean Air Act Amendments require a study of utility power plant emissions of certain toxic substances, including mercury, and direct the Environmental Protection Agency to regulate these substances, if warranted. In a recent report, the Environmental Protection Agency indicated that although it plans to further study the issue, it does not plan to make a decision whether regulate mercury emissions from coal-fired power plants until December 2000. If the Environmental Protection Agency decides to regulate mercury emissions from power plants, the regulations would probably not take affect until after 2007. Regardless of any action by the Environmental Protection Agency, it is a possibility that future state regulatory or legislative activity may seek to reduce mercury emissions and such requirements, if enacted, could result in reduced use of coal if utilities switch to other sources of fuel.

   Clean Water Act. The Clean Water Act of 1972 affects coal mining operations by imposing restrictions on effluent discharge into water. Regular monitoring, reporting requirements and performance standards are preconditions for the issuance and renewal of permits governing the discharge of pollutants into water.

                                 54


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

   Resource Conservation and Recovery Act. The Resource Conservation and Recovery Act, (RCRA) which was enacted in 1976, affects coal mining operations by imposing requirements for the treatment, storage and disposal of hazardous wastes. Coal mining operations covered by the Surface Mining Control and Reclamation Act permits are exempted from regulation under the Resource Conservation and Recovery Act by statute; however we cannot predict whether this exclusion will continue.

   The Resource Conservation and Recovery Act excludes certain large-volume wastes generated primarily from the combustion of coal from being regulated as a hazardous waste, pending a report to Congress and a decision by the U.S. Environmental Protection Agency either to regulate the coal combustion wastes as a hazardous waste under RCRA or deem such regulation as unwarranted. The U.S. Environmental Protection Agency made its report to Congress on March 1999 and determined in May 2000 not to regulate coal wastes as a hazardous substance under RCRA. The requirement to regulate coal combustion waste as a hazardous waste could cause a switch to other lower ash fuels and reduce the amount of coal used by electric generators.

   Federal and State Superfund Statutes. The Comprehensive
Environmental Response Compensation and Liability Act, or Superfund, and similar state laws affect coal mining and hard rock operations by creating liability for investigation and remediation in response to releases of hazardous substances to the environment and for damages to natural resources. Under Superfund, joint and several liability may be imposed on waste generators, site owners and operators and others regardless of fault.

   Global Climate Change. The United States, Australia and over 160 other nations are signatories to the 1992 Framework Convention on Climate Change which is intended to limit emissions of greenhouse gases such as carbon dioxide. In December 1997 in Kyoto, Japan, the signatories to the convention established a binding set of emission targets for developed nations. Although the specific emission targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. Although the United States has not ratified the emission targets and no comprehensive regulations focusing on greenhouse gas emissions are in place, such restrictions, whether through ratification of the emission targets or other efforts to stabilize or reduce greenhouse gas emissions, could adversely impact the price and demand for coal. According to the Energy Information Administration's Annual Energy Outlook for 1998, coal accounts for 36% of greenhouse gas emissions in the United States, and efforts to control greenhouse gas emissions could result in reduced use of coal if electric generators switch to lower carbon sources of fuel.

AUSTRALIA

   The Australian mining industry is regulated by Australian federal, state and local governments with respect to environmental issues such as land reclamation, water quality, air quality, dust control and noise, planning issues such as approvals to expand existing mines or to develop new mines, and health and safety issues. The Australian federal government retains control over the level of foreign investment and export approvals. Industrial relations are regulated under both federal and state laws. Australian state governments also require coal companies to post deposits or give other security against land which is being used for mining, with those deposits being returned or security released after satisfactory rehabilitation.

   Mining and exploration in Australia is generally carried on under leases or licenses granted by state governments. Mining leases, which are typically for an initial term of up to 21 years (but which may be reviewed), contain conditions relating to such matters as minimum annual expenditures, restoration and rehabilitation. Surface rights are typically acquired directly from landowners and, in the absence of agreement, there is an arbitration provision in the mining law.

   Environmental

   Primary responsibility for environmental regulation in Australia is vested in the State rather than the federal system. Each State and Territory in Australia has its own environmental and planning regime for the development of mines. In addition, each State and Territory also has a specific Act dealing with mining in particular, regulating the granting of mining licenses and leases. The mining legislation in each State and Territory operates concurrently with environmental and planning legislation. The mining legislation governs mining licenses and leases, including the restoration of land, following the completion of mining activities. Apart from the grant of rights to mine itself (which are covered by the mining statutes), all licensing, permitting, consent and approval requirements are contained in the various State and Territory environmental and planning statutes.

   The particular provisions of the various State and Territory environmental and planning statutes vary depending upon the jurisdiction. Despite the variation in particulars, each State and Territory has a system involving at least two major phases. First, obtaining the developmental application and, if that is granted, obtaining the detailed operational pollution control licenses (which authorize emissions up to a maximum level); and second, obtaining pollution control approvals (which authorize the installation of pollution control equipment and devices). In the first regulatory phase, an application to a regulatory authority is filled. The relevant authority will either grant a conditional consent, an unconditional consent, or deny the application based on the details of the application and on any submissions or objections lodged by members of the public. If the developmental application is granted, the detailed pollution control license may then be issued and such license may regulate emissions to the atmosphere; emissions in waters; noise impacts including impacts from blasting; dust impacts; the generation, handling, storage and transportation of waste; and requirements for the rehabilitation and restoration of land.

   Each State and Territory in Australia also has either a specific statute or certain sections in other environmental and planning statutes relating to the contamination of land and vesting powers in the various regulatory authorities in respect of the remediation of contaminated land. Those statutes are based on varying policies - the primary difference between the statutes is that in certain States and Territories, liability for remediation is placed upon the occupier of the land, regardless of the culpability of that occupier for the contamination. In other States and Territories, primary liability for remediation is placed on the original polluter, whether or not the polluter still occupies the land. If the original polluter cannot itself carry out the remediation, then a number of the statutes contain provisions which enable recovery of the costs of remediation from the polluter as a debt.

   Many of the environmental planning statutes across the States and Territories contain "third party" appeal rights in relation, particularly, to the first regulatory phase. This means that any party has a right to take proceedings for a threatened or actual breach of the statute, without first having to establish that any particular interest of that person (other than as a member of the public) stands to be affected by the threatened or actual breach.

   Accordingly, in most States and Territories throughout Australia, mining activities involve a number of regulatory phases. Following exploratory investigations pursuant to a mining lease, the activity proposed to be carried out must be the subject of an application for the activity or development. This phase of the regulatory process, as noted above, usually involves the preparation of extensive documents to constitute the application, addressing all of the environmental impacts of the proposed activity. It also generally involves extensive notification and consultation with other relevant statutory authorities and members of the public. Once a decision is made to allow a mine to be developed by the grant of a development consent, permit or other approval, then a formal mining lease can be obtained under the mining statute. In addition, operational licenses and approvals can then be applied for and obtained in relation to pollution control devices and emissions to the atmosphere, to waters and for noise. The obtaining of licenses and approvals, during the operational phase, generally does not involve any extensive notification or consultation with members of the public, as most of these issues are anticipated to be resolved in the first regulatory phase.

   Peabody is recognized as a leader in the field of environmental stewardship and is a signatory to the Australian Federal Government's Greenhouse Challenge Program and the Australian Minerals Industry Code of Environmental Management. Annual independent environmental audits are conducted at our mining operations to review our environmental management systems to maintain environmental performance. Ravensworth, Narama, Bengalla and Warkworth maintain ISO 14001 certification for their respective environmental management systems.

OCCUPATIONAL HEALTH AND SAFETY

   The combined effect of various State and Federal statutes requires an employer to ensure that persons employed in a mine are safe from injury by providing a safe working environment and systems of work; safety machinery; equipment, plant and substances; and appropriate information, instruction, training and supervision.

   In recognition of the specialized nature of mining and mining activities, specific occupational health and safety obligations have been mandated under state legislation that deals specifically with the coal mining industry. Mining employers, owners, directors and managers, persons in control of work places, mine managers, supervisors and employees are all subject to these duties.

   It is mandatory for an employer to have insurance coverage in respect of the compensation of injured workers; similar schemes are in effect throughout Australia which are of a no fault nature and which provide for benefits up to a prescribed level. The specific benefits vary from jurisdiction to jurisdiction, but generally include the payment of weekly compensation

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

to an incapacitated employee, together with payment of medical, hospital and related expenses. The injured employee has a right to sue his or her employer for further damages if a case of negligence can be established.

   Safety performance at the coal mining operations continues to be well below the average for Australian open cut mines with annual independent audits conducted of our safety management systems.

DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY

   In October 1992, the Energy Policy Act of 1992 was enacted. To stimulate competition in the electricity market, the Act gave wholesale suppliers access to the transmission lines of United States electric utility companies. In April 1996, the Federal Energy Regulatory Commission issued the first of a series of orders establishing rules providing for open access to electricity transmission systems. While the Federal Energy Regulatory Commission proceeds to open access to wholesale electric markets, individual states are proceeding with the opening of retail access.

   The pace of change differs significantly from state to state. To date, 22 states and the District of Columbia have enacted programs leading to the deregulation of the retail electricity market; 20 other states are considering such programs, and the U.S. Congress is considering federal legislation. Due to the uncertainty around timing and implementation of deregulation, it is difficult to predict the impact on individual electric generators.

   When ultimately implemented, full-scale deregulation of the power industry will enable both industrial and residential customers to shop for the lowest cost supply of power and the best service available. This fundamental change in the power industry is expected to compel electric utilities to be more aggressive in developing and defending market share, to be more focused on their pricing and cost structures and to be more flexible in reacting to changes in the market.

   A possible consequence of the deregulation is anticipated downward pressure on fuel prices. However, because coal-fired generation is competitive with most other forms of generation, a competitive electricity market may stimulate greater demand for coal to be burned in plants with currently unused capacity. In 1999, for example, the average cost of generating electricity in coal-based generating units was less than one half the average cost of generating electricity in gas-fired units, and coal-based generation accounted for more than one-half of all electricity produced in the United States last year. Because of coal's cost advantage and because some coal-based generating facilities are underutilized in the current regulated electricity market, we estimate that additional coal demand could arise if the electricity market were rationalized and the most efficient coal-fired power plants were used to their full capacity. Estimates of this additional demand for coal vary between 100 and more than 200 million tons annually for the coal industry as a whole.

Australia

   In the early 1990's, the Australian Federal Government commenced deregulation of the electricity market as part of Australia's ongoing micro-economic reform.

   The commencement of the National Electricity Market in 1998 was to introduce competition in the wholesale supply and purchase of electricity combined with an open access regime for the use of electricity networks across the Eastern States of Australia. Introduction of competition was to be achieved by restructuring the supply industry into the separate elements of generation, transmission and distribution, and retail supply; privatization of generation and retail supply; and enhancement and extension of the Eastern States interconnection of power systems.

   Some States, in particular Victoria, have privatized power generation, transmission and distribution, and retail supply as part of the ongoing deregulation of the industry. In New South Wales the market is dominated by incorporated government utilities.

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                             MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   Set forth below are the names, ages as of March 31, 2000 and current positions with us and our subsidiaries of our executive officers and Directors. The terms of our Directors will expire upon the election and qualification of successors at the annual meeting of stockholders.

              NAME                AGE                       POSITION
              ----                ---                       --------
      Irl F. Engelhardt           53      Chairman, Chief Executive Officer and Director

      Richard M. Whiting          45      President, Chief Operating Officer and Director

      Roger B. Walcott, Jr.       44      Executive Vice President

      Mark Maisto                 44      Chief Executive Officer and President, Citizens Power

      Christopher G. Farrand      59      Vice President - Corporate Affairs

      George J. Holway            50      Vice President - Mining Business Development

      Robert D. Humphris          57      Managing Director-Australia

      Jeffery L. Klinger          53      Vice President, Legal Services and Secretary

      Richard A. Navarre          39      Vice President and Chief Financial Officer

      Sharon K. Schergen          43      Vice President - Human Resources

      Paul H. Vining              45      President, Peabody COALSALES Company

      William E. Broshears        51      Group Executive - Resource Development

      Roger H. Goodspeed          49      Director

      Henry E. Lentz              55      Director

      Alan H. Washkowitz          59      Director

   Irl F. Engelhardt served as President and Chief Executive Officer of Peabody from 1990 to 1995 and Chairman and Chief Executive Officer of Peabody since 1993, and has been a Director of Peabody since June 1998. Since joining Peabody in 1979, he has held various officer level positions in the executive, sales, business development and administrative areas, including serving as Chairman of Peabody Resources Ltd. (Australia) and Chairman of Citizens Power. Mr. Engelhardt also served as an executive director of The Energy Group from February 1997 to May 1998, Chairman of Cornerstone Construction & Materials, Inc. from September 1994 to May 1995 and Chairman of Suburban Propane Company from May 1995 to February 1996. He also served as a Director and Group Vice President of Hanson Industries from 1995 to 1996. Mr. Engelhardt is Co-Chairman of the Coal Utilization Research Council and past Chairman of the National Mining Association and the Coal Industry Advisory Board of the International Energy Agency. He is also a director of Firstar (formerly Mercantile Bank of St. Louis, N. A.).

   Richard M. Whiting was promoted to President and Chief Operating Officer of Peabody in January 1998 and has been a Director of Peabody and a member of the Management Committee since June 1998. He served as President of Peabody COALSALES Company from June 1992 to January 1998. Since joining Peabody in 1976, Mr. Whiting has held a number of operations, sales and engineering positions both at the corporate offices and at field locations. From 1989 to 1990, Mr. Whiting served as Vice President of Engineering and Operations Support. Mr. Whiting is currently Chairman of the Bituminous Coal Operators' Association and Chairman of the National Mining Association's Safety and Health Committee.

   Roger B. Walcott, Jr. joined Peabody in June 1998 as Executive
Vice President and a member of Peabody's Management Committee. From 1981 to 1998, he was a Senior Vice President & Director with The Boston Consulting Group where he served a variety of clients in strategy and operational assignments. He was also Chairman of The Boston Consulting Group's Human Resource Capabilities Committee. Mr. Walcott holds an MBA with high distinction from the Harvard Business School.

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

   Mark Maisto was named Chief Executive Officer of Citizens Power in September 1998. He was also named a member of Peabody's Management Committee at that time. He has been President of Citizens Power since February 1998. He joined Peabody in 1997 as Executive Vice President of Citizens Power. Prior to joining Citizens Power he was a Senior Vice President at Lehman Brothers. At Lehman Brothers, he specialized in corporate and project finance working with electric utility companies. Prior to joining Lehman Brothers in 1987, Mr. Maisto was employed at GE Capital, where he was Director-Utility Finance. Mr. Maisto holds an MBA from New York University.

   Christopher G. Farrand has been Vice President of Corporate
Affairs of Peabody since June 1992. From April 1991 to June 1992, he served as President of Peabody Development Company. Between 1981 and 1992 he worked as Vice President of Government Relations for both Peabody Coal Company and Peabody Holding Company. Mr. Farrand joined Peabody as Director of Corporate Planning for Peabody Coal Company in 1978. Prior to working for Peabody, Mr. Farrand held several positions in the United States Department of Interior, including Deputy Under Secretary in 1977 and 1978 and Deputy Assistant Secretary from 1974 to 1976. He currently serves on the board of directors of the National Coal Association.

   George J. Holway was appointed to his current position as Vice President-Mining Business Development in October 1999. Previously he had served as Vice President and Chief Financial Officer from June 1998 to October 1999. Prior to that, he had been Vice President of Corporate Development with responsibilities for our mining business development and land functions. After first joining Peabody in 1980, Mr. Holway served in several financial positions at Peabody Holding Company including Vice President and Controller from 1990 to 1992. In 1992, he left Peabody to become Chief Financial Officer of Zeigler Coal Holding Company, a position he held until he rejoined Peabody in November 1996. Prior to joining the Peabody in 1980, Mr. Holway was employed by Arthur Andersen & Co. Mr. Holway is a CPA and holds an MBA from Saint Louis University.

   Robert D. Humphris has been Managing Director-Australia and a member of Peabody's Management Committee since May 1998. Prior to that, he had been Managing Director of Peabody Resources since April 1993. He has held management positions at various mining companies in the United Kingdom and Australia, including Managing Director of mining operations for Costain Australia Limited, which was subsequently acquired by Hanson. He was actively involved in Costain's real estate and construction activities in Australia. Mr. Humphris is immediate past Chairman of the New South Wales Minerals Council, past Chairman of the Australian Coal Association and the Chairman of Newcastle Coal Shippers. He is a member of the Coal Industry Advisory Board of the International Energy Agency and the State Minerals Advisory Council.

   In May 2000, Mr. Humphris announced that he will retire in October 2000. Ian Craig, Deputy Managing Director of Peabody Resources, will succeed Mr. Humphris.

   Jeffery L. Klinger was named Vice President of Legal Services and Secretary in May 1998. Prior to that, he had been Vice President, Secretary and Chief Legal Officer since October 1990. From 1986 to October 1990, he served as Eastern Regional Counsel for Peabody Holding Company and from 1982 to 1986 as Director of Legal and Public Affairs, Eastern Division of Peabody Coal Company and joined Peabody as Director of Legal and Public Affairs, Indiana Division of Peabody Coal Company from 1978 to 1982. He is a past President of the Indiana Coal Council and is currently a trustee of the Energy and Mineral Law Foundation.

   Richard A. Navarre was named Vice President and Chief Financial Officer in October 1999. Prior to that, he was President of Peabody COALSALES Company from January 1998 to October 1999 and previously served as President of Peabody Energy Solutions, Inc. Prior to his roles in sales and marketing, he was Vice President of Finance and served as Vice President and Controller of Peabody. He joined Peabody in 1993 as Director of Financial Planning. Prior to joining Peabody, Mr. Navarre was a senior manager with KPMG Peat Marwick. Mr. Navarre is a member of the Trade and International Affairs Committee and the Transportation Committee of the National Mining Association. He is also a member of the NYMEX Coal Advisory Council.

   Sharon K. Schergen has been Vice President-Human Resources since 1991, with executive responsibility for employee development, benefits, compensation, employee relations and affirmative action programs. She joined Peabody in 1981 as Manager-Salary Administration and has held a series of employee relations, compensation, and salaried benefits positions. Prior to joining Peabody, Ms. Schergen, who earned degrees in social work and psychology and an MBA, was a personnel representative for Ford Motor Company. Ms. Schergen is a member of the National Mining Association's Human Resource Committee.

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

   Paul H. Vining was named President of Peabody COALSALES Company in October 1999. Prior to that, he was President of Peabody COALTRADE, Inc. from March 1997 to October 1999, and Senior Vice President of Peabody COALSALES Company from August 1995-February 1997. Mr. Vining is a member of the Board of Directors of the Coal Exporters Association.

   William E. Broshears was named Group Executive-Resource
Development in July 1999. Prior to that he was Group Executive-Mining Services from May 1999 to July 1999, Vice President-Operations of
Peabody Coal Company from October 1996 to May 1999 and Vice
President-Surface Operations of Eastern Associated Coal Corp. from November 1995 to October 1996. Mr. Broshears is the Chairman of the West Virginia Mining and Reclamation Association.

   Roger H. Goodspeed became a Director in May 1998. He is also a Managing Director of Lehman Brothers. He joined Lehman Brothers in 1974 and became a Managing Director in 1984. During his tenure at Lehman Brothers, he has served in management positions for several different groups. In 1994, he became Chairman of Citizens Lehman Power, an electric power marketing joint venture 50% owned by Lehman Brothers until the joint venture was sold to The Energy Group in 1997.
Mr. Goodspeed remains a director of the ongoing entity, Citizens Power. Mr. Goodspeed received an MBA from the University of California, Los Angeles.

   Henry E. Lentz became a Director in February 1998. He is also a Managing Director of Lehman Brothers and a principal of the firm's Merchant Banking Group. Mr. Lentz joined Lehman Brothers in 1971 and became a Managing Director in 1976. In 1988, Mr. Lentz left Lehman Brothers to serve as Vice Chairman of Wasserstein Perella Group, Inc. In 1993, he returned to Lehman Brothers as a Managing Director and, prior to joining the Merchant Banking Group, served as head of the firm's worldwide energy practice. Mr. Lentz is currently a director of Rowan Companies, Inc. and Consort Holdings plc. Mr. Lentz holds an MBA, with honors, from the Wharton School of the University of Pennsylvania.

   Alan H. Washkowitz became a Director in May 1998. He is also a Managing Director of Lehman Brothers and the head of the firm's Merchant Banking Group, responsible for the oversight of Lehman Brothers Merchant Banking Partners II L.P. Mr. Washkowitz joined Kuhn Loeb & Co. in 1968 and became a general partner of Lehman Brothers in 1978 when Kuhn Loeb & Co. was acquired. Prior to joining the Merchant Banking Group, Mr. Washkowitz headed Lehman Brothers' Financial Restructuring Group. He is currently a director of Illinois Central Corporation, L-3 Communications Corporation, K&F Industries, Inc. and McBride plc. Mr. Washkowitz holds an MBA from Harvard University and a JD from Columbia University.

EXECUTIVE COMPENSATION

   The following table sets forth the annual compensation for our chief executive officer and the four most highly compensated executive officer, (the named executive officers, other than the chief executive officer for their services to Peabody during fiscal years 2000, 1999 and 1998.

                                                     SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                                -----------------------------------  -----------------------------------------------
                                                                                     RESTRICTED  SECURITIES
                                                                       OTHER ANNUAL    STOCK     UNDERLYING     LTIP     ALL OTHER
                                      FISCAL     SALARY      BONUS     COMPENSATION   AWARD(S)  OPTIONS/SARs  PAYMENTS  COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR       ($)         ($)          ($)        (#)<F1>     (#)<F2>     ($)<F3>     ($)<F4>
                                      ------    -------     -------    ------------  ---------- ------------  --------  ------------
Irl F. Engelhardt                      2000     700,000     875,000         --             --           --          --     51,525
Chairman, Chief Executive Officer      1999     681,264     700,000         --        154,639      499,885     441,240     23,998
and Director                           1998     550,000     412,500         --             --           --      42,644     15,754

Richard M. Whiting                     2000     400,000     500,000         --             --           --          --     28,662
President, Chief Operating Officer     1999     385,834     400,000         --         51,546      179,828     168,051     12,238
and Director                           1998     244,851     182,501         --             --           --      12,326      7,058

Roger B. Walcott, Jr.                  2000     350,000     437,500         --         51,546           --          --     24,955
Executive Vice President               1999     291,667     350,000         --             --      179,828          --      8,374
                                       1998          --          --         --             --           --          --         --

Mark Maisto                            2000     300,000     600,000         --         51,546           --          --     14,272
President and Chief Executive          1999     282,485     450,000         --             --      179,828          --     10,650
Officer, Citizens Power LLC            1998     208,333     300,000         --             --           --          --      9,167

Richard A. Navarre                     2000     233,750     343,750         --             --           --          --     17,203
Vice President and Chief Financial     1999     220,000     220,000         --         38,660      134,902      45,030      6,824
Officer                                1998     182,917     132,000         --             --           --       3,096      5,488

W. Howard Carson<5>                    2000     331,758     381,875         --             --           --          --    660,678
Former Chief Commercial Officer        1999     312,633     325,000         --         51,546      179,828     169,716     37,055
                                       1998     225,750     130,368         --             --           --      20,391      6,773

<F1>  Represents number of shares of our Class B common stock granted to executives as of May 19, 1998. In addition, shares purchased by Mr. Walcott and Mr. Maisto on May 19, 1998 were converted to granted shares during the year ended March 31, 2000.
<F2>  Represents number of shares of our Class A common stock underlying options issued as of May 19, 1998.
<F3>  Represents certain long-term incentive payments earned during the fiscal year that relate to Predecessor Company compensation plans.
<F4>  Represents annual matching contributions and performance contributions to qualified and non-qualified savings and investment plans, and group term life insurance. Also includes amounts related to Mr. Carson's resignation in fiscal year 2000, and his relocation benefit received in fiscal year 1999.
<F5>  Mr. Carson resigned effective March 8, 2000.

Pension Benefits

   Our Salaried Employees Retirement Plan, or pension plan, is a "defined benefit" plan. The pension plan provides a monthly annuity to salaried employees when they retire. A salaried employee must have at least five years of service to be vested in the pension plan. A full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55; however, a 4% reduction factor applies for each year a retiree receives a benefit prior to age 62.

   An individual's retirement benefit under the pension plan is equal to the sum of (1) 1.112% of the average monthly earnings over 60 consecutive months up to the "covered compensation limit" multiplied by the employee's years of service, not to exceed 35 years, and (2) 1.5% of the average monthly earnings over 60 consecutive months over the "covered compensation limit" multiplied by the employee's years of service, not to exceed 35 years.

   We announced in February 1999 that the pension plan would be phased out beginning January 1, 2001. Certain transition benefits were introduced based on the age and/or service of the employee at December 31, 2000:
(1) employees age 50 or older will continue to accrue service at 100%;
(2) employees between the ages of 45 and 49 or with 20 years or more of service will accrue service at the rate of 50% for each year of service worked after December 31, 2000; and (3) employees under age 45 with less than 20 years of service will have their pension benefit frozen. In all cases, final average earnings for retirement plan purposes will be capped at December 31, 2000 levels.

We have three supplemental retirement plans, which provide pension benefits to executives whose pay exceeds legislative limits for qualified pension plans. The estimated annual benefits payable upon retirement at age 62, the normal retirement age, for the CEO and named executive officers are as follows:

        Irl F. Engelhardt                       $487,883

        Richard M. Whiting                       262,395

        Roger B. Walcott, Jr.                     24,663

        Richard A. Navarre                        38,138

        W. Howard Carson                         144,820

     Mr. Maisto is not eligible for the pension plan.

Other Benefit Plans

     In addition to the pension plan, we maintain various other benefit plans covering employees and retirees. We announced in February 1999 that we were restructuring several of these plans over the next four years. The benefits associated with the medical plan and savings and long term investment plan will be most significantly impacted.

The changes to the medical plan include the following as of January 1, 2000: (1) a decrease in employee/retiree contributions; (2) an increase in medical contributions for dependents; (3) a decrease in medical coverage for certain expenses; (4) additional medical plan options; and
(5) changes to dependent eligibility rules for retirees. In addition, the medical plan was restructured so that employees leaving Peabody on or after January 1, 2003 (age 55 or older with ten years of service) will be covered under a medical premium reimbursement plan instead of the current medical plan.

Beginning with fiscal year 2000, a performance contribution feature was added to the savings and long-term investment plan to allow for Company contributions up to a maximum of 4% of employees' salary based upon meeting certain Company performance targets. Effective January 1, 2001, we will increase our match for the savings and long-term investment plan.

Management Incentive Compensation Plans

     We have established an incentive compensation plan that provides a bonus to selected employees based on the participant's base salary, target level, and the attainment of certain organizational and individual targets. The organizational targets are a ratio of net debt (total debt minus cash) divided by earnings before interest, income taxes and depreciation, depletion and amortization expense, or EBITDA.

Employment Agreements

     We have entered into employment agreements with Mr. Engelhardt, the Chairman and Chief Executive Officer, or CEO, and Messrs. Whiting, Walcott, Maisto, Navarre and eight other key executive officers. The CEO's employment agreement provides for an initial term of three years and the other executives' employment agreements provide for initial terms of two years, each of which extend thereafter on a day-to-day basis such that the CEO's employment agreement continually has a three year term and the other executives, subsequent to their initial one year of employment, continually have a one-year term. Upon a termination without cause or resignation for good reason, the executive is entitled to the following benefits during the continuation period, described below: (1) base salary; (2) bonus actually paid in the year prior to such termination, except that, instead of such actual bonus amount, the CEO shall receive an amount equal to 100% of his final base salary in each of the three years following such termination; (3) a one-time prorated bonus for the year of termination (based on actual performance multiplied by a fraction, the numerator of which is the number of business days such executive was employed during the year of termination and the denominator of which is the total number of business days during such year); and (4) continuation of qualified and nonqualified pension, life insurance, medical, hospitalization and other benefits; provided, however, that we shall not be obligated to provide any benefits under tax qualified plans which are not permitted by the terms of each such plan or by applicable law or could jeopardize the plan's tax status; provided, further, that any such coverage shall terminate to the extent that executive is offered or obtains comparable coverage from any other employer. The "continuation period" is three years for the CEO and for the other executives, the balance of the initial two-year term if termination occurs during the first year of the initial term, or for a period of one year after. The employment agreements provide for confidentiality during employment and at all times thereafter, and include a noncompetition and nonsolicitation agreement that is effective during the employment term and for one year thereafter.

Equity Agreements

     The executives and 20 other employees acquired, in the aggregate, approximately 3% of our initial fully-diluted equity, issued as Class B common stock in connection with our acquisition on May 19, 1998. With respect to these Class B shares, we provided a full recourse loan for the amount of the tax liability to each executive, and to certain of these executives, an additional full recourse loan for the amount of the value of the stock, with a five-year principal balloon payment which accelerates to the date which is six months following any termination of employment or disposition of the stock, with interest payable throughout the term of the loan at the applicable federal rate.

Stock Option Plan

     We adopted the 1998 Stock Purchase and Option Plan for Key Employees, under which we granted options to certain employees to purchase shares of our common stock. We granted the executives who received Class B common stock and other employees our options exercisable for common stock to purchase an aggregate of 7% of our initial fully-diluted equity; 931,885 of which were granted as "time options" in the form of Incentive Stock Options (as defined in Section 422 of the Internal Revenue Code), to the extent permitted, and 2,863,988 of which were granted in the form of nonqualified stock options as "performance options." Time options become exercisable with respect to 20% of the shares subject to such options on each of the first five anniversaries of the date of the closing of the transaction if the executive's employment continues through and including such date, subject to acceleration upon (1) death, (2) disability (3) a change of control or (4) a recapitalization event. Performance options become exercisable at the end of nine and one-half years, whether or not the applicable performance targets are achieved, but become exercisable earlier with respect to up to 20% of the shares subject to the performance options, on each of the first five anniversaries of the date of May 19, 1998, to the extent certain performance targets, as determined by the Board of Directors and based on net debt and EBITDA, are met or exceeded. Performance options accelerate upon (1) a change of control, (2) a recapitalization event or (3) an initial public offering. "Change of control," for the purposes of this section, means an acquisition of all or substantially all of our direct and indirect assets by merger, consolidation, recapitalization event, stock or asset sale or otherwise, whereby immediately following any such transaction
(1) Lehman Merchant Banking owns less than 8.1 million of our outstanding voting securities or (2) any person individually owns more of our then outstanding voting securities entitled to vote generally than Lehman Merchant Banking. "Recapitalization event" means a recapitalization, reorganization, stock dividend or other special corporate restructuring which results in an extraordinary distribution to the stockholders of cash and/or securities through the use of leveraging or otherwise but which does not result in a change of control.

     We granted these executives performance-based options exercisable for common stock to purchase an aggregate of 7% of our initial fully-diluted equity. Options vest upon the earlier of (1) achievement of certain financial performance targets and the earliest of completion of
(x) an initial public offering, (y) a change of control or (z) a recapitalization event; and (2) nine and one-half years from the date of grant. Vesting of options accelerate: (1) upon completion of an initial public offering during our first 36 months following the closing of our acquisition, at least 2.5% of these options shall vest and the balance shall vest in accordance with the achievement of certain financial performance targets; or (2) upon a change of control or a recapitalization event during the first 36 months following the closing of our acquisition, at least 5% of these options shall vest.

     The options have an exercise price of $20.00 per share of the Class A common stock.

     The options have a 10-year term; provided, however, that exercisable non-performance based options expire earlier upon termination of employment as follows: (1) upon termination for cause or a resignation without good reason, immediately upon such termination; or
(2) upon termination without cause, resignation for good reason, death, disability or retirement, one year after termination of employment. Unexercisable options terminate upon termination of employment, unless acceleration in connection with such termination is explicitly provided for. Upon a change of control, the Board of Directors may terminate the options, so long as the executives are cashed out at the change of control price or are permitted to exercise their options prior to the change of control, except as otherwise provided.

                           FY-END OPTIONS/SAR VALUES
                                  NUMBER OF SECURITIES UNDERLYING UNEXERCISED
                                            OPTIONS/SARs AT FY-END
                                 ---------------------------------------------
      NAME                       EXERCISABLE (#)             UNEXERCISABLE (#)
      ------------------------------------------------------------------------
      Irl F. Engelhardt             44,000                       455,855
      Richard M. Whiting            15,985                       163,843
      Roger B. Walcott, Jr.         15,985                       163,843
      Mark Maisto                   15,985                       163,843
      Richard A. Navarre            11,992                       122,910
      W. Howard Carson              15,985                            --

Stockholders Agreements

     We have entered into stockholders agreements with the executives who received our Class B common stock and will enter into shareholder agreements with employees who have options to purchase shares of common stock when such options have vested and are exercised. Such stockholders agreements contain, among other things, puts/calls, drag-along, tag-along, voting, corporate governance and registration rights provisions.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning ownership of the capital stock as of March 31, 2000 by persons who beneficially own more than 5% of the outstanding shares of capital stock, each person who is a director of Peabody, each person who is a named executive officer, and all directors and executive officers as a group. Our capital stock consists of our Class A common stock, our Class B common stock and our non-convertible, exchangeable preferred stock. Class B common stock has voting rights and other attributes similar to Class A common stock (except that Class A common stock will have a liquidation preference) and will convert to Class A common stock upon consummation of a change of control, an initial public offering or a recapitalization event or, in any event, after nine years. Of the $480 million equity contribution made in connection with our acquisition on May 19, 1998, $100 million was in the form of preferred stock. The preferred stock bears the same voting powers, dividend rights and other rights as, and votes as a single class with, the common stock, except for the following: (1) upon the occurrence of any merger, consolidation, sale of all or substantially all assets, liquidation, dissolution or winding up of Peabody, the holders of the preferred stock will receive a preferential distribution of available assets equal to the cost per share before the holders of the common stock receive any distributions (following which the holders of common stock will receive a similar preferential distribution of any remaining available assets equal to the same cost per share, and thereafter the shares of Common Stock and Preferred Stock will receive equal distributions per share of any remaining available assets); (2) we may, at any time at our discretion, exchange all or part of the shares of preferred stock for an equal number of shares of common stock; and (3) we may, at our discretion and only for the first six months after the issuance of shares of the preferred stock, redeem all or part of the shares of preferred stock for an amount equal to the cost per share.

                                                            NUMBER OF SHARES BENEFICIALLY OWNED
                                                            ------------------------------------
                                                             CLASS A        CLASS B
                                                             COMMON          COMMON    PREFERRED    PERCENT OF      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        STOCK<F1>        STOCK     STOCK<F2>     CLASS A         CLASS B
------------------------------------------------------------------------------------------------------------------------------
Lehman Brothers Merchant Banking Partners II, L.P.,
      LBI Group Inc. and their affiliated co-investors
      c/o Lehman Brothers Holdings Inc.
      3 World Financial Center, 200 Versey Street
      New York, NY  10285                                  16,000,000             --   5,000,000       85.0%             --

Co-Investment Partners, L.P.
      c/o Lexington Partners Inc.
      659 Madison Avenue, 23rd Floor
      New York, NY 10021                                    2,500,000             --          --       13.3%             --

Irl F. Engelhardt                                              88,000        154,639          --        0.4%           22.6%
Richard M. Whiting                                             31,970         51,546          --        0.1%            7.5%
Roger B. Walcott, Jr.                                          31,970         51,546          --        0.1%            7.5%
Mark Maisto                                                    31,970         51,546          --        0.1%            7.5%
Richard A. Navarre                                             23,984         38,660          --        0.1%            5.6%
Roger H. Goodspeed                                                 --             --          --         --              --
Henry E. Lentz                                                     --             --          --         --              --
Alan H. Washkowitz                                                 --             --          --         --              --

All executives and directors as a group (15 people)           327,230        548,966          --        1.5%           73.6%

<F1> Totals for named executive officers represent options exercisable within 60 days after July 31, 2000.
<F2> Lehman Brothers Merchant Banking Partners II L.P., LBI Group Inc.
     and their affiliated co-investors own 100% of the outstanding Preferred Stock of P&L Coal Holdings Inc.

                     THE ACQUISITION

THE ACQUISITION

     The statements made under this heading relating to the acquisition are summaries of the agreements described. While we believe that these summaries include the material terms of the acquisition, they are qualified in their entirety by reference to those agreements.

THE PURCHASE AGREEMENT

     Our company and The Energy Group entered into the Purchase Agreement dated March 2, 1998. The purchase agreement provided, among other things, for the purchase by us from The Energy Group of the "Acquired Companies," consisting of the equity interests described below. As consideration for those interests, we paid $2,003.6 million to The Energy Group. Under the purchase agreement, upon the consummation of the purchase, we acquired:
(1) all of the common stock of Peabody Holding Company, (2) all of the common stock of Gold Fields, (3) all of the membership interests of Citizens Power, (4) the 1% interests in CL Hartford, L.L.C., a Delaware limited liability company, and Citizens Power Sales, a Delaware general partnership (CP Sales), both subsidiaries of Citizens Power, (5) all of the shares of Darex Capital Inc., a company incorporated in the Republic of Panama, and (6) all of the ordinary shares of Peabody Australia Limited, which together with Darex Capital Inc. owns Peabody Resources.

     The acquisition was conditioned upon the tender offer by Texas Utilities to purchase all the outstanding common shares of The Energy Group becoming or being declared unconditional in all respects (see "The Participation Agreement" below) and not at that time being publicly opposed by the board of directors of The Energy Group. For additional information regarding the relationship between the acquisition and the Texas Utilities offer, as well as among Lehman Merchant Banking, us and Texas Utilities, see "The Participation Agreement" below. The acquisition was further conditioned upon satisfaction or waiver of the following conditions: (1) the consent to the acquisition by the Australian Foreign Investment Review Board, (2) the issuance of an approval order by the Federal Energy Regulatory Commission and (3) the absence of any statute, rule, regulation, court or executive order, decree, or other order of any kind that would prohibit, restrain or restrict the acquisition. The Australian Foreign Investment Review Board provided its consent to the acquisition on April 1, 1998 and the Federal Energy Regulatory Commission provided its consent to the acquisition on April 24, 1998. On May 19, 1998, the Texas Utilities tender offer was declared unconditional and the acquisition was consummated.

     The purchase agreement contained only limited representations from each party relating to corporate authorization, due execution and lack of conflict with organizational documents, material agreements and laws. In addition, The Energy Group has made further representations regarding title to equity interests in the Acquired Companies and capitalization of the Acquired Companies and their subsidiaries.

THE PARTICIPATION AGREEMENT

     Lehman Merchant Banking and Texas Utilities entered into the Participation Agreement, dated March 1, 1998, which, among other things, governs the basis on which Texas Utilities made the tender offer and we agreed to consummate the acquisition, and also governs the relationship between The Energy Group and the Acquired Companies and their subsidiaries after the acquisition. Under the terms of the participation agreement, Lehman Merchant Banking agreed to cause us to consummate the acquisition upon satisfaction of the purchase conditions according to the terms of the purchase agreement. In addition, at the closing, Lehman Merchant Banking caused us to pay a portion of the Citizens Power Obligations and to assume all outstanding indebtedness of the Acquired Companies and their subsidiaries, provided that non-recourse debt will remain non-recourse. Texas Utilities also agreed to cause The Energy Group to provide credit support for some of Citizens Power's asset restructuring debt in order to make effective consents to the acquisition by Citizens Power's note holders.

     Lehman Merchant Banking and Texas Utilities further agreed that the purchase price would be adjusted (1) to the extent the total assets less current liabilities and long-term debt of the Acquired Companies and their subsidiaries shown on an audited balance sheet as of March 31, 1998 differ from agreed-upon projections and (2) to the extent of any dividends or distributions from, or contributions to, the Acquired Companies and their subsidiaries after March 31, 1998 and before the closing. The participation agreement contains a representation and warranty to Texas Utilities that, for U.S. federal income taxation purposes, The Energy Group's adjusted tax basis in the shares of Peabody Holding Company as of January 31, 1998 was equal to the portion of the purchase price allocated to those shares, up to $1.8 billion. Following the closing, we caused the rest of the Acquired Companies and their subsidiaries to assume that warranty.

     Texas Utilities agreed not to revise or amend the terms and conditions of its tender offer in a manner that could reasonably be expected to materially and adversely affect Lehman Merchant Banking, the Acquired Companies and their subsidiaries, the acquisition or the Financings and not to waive any conditions of its tender offer without Lehman Merchant Banking's consent where Lehman Merchant Banking demonstrates that the matter or circumstance giving rise to the right to invoke the condition arose after the date of the participation agreement, could reasonably be expected to materially and adversely affect the Acquired Companies and their subsidiaries or the purchase of the equity of the Acquired Companies and their subsidiaries (including the financing of that purchase) and is of material significance in the context of the tender offer. Texas Utilities has also agreed not to extend its tender offer to an expiration date beyond four months from the announcement date of the offer.

     We will indemnify Texas Utilities and its affiliates and subsidiaries (including The Energy Group and its subsidiaries) against all past, present and future claims, suits or liabilities arising from or out of the Acquired Companies and their subsidiaries, including environmental and employee benefits claims or liabilities against the former holding companies for the U.S. Peabody coal business arising from events occurring prior to the closing. Similarly, Texas Utilities has agreed to indemnify Lehman Merchant Banking, our company and their affiliates and subsidiaries against all past, present and future claims, suits or liabilities relating to The Energy Group, except for those relating to the Acquired Companies and their subsidiaries.

     The parties have agreed that the Acquired Companies and their subsidiaries will not be liable for any U.S., Australian or United Kingdom tax liability (including its subdivisions) of the portion of The Energy Group purchased by Texas Utilities, and The Energy Group will similarly not be liable for that tax liability of the Acquired Companies and their subsidiaries. The parties have further agreed that Texas Utilities and The Energy Group, on the one hand and Lehman Merchant Banking, on the other hand, will not be liable to the other for any tax imposed by any jurisdiction as a result of the allocation of the purchase price as between the U.S. and Australian tax jurisdictions. In conjunction with the signing of the participation agreement, the parties also agreed upon a Tax Allocation Agreement that was entered into among the former U.S. holding companies for the U.S. Peabody coal business, our company and some of their affiliates at the closing and, among other things, allocates the tax liabilities among them on the basis of the taxes that would have been incurred if they were stand-alone entities.

              RELATED PARTY TRANSACTIONS

AFFILIATES OF LEHMAN BROTHERS HOLDINGS INC.

     Lehman Brothers Merchant Banking Partners II L.P. and other affiliates of Lehman Brothers Holdings Inc. (collectively, the "Lehman Merchant Banking Fund") own a substantial majority of our outstanding shares of capital stock. Messrs. Washkowitz, Lentz and Goodspeed, each directors of Peabody, are investors in the Lehman Merchant Banking Fund and employees of an affiliate of Lehman Brothers Holdings Inc.

     During the fiscal year ended March 31, 2000, Lehman
Brothers Inc. received approximately $1 million in cash for advising on the acquisition of an additional 38.3% of Black
Beauty in the prior fiscal year, and $0.8 million in fees associated with a power contract restructuring by Citizens Power during fiscal year 2000. During fiscal year ended March 31, 1999, affiliates of Lehman Brothers Holdings Inc. received approximately $90 million in cash for advising on the acquisition of some of our subsidiaries from The Energy Group plc, including Citizens Power
LLC, on May 19, 1998 and arranging the financing for the acquisition. In addition, during the fiscal year ended March 31, 1999, we have paid affiliates of Lehman Brothers Holdings Inc. $0.9 million for other management, consulting and financial services, as well as reimbursements for expenses. Affiliates of Lehman Brothers Holdings Inc. also received customary fees from Texas Utilities Company in connection with advising on and arranging financing for the purchase of The Energy Group plc by Texas Utilities.

     On May 19, 1997, The Energy Group plc purchased Citizens Power through us from Lehman Brothers Holdings Inc. (which owned 50% of Citizens Power), a number of employees of Citizens Power (who owned 20% of Citizens Power) and some other parties (collectively, the "Selling Shareholders") for $120 million, which included (1) an up-front cash payment of $20 million and
(2) up to $100 million of future cash payments (the "Citizens Power Obligation"). The Citizens Power Obligation was comprised of (1) a payment based upon the net asset value of Citizens Power as of the date of the sale to The Energy Group plc (subject to specified adjustments based upon events occurring between the date of sale and June 30, 1997) up to a maximum of $30 million and (2) net asset value increase payments for the fiscal years ending on March 31 or 2000, 2001 and 2002, which combined with the amount of the initial net asset value payment would be no greater than $100 million. The agreement for the purchase of Citizens Power included a provision that protected the selling shareholders in the event of material changes that would adversely affect the ability of Citizens Power to attain expected net asset value increases, including a change of control. Due to the change of control of Citizens Power in our acquisition, we agreed to pay the selling shareholders $72.96 million on May 19, 1998 and $20.0 million plus interest on April 3, 2000 in full consideration for the Citizens Power Obligation. Lehman Brothers Holdings Inc. has guaranteed payment of this obligation. Mr. Goodspeed, who is a director of our company and an employee of an affiliate of Lehman Brothers Holdings Inc. and Mr. Maisto, a named executive officer and an employee of Citizens Power, received a portion of the proceeds received by Lehman Brothers Holdings Inc.

     In connection with our acquisition, Lehman Brothers
Holdings Inc. agreed to provide a guarantee facility to trading counterparties of Citizens Power Sales, the trading subsidiary of Citizens Power LLC, for trades initiated after the acquisition. The guaranty facility initially was to be available for 364 days after the date of the acquisition. For establishing the guaranty facility, Lehman Brothers Holdings Inc. was paid a minimum fee of $0.5 million and reimbursed for the associated legal and out-of-pocket costs. The guaranty facility was allowed to terminate according to its terms in November 1998 with respect to all subsequent transactions of Citizens Power Sales.

OTHER TRANSACTIONS WITH AFFILIATES

     Peabody COALSALES, a subsidiary of ours, purchased
0.3 million tons of coal from Black Beauty for $5.5 million during the fiscal year ended March 31, 1999. The terms of these transactions are comparable to those negotiated with independent third parties. Executive officers of Peabody, which is a general partner of Black Beauty, serve on the partnership committee of Black Beauty. The members of the Black Beauty partnership committee do not receive a fee for their services. In early 1999 we increased our ownership of Black Beauty from 43.3% to 81.7%, making Black Beauty our subsidiary.

TRANSACTIONS WITH MANAGEMENT

     During the fiscal years ended March 31, 2000 and 1999, our executive officers were granted or allowed to purchase shares of our capital stock pursuant to the 1998 Stock Purchase and Option Plan for Key Employees. In connection with these grants and sales, we, affiliates of Lehman Brothers Holdings Inc. and the executives who received our Class B common

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
stock entered into a stockholders agreement providing for piggy-back registration rights and drag-along and tag-along rights with respect to certain sales of our capital stock by affiliates of Lehman Brothers Holdings Inc.

     In conjunction with the grant or sale of our capital stock, the executive officers executed term notes as of December 31, 1998. The term notes for executive officers receiving grants of capital stock are generally due on March 31, 2003 and bear annual interest at an applicable United States federal rate utilized by the Internal Revenue Service for loans to employees. The term notes for executive officers who purchased capital stock are payable in equal amounts on from March 31, 1999 to 2003 and have a 5% annual interest rate. Either form of promissory note will accelerate upon the occurrence of certain events.

     The following table indicates the amounts due under the term notes for our executive officers with aggregate indebtedness in excess of $60,000 during the fiscal year ended March 31, 2000:

                                       LARGEST AGGREGATE INDEBTEDNESS
                                          DURING FISCAL YEAR ENDED         OUTSTANDING INDEBTEDNESS AT
             NAME                              MARCH 31, 2000                    MARCH 31,2000
             ----                      ------------------------------      ---------------------------
      Irl F. Engelhardt                           $551,593                          $551,593
      Richard M. Whiting                           183,852                           183,852
      Roger B. Walcott, Jr.                        182,500                           182,500
      Mark Maisto                                  182,500                           182,500
      Christopher G. Farrand                        91,925                            91,925
      George J. Holway                             137,889                           137,889
      Robert D. Humphris                            95,058                            95,058
      Jeffery L. Klinger                            91,932                            91,932
      Richard A. Navarre                           137,883                           137,883
      Sharon K. Schergen                            91,928                            91,928

                    DESCRIPTION OF THE SENIOR NOTES

     The following is a summary of the material terms of the senior notes and is qualified in its entirety by reference to the indenture (the "senior notes indenture") between our company and State Street Bank and Trust Company, as trustee (the "senior notes trustee").

GENERAL

     The senior notes were issued under the senior note indenture. The terms of the senior notes include those stated in the senior note indenture and those made part of the senior note indenture by reference to the Trust Indenture Act of 1939. The senior notes are subject to all of those terms, and holders of senior notes are referred to the senior note indenture and the Trust Indenture Act. The following summary of the material provisions of the senior note indenture does not purport to be complete and is qualified in its entirety by reference to the senior note indenture, including the definitions of a number of terms used below. Copies of the senior note indenture are available as described below under "Available Information." The definitions of certain terms used in the following summary are described below under "--Definitions." For purposes of this summary, the term "our company" refers only to P&L Coal Holdings Corporation and not to any of its Subsidiaries.

     On May 18, 1998, our company issued $400.0 million aggregate principal amount of senior notes under the senior note indenture. The senior notes are general unsecured obligations of our company and rank equally in right of payment with all current and future senior Indebtedness of our company, including the Senior Credit Facilities. However, our company and its Restricted Subsidiaries are parties to Senior Credit Facilities and all borrowings thereunder are secured by a first priority Lien on certain of the assets of our company and its Restricted Subsidiaries. As a result, the senior notes are effectively subordinated to the Senior Credit Facilities to the extent of such collateral. As of March 31, 2000, $690.0 million was outstanding under the Senior Credit Facilities. The senior note indenture permits substantial additional borrowings under the Senior Credit Facilities in the future. See "Risk Factors--Risks Relating to the Notes--Ranking-- Your Right to Receive Payments on the Senior Subordinated Notes is Subordinate to that of Holders of our Senior Debt."

     The operations of our company are conducted through its Subsidiaries and, therefore, our company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the senior notes. The senior notes are effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our company's Subsidiaries. Any right of our company to receive assets of any of its Subsidiaries upon liquidation or reorganization, and the consequent right of the holders of the senior notes to participate in those assets, will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that our company is itself recognized as a creditor of such Subsidiary, in which case the claims of our company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by our company. As of March 31, 2000, our company's Subsidiaries had approximately $3,897.7 million of Indebtedness (including trade payables, land reclamation and environmental liabilities, workers' compensation liabilities and retiree health care liabilities). See "Risk Factors--Risks Relating to the Notes--Our Obligations Are Effectively Subordinated to the Obligations of our Subsidiaries."

     All of our company's Subsidiaries other than Citizens Power and its Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, our company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants contained in the senior note indenture.

PRINCIPAL, MATURITY AND INTEREST

     The senior notes are limited in aggregate principal amount to $550.0 million, of which $400.0 million was issued on May 18, 1998, and will mature on May 15, 2008. Interest on the senior notes accrues at the rate of 8-7/8% per year and is payable semi-annually in arrears on May 15 and November 15 to holders of record on the immediately preceding May 1 and November 1. Additional senior notes may be issued from time to time, subject to the provisions of the senior note indenture described below under the caption "--Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." Interest on the senior notes accrues from the most recent date to which interest has been paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the senior notes are payable at the office or agency of our company maintained for such purpose within the City and State of New York or, at the option of our company, payment of interest and liquidated damages, if any, may be made by check mailed to the holders of the senior notes at their respective addresses listed in the register of holders of senior notes;

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
provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to senior notes the holders of which have given wire transfer instructions to our company are required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by our company, our company's office or agency in New York will be the office of the senior note trustee maintained for such purpose. The senior notes were issued in denominations of $1,000 and integral multiples thereof.

SENIOR NOTE GUARANTEES

     Our company's payment obligations under the senior notes are fully and unconditionally, and jointly and severally, guaranteed by the senior note guarantors. The obligations of each senior note guarantor under its senior note guarantee will be limited to the maximum amount that would not constitute a fraudulent conveyance under applicable law. See "Risk Factors--Risks Relating to the Notes--Your Rights Under the Notes Could Be Limited By Fraudulent Conveyance Laws." Notwithstanding the foregoing, no Subsidiary of our company will be required to endorse a senior note guarantee unless such Subsidiary is required to, and does, simultaneously execute a guarantee of the Senior Credit Facilities.

     As of June 30, 2000, the senior note guarantors were: Affinity Mining Company, Arid Operations Inc., Big Sky Coal Company, Blackrock First Capital Corporation, Bluegrass Coal Company, Caballo Coal Company, Charles Coal Company, Cleaton Coal Company, Coal Properties Corp., Colony Bay Coal Company, Cook Mountain Coal Company, Cottonwood Land Company, Darius Gold Mine, Inc., EACC Camps, Inc., Eastern Associated Coal Corp., Eastern Royalty Corp., Gallo Finance Company, Gold Fields Chile, S.A., Gold Fields Mining Corporation, Gold Fields Operating Co.-- Oritz, Grand Eagle Mining, Inc., Hayden Gulch Terminal, Inc., Highland Mining Co., Independence Material Handling Company, Interior Holdings Corp., James River Coal Terminal Company, Juniper Coal Company, Kayenta Mobile Home Park, Inc., Martinka Coal Company, Midco Supply and Equipment Corporation, Mountain View Coal Company, North Page Coal Corp., Ohio County Coal Company, Patriot Coal Company L.P., Peabody America, Inc., Peabody COALSALES Company, Peabody COALTRADE, Inc., Peabody Coal Company, Peabody Development Company, Peabody Development Land Holdings, LLC, Peabody Energy Solutions, Inc., Peabody Enterprises, Inc. II, Peabody Holding Company, Inc., Peabody Natural Gas, LLC, Peabody Natural Resources Company, Peabody Southwestern Coal Company, Peabody Terminals, Inc., Peabody Venezuela Coal Corp., Peabody Western Coal Company, Pine Ridge Coal Company, Porcupine Productions, LLC, Porcupine Transportation, LLC, Land Power River Coal Company, Rio Escondido Coal Corp., Seneca Coal Company, Sentry Mining Company, Snowberry Land Company, Sterling Smokeless Coal Company, and Thoroughbred, L.L.C.

     The senior notes are not guaranteed by certain of our company's Domestic Subsidiaries or by any Foreign Subsidiaries of our company. For the fiscal year ended March 31, 2000, the Non-Guarantor Subsidiaries accounted for 29% and 45% of revenues and EBITDA, respectively, and, as of March 31, 2000, the Non-Guarantor Subsidiaries accounted for 20% of assets. The claims of creditors (including trade creditors) of any Non-Guarantor Subsidiary will generally have priority as to the assets of such Subsidiaries over the claims of the holders of the senior notes. As of March 31, 2000, the amount of liabilities of such Non-Guarantor Subsidiaries was approximately $496.3 million.

     The senior note indenture provides that no senior note guarantor may consolidate with or merge with or into (whether or not such senior note guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such senior note guarantor unless
(1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such senior note guarantor) assumes all the obligations of such senior note guarantor under a supplemental indenture in form and substance reasonably satisfactory to the senior note trustee, under the senior notes, the senior note indenture and the Senior Registration Rights Agreement; (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and (3) our company would be permitted by virtue of our company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test contained in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     The senior note indenture provides that in the event of (a) a sale or other disposition of all of the assets of any senior note guarantor, by way of merger, consolidation or otherwise, (b) a sale or other disposition of all of the capital stock of any senior note guarantor or
(c) the designation of a senior note guarantor as an Unrestricted Subsidiary in accordance with the terms of the senior note indenture, then such senior note guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such senior note guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such senior note guarantor) will be released and relieved of any obligations under its senior note guarantee; provided that the Net Proceeds of any such sale or other disposition are applied in accordance with the applicable provisions of the senior note indenture and any such designation of


                                71


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
a senior note guarantor as an Unrestricted Subsidiary complies with all applicable covenants. See "--Repurchase at the Option of Holders--Asset Sales."

     "Senior note guarantors" means each of (i) our company's Domestic Subsidiaries at the date of the closing of the Acquisition, other than Citizens Power and the Subsidiaries of Citizens Power at the date of the senior note indenture and (ii) any other subsidiary that executes a subordinated note guarantee in accordance with the provisions of the senior note indenture, and their respective successors and assigns.

OPTIONAL REDEMPTION

     The senior notes are subject to redemption at any time at the option of our company, in whole or in part, upon not less than 30 nor more than 60 days' notice.

     Prior to May 15, 2003, the senior notes will be redeemable at a redemption price equal to 100% of the principal amount thereof plus the applicable Senior Notes Make Whole Premium, plus, to the extent not included in the Senior Notes Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing, "Senior Notes Make Whole Premium" means, with respect to a senior note, an amount equal to the greater of (a) 104.438% of the outstanding principal amount of such senior note and (b) the excess of (1) the present value of the remaining interest, premium, if any, and principal payments due on such senior note as if such senior note were redeemed on May 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the outstanding principal amount of such senior note.

     On or after May 15, 2003, the senior notes are redeemable at the redemption prices (expressed as percentages of principal amount) provided below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

      YEAR                                                PERCENTAGE
      ----                                                ----------
      2003                                                  104.438%
      2004                                                  102.958%
      2005                                                  101.479%
      2006 and thereafter                                   100.000%

     Notwithstanding the foregoing, during the first 36 months after the date of the closing of the Acquisition, our company may on any one or more occasions redeem up to 35% of the aggregate principal amount of senior notes issued under the senior note indenture at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of senior notes issued remain outstanding immediately after the occurrence of such redemption (excluding senior notes held by our company and its Subsidiaries); and provided, further, that such redemption shall occur within 120 days of the date of the closing of such Equity Offering.

SELECTION AND NOTICE

     If less than all of the senior notes are to be redeemed or purchased in an offer to purchase at any time, selection of senior notes for redemption or purchase will be made by the senior note trustee in compliance with the requirements of the principal national securities exchange, if any, on which the senior notes are listed, or, if the senior notes are not so listed, on a pro rata basis, by lot or by such method as the senior note trustee shall deem fair and appropriate; provided that no senior notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of senior notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any senior note is to be redeemed in part only, the notice of redemption that relates to such senior note shall state the portion of the principal amount thereof to be redeemed. A new senior note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original senior note. Senior notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on senior notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of senior notes will have the right to require our company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's senior notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, our company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase senior notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), under the procedures required by the senior note indenture and described in such notice. Our company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the senior notes as a result of a Change of Control.

     On the Change of Control Payment Date, our company will, to the extent lawful, (1) accept for payment all senior notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all senior notes or portions thereof so tendered and (3) deliver or cause to be delivered to the senior note trustee the senior notes so accepted together with an Officers' Certificate stating the aggregate principal amount of senior notes or portions thereof being purchased by our company. The Paying Agent will promptly mail to each holder of senior notes so tendered the Change of Control Payment for such senior notes, and the senior note trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new senior note equal in principal amount to any unpurchased portion of the senior notes surrendered, if any; provided that each such new senior note will be in a principal amount of $1,000 or an integral multiple thereof. The senior note indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, our company will either repay all outstanding Senior Debt other than the senior notes or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt other than the senior notes to permit the repurchase of senior notes required by this covenant. The company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the senior note indenture are applicable. Except as described above with respect to a Change of Control, the senior note indenture does not contain provisions that permit the holders of the senior notes to require that our company repurchase or redeem the senior notes in the event of a takeover, recapitalization or similar transaction.

     Our company's other senior indebtedness contains prohibitions on certain events that would constitute a Change of Control. In addition, the exercise by the holders of senior notes of their right to require our company to repurchase the senior notes could cause a default under such other senior indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on our company. Finally, our company's ability to pay cash to the holders of senior notes upon a repurchase may be limited by our company's then existing financial resources. See "Risk Factors--Risks Relating to the Notes--Our Ability to Offer to Purchase Your Notes in the Event of a Change of Control may be Limited."

     The Senior Credit Facilities currently prohibit our company from purchasing any senior notes or senior subordinated notes, and also provide that certain change of control events with respect to our company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which our company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when our company is prohibited from purchasing senior notes, our company could seek the consent of its lenders to the purchase of senior notes or could attempt to refinance the borrowings that contain such prohibition. If our company does not obtain such a consent or repay such borrowings, our company will remain prohibited from purchasing senior notes. In such case, our company's failure to purchase tendered senior notes would constitute an Event of Default under the senior note indenture which would, in turn, constitute a default under the Senior Credit Facilities.

     Our company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements contained in the senior note indenture applicable to a Change of Control Offer made by our company and purchases all senior notes validly



                                73

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
tendered and not withdrawn under such Change of Control Offer or if our company exercises its option to purchase the senior notes.

     "Change of Control" means the occurrence of any of the following:
(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of our company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (2) the adoption of a plan relating to the liquidation or dissolution of our company, (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of our company (measured by voting power rather than number of shares) or (4) the first day on which a majority of the members of the Board of Directors of our company are not Continuing Directors.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of our company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior notes to require our company to repurchase such senior notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of our company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of our company who (1) was a member of such Board of Directors on the date of the closing of the Acquisition or
(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Principals" means Lehman Brothers Merchant Banking Partners II L.P., any of its respective Affiliates and executive officers of our company as of the date of the closing of the Acquisition.

     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     ASSET SALES

     The senior note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (1) our company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by our company (evidenced by a resolution of the Board of Directors contained in an Officers' Certificate delivered to the senior note trustee with respect to any Asset Sale determined to have a value greater that $25.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (2) at least 75% of the consideration therefor received by our company or such Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities; provided that the following amounts shall be deemed to be cash: (w) any liabilities (as shown on our company's or such Restricted Subsidiary's most recent balance sheet), of our company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the senior notes or any guarantee thereof) that are assumed by the transferee of any such assets under a customary novation agreement that releases our company or such Restricted Subsidiary from further liability, (x) any securities, notes or other obligations received by our company or any such Restricted Subsidiary from such transferee that are converted by our company or such Restricted Subsidiary into cash within 180 days following the closing of such Asset Sale (to the extent of the cash received), (y) any Designated Noncash Consideration received by our company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (y) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value



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of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) Additional Assets received in an exchange of assets transaction.

     Within 360 days after the receipt of any cash Net Proceeds from an Asset Sale, our company or such Restricted Subsidiary, at its option, may apply such cash Net Proceeds, at its option, (a) to repay Indebtedness of our company or any Restricted Subsidiary that is not subordinated in right of payment to Indebtedness under a Credit Facility, (b) to the Acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the Acquisition of other assets or Investments that are used or useful in a Permitted Business or (c) to apply the cash Net Proceeds from such Asset Sale to an Investment in Additional Assets. Any cash Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, our company will be required to make an offer to all holders of senior notes and all holders of other Indebtedness that ranks equally with the senior notes containing provisions similar to those contained in the senior note indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of senior notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures contained in the senior note indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, our company may use such Excess Proceeds for any purpose not otherwise prohibited by the senior note indenture. If the aggregate principal amount of senior notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the senior note trustee shall select the senior notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

COVENANTS

     RESTRICTED PAYMENTS

     The senior note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of our company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving our company or any of its Restricted Subsidiaries) or to the direct or indirect holders of our company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of our company); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving our company) any Equity Interests of our company or any direct or indirect parent of our company; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the senior notes or any senior note guarantee, except a payment of interest or principal at Stated Maturity or Indebtedness permitted under clause (8) of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock;" or (4) make any Restricted Investment (all such payments and other actions contained in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) our company would, at the time of such Restricted
     Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the first paragraph of the covenant described below under caption "Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by our company and its Subsidiaries after the date of the closing of the Acquisition (excluding Restricted Payments permitted by clauses (2), (3), (4),
     (5), (9), (10) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of (1) 50% of the Consolidated Net Income of our company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the closing of the Acquisition to the end of our company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds or the fair market value of property other than cash received by our


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     company since the date of the closing of the Acquisition as a contribution to its common equity capital or from the issue or sale of Equity Interests of our company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of our company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of our company), plus (3) to the extent that either any Existing Citizens Power Investment or any Restricted Investment that reduced the amount available for Restricted Payments under this clause (c) is sold for cash or otherwise liquidated or repaid for cash or any dividend or payment is received by our company or a Restricted Subsidiary after the date of the closing of the Acquisition in respect of such Investment, 100% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith, up to the amount of the Existing Citizens Power Investment on the date of the closing of the Acquisition or the Restricted Investment that reduced this clause (c), as the case may be, and thereafter 50% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith (except that the amount of dividends or payments received in respect of payments of Obligations in respect of such Investments, such as taxes, shall not increase the amounts under this clause (c)), plus
     (4) to the extent that any Unrestricted Subsidiary of our company is redesignated as a Restricted Subsidiary after the date of the closing of the Acquisition, 100% of the fair market value of our company's Investment in such Subsidiary as of the date of such redesignation up to the amount of the Restricted Investments made in such Subsidiary that reduced this clause (c) and 50% of the excess of the fair market value of our company's Investment in such Subsidiary as of the date of such redesignation over (i) the amount of the Restricted Investment that reduced this clause (c) and (ii) any amounts that increased the amount available as a Permitted Investment; provided, further, that if Citizens Power or any of its Subsidiaries is designated as a Restricted Subsidiary, the amount of the fair market value of the Investment therein on the date of the senior note indenture shall also be credited to this clause (c); provided, further, that any amounts that increase this clause (c) shall not duplicatively increase amounts available as Permitted Investments.

     The foregoing provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the senior note indenture;

          (2) the redemption, repurchase, retirement, defeasance or other Acquisition of any subordinated Indebtedness or Equity Interests of our company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of our company) of, other Equity Interests of our company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other Acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other
     Acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) dividends or distributions by a Restricted Subsidiary of our company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, our company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (5) Investments in Unrestricted Subsidiaries having an aggregate fair market value not to exceed the amount, at the time of such Investment, substantially concurrently contributed in cash or Cash Equivalents to the common equity capital of our company after the date of the closing of the Acquisition; provided that any such amount contributed shall be excluded from the calculation made pursuant to clause (c) above;

          (6) the payment of dividends on our company's common stock, following the first public offering of our company's common stock after the date of the closing of the Acquisition, of up to 6% per annum of the net proceeds received by our company in such public offering, other than public offerings with respect to our company's common stock registered on Form S-8;

          (7) the repurchase, redemption or other Acquisition or retirement for value of any Equity Interests of our company or any Restricted Subsidiary of our company held by any present or former employee or director of our company (or any of its Restricted Subsidiaries) under any management equity subscription agreement or stock option agreement or any other management or employee benefit plan in effect as of the date of the closing of the Acquisition; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0

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     million in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds from the sale of Equity Interests of our company or a Restricted Subsidiary to members of management and directors of our company and its Subsidiaries that occurs after the date of the closing of the Acquisition, plus (y) the cash proceeds of key-man life insurance policies received by our company and its Restricted Subsidiaries after the date of the closing of the Acquisition, less (z) the amount of any Restricted Payments previously made pursuant to clauses (x) and (y) of this subparagraph (7); and, provided further, that cancellation of Indebtedness owing to our company from members of management of our company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of our company or a Restricted Subsidiary will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the senior note indenture and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

          (8) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

          (9) the repurchase, redemption or other Acquisition or retirement for value of the senior subordinated notes under the provisions described under the caption "Description of the Senior Subordinated Notes--Optional Redemption;" provided that the amount of any Equity Offering used to effect such a repurchase, redemption or other Acquisition or retirement for value shall be excluded from the calculation made pursuant to clause (c) above;

          (10) the repurchase, redemption or other Acquisition or retirement for value of the senior subordinated notes under the provisions described under the caption "Description of the Senior Subordinated Notes--Repurchase at the Option of Holders--Change of Control" and "Description of the Senior Subordinated Notes-- Repurchase at the Option of Holders--Asset Sales;" provided that, as of the date of such repurchase, redemption or other Acquisition or retirement for value, no Default or Event of Default shall have occurred and be continuing or, with the passage of time, would occur as a consequence thereof;

          (11) the repurchase, redemption or other Acquisition or retirement for value of the senior subordinated notes under the provisions described under the caption "Description of the Senior Subordinated Notes--Escrow of Proceeds; Special Mandatory Redemption of Senior Subordinated Notes;" provided that the amount of any such repurchase, redemption, Acquisition or retirement shall be excluded from the calculation made pursuant to clause (c) above; and

          (12) other Restricted Payments not otherwise prohibited by this covenant in an aggregate amount not to exceed $25.0 million under this clause (12).


     All of our company's Subsidiaries other than Citizens Power and its Subsidiaries are Restricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by our company and its Restricted Subsidiaries (except to the extent repaid in cash) in the subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     If, at any time, any Unrestricted Subsidiary would fail to meet the requirements in the definition of "Unrestricted Subsidiary" as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the senior note indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of our company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," our company shall be in default of such covenant). The Board of Directors of our company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of our company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the

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beginning of the four-quarter reference period, and (2) no Default or
Event of Default would be in existence following such designation.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by our company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any noncash Restricted Payment or any adjustment made pursuant to paragraph (c) of this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the senior note trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, our company shall deliver to the senior note trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

     If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by our company or a Restricted Subsidiary and such amounts may be credited to clause (c) above, then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The senior note indenture provides that our company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that our company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that our company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and our company's Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock or preferred stock if the Fixed Charge Coverage Ratio for our company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by our company of term Indebtedness under Credit Facilities (and the guarantee thereof by the senior note guarantors); provided that the aggregate principal amount of all term Indebtedness outstanding under this clause (1) after giving effect to such incurrence does not exceed an amount equal to $920.0 million;

          (2) the incurrence by our company of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of our company and its Restricted Subsidiaries thereunder) under Credit Facilities (and the guarantee thereof by the senior note guarantors); provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under this clause (ii) after giving effect to such incurrence does not exceed an amount equal to $480.0 million;

          (3) the incurrence by our company and its Restricted
     Subsidiaries of the Existing Indebtedness;

          (4) the incurrence by our company, the senior note guarantors and the senior subordinated note guarantors of Indebtedness represented by the senior notes, the senior subordinated notes, the senior note guarantees and the senior subordinated guarantees limited in aggregate principal amount, without duplication, to amounts outstanding under the senior note indenture and the senior subordinated note indenture as of their respective dates;

          (5) (A) the guarantee by our company or any of the senior note guarantors of Indebtedness of our company or a Restricted Subsidiary of our company or (B) the incurrence of Indebtedness of a Restricted Subsidiary to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

          (6) the incurrence by our company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations) to finance the Acquisition (including by direct purchase, by lease or indirectly by the Acquisition of the


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     capital stock of a Person that becomes a Restricted Subsidiary as a result of such Acquisition) or improvement of property (real or personal) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding pursuant to this clause (6) and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6), does not exceed an amount equal to 5% of Total Assets at the time of such incurrence;

          (7) the incurrence by our company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the senior note indenture to be incurred under the first paragraph hereof or clauses (3), (4) or (7) of this paragraph;

          (8) the incurrence by our company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among our company and any of its Restricted Subsidiaries; provided, however, that (1) if our company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the senior subordinated notes and (2)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than our company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either our company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by our company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

          (9) the incurrence by our company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

          (10) the incurrence by our company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of our company that was not permitted by this clause (10), and the issuance of preferred stock by Unrestricted Subsidiaries;

          (11) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance guarantees (including, without limitation, performance guarantees under coal supply agreements or equipment leases), to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

          (12) the incurrence of Indebtedness arising from agreements of our company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however that (1) such Indebtedness is not reflected on the balance sheet of our company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause
     (1)) and (2) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by our company and its Restricted Subsidiaries in connection with such disposition;

          (13) the guarantee by our company or any of the senior note guarantors of additional Indebtedness relating to Black Beauty Coal Company not to exceed $50.0 million in aggregate principal amount outstanding at any one time under this clause (13);

          (14) the incurrence of Indebtedness relating to the Bengalla Joint Venture or the Warkworth Associates Joint Venture in an aggregate amount not to exceed $100.0 million in aggregate principal amount outstanding at any one time under this clause
     (14); and

          (15) the incurrence by our company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $250.0 million.

     The senior note indenture also provides that our company will not incur, and will not permit its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of our company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in

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right of payment to the senior notes, or the senior note guarantees, as the case may be, on substantially identical terms; provided, however, that no Indebtedness of our company or any Restricted Subsidiary shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of our company or any Restricted Subsidiary solely by virtue of being unsecured.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through
(15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, our company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of our company as accrued.

     LIENS

     The senior note indenture provides that our company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the senior note indenture and the senior notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The senior note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a senior note guarantor to (1)(a) pay dividends or make any other distributions to our company or any of its Restricted Subsidiaries (i) on its capital stock or (ii) with respect to any other interest or participation in, or measured by, its profits, or
(b) pay any indebtedness owed to our company or any of its Restricted Subsidiaries, (2) make loans or advances to our company or any of its Restricted Subsidiaries or (3) transfer any of its properties or assets to our company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the closing of the Acquisition, (b) the Senior Credit Facilities as in effect as of the date of the closing of the Acquisition, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of the closing of the Acquisition, (c) the senior note indenture, the senior subordinated note indenture, the senior notes and the senior subordinated notes,
(d) applicable law or any applicable rule, regulation or order, (e) any instrument governing Indebtedness or capital stock of a Person acquired by our company or any of its Restricted Subsidiaries as in effect at the time of such Acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such Acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the senior note indenture to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business and (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or


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obligations referred to in clauses (a) through (l) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of our company's Board of Directors, not materially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The senior note indenture provides that our company may not consolidate or merge with or into (whether or not our company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (1) our company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than our company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (2) the entity or Person formed by or surviving any such consolidation or merger (if other than our company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of our company under the Senior Registration Rights Agreement, the senior notes and the senior note indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the senior note trustee; (3) immediately after such transaction no Default or Event of Default exists; and (4) except in the case of a merger of our company with or into a Wholly Owned Restricted Subsidiary of our company, immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the entity surviving such consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test contained in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (B) the Fixed Charge Coverage Ratio for our company or the entity or Person formed by or surviving any such consolidation or merger (if other than our company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for our company and its Restricted Subsidiaries immediately prior to such transaction. The senior note indenture also provides that our company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among our company and its Restricted Subsidiaries.

     Notwithstanding the foregoing clause (4), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to our company and (2) our company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of our company in another State of the United States or the form of organization of our company so long as the amount of Indebtedness of our company and its Restricted Subsidiaries is not increased thereby and provided that the successor assumes all the obligations of our company under the Senior Registration Rights Agreement, the senior notes and the senior note indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the senior note trustee.

     TRANSACTIONS WITH AFFILIATES

     The senior note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless (1) such Affiliate Transaction is on terms that are materially no less favorable to our company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by our company or such Restricted Subsidiary with an unrelated Person and (2) our company delivers to the senior note trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors contained in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the


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fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (1) any employment agreement or other compensation plan or arrangement for employees entered into by our company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of our company or such Restricted Subsidiary, (2) transactions between or among our company and/or its Restricted Subsidiaries, (3) payment of reasonable fees to officers, directors, employees or consultants of our company, (4) Restricted Payments that are permitted by, and Investments that are not prohibited by, the provisions of the senior note indenture described above under the caption "--Restricted Payments," (5) indemnification payments made to officers, directors and employees of our company or any Restricted Subsidiary under charter, bylaw, statutory or contractual provisions; (6) the payment of customary annual management, consulting and advisory fees and related expenses to Lehman Merchant Bank and its Affiliates; (7) payments by our company or any of its Restricted Subsidiaries to Lehman Merchant Bank and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with Acquisitions or divestitures which payments are approved by a majority of the Board of Directors of our company in good faith; (8) the existence of, or the performance by our company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the closing of the Acquisition and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by our company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date of the closing of the Acquisition shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders in any material respect; (9) transactions under the terms of the Transaction Documents in effect on the date of the closing of the Acquisition; (10) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, under joint venture agreements) and otherwise in compliance with the terms of the senior note indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to our company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by our company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of our company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (11) guarantees of performance by our company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Obligations in respect of borrowed money; and (12) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries.

     ADDITIONAL SENIOR NOTE GUARANTEES

     The senior note indenture provides that if our company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date of the senior note indenture and such Domestic Subsidiary provides a guarantee of the Senior Credit Facilities, then such newly acquired or created Domestic Subsidiary shall execute a supplemental indenture in form and substance satisfactory to the senior note trustee providing that such Domestic Subsidiary shall become a senior note guarantor under the senior note indenture, provided, however, this covenant shall not apply to any Domestic Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the senior note indenture for so long as it continues to constitute an Unrestricted Subsidiary.

     BUSINESS ACTIVITIES

     Our company will not, and will not permit any Restricted
Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to our company and its Restricted Subsidiaries taken as a whole.

     PAYMENTS FOR CONSENT

     The senior note indenture provides that neither our company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any senior notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the senior note indenture or the senior notes unless such consideration is offered to be paid or is paid to all holders of the senior notes that


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consent, waive or agree to amend in the time frame provided in the solicitation documents relating to such consent, waiver or agreement.

     REPORTS

     The senior note indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any senior notes are outstanding, our company will furnish to the holders of senior notes (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if our company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of our company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of our company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of our company) and, with respect to the annual information only, a report thereon by our company's certified independent accountants and (2) all current reports that would be required to be filed with the Commission on Form 8-K if our company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Senior Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, our company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, our company and the senior note guarantors have agreed that, for so long as any senior notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered under Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The senior note indenture provides that each of the following constitutes an Event of Default: (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the senior notes; (2) default in payment when due of the principal of or premium, if any, on the senior notes; (3) failure by our company or any of its Subsidiaries to make the offer required or to purchase any of the senior notes as required under the provisions described under the captions "--Change of Control," or "--Asset Sales;" (4) failure by our company or any of its Subsidiaries for 30 days after notice to comply with the provisions of the covenants entitled "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock;" or failure by our company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the senior note indenture or the senior notes; (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by our company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by our company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the senior note indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness aggregates $50.0 million or more; (6) failure by our company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (7) except as permitted by the senior note indenture, any senior note guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any senior note guarantor, or any Person acting on behalf of any senior note guarantor, shall deny or disaffirm its obligations under its senior note guarantee; (8) certain events of bankruptcy or insolvency with respect to our company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary; and (9) any failure of our company to deposit the required amounts into the Escrow Account under the Escrow Letter or any failure of the proceeds of the Escrow Account to be applied as required under the Escrow Letter.

     If any Event of Default occurs and is continuing, the senior note trustee or the holders of at least 25% in principal amount of the then outstanding senior notes may declare all the senior notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities shall be outstanding, such acceleration shall not be effective until the earlier of (1) an acceleration of any such Indebtedness under the Senior Credit Facilities or (2) five business days after receipt by our company of written notice of such acceleration of the senior notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency,


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with respect to our company, any Significant Subsidiary that is a
Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding senior notes will become due and payable without further action or notice. Holders of the senior notes may not enforce the senior note indenture or the senior notes except as provided in the senior note indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding senior notes may direct the senior note trustee in its exercise of any trust or power. The senior note trustee may withhold from holders of the senior notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of our company with the intention of avoiding payment of the premium that our company would have had to pay if our company then had elected to redeem the senior notes under the optional redemption provisions of the senior note indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the senior notes. If an Event of Default occurs prior to May 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of our company with the intention of avoiding paying the premium upon redemption of the senior notes prior to May 15, 2003, then the premium specified in the senior note indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the senior notes.

     The holders of a majority in aggregate principal amount of the senior notes then outstanding by notice to the senior note trustee may on behalf of the holders of all of the senior notes waive any existing Default or Event of Default and its consequences under the senior note indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the senior notes.

     Our company is required to deliver to the senior note trustee annually a statement regarding compliance with the senior note indenture, and our company is required upon becoming aware of any Default or Event of Default, to deliver to the senior note trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of our company or any Person controlling such Person, as such, shall have any liability for any obligations of our company under the senior notes, the subordinated note guarantors, the senior note indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of senior notes by accepting a senior note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Our company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding senior notes ("Legal Defeasance") except for (1) the rights of holders of outstanding senior notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such senior notes when such payments are due from the trust referred to below, (2) our company's obligations with respect to the senior notes concerning issuing temporary senior notes, registration of senior notes, mutilated, destroyed, lost or stolen senior notes and the maintenance of an office or agency for payment and money for security payments held in trust, (3) the rights, powers, trusts, duties and immunities of the senior note trustee, and our company's obligations in connection therewith and (4) the Legal Defeasance provisions of the senior note indenture. In addition, our company may, at its option and at any time, elect to have the obligations of our company released with respect to certain covenants that are described in the senior note indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the senior notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the senior notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (1) our company must irrevocably deposit with the senior note trustee, in trust, for the benefit of the holders of the senior notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding senior notes on the stated maturity or on the applicable redemption date, as the case may be, and our company must specify whether the senior notes are being defeased to maturity or to a particular redemption date; (2) in the case of Legal Defeasance, our company shall have delivered to the senior note trustee an opinion of counsel in the

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United States reasonably acceptable to the senior note trustee confirming that (A) our company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the senior note indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding senior notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of Covenant Defeasance, our company shall have delivered to the senior note trustee an opinion of counsel in the United States reasonably acceptable to the senior note trustee confirming that the holders of the outstanding senior notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the effective date of such defeasance (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the senior note indenture) to which our company or any of its Subsidiaries is a party or by which our company or any of its Subsidiaries is bound; (6) our company must have delivered to the senior note trustee, at or prior to the effective date of such defeasance, an opinion of counsel to the effect that at the effective date of such defeasance, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (7) our company must deliver to the senior note trustee an Officers' Certificate stating that the deposit was not made by our company with the intent of preferring the holders of senior notes over the other creditors of our company with the intent of defeating, hindering, delaying or defrauding creditors of our company or others; and (8) our company must deliver to the senior note trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange senior notes in accordance with the senior note indenture. The Registrar and the senior note trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and our company may require a holder to pay any taxes and fees required by law or permitted by the senior note indenture. Our company is not required to transfer or exchange any senior note selected for redemption. Also, our company is not required to transfer or exchange any senior note for a period of 15 days before a selection of senior notes to be redeemed.

     The registered holder of a senior note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the senior note indenture or the senior notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the senior notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior notes), and any existing default or compliance with any provision of the senior note indenture or the senior notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding senior notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any senior notes held by a non-consenting holder): (1) reduce the principal amount of senior notes whose holders must consent to an amendment, supplement or waiver, (2) reduce the principal of or change the fixed maturity of any senior note or alter the provisions with respect to the redemption of the senior notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (3) reduce the rate of or change the time for payment of interest on any senior note, (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior notes (except a rescission of acceleration of the senior notes by the holders of at least a majority in aggregate principal amount of the senior notes and a waiver of the payment default that resulted from such acceleration), (5) make any senior note payable in money other than that stated in the senior notes, (6) make any change in the provisions of the senior note indenture relating to waivers of past Defaults or the rights of holders of senior notes to receive payments of principal of or premium, if any, or interest on the senior notes, (7) waive a redemption payment with respect to any senior note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), (8)



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make any change in the foregoing amendment and waiver provisions or (9)
release any senior subordinated note guarantor from any of its obligations under its subordinated subsidiary guarantee or this senior subordinated note indenture, except in accordance with the terms of this senior subordinated note indenture.

     Notwithstanding the foregoing, without the consent of any holder of senior notes, our company and the senior note trustee may amend or supplement the senior note indenture or the senior notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated senior notes in addition to or in place of certificated senior notes, to provide for the assumption of our company's obligations to holders of senior notes in the case of a merger or consolidation or sale of all or substantially all of our company's assets, to make any change that would provide any additional rights or benefits to the holders of senior notes or that does not adversely affect the legal rights under the senior note indenture of any such holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the senior note indenture under the Trust Indenture Act to provide for the issuance of additional senior subordinated notes in accordance with the limitations contained in this senior subordinated note indenture as of the date hereof or to allow any senior subordinated note guarantor to execute a supplemental senior subordinated note indenture and/or a subordinated subsidiary guarantee with respect to the senior subordinated notes.

CONCERNING THE SENIOR NOTE TRUSTEE

     The senior note indenture contains certain limitations on the rights of the senior note trustee, should it become a creditor of our company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The senior note trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding senior notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the senior note trustee, subject to certain exceptions. The senior note indenture provides that in case an Event of Default shall occur (which shall not be cured), the senior note trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the senior note trustee will be under no obligation to exercise any of its rights or powers under the senior note indenture at the request of any holder of senior notes, unless such holder shall have offered to the senior note trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The certificates representing the senior notes will be issued in fully registered form. Except as described in the next paragraph, the senior notes initially will be represented by permanent global senior notes, in definitive, fully registered form without interest coupons and will be deposited with the senior note trustee as custodian for The Depositary Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     Except as described below, the global senior notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global senior notes may not be exchanged for senior notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Senior Notes for Certificated Senior Notes." Except in the limited circumstances described below, owners of beneficial interests in the global senior note will not be entitled to receive physical delivery of certificated senior notes (as defined below).

     The senior note trustee will act as Paying Agent and Registrar. The senior notes may be presented for registration of transfer and exchange at the offices of the Registrar.

     DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. Our company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised our company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The participants


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include securities brokers and dealers (including the Initial Purchaser, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised our company that, pursuant to procedures established by it, (1) upon deposit of the global senior notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the global senior notes and (2) ownership of such interests in the global senior notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global senior notes).

     Investors in the global senior note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a global senior note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global senior note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global senior note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL SENIOR NOTES WILL NOT HAVE SENIOR NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF SENIOR NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE SENIOR NOTE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a global senior note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the senior note indenture. Under the terms of the senior note indenture, our company and the senior note trustee will treat the persons in whose names the senior notes, including the global senior notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither our company, the senior note trustee nor any agent of our company or the senior note trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global senior notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global senior notes or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised our company that its current practice, upon receipt of any payment in respect of securities such as the senior notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of senior notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the senior note trustee or our company. Neither our company nor the senior note trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the senior notes, and our company and the senior note trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     The global senior notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

     DTC has advised our company that it will take any action permitted to be taken by a holder of senior notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global senior notes and only in

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respect of such portion of the aggregate principal amount of the senior notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the senior notes, DTC reserves the right to exchange the global senior notes for legended senior notes in certificated form, and to distribute such senior notes to its Participants.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global senior notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither our company nor the senior note trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

     EXCHANGE OF BOOK-ENTRY SENIOR NOTES FOR CERTIFICATED SENIOR NOTES

     A global senior note is exchangeable for definitive senior notes in registered certificated form ("certificated senior notes") if (1) DTC
(x) notifies our company that it is unwilling or unable to continue as depositary for the global senior notes and our company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (2) our company, at its option, notifies the senior note trustee in writing that it elects to cause the issuance of the certificated senior notes or (3) there shall have occurred and be continuing a Default or Event of Default with respect to the senior notes. In addition, beneficial interests in a global senior note may be exchanged for certificated senior notes upon request but only upon prior written notice given to the senior note trustee by or on behalf of DTC in accordance with the senior note indenture. In all cases, certificated senior notes delivered in exchange for any global senior note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

     EXCHANGE OF CERTIFICATED SENIOR NOTES FOR BOOK-ENTRY SENIOR NOTES

     Senior notes issued in certificated form may be exchanged for beneficial interests in any global senior note.

     SAME DAY SETTLEMENT AND PAYMENT

     The senior note indenture will require that payments in respect of the senior notes represented by the global senior notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the global senior note holder. With respect to senior notes in certificated form, our company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The senior notes represented by the global senior notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such senior notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated senior notes will also be settled in immediately available funds.

DEFINITIONS

     The following are defined terms used in the senior note indenture. Reference is made to the senior note indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquisition" means the Acquisition by our company of: (1) all of the common stock of Peabody Holding Company, (2) all of the common stock of Gold Fields Mining Corp., (3) all of the membership interests of Citizens Power, (4) the 1% interests in CL Hartford, L.L.C., a Delaware limited liability company, and Citizens Power Sales, a Delaware general partnership, both subsidiaries of Citizens Power, (5) all of the shares of Darex Capital Inc., a company incorporated in the Republic of Panama, and (6) all of the ordinary shares of Peabody Australia Ltd., which together with Darex Capital, Inc. owns Peabody Resources.


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     "Additional Assets" means (1) any property or assets (other than capital stock, Indebtedness or rights to receive payments over a period greater than 180 days, other than with respect to coal supply contract restructurings) that is usable by our company or a Restricted Subsidiary in a Permitted Business or (2) the capital stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the Acquisition of such capital stock by our company or another Restricted Subsidiary.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of our company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the senior note indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (2) the issue or sale by our company or any of its Restricted Subsidiaries of Equity Interests of any of our company's Restricted Subsidiaries, in the case of either clause (1) or
(2), whether in a single transaction or a series of related transactions
(a) that have a fair market value in excess of $5.0 million or (b) for Net Proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (1) a transfer of assets by our company to a Restricted Subsidiary or by a Restricted Subsidiary to our company or to another Restricted
Subsidiary, (2) an issuance of Equity Interests by a Restricted
Subsidiary to our company or to another Restricted Subsidiary, (3) a Restricted Payment that is permitted by, or an Investment that is not prohibited by, the covenant described above under the caption "--Restricted Payments," (4) a disposition of Cash Equivalents or obsolete equipment, (5) foreclosures on assets, (6) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and (7) the factoring of accounts receivable arising in the ordinary course of business under arrangements customary in the industry.

     "Bengalla Joint Venture" means Bengalla Mining Co. Pty Limited, Bengalla Agricultural Co. Pty Limited and Bengalla Coal Sales Co. Pty Ltd. which are the joint venture companies related to the Bengalla mine in New South Wales, Australia.

     "Black Beauty Coal Company" means the Indiana general partnership among Thoroughbred, L.L.C., Black Beauty Resources, Inc. and Pittsburg and Midway Coal Mining Co., and any Person collectively owned by those three partners including, but not limited to, Eagle Coal Company and Falcon Coal Company.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Cash Equivalents" means (a) securities with maturities of one year or less from the date of Acquisition issued or fully guaranteed or insured by the U.S. Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of Acquisition and overnight bank deposits of any lender under the Senior Credit Facilities or of any commercial bank having capital and surplus in excess of $500.0 million, (c) repurchase obligations of any lender under the Senior Credit Facilities or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of Acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of Acquisition backed by standby letters of credit issued by any lender under the Senior Credit Facilities or

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any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

     "Citizens Power" means Citizens Power LLC, a Delaware limited liability company and its direct and indirect Subsidiaries.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus
(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, deferred financing fees and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (3) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (4) depreciation, depletion, amortization (including amortization of goodwill and other intangibles) and other noncash expenses (including, without limitation, writedowns and impairment of property, plant and equipment and intangibles and other long-lived assets) (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other noncash expenses were deducted in computing such Consolidated Net Income, minus (5) noncash items increasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), plus (6) without duplication for amounts otherwise included in Consolidated Cash Flow, the amount of our company's and its Restricted Subsidiaries' proportionate share of the Consolidated Cash Flow of Black Beauty Coal Company and its Subsidiaries for such period (calculated in proportion to our company's and its Restricted Subsidiaries common equity ownership), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other noncash expenses of, a Restricted Subsidiary that is not a senior note guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to our company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (2) the Net Income of any Restricted Subsidiary that is not a senior note guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such Acquisition shall be excluded,
(4) the cumulative effect of a change in accounting principles shall be excluded, and (5) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to our company or one of its Restricted Subsidiaries.

     "Credit Facilities" means, with respect to our company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which senior notes are first issued and authenticated under the senior note indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Indebtedness.

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     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Noncash Consideration" means the fair market value of noncash consideration received by our company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of our company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

     "Disqualified Stock" means any capital stock that, by its terms
(or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the senior notes mature; provided, however, that any capital stock that would constitute Disqualified Stock solely because the holders thereof have the right to require our company to repurchase such capital stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such capital stock provide that our company may not repurchase or redeem any such capital stock under such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Domestic Subsidiary" means a Subsidiary that is (1) formed under the laws of the United States of America or a state or territory thereof or (2) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

     "Equity Interests" means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

     "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of our company, other than any private sales to an Affiliate of our company.

     "Escrow Account" means the escrow account maintained under the Escrow Letter.

     "Escrow Letter" means that certain escrow letter dated March 2, 1998, by and among Lazard Brothers & Co., Limited, The Energy Group PLC, Peabody Investments Inc. and P&L Coal Holdings Corporation.

     "Existing Citizens Power Investment" means the Investments in Citizens Power by our company and its Restricted Subsidiaries as of the date of the closing of the Acquisition.

     "Existing Indebtedness" means up to $292.5 million in aggregate principal amount of Indebtedness of our company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities, the senior notes, the senior exchange subordinated notes and related guarantees) in existence on the date of the closing of the Acquisition, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) under Hedging Obligations, but excluding amortization of debt issuance costs) and (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (3) any interest expense on the portion of Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of our company (other than Disqualified Stock) or to our company or a Restricted Subsidiary of our company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local tax rate of such Person for such period, expressed as a decimal, in each case, for our company and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.


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     "Fixed Charge Coverage Ratio" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referrent Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (1) Acquisitions that have been made by our company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and including pro forma cost savings permitted by Article 11 of Regulation S-X, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso contained in the definition of Consolidated Net Income, and (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiaries" means Subsidiaries of our company that are not Domestic Subsidiaries.

     "GAAP" means generally accepted accounting principles described in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the senior note indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, in each case for the purpose of risk management and not for speculation.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, but excluding from the definition of "Indebtedness," any of the foregoing that constitutes (1) an accrued expense, (2) trade payables and (3) Obligations in respect of reclamation, workers' compensation, including black lung, pensions and retiree health care, in each case to the extent not overdue for more than 90 days. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and
(ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees, other than performance guarantees provided for the benefit of Citizens Power, of any portion of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other Acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If our company or any Restricted Subsidiary of our company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of our company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of our company, our company shall be deemed to have made an Investment on the date of any such sale or disposition equal

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to the fair market value of the Equity Interests of such Restricted
Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are (1) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (2) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by our company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

     "Net Income" means, with respect to any Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,
(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

     "Net Proceeds" means the aggregate proceeds (cash or property) received by our company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale) or the sale or disposition of any Investment, net of the direct costs relating to such Asset Sale, sale or disposition, (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Guarantor Subsidiaries" means (1) Citizens Power and its direct and indirect Subsidiaries, (2) our company's future Unrestricted Subsidiaries and (3) our company's current and future Foreign
Subsidiaries.

     "Non-Recourse Debt" means Indebtedness (1) as to which neither our company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or
(c) constitutes the lender; and (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the senior notes being offered hereby) of our company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Obligations" means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities and amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "Permitted Business" means coal production, coal mining, coal brokering, coal transportation, mine development, power marketing, electricity generation, power/energy sales and trading, energy transactions/asset restructurings, risk management products associated with energy, fuel/power integration and other energy related businesses, ash disposal, environmental remediation, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses, and activities of our company and its Subsidiaries as of the date of the closing of the Acquisition and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.


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     "Permitted Investments" means (a) any Investment in our company or in a Restricted Subsidiary of our company; (b) any Investment in Cash Equivalents; (c) any Investment by our company or any Restricted Subsidiary of our company in a Person, if as a result of such Investment
(i) such Person becomes a Restricted Subsidiary of our company or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, our company or a Restricted Subsidiary of our company; (d) any Acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of our company; (e) any Investment existing on the date of the closing of the Acquisition (an "Existing Investment") and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded, (f) advances to employees not in excess of $10.0 million outstanding at any one time; (g) Hedging Obligations permitted under clause (9) of the "--Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;
(h) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (i) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause
(i), does not exceed in aggregate amount the sum of (1) 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (2) 100% of the Net Proceeds from the sale or disposition of any Investment previously made pursuant to this clause (i) or 100% of the amount of any dividend, distribution or payment from any such Investment, net of income taxes paid or payable in respect thereof, in each case up to the amount of the Investment that was made pursuant to this clause (i) and 50% of the amount of such Net Proceeds or 50% of such dividends, distributions or payments, in each case received in excess of the amount of the Investments made pursuant to this clause (i); (j) guarantees of Indebtedness permitted under the covenant "--Incurrence of Indebtedness and Issuance of Preferred Stock;"
(k) any Investment acquired by our company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by our company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by our company or any of its Restricted Subsidiaries with respect to such secured Investment; (l) any Investment in Black Beauty Coal Company having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l), that are at the time outstanding not to exceed $50.0 million (with any write-down or write-off of any such Investment deemed to remain outstanding); (m) Investments in Citizens Power having an aggregate fair market value, taken together with all other Investments made pursuant to this clause
(m), that are at that time outstanding not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (n) any Investment in the Bengalla Joint Venture and the Warkworth Associates Joint Venture having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n), that are at the time outstanding, not to exceed $25.0 million (with any write-down or write-off of any such Investment deemed to remain outstanding); (o) that portion of any Investment by our company or a Restricted Subsidiary in a Permitted Business to the extent that our company or such Restricted Subsidiary will receive in a substantially concurrent transaction an amount in cash equal to the amount of such Investment (or the fair market value of such Investment), net of any obligation to pay taxes or other amounts in respect of the receipt of such cash; provided that the receipt of such cash does not carry any obligation by our company or such Restricted Subsidiary to repay or return such cash; and (p) the forgiveness or cancellation of any payable due from Citizens Power and its direct and indirect Subsidiaries outstanding on the date of the closing of the Acquisition; provided, however, that with respect to any Investment, our company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment would be a Permitted Investment.

     "Permitted Liens" means (1) Liens securing Indebtedness under Credit Facilities that were permitted by the terms of the senior note indenture to be incurred; (2) Liens in favor of our company; (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with our company or any Restricted Subsidiary of our company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with our company; (4) Liens on property existing at the time of Acquisition thereof by our company or any Restricted Subsidiary of our company, provided that such Liens were in existence prior to the contemplation of such Acquisition; (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (6) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security; (7) Liens existing on the date of the closing of the Acquisition; (8) Liens for taxes, assessments

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or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (9) Liens on assets of senior note guarantors to secure Senior Debt of such senior note guarantors that was permitted by the senior note indenture to be incurred; (10) Liens incurred in the ordinary course of business of our company or any Restricted Subsidiary of our company with respect to obligations that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and
(b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by our company or such Restricted Subsidiary; (11) Liens on assets of Foreign Subsidiaries to secure Indebtedness that was permitted by the senior note indenture to be incurred; (12) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (13) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired; (14) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by our company or its Subsidiaries) or interfere with the ordinary conduct of the business of our company or such Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (15) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (6) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" and other purchase money Liens to finance property or assets of our company or any Restricted Subsidiary acquired in the ordinary course of business; provided that such Liens are only secured by such property or assets so acquired or improved (including, in the case of the Acquisition of capital stock, of a Person who becomes a Restricted Subsidiary, Liens on the assets of the Person whose capital stock was so acquired); (16) Liens securing Indebtedness under Hedging Obligations; provided that such Liens are only secured by property or assets that secure the Indebtedness subject to the Hedging Obligation; (17) Liens to secure Indebtedness permitted by clause (15) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" and (18) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the senior note indenture.

     "Permitted Refinancing Indebtedness" means any Indebtedness of our company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of our company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the senior notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the senior notes on terms at least as favorable to the holders of senior notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is incurred either by our company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facilities" means those certain Senior Credit Facilities, dated as of May 18, 1998, by and among our company, the senior note guarantors, Lehman Commercial Paper Inc., as Arranger, Syndication Agent and the Administrative Agent and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

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     "Significant Subsidiary" means any Subsidiary that would be a
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Subsidiary Guarantees" mean the guarantees endorsed on the senior subordinated notes by the Subordinated Note Guarantors.

     "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or senior note trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Total Assets" means the total assets of our company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of our company and its Restricted Subsidiaries.

     "Transaction Documents" means the documents related to (1) the Acquisition (including, without limitation, the purchase agreement, the participation agreement and the escrow agreement), (2) the Senior Credit Facilities and (3) the original offering of the notes.

     "Treasury Rate" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for redemption (or if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to May 15, 2003; provided, however, that if the average life of such senior note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such senior note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means (1) Citizens Power, any direct or indirect Subsidiary of Citizens Power on the date of the senior note indenture and (2) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Person: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with our company or any Restricted Subsidiary of our company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to our company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of our company; (c) is a Person with respect to which neither our company nor any of its Restricted Subsidiaries has any obligation (x) to subscribe for additional Equity Interests in Unrestricted Subsidiaries or (y) to maintain or preserve such Person's net worth (except with respect to Permitted Investments); and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of our company or any of its Restricted Subsidiaries; provided, however, that our company and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money. Any such designation by the Board of Directors shall be evidenced to the senior note trustee by filing with the senior note trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments."

     "Voting Stock" of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.


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

     "Warkworth Associates Joint Venture" means Warkworth Coal Sales Ltd., Warkworth Pastoral Co. Pty, Limited and Warkworth Mining Limited, which are the joint venture companies related to the Warkworth mine in New South Wales, Australia.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.





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              DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

     The following is a summary of the material terms of the senior subordinated notes and is qualified in its entirety by reference to the indenture (the "senior subordinated notes indenture") between our company and State Street Bank and Trust Company, as trustee (the "senior subordinated note trustee").

GENERAL

     The senior subordinated notes were issued under the senior subordinated note indenture. The terms of the senior subordinated notes include those stated in the senior subordinated note indenture and those made part of the senior subordinated note indenture by reference to the Trust Indenture Act. The senior subordinated notes are subject to all such terms, and holders of senior subordinated notes are referred to the senior subordinated note indenture and the Trust Indenture Act. The following summary of the material provisions of the senior subordinated note indenture does not purport to be complete and is qualified in its entirety by reference to the senior subordinated note indenture, including the definitions therein of certain terms used below. Copies of the senior subordinated note indenture are available as described below under "Available Information." The definitions of certain terms used in the following summary are described below under "--Definitions." For purposes of this summary, the term "company" refers only to P&L Coal Holdings Corporation and not to any of its Subsidiaries.

     On May 18, 1998, our company issued $500.0 million aggregate principal amount of senior subordinated notes under the senior subordinated note indenture.

     The senior subordinated notes are general unsecured obligations of our company and are subordinated in right of payment to all current and future Senior Debt. As of March 31, 2000, our company had Senior Debt of $1,397.2 million and $200.0 million of available borrowing capacity and $280.0 million of letters of credit available under the Senior Credit Facilities. The senior subordinated note indenture permits the incurrence of additional Senior Debt in the future.

     The operations of our company are conducted through its Subsidiaries and, therefore, our company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the senior subordinated notes. The senior subordinated notes are effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our company's Subsidiaries. Any right of our company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the holders of the senior subordinated notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that our company is itself recognized as a creditor of such Subsidiary, in which case the claims of our company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by our company. As of March 31, 2000, our company's Subsidiaries had approximately $3,897.7 million of Indebtedness (including trade payables, land reclamation and environmental liabilities, workers' compensation liabilities and retiree health care liabilities). See "Our Obligations Are Effectively Subordinated to the Obligations of our Subsidiaries."

     All of our company's Subsidiaries other than Citizens Power and its Subsidiaries were Restricted Subsidiaries. However, under certain circumstances, our company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants contained in the senior subordinated note indenture.

PRINCIPAL, MATURITY AND INTEREST

     The senior subordinated notes are limited in aggregate principal amount to $650.0 million, of which $500.0 million was issued in the Offering, and will mature on May 15, 2008. Interest on the senior subordinated notes accrues at the rate of 9-5/8% per annum and is payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 1998, to holders of record on the immediately preceding May 1 and November 1. Additional senior subordinated notes may be issued from time to time after the Offering, subject to the provisions of the senior subordinated note indenture described below under the caption "--Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." Interest on the senior subordinated notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from May 18, 1998. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the senior subordinated notes are payable at the office or agency of our company maintained for such purpose within the City and State of New York or, at the option of our company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the holders of the senior subordinated notes at

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their respective addresses listed in the register of holders of senior subordinated notes; provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to senior subordinated notes the holders of which have given wire transfer instructions to our company are required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by our company, our company's office or agency in New York will be the office of the senior subordinated note trustee maintained for such purpose. The senior subordinated notes were issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

     The payment of principal of, premium, if any, and interest on the senior subordinated notes is subordinated in right of payment, as described in the senior subordinated note indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date of the senior subordinated note indenture or thereafter incurred.

     Upon any distribution to creditors of our company in a liquidation or dissolution of our company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to our company or its property, an assignment for the benefit of creditors or any marshaling of our company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the holders of senior subordinated notes will be entitled to receive any payment with respect to the senior subordinated notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the holders of senior subordinated notes would be entitled shall be made to the holders of Senior Debt (except that, in each case, holders of senior subordinated notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

     We also may not make any payment upon or in respect of the senior subordinated notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if
(1) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing or (2) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the senior subordinated note trustee receives a notice of such default (a "Payment Blockage Notice") from our company or the holders of any Designated Senior Debt. Payments on the senior subordinated notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced with respect to any particular Designated Senior Debt unless and until (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (2) all scheduled payments of principal, premium, if any, and interest and Liquidated Damages, if any, on the senior subordinated notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the senior subordinated note trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

     The senior subordinated note indenture will further require that our company promptly notify holders of Senior Debt if payment of the senior subordinated notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of senior subordinated notes may recover less ratably than creditors of our company who are holders of Senior Debt. The principal amount of Senior Debt outstanding at March 31, 2000, was approximately $1,397.2 million. The senior subordinated note indenture will limit, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that our company and its Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Designated Senior Debt" means (1) any Indebtedness of our company or any of its Restricted Subsidiaries outstanding under Credit Facilities, (2) any Indebtedness outstanding under the senior note indenture and (3) any other Senior Debt permitted under the senior subordinated note indenture the principal amount of which is $25.0 million or more and that has been designated by our company as "Designated Senior Debt."


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     "Permitted Junior Securities" means Equity Interests in our company or any senior subordinated note guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the senior subordinated notes and the Subordinated Subsidiary guarantees are subordinated to Senior Debt under
Article 10 of the senior subordinated note indenture.

     "Senior Debt" means (1) all Indebtedness of our company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (2) any other Indebtedness permitted to be incurred by our company or any of its Restricted Subsidiaries under the terms of the senior subordinated note indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the senior subordinated notes or any guarantee of the senior subordinated notes and (3) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by our company or any Subsidiary, (x) any Indebtedness of our company or any Subsidiary to any Subsidiaries of our company or to our company, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the senior subordinated note indenture.

SENIOR SUBORDINATED NOTE GUARANTEES

     Our company's payment obligations under the senior subordinated notes will be fully and unconditionally, and jointly and severally, guaranteed by the senior subordinated note guarantors. The senior subordinated note guarantee of each senior subordinated note guarantor will be subordinated to the prior payment in full of all Senior Debt of the senior subordinated note guarantors and the amounts for which the senior subordinated note guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each senior subordinated note guarantor under its senior subordinated guarantee will be limited to the maximum amount that would not constitute a fraudulent conveyance under applicable law. See "Risk Factors--Risks Relating to the Notes--Your Rights Under the Notes Could Be Limited By Fraudulent Conveyance Laws." Notwithstanding the foregoing, no Subsidiary of our company will be required to endorse a senior subordinated note guarantee unless such Subsidiary is required to, and does, simultaneously execute a guarantee of the Senior Credit Facilities.

     As of June 30, 2000, the senior subordinated note guarantors were:
Affinity Mining Company, Arid Operations Inc., Big Sky Coal Company, Blackrock First Capital Corporation, Bluegrass Coal Company, Caballo Coal Company, Charles Coal Company, Cleaton Coal Company, Coal Properties Corp., Colony Bay Coal Company, Cook Mountain Coal Company, Cottonwood Land Company, Darius Gold Mine, Inc., EACC Camps, Inc., Eastern Associated Coal Corp., Eastern Royalty Corp., Gallo Finance Company, Gold Fields Chile, S.A., Gold Fields Mining Corporation, Gold Fields Operating Co.--Oritz, Grand Eagle Mining, Inc., Hayden Gulch Terminal, Inc., Highland Mining Co., Independence Material Handling Company, Interior Holdings Corp., James River Coal Terminal Company, Juniper Coal Company, Kayenta Mobile Home Park, Inc., Martinka Coal Company, Midco Supply and Equipment Corporation, Mountain View Coal Company, North Page Coal Corp., Ohio County Coal Company, Patriot Coal Company L.P., Peabody America, Inc., Peabody COALSALES Company, Peabody COALTRADE, Inc., Peabody Coal Company, Peabody Development Company, Peabody Development Land Holdings, LLC, Peabody Energy Solutions, Inc., Peabody Enterprises, Inc. II, Peabody Holding Company, Inc., Peabody Natural Gas, LLC, Peabody Natural Resources Company, Peabody Southwestern Coal Company, Peabody Terminals, Inc., Peabody Venezuela Coal Corp., Peabody Western Coal Company, Pine Ridge Coal Company, Porcupine Productions, LLC Porcupine Transportation, LLC, Power River Coal Company, Rio Escondido Coal Corp., Seneca Coal Company, Sentry Mining Company, Snowberry Land Company, Sterling Smokeless Coal Company, and Thoroughbred, L.L.C.

     The senior subordinated notes are not guaranteed by certain of our company's Domestic Subsidiaries or by any Foreign Subsidiaries of our company. For the fiscal year ended March 31, 2000, the Non-Guarantor Subsidiaries accounted for 29% and 45% of revenues and EBITDA, respectively, and, as of March 31, 2000, the Non-Guarantor Subsidiaries accounted for 20% of assets. The claims of creditors (including trade creditors) of any Non-Guarantor Subsidiary will generally have priority as to the assets of such Subsidiaries over the claims of the holders of the senior subordinated notes. As of March 31, 2000, the amount of liabilities of such Non-Guarantor Subsidiaries was $496.3 million.

     The senior subordinated note indenture provides that no senior subordinated note guarantor may consolidate with or merge with or into (whether or not such senior subordinated note guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such senior subordinated note guarantor unless (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such senior subordinated note guarantor) assumes all the obligations of such senior subordinated note guarantor under a supplemental

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indenture in form and substance reasonably satisfactory to the senior subordinated note trustee, under the senior subordinated notes, the senior subordinated note indenture and the Senior Subordinated Registration Rights Agreement; (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and (3) our company would be permitted by virtue of our company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test contained in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     The senior subordinated note indenture provides that in the event of (a) a sale or other disposition of all of the assets of any senior subordinated note guarantor, by way of merger, consolidation or otherwise, (b) a sale or other disposition of all of the capital stock of any senior subordinated note guarantor or (c) the designation of a senior subordinated note guarantor as an Unrestricted Subsidiary in accordance with the terms of the senior subordinated note indenture, then such senior subordinated note guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such senior subordinated note guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such senior subordinated note guarantor) will be released and relieved of any obligations under its senior subordinated note guarantee; provided that the Net Proceeds of any such sale or other disposition are applied in accordance with the applicable provisions of the senior subordinated note indenture and any such designation of a senior subordinated note guarantor as an Unrestricted Subsidiary complies with all applicable covenants. See "--Repurchase at the Option of Holders--Asset Sales."

     "Senior subordinated note guarantors" means each of (1) our company's Domestic Subsidiaries at the date of the closing of the acquisition, other than Citizens Power and the Subsidiaries of Citizens Power at the date of the senior subordinated note indenture and (2) any other subsidiary that executes a senior subordinated Guarantee in accordance with the provisions of the senior subordinated note indenture, and their respective successors and assigns.

OPTIONAL REDEMPTION

     The senior subordinated notes are subject to redemption at any time at the option of our company, in whole or in part, upon not less than 30 nor more than 60 days' notice.

     Prior to May 15, 2003, the senior subordinated notes will be redeemable at a redemption price equal to 100% of the principal amount thereof plus the applicable Senior Subordinated Notes Make Whole Premium, plus, to the extent not included in the Senior Subordinated Notes Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing, "Senior Subordinated Notes Make Whole Premium" means, with respect to a senior subordinated note, an amount equal to the greater of
(a) 104.813% of the outstanding principal amount of such senior subordinated note and (b) the excess of (1) the present value of the remaining interest, premium, if any, and principal payments due on such senior subordinated note as if such senior subordinated note were redeemed on May 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the outstanding principal amount of such senior subordinated note.

     On or after May 15, 2003, the senior subordinated notes are redeemable at the redemption prices (expressed as percentages of principal amount) provided below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

      YEAR                                                PERCENTAGE
      ----                                                ----------
      2003                                                  104.813%
      2004                                                  103.208%
      2005                                                  101.604%
      2006 and thereafter                                   100.000%

     Notwithstanding the foregoing, during the first 36 months after the date of the closing of the Acquisition, our company may on any one or more occasions redeem up to 35% of the aggregate principal amount of senior subordinated notes issued under the senior subordinated note indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of senior subordinated notes issued remain outstanding immediately after the occurrence of such redemption (excluding senior subordinated notes held by

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our company and its Subsidiaries); and provided, further, that such redemption shall occur within 120 days of the date of the closing of such Equity Offering.

SELECTION AND NOTICE

     If less than all of the senior subordinated notes are to be redeemed or purchased in an offer to purchase at any time, selection of senior subordinated notes for redemption or purchase will be made by the senior subordinated note trustee in compliance with the requirements of the principal national securities exchange, if any, on which the senior subordinated notes are listed, or, if the senior subordinated notes are not so listed, on a pro rata basis, by lot or by such method as the senior subordinated note trustee shall deem fair and appropriate; provided that no senior subordinated notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of senior subordinated notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any senior subordinated note is to be redeemed in part only, the notice of redemption that relates to such senior subordinated note shall state the portion of the principal amount thereof to be redeemed. A new senior subordinated note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original senior subordinated note. Senior subordinated notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on senior subordinated notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of senior subordinated notes will have the right to require our company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's senior subordinated notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, our company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase senior subordinated notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), under the procedures required by the senior subordinated note indenture and described in such notice. Our company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the senior subordinated notes as a result of a Change of Control.

     On the Change of Control Payment Date, our company will, to the extent lawful, (1) accept for payment all senior subordinated notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all senior subordinated notes or portions thereof so tendered and (3) deliver or cause to be delivered to the senior subordinated note trustee the senior subordinated notes so accepted together with an Officers' Certificate stating the aggregate principal amount of senior subordinated notes or portions thereof being purchased by our company. The Paying Agent will promptly mail to each holder of senior subordinated notes so tendered the Change of Control Payment for such senior subordinated notes, and the senior subordinated note trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new senior subordinated note equal in principal amount to any unpurchased portion of the senior subordinated notes surrendered, if any; provided that each such new senior subordinated note will be in a principal amount of $1,000 or an integral multiple thereof. The senior subordinated note indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, our company will either repay all outstanding Senior Debt other than the senior notes or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt other than the senior notes to permit the repurchase of senior subordinated notes required by this covenant. With respect to the senior subordinated notes, our company may effect a Change of Control under the terms of the senior subordinated note indenture; provided that our company complies with the provisions of the senior note indenture under the covenant described under "Description of the Senior Notes--Repurchase at the Option of Holders-- Change of Control." The company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

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     The Change of Control provisions described above will be
applicable whether or not any other provisions of the senior subordinated note indenture are applicable. Except as described above with respect to a Change of Control, the senior subordinated note indenture does not contain provisions that permit the holders of the senior subordinated notes to require that our company repurchase or redeem the senior subordinated notes in the event of a takeover, recapitalization or similar transaction.

     Our company's other senior indebtedness contains prohibitions on certain events that would constitute a Change of Control. In addition, the exercise by the holders of senior subordinated notes of their right to require our company to repurchase the senior subordinated notes could cause a default under such other senior indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on our company. Finally, our company's ability to pay cash to the holders of senior subordinated notes upon a repurchase may be limited by our company's then existing financial resources. See "Risk Factors--Risks Relating to the Notes--Our Ability to Offer to Purchase Your Notes in the Event of a Change of Control may be Limited."

     The Senior Credit Facilities currently prohibit our company from purchasing any senior notes or senior subordinated notes, and also provide that certain change of control events with respect to our company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which our company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when our company is prohibited from purchasing senior subordinated notes, our company could seek the consent of its lenders to the purchase of senior subordinated notes or could attempt to refinance the borrowings that contain such prohibition. If our company does not obtain such a consent or repay such borrowings, our company will remain prohibited from purchasing senior subordinated notes. In such case, our company's failure to purchase tendered senior subordinated notes would constitute an Event of Default under the senior subordinated note indenture which would, in turn, constitute a default under the Senior Credit Facilities. In such circumstances, the subordination provisions in the senior subordinated note indenture would likely restrict payments to the holders of senior subordinated notes. See "--Subordination."

     Our company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements contained in the senior subordinated note indenture applicable to a Change of Control Offer made by our company and purchases all senior subordinated notes validly tendered and not withdrawn under such Change of Control Offer or if our company exercises its option to purchase the senior subordinated notes.

     "Change of Control" means the occurrence of any of the following:
(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of our company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (2) the adoption of a plan relating to the liquidation or dissolution of our company, (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of our company (measured by voting power rather than number of shares) or (4) the first day on which a majority of the members of the Board of Directors of our company are not Continuing Directors.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of our company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior subordinated notes to require our company to repurchase such senior subordinated notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of our company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of our company who (1) was a member of such Board of Directors on the date of the closing of the Acquisition or
(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


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     "Principals" means Lehman Brothers Merchant Banking Partners II
L.P., any of its respective Affiliates and executive officers of our company as of the date of the closing of the Acquisition.

     "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     ASSET SALES

     The senior subordinated note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (1) our company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by our company (evidenced by a resolution of the Board of Directors described in an Officers' Certificate delivered to the senior subordinated note trustee with respect to any Asset Sale determined to have a value greater that $25.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (2) at least 75% of the consideration therefor received by our company or such Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities; provided that the following amounts shall be deemed to be cash: (w) any liabilities (as shown on our company's or such Restricted Subsidiary's most recent balance sheet), of our company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the senior subordinated notes or any guarantee thereof) that are assumed by the transferee of any such assets under a customary novation agreement that releases our company or such Restricted Subsidiary from further liability, (x) any securities, notes or other obligations received by our company or any such Restricted Subsidiary from such transferee that are converted by our company or such Restricted Subsidiary into cash within 180 days following the closing of such Asset Sale (to the extent of the cash received), (y) any Designated Noncash Consideration received by our company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (y) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) Additional Assets received in an exchange of assets transaction.

     Within 360 days after the receipt of any cash Net Proceeds from an Asset Sale, our company or such Restricted Subsidiary, at its option, may apply such cash Net Proceeds, at its option, (a) to repay Senior Debt of our company or any Restricted Subsidiary including, without limitation, Indebtedness under a Credit Facility and the senior notes,
(b) to the Acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the Acquisition of other assets or Investments that are used or useful in a Permitted Business or (c) to apply the cash Net Proceeds from such Asset Sale to an Investment in Additional Assets. Any cash Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, our company will be required to make an offer to all holders of senior subordinated notes and all holders of other Indebtedness that is not Senior Debt containing provisions similar to those contained in the senior subordinated note indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of senior subordinated notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures contained in the senior subordinated note indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, our company may use such Excess Proceeds for any purpose not otherwise prohibited by the senior subordinated note indenture. If the aggregate principal amount of senior subordinated notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the senior subordinated note trustee shall select the senior subordinated notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.


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COVENANTS

     RESTRICTED PAYMENTS

     The senior subordinated note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of our company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving our company or any of its Restricted Subsidiaries) or to the direct or indirect holders of our company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of our company); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving our company) any Equity Interests of our company or any direct or indirect parent of our company; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the senior subordinated notes or any senior subordinated guarantee, except a payment of interest or principal at Stated Maturity or Indebtedness permitted under clause (8) of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock;" or (4) make any Restricted Investment (all such payments and other actions contained in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) our company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by our company and its Subsidiaries after the date of the closing of the Acquisition (excluding Restricted Payments permitted by clauses (2), (3), (4),
     (5), and (9) of the next succeeding paragraph), is less than the sum, without duplication, of (1) 50% of the Consolidated Net Income of our company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the closing of the Acquisition to the end of our company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds or the fair market value of property other than cash received by our company since the date of the closing of the Acquisition as a contribution to its common equity capital or from the issue or sale of Equity Interests of our company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of our company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of our company), plus (3) to the extent that either any Existing Citizens Power Investment or any Restricted Investment that reduced the amount available for Restricted Payments under this clause (c) is sold for cash or otherwise liquidated or repaid for cash or any dividend or payment is received by our company or a Restricted Subsidiary after the date of the closing of the Acquisition in respect of such Investment, 100% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith, up to the amount of the Existing Citizens Power Investment on the date of the closing of the Acquisition or the Restricted Investment that reduced this clause (c), as the case may be, and thereafter 50% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith (except that the amount of dividends or payments received in respect of payments of Obligations in respect of such Investments, such as taxes, shall not increase the amounts under this clause (c)), plus (4) to the extent that any Unrestricted Subsidiary of our company is redesignated as a Restricted Subsidiary after the date of the closing of the Acquisition, 100% of the fair market value of our company's Investment in such Subsidiary as of the date of such redesignation up to the amount of the Restricted Investments made in such Subsidiary that reduced this clause (c) and 50% of the excess of the fair market value of our company's Investment in such Subsidiary as of the date of such redesignation over (i) the amount of the Restricted Investment that reduced this clause (c) and (ii) any amounts that increased the amount available as a Permitted Investment; provided, further, that if Citizens Power or any of its Subsidiaries is designated as a Restricted Subsidiary, the amount of the fair market value of the Investment therein on


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     the date of the senior subordinated note indenture shall also be credited to this clause (c); provided, further, that any amounts that increase this clause (c) shall not duplicatively increase amounts available as Permitted Investments.

     The foregoing provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the senior subordinated note indenture;

          (2) the redemption, repurchase, retirement, defeasance or other Acquisition of any subordinated Indebtedness or Equity Interests of our company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of our company) of, other Equity Interests of our company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other Acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other
     Acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) dividends or distributions by a Restricted Subsidiary of our company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, our company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (5) Investments in Unrestricted Subsidiaries having an aggregate fair market value not to exceed the amount, at the time of such Investment, substantially concurrently contributed in cash or Cash Equivalents to the common equity capital of our company after the date of the closing of the acquisition; provided that any such amount contributed shall be excluded from the calculation made pursuant to clause (c) above;

          (6) the payment of dividends on our company's common stock, following the first public offering of our company's common stock after the date of the closing of the acquisition, of up to 6% per annum of the net proceeds received by our company in such public offering, other than public offerings with respect to our company's common stock registered on Form S-8;

          (7) the repurchase, redemption or other Acquisition or retirement for value of any Equity Interests of our company or any Restricted Subsidiary of our company held by any present or former employee or director of our company (or any of its Restricted Subsidiaries) under any management equity subscription agreement or stock option agreement or any other management or employee benefit plan in effect as of the date of the closing of the Acquisition; provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds from the sale of Equity Interests of our company or a Restricted Subsidiary to members of management and directors of our company and its Subsidiaries that occurs after the date of the closing of the Acquisition, plus (y) the cash proceeds of key-man life insurance policies received by our company and its Restricted Subsidiaries after the date of the closing of the Acquisition, less (z) the amount of any Restricted Payments previously made pursuant to clauses (x) and (y) of this subparagraph (7); and, provided further, that cancellation of Indebtedness owing to our company from members of management of our company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of our company or a Restricted Subsidiary will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the senior subordinated note indenture and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

          (8) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

          (9) other Restricted Payments not otherwise prohibited by this covenant in an aggregate amount not to exceed $25.0 million under this clause (9).

     All of our company's Subsidiaries other than Citizens Power and its Subsidiaries are Restricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not

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cause a Default. For purposes of making such determination, all outstanding Investments by our company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     If, at any time, any Unrestricted Subsidiary would fail to meet the requirements in the definition of "Unrestricted Subsidiary" as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the senior subordinated note indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of our company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," our company shall be in default of such covenant). The Board of Directors of our company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of our company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by our company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any noncash Restricted Payment or any adjustment made pursuant to paragraph (c) of this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the senior subordinated note trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, our company shall deliver to the senior subordinated note trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

     If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by our company or a Restricted Subsidiary and such amounts may be credited to clause (c) above, then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The senior subordinated note indenture provides that our company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that our company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that our company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and our company's Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock or preferred stock if the Fixed Charge Coverage Ratio for our company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by our company of term Indebtedness under Credit Facilities (and the guarantee thereof by the senior subordinated note guarantors); provided that the aggregate principal amount of all term Indebtedness outstanding under this clause (1) after giving effect to such incurrence does not exceed an amount equal to $920.0 million;


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          (2) the incurrence by our company of revolving credit
     Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of our company and its Restricted Subsidiaries thereunder) under Credit Facilities (and the guarantee thereof by the senior subordinated note guarantors); provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under this clause (2) after giving effect to such incurrence does not exceed an amount equal to $480.0 million;

          (3) the incurrence by our company and its Restricted
     Subsidiaries of the Existing Indebtedness;

          (4) the incurrence by our company, the senior subordinated note guarantors and the senior note guarantors of Indebtedness represented by the senior notes, the senior subordinated notes, the senior subordinated note guarantees and the senior subordinated note guarantees limited in aggregate principal amount, without duplication, to amounts outstanding under the senior note indenture and the senior subordinated note indenture as of their respective dates;

          (5) (A) the guarantee by our company or any of the senior subordinated note guarantors of Indebtedness of our company or a Restricted Subsidiary of our company or (B) the incurrence of Indebtedness of a Restricted Subsidiary to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

          (6) the incurrence by our company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations) to finance the Acquisition (including by direct purchase, by lease or indirectly by the Acquisition of the capital stock of a Person that becomes a Restricted Subsidiary as a result of such Acquisition) or improvement of property (real or personal) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding pursuant to this clause (6) and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6), does not exceed an amount equal to 5% of Total Assets at the time of such incurrence;

          (7) the incurrence by our company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the senior subordinated note indenture to be incurred under the first paragraph hereof or clauses (3), (4) or
     (7) of this paragraph;

          (8) the incurrence by our company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among our company and any of its Restricted Subsidiaries; provided, however, that (1) if our company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the senior subordinated notes and (2)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than our company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either our company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by our company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

          (9) the incurrence by our company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

          (10) the incurrence by our company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of our company that was not permitted by this clause (10), and the issuance of preferred stock by Unrestricted Subsidiaries;

          (11) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance guarantees (including, without limitation, performance guarantees under coal supply agreements or equipment leases), to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

          (12) the incurrence of Indebtedness arising from agreements of our company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however that (1) such Indebtedness is not reflected on the balance sheet of our company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause
     (1)) and (2) the maximum assumable liability in respect of all such

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     Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by our company and its Restricted Subsidiaries in connection with such disposition;

          (13) the guarantee by our company or any of the senior subordinated note guarantors of additional Indebtedness relating to Black Beauty Coal Company not to exceed $50.0 million in aggregate principal amount outstanding at any one time under this clause (13);

          (14) the incurrence of Indebtedness relating to the Bengalla Joint Venture or the Warkworth Associates Joint Venture in an aggregate amount not to exceed $100.0 million in aggregate principal amount outstanding at any one time under this clause
     (14); and

          (15) the incurrence by our company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $250.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through
(15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, our company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of our company as accrued.

     LIENS

     The senior subordinated note indenture provides that our company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the senior subordinated note indenture and the senior subordinated notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The senior subordinated note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a senior subordinated note guarantor to (1)(a) pay dividends or make any other distributions to our company or any of its Restricted Subsidiaries (i) on its capital stock or (ii) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to our company or any of its Restricted Subsidiaries, (2) make loans or advances to our company or any of its Restricted Subsidiaries or (3) transfer any of its properties or assets to our company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the closing of the Acquisition,
(b) the Senior Credit Facilities as in effect as of the date of the closing of the Acquisition, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of the closing of the Acquisition, (c) the senior note indenture, the senior subordinated note indenture, the senior notes and the senior subordinated notes,
(d) applicable law or any applicable rule, regulation or order, (e) any instrument governing Indebtedness or capital stock of a Person acquired by our company or any of its Restricted Subsidiaries as in effect at the time of such Acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such Acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the senior subordinated note indenture to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations

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for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business and (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of our company's Board of Directors, not materially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The senior subordinated note indenture provides that our company may not consolidate or merge with or into (whether or not our company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (1) our company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than our company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (2) the entity or Person formed by or surviving any such consolidation or merger (if other than our company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of our company under the Senior Subordinated Registration Rights Agreement, the senior subordinated notes and the senior subordinated note indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the senior subordinated note trustee; (3) immediately after such transaction no Default or Event of Default exists; and (4) except in the case of a merger of our company with or into a Wholly Owned Restricted Subsidiary of our company, immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the entity surviving such consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test contained in the first paragraph of the covenant described above under the caption
"--Incurrence of Indebtedness and Issuance of Preferred Stock" or (B) the Fixed Charge Coverage Ratio for our company or the entity or Person formed by or surviving any such consolidation or merger (if other than our company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for our company and its Restricted Subsidiaries immediately prior to such transaction. The senior subordinated note indenture also provides that our company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among our company and its Restricted Subsidiaries.

     Notwithstanding the foregoing clause (4), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to our company and (2) our company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of our company in another State of the United States or the form of organization of our company so long as the amount of Indebtedness of our company and its Restricted Subsidiaries is not increased thereby and provided that the successor assumes all the obligations of our company under the Senior Subordinated Registration Rights Agreement, the senior subordinated notes and the senior subordinated note indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the senior subordinated note trustee.



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     TRANSACTIONS WITH AFFILIATES

     The senior subordinated note indenture provides that our company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless (1) such Affiliate Transaction is on terms that are materially no less favorable to our company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by our company or such Restricted Subsidiary with an unrelated Person and (2) our company delivers to the senior subordinated note trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors contained in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (1) any employment agreement or other compensation plan or arrangement for employees entered into by our company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of our company or such Restricted Subsidiary; (2) transactions between or among our company and/or its Restricted Subsidiaries; (3) payment of reasonable fees to officers, directors, employees or consultants of our company; (4) Restricted Payments that are permitted by, and Investments that are not prohibited by, the provisions of the senior subordinated note indenture described above under the caption "--Restricted Payments;" (5) indemnification payments made to officers, directors and employees of our company or any Restricted Subsidiary under charter, bylaw, statutory or contractual provisions; (6) the payment of customary annual management, consulting and advisory fees and related expenses to Lehman Merchant Bank and its Affiliates; (7) payments by our company or any of its Restricted Subsidiaries to Lehman Merchant Bank and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with Acquisitions or divestitures which payments are approved by a majority of the Board of Directors of our company in good faith; (8) the existence of, or the performance by our company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the closing of the Acquisition and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by our company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date of the closing of the Acquisition shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders in any material respect; (9) transactions under the terms of the Transaction Documents in effect on the date of the closing of the Acquisition; (10) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, under joint venture agreements) and otherwise in compliance with the terms of the senior subordinated note indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to our company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by our company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of our company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (11) guarantees of performance by our company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Obligations in respect of borrowed money; and (12) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries.

     ADDITIONAL SUBORDINATED SUBSIDIARY GUARANTEES

     The senior subordinated note indenture provides that if our company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date of the senior subordinated note indenture and such Domestic Subsidiary provides a guarantee of the Senior Credit Facilities, then such newly acquired or created Domestic Subsidiary shall execute a supplemental indenture in form and substance satisfactory to the senior subordinated note trustee providing that such Domestic Subsidiary shall become a senior subordinated note guarantor under the senior subordinated note indenture,


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provided, however, this covenant shall not apply to any Domestic
Subsidiary that has been properly designated as an Unrestricted
Subsidiary in accordance with the senior subordinated note indenture for so long as it continues to constitute an Unrestricted Subsidiary.

     NO SENIOR SUBORDINATED DEBT

     The senior subordinated note indenture provides that (1) our company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the senior subordinated notes, and (2) no senior subordinated note guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the senior note guarantees and senior in any respect in right of payment to the senior subordinated note guarantees.

     BUSINESS ACTIVITIES

     Our company will not, and will not permit any Restricted
Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to our company and its Restricted Subsidiaries taken as a whole.

     PAYMENTS FOR CONSENT

     The senior subordinated note indenture provides that neither our company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any senior subordinated notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the senior subordinated note indenture or the senior subordinated notes unless such consideration is offered to be paid or is paid to all holders of the senior subordinated notes that consent, waive or agree to amend in the time frame under the solicitation documents relating to such consent, waiver or agreement.

     REPORTS

     The senior subordinated note indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any senior subordinated notes are outstanding, our company will furnish to the holders of senior subordinated notes (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if our company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of our company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of our company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of our company) and, with respect to the annual information only, a report thereon by our company's certified independent accountants and (2) all current reports that would be required to be filed with the Commission on Form 8-K if our company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Senior Subordinated Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, our company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, our company and the senior subordinated note guarantors have agreed that, for so long as any senior subordinated notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The senior subordinated note indenture provides that each of the following constitutes an Event of Default: (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the senior subordinated notes (whether or not prohibited by the subordination provisions of the senior subordinated note indenture);
(2) default in payment when due of the principal of or premium, if any, on the senior subordinated notes (whether or not prohibited by the subordination provisions of the senior subordinated note indenture); (3) failure by our company or any of its Subsidiaries to make the offer required or to purchase any of the senior subordinated notes as required under the provisions described under


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the captions "--Change of Control," or "--Asset Sales;" (4) failure by our company or any of its Subsidiaries for 30 days after notice to comply with the provisions of the covenants entitled "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock;" or failure by our company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the senior subordinated note indenture or the senior subordinated notes; (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by our company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by our company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the senior subordinated note indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness aggregates $50.0 million or more; (6) failure by our company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (7) except as permitted by the senior subordinated note indenture, any senior subordinated note guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any senior subordinated note guarantor, or any Person acting on behalf of any senior subordinated note guarantor, shall deny or disaffirm its obligations under its senior subordinated note guarantee; (8) certain events of bankruptcy or insolvency with respect to our company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary; and (9) any failure of our company to deposit the required amounts into the Escrow Account under the Escrow Letter or any failure of the proceeds of the Escrow Account to be applied as required under the Escrow Letter.

     If any Event of Default occurs and is continuing, the senior subordinated note trustee or the holders of at least 25% in principal amount of the then outstanding senior subordinated notes may declare all the senior subordinated notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred under the Senior Credit Facilities shall be outstanding, such acceleration shall not be effective until the earlier of (1) an acceleration of any such Indebtedness under the Senior Credit Facilities or (2) five business days after receipt by our company of written notice of such acceleration of the senior subordinated notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to our company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding senior subordinated notes will become due and payable without further action or notice. Holders of the senior subordinated notes may not enforce the senior subordinated note indenture or the senior subordinated notes except as provided in the senior subordinated note indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding senior subordinated notes may direct the senior subordinated note trustee in its exercise of any trust or power. The senior subordinated note trustee may withhold from holders of the senior subordinated notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of our company with the intention of avoiding payment of the premium that our company would have had to pay if our company then had elected to redeem the senior subordinated notes under the optional redemption provisions of the senior subordinated note indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the senior subordinated notes. If an Event of Default occurs prior to May 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of our company with the intention of avoiding paying the premium upon redemption of the senior subordinated notes prior to May 15, 2003, then the premium specified in the senior subordinated note indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the senior subordinated notes.

     The holders of a majority in aggregate principal amount of the senior subordinated notes then outstanding by notice to the senior subordinated note trustee may on behalf of the holders of all of the senior subordinated notes waive any existing Default or Event of Default and its consequences under the senior subordinated note indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the senior subordinated notes.

     Our company is required to deliver to the senior subordinated note trustee annually a statement regarding compliance with the senior subordinated note indenture, and our company is required upon becoming aware of any Default or Event of Default, to deliver to the senior subordinated note trustee a statement specifying such Default or Event of Default.


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NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of our company or any Person controlling such Person, as such, shall have any liability for any obligations of our company under the senior subordinated notes, the senior subordinated note guarantees, the senior subordinated note indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of senior subordinated notes by accepting a senior subordinated note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior subordinated notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Our company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding senior subordinated notes ("Legal Defeasance") except for (1) the rights of holders of outstanding senior subordinated notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such senior subordinated notes when such payments are due from the trust referred to below, (2) our company's obligations with respect to the senior subordinated notes concerning issuing temporary senior subordinated notes, registration of senior subordinated notes, mutilated, destroyed, lost or stolen senior subordinated notes and the maintenance of an office or agency for payment and money for security payments held in trust, (3) the rights, powers, trusts, duties and immunities of the senior subordinated note trustee, and our company's obligations in connection therewith and (4) the Legal Defeasance provisions of the senior subordinated note indenture. In addition, our company may, at its option and at any time, elect to have the obligations of our company released with respect to certain covenants that are described in the senior subordinated note indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the senior subordinated notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the senior subordinated notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (1) our company must irrevocably deposit with the senior subordinated note trustee, in trust, for the benefit of the holders of the senior subordinated notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding senior subordinated notes on the stated maturity or on the applicable redemption date, as the case may be, and our company must specify whether the senior subordinated notes are being defeased to maturity or to a particular redemption date; (2) in the case of Legal Defeasance, our company shall have delivered to the senior subordinated note trustee an opinion of counsel in the United States reasonably acceptable to the senior subordinated note trustee confirming that (A) our company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the senior subordinated note indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding senior subordinated notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of Covenant Defeasance, our company shall have delivered to the senior subordinated note trustee an opinion of counsel in the United States reasonably acceptable to the senior subordinated note trustee confirming that the holders of the outstanding senior subordinated notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the effective date of the defeasance;
(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the senior subordinated note indenture) to which our company or any of its Subsidiaries is a party or by which our company or any of its Subsidiaries is bound; (6) our company must have delivered to the senior subordinated note trustee, at or prior to the effective date of such defeasance, an opinion of counsel to the effect that at the effective date of such defeasance, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (7) our company must deliver to the senior subordinated note trustee an Officers' Certificate stating that the deposit was not made by our company with the intent of preferring the holders of senior


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subordinated notes over the other creditors of our company with the intent of defeating, hindering, delaying or defrauding creditors of our company or others; and (8) our company must deliver to the senior subordinated note trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange senior subordinated notes in accordance with the senior subordinated note indenture. The Registrar and the senior subordinated note trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and our company may require a holder to pay any taxes and fees required by law or permitted by the senior subordinated note indenture. Our company is not required to transfer or exchange any senior subordinated note selected for redemption. Also, our company is not required to transfer or exchange any senior subordinated note for a period of 15 days before a selection of senior subordinated notes to be redeemed.

     The registered holder of a senior subordinated note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the senior subordinated note indenture or the senior subordinated notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the senior subordinated notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes), and any existing default or compliance with any provision of the senior subordinated note indenture or the senior subordinated notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding senior subordinated notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any senior subordinated notes held by a non-consenting holder): (1) reduce the principal amount of senior subordinated notes whose holders must consent to an amendment, supplement or waiver, (2) reduce the principal of or change the fixed maturity of any senior subordinated note or alter the provisions with respect to the redemption of the senior subordinated notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (3) reduce the rate of or change the time for payment of interest on any senior subordinated note,
(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior subordinated notes (except a rescission of acceleration of the senior subordinated notes by the holders of at least a majority in aggregate principal amount of the senior subordinated notes and a waiver of the payment default that resulted from such acceleration), (5) make any senior subordinated note payable in money other than that stated in the senior subordinated notes, (6) make any change in the provisions of the senior subordinated note indenture relating to waivers of past Defaults or the rights of holders of senior subordinated notes to receive payments of principal of or premium, if any, or interest on the senior subordinated notes,
(7) waive a redemption payment with respect to any senior subordinated note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), (8) make any change in the foregoing amendment and waiver provisions or (9) release any senior subordinated note guarantor from any of its obligations under its senior subordinated note guarantee or the senior subordinated note indenture, except in accordance with the terms of the senior subordinated note indenture. In addition, any amendment to the provisions of Article 10 of the senior subordinated note indenture (which relate to subordination) will require the consent of the holders of at least 75% in aggregate principal amount of the senior subordinated notes then outstanding if such amendment would adversely affect the rights of holders of senior subordinated notes.

     Notwithstanding the foregoing, without the consent of any holder of senior subordinated notes, our company and the senior subordinated note trustee may amend or supplement the senior subordinated note indenture or the senior subordinated notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated senior subordinated notes in addition to or in place of certificated senior subordinated notes, to provide for the assumption of our company's obligations to holders of senior subordinated notes in the case of a merger or consolidation or sale of all or substantially all of our company's assets, to make any change that would provide any additional rights or benefits to the holders of senior subordinated notes or that does not adversely affect the legal rights under the senior subordinated note indenture of any such holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the senior subordinated note indenture under the Trust Indenture Act, to provide for the issuance of additional senior subordinated notes in accordance with the


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limitations contained in this senior subordinated note indenture as of the date hereof or to allow any senior subordinated note guarantor to execute a supplemental senior subordinated note indenture and/or a senior subordinated note guarantee with respect to the senior subordinated notes.

CONCERNING THE SENIOR SUBORDINATED NOTE TRUSTEE

     The senior subordinated note indenture contains certain limitations on the rights of the senior subordinated note trustee, should it become a creditor of our company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The senior subordinated note trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding senior subordinated notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the senior subordinated note trustee, subject to certain exceptions. The senior subordinated note indenture provides that in case an Event of Default shall occur (which shall not be cured), the senior subordinated note trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the senior subordinated note trustee will be under no obligation to exercise any of its rights or powers under the senior subordinated note indenture at the request of any holder of senior subordinated notes, unless such holder shall have offered to the senior subordinated note trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The certificates representing the senior subordinated notes will be issued in fully registered form. Except as described in the next paragraph, the senior subordinated notes initially will be represented by permanent global senior subordinated notes, in definitive, fully registered form without interest coupons and will be deposited with the senior subordinated note trustee as custodian for DTC and registered in the name of a nominee of DTC.

     Except as described below, the global senior subordinated notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global senior subordinated notes may not be exchanged for senior subordinated notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Senior Subordinated Notes for Certificated Senior Subordinated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global senior subordinated notes will not be entitled to receive physical delivery of certificated senior subordinated notes (as defined below).

     The senior subordinated note trustee will act as Paying Agent and Registrar. The senior subordinated notes may be presented for registration of transfer and exchange at the offices of the Registrar.

     DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. Our company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised our company that DTC is a limited-purpose trust company created to hold securities for the Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised our company that, pursuant to procedures established by it, (i) upon deposit of the global senior subordinated notes, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the global senior subordinated notes and (ii) ownership of such interests in the global senior subordinated notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained


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by DTC (with respect to the Participants) or by the Participants and the
Indirect Participants (with respect to other owners of beneficial interest in the global senior subordinated notes).

     Investors in the global senior subordinated notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a global senior subordinated note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global senior subordinated note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global senior subordinated note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL SENIOR SUBORDINATED NOTE WILL NOT HAVE SENIOR SUBORDINATED NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF SENIOR SUBORDINATED NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE SENIOR SUBORDINATED
NOTE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a global senior subordinated note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the senior subordinated note indenture. Under the terms of the senior subordinated note indenture, our company and the senior subordinated note trustee will treat the persons in whose names the senior subordinated notes, including the global senior subordinated notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither our company, the senior subordinated note trustee nor any agent of our company or the senior subordinated note trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global senior subordinated notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global senior subordinated notes or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised our company that its current practice, upon receipt of any payment in respect of securities such as the senior subordinated notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of senior subordinated notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the senior subordinated note trustee or our company. Neither our company nor the senior subordinated note trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the senior subordinated notes, and our company and the senior subordinated note trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the global senior subordinated notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment."

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

     DTC has advised our company that it will take any action permitted to be taken by a holder of senior subordinated notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global senior subordinated notes and only in respect of such portion of the aggregate principal amount of the senior subordinated notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the senior subordinated notes, DTC reserves the right to exchange the global senior subordinated notes for legended senior subordinated notes in certificated form, and to distribute such senior subordinated notes to its Participants.


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     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global senior subordinated notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither our company nor the senior subordinated note trustee nor any of their respective agents will have any responsibility for the performance by DTC, or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

     EXCHANGE OF BOOK-ENTRY SENIOR SUBORDINATED NOTES FOR CERTIFICATED SENIOR SUBORDINATED NOTES

     A global senior subordinated note is exchangeable for definitive senior subordinated notes in registered certificated form ("certificated senior subordinated notes") if (1) DTC (x) notifies our company that it is unwilling or unable to continue as depositary for the global senior subordinated notes and our company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (2) our company, at its option, notifies the senior subordinated note trustee in writing that it elects to cause the issuance of the certificated senior subordinated notes or
(3) there shall have occurred and be continuing a Default or Event of Default with respect to the senior subordinated notes. In addition, beneficial interests in a global senior subordinated note may be exchanged for certificated senior subordinated notes upon request but only upon prior written notice given to the senior subordinated note trustee by or on behalf of DTC in accordance with the senior subordinated note indenture. In all cases, certificated senior subordinated notes delivered in exchange for any global senior subordinated note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless our company determines otherwise in compliance with applicable law.

     EXCHANGE OF CERTIFICATED SENIOR SUBORDINATED NOTES FOR BOOK-ENTRY SENIOR SUBORDINATED NOTES

     Senior subordinated notes issued in certificated form may be exchanged for beneficial interests in any global senior subordinated note upon request.

     SAME DAY SETTLEMENT AND PAYMENT

     The senior subordinated note indenture requires that payments in respect of the senior subordinated notes represented by the global senior subordinated notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the global senior subordinated note holder. With respect to senior subordinated notes in certificated form, our company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The senior subordinated notes represented by the global senior subordinated notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such senior subordinated notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated senior subordinated notes will also be settled in immediately available funds.

DEFINITIONS

     The following are defined terms used in the senior subordinated note indenture. Reference is made to the senior subordinated note indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquisition" means the Acquisition by our company of: (1) all of the common stock of Peabody Holding Company, (2) all of the common stock of Gold Fields Mining Corp., (3) all of the membership interests of Citizens Power, (4) the 1% interests in CL Hartford, L.L.C., a Delaware limited liability company, and Citizens Power Sales, a Delaware general partnership.


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     "Additional Assets" means (1) any property or assets (other than capital stock, Indebtedness or rights to receive payments over a period greater than 180 days, other than with respect to coal supply contract restructurings) that is usable by our company or a Restricted Subsidiary in a Permitted Business or (2) the capital stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the Acquisition of such capital stock by our company or another Restricted Subsidiary.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of our company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the senior subordinated note indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (2) the issue or sale by our company or any of its Restricted Subsidiaries of Equity Interests of any of our company's Restricted Subsidiaries, in the case of either clause
(1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for Net Proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:
(1) a transfer of assets by our company to a Restricted Subsidiary or by a Restricted Subsidiary to our company or to another Restricted Subsidiary, (2) an issuance of Equity Interests by a Restricted
Subsidiary to our company or to another Restricted Subsidiary, (3) a Restricted Payment that is permitted by, or an Investment that is not prohibited by, the covenant described above under the caption "--Restricted Payments," (4) a disposition of Cash Equivalents or obsolete equipment, (5) foreclosures on assets, (6) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and (7) the factoring of accounts receivable arising in the ordinary course of business under arrangements customary in the industry.

     "Bengalla Joint Venture" means Bengalla Mining Co. Pty Limited, Bengalla Agricultural Co. Pty Limited and Bengalla Coal Sales Co. Pty Ltd. which are the joint venture companies related to the Bengalla mine in New South Wales, Australia.

     "Black Beauty Coal Company" means the Indiana general partnership among Thoroughbred, L.L.C., Black Beauty Resources, Inc. and Pittsburg and Midway Coal Mining Co., and any Person collectively owned by those three partners including, but not limited to, Eagle Coal Company and Falcon Coal Company.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Cash Equivalents" means (a) securities with maturities of one year or less from the date of Acquisition issued or fully guaranteed or insured by the U.S. Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of Acquisition and overnight bank deposits of any lender under the Senior Credit Facilities or of any commercial bank having capital and surplus in excess of $500.0 million, (c) repurchase obligations of any lender under the Senior Credit Facilities or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of Acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of Acquisition backed by standby letters of credit issued by any lender under the Senior Credit Facilities or any commercial bank satisfying the requirements of clause (b) of this definition


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or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through
(f) of this definition.

     "Citizens Power" means Citizens Power LLC, a Delaware limited liability company and its direct and indirect Subsidiaries.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus
(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, deferred financing fees and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) under Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (3) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (4) depreciation, depletion, amortization (including amortization of goodwill and other intangibles) and other noncash expenses (including, without limitation, writedowns and impairment of property, plant and equipment and intangibles and other long-lived assets) (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other noncash expenses were deducted in computing such Consolidated Net Income, minus (5) noncash items increasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), plus (6) without duplication for amounts otherwise included in Consolidated Cash Flow, the amount of our company's and its Restricted Subsidiaries' proportionate share of the Consolidated Cash Flow of Black Beauty Coal Company and its Subsidiaries for such period (calculated in proportion to our company's and its Restricted Subsidiaries common equity ownership), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other noncash expenses of, a Restricted Subsidiary that is not a senior subordinated note guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to our company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (2) the Net Income of any Restricted Subsidiary that is not a senior subordinated note guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,
(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such Acquisition shall be excluded, (4) the cumulative effect of a change in accounting principles shall be excluded, and (5) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to our company or one of its Restricted Subsidiaries.

     "Credit Facilities" means, with respect to our company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which senior subordinated notes are first issued and


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authenticated under the senior subordinated note indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Indebtedness.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Noncash Consideration" means the fair market value of noncash consideration received by our company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of our company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

     "Disqualified Stock" means any capital stock that, by its terms
(or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the senior subordinated notes mature; provided, however, that any capital stock that would constitute Disqualified Stock solely because the holders thereof have the right to require our company to repurchase such capital stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such capital stock provide that our company may not repurchase or redeem any such capital stock under such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants-- Restricted Payments."

     "Domestic Subsidiary" means a Subsidiary that is (1) formed under the laws of the United States of America or a state or territory thereof or (2) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

     "Equity Interests" means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

     "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of our company, other than any private sales to an Affiliate of our company.

     "Escrow Account" means the escrow account maintained under the Escrow Letter.

     "Escrow Letter" means that certain escrow letter dated March 2, 1998, by and among Lazard Brothers & Co., Limited, The Energy Group PLC, Peabody Investments Inc. and P&L Coal Holdings Corporation.

     "Existing Citizens Power Investment" means the Investments in Citizens Power by our company and its Restricted Subsidiaries as of the date of the closing of the Acquisition.

     "Existing Indebtedness" means up to $292.5 million in aggregate principal amount of Indebtedness of our company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities, the senior notes, the senior subordinated notes and related guarantees) in existence on the date of the closing of the Acquisition, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) under Hedging Obligations, but excluding amortization of debt issuance costs) and (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (3) any interest expense on the portion of Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of our company (other than Disqualified Stock) or to our company or a Restricted Subsidiary of our company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective


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combined federal, state and local tax rate of such Person for such period, expressed as a decimal, in each case, for our company and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referrent Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (1) Acquisitions that have been made by our company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and including pro forma cost savings permitted by Article 11 of Regulation S-X, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso contained in the definition of Consolidated Net Income, and (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Subsidiaries" means Subsidiaries of our company that are not Domestic Subsidiaries.

     "GAAP" means generally accepted accounting principles described in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the senior subordinated note indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, in each case for the purpose of risk management and not for speculation.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, but excluding from the definition of "Indebtedness," any of the foregoing that constitutes (1) an accrued expense, (2) trade payables and (3) Obligations in respect of reclamation, workers' compensation, including black lung, pensions and retiree health care, in each case to the extent not overdue for more than 90 days. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and
(ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees, other than performance guarantees provided for the benefit of Citizens Power of any portion of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other Acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If our company or any Restricted

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Subsidiary of our company sells or otherwise disposes of any Equity
Interests of any direct or indirect Restricted Subsidiary of our company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of our company, our company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are (1) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (2) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by our company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

     "Net Income" means, with respect to any Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,
(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (2) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

     "Net Proceeds" means the aggregate proceeds (cash or property) received by our company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale) or the sale or disposition of any Investment, net of the direct costs relating to such Asset Sale, sale or disposition, (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Guarantor Subsidiaries" means (1) Citizens Power and its direct and indirect Subsidiaries, (2) our company's future Unrestricted Subsidiaries and (3) our company's current and future Foreign
Subsidiaries.

     "Non-Recourse Debt" means Indebtedness (1) as to which neither our company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or
(c) constitutes the lender; and (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the senior subordinated notes being offered hereby) of our company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Obligations" means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities and amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "Permitted Business" means coal production, coal mining, coal brokering, coal transportation, mine development, power marketing, electricity generation, power/energy sales and trading, energy transactions/asset restructurings, risk management products associated with energy, fuel/power integration and other energy related businesses, ash disposal, environmental remediation, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses, and activities of our company and its Subsidiaries as of the date of the closing


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of the Acquisition and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

     "Permitted Investments" means (a) any Investment in our company or in a Restricted Subsidiary of our company; (b) any Investment in Cash Equivalents; (c) any Investment by our company or any Restricted Subsidiary of our company in a Person, if as a result of such Investment
(i) such Person becomes a Restricted Subsidiary of our company or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, our company or a Restricted Subsidiary of our company; (d) any Acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of our company; (e) any Investment existing on the date of the closing of the Acquisition (an "Existing Investment") and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded, (f) advances to employees not in excess of $10.0 million outstanding at any one time; (g) Hedging Obligations permitted under clause (9) of the "--Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;
(h) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (i) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause
(i), does not exceed in aggregate amount the sum of (1) 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (2) 100% of the Net Proceeds from the sale or disposition of any Investment previously made pursuant to this clause (i) or 100% of the amount of any dividend, distribution or payment from any such Investment, net of income taxes paid or payable in respect thereof, in each case up to the amount of the Investment that was made pursuant to this clause (i) and 50% of the amount of such Net Proceeds or 50% of such dividends, distributions or payments, in each case received in excess of the amount of the Investments made pursuant to this clause (i); (j) guarantees of Indebtedness permitted under the covenant "--Incurrence of Indebtedness and Issuance of Preferred Stock;"
(k) any Investment acquired by our company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by our company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by our company or any of its Restricted Subsidiaries with respect to such secured Investment; (l) any Investment in Black Beauty Coal Company having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l), that are at the time outstanding not to exceed $50.0 million (with any write-down or write-off of any such Investment deemed to remain outstanding); (m) Investments in Citizens Power having an aggregate fair market value, taken together with all other Investments made pursuant to this clause
(m), that are at that time outstanding not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (n) any Investment in the Bengalla Joint Venture and the Warkworth Associates Joint Venture having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n), that are at the time outstanding, not to exceed $25.0 million (with any write-down or write-off of any such Investment deemed to remain outstanding); (o) that portion of any Investment by our company or a Restricted Subsidiary in a Permitted Business to the extent that our company or such Restricted Subsidiary will receive in a substantially concurrent transaction an amount in cash equal to the amount of such Investment (or the fair market value of such Investment), net of any obligation to pay taxes or other amounts in respect of the receipt of such cash; provided that the receipt of such cash does not carry any obligation by our company or such Restricted Subsidiary to repay or return such cash; and (p) the forgiveness or cancellation of any payable due from Citizens Power and its direct and indirect Subsidiaries outstanding on the date of the closing of the Acquisition; provided, however, that with respect to any Investment, our company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment would be a Permitted Investment.

     "Permitted Liens" means (1) Liens securing Indebtedness under Credit Facilities that were permitted by the terms of the senior subordinated note indenture to be incurred; (2) Liens in favor of our company; (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with our company or any Restricted Subsidiary of our company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with our company; (4) Liens on property existing at the time of Acquisition thereof by our company or any Restricted Subsidiary of our company, provided that such Liens were in existence prior to the contemplation of such Acquisition; (5) Liens to secure the performance of statutory


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obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (6) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security; (7) Liens existing on the date of the closing of the Acquisition; (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (9) Liens on assets of senior subordinated note guarantors to secure Senior Debt of such senior subordinated note guarantors that was permitted by the senior subordinated note indenture to be incurred; (10) Liens incurred in the ordinary course of business of our company or any Restricted Subsidiary of our company with respect to obligations that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by our company or such Restricted Subsidiary; (11) Liens on assets of Foreign Subsidiaries to secure Indebtedness that was permitted by the senior subordinated note indenture to be incurred; (12) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (13) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired; (14) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by our company or its Subsidiaries) or interfere with the ordinary conduct of the business of our company or such Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (15) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (6) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" and other purchase money Liens to finance property or assets of our company or any Restricted Subsidiary acquired in the ordinary course of business; provided that such Liens are only secured by such property or assets so acquired or improved (including, in the case of the Acquisition of capital stock of a Person who becomes a Restricted Subsidiary, Liens on the assets of the Person whose capital stock was so acquired); (16) Liens securing Indebtedness under Hedging Obligations; provided that such Liens are only secured by property or assets that secure the Indebtedness subject to the Hedging Obligation; (17) Liens to secure Indebtedness permitted by clause (15) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" and (18) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the senior subordinated notes indenture.

     "Permitted Refinancing Indebtedness" means any Indebtedness of our company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of our company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the senior subordinated notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the senior subordinated notes on terms at least as favorable to the holders of senior subordinated notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is incurred either by our company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facilities" means those certain Senior Credit Facilities, dated as of May 18, 1998, by and among our company, the senior note guarantors, Lehman Commercial Paper Inc., as Arranger, Syndication Agent and the Administrative Agent and the other lenders party thereto, including any related notes, guarantees, collateral documents,

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letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or senior subordinated note trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Total Assets" means the total assets of our company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of our company and its Restricted Subsidiaries.

     "Transaction Documents" means the documents related to (1) the Acquisition (including, without limitation, the purchase agreement, the participation agreement and the escrow agreement), (2) the Senior Credit Facilities and (3) the original offering of the notes.

     "Treasury Rate" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for redemption (or if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to May 15, 2003; provided, however, that if the average life of such senior subordinated note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such senior subordinated note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means (1) Citizens Power, any direct or indirect Subsidiary of Citizens Power on the date of the senior subordinated note indenture and (2) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Person: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with our company or any Restricted Subsidiary of our company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to our company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of our company;
(c) is a Person with respect to which neither our company nor any of its Restricted Subsidiaries has any obligation (x) to subscribe for additional Equity Interests in Unrestricted Subsidiaries (except with respect to Permitted Investments) or (y) to maintain or preserve such Person's net worth; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of our company or any of its Restricted Subsidiaries; provided, however, that our company and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money. Any such designation by the Board of Directors shall be evidenced to the senior subordinated note trustee by filing with the senior subordinated note trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants-- Restricted Payments."


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     "Voting Stock" of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Warkworth Associates Joint Venture" means Warkworth Coal Sales Ltd., Warkworth Pastoral Co. Pty, Limited and Warkworth Mining Limited, which are the joint venture companies related to the Warkworth mine in New South Wales, Australia.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.




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                        PLAN OF DISTRIBUTION

     This prospectus is to be used by Lehman Brothers Inc. in connection with offers and sales of the notes in market-making transactions effected from time to time. Lehman Brothers Inc. may act as a principal or agent in those transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. These sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     As of March 31, 2000, affiliates of Lehman Brothers Inc. beneficially owned 85.1% of our capital stock. See "Ownership of Capital Stock." Because Lehman Brothers Inc. may purchase and sell notes, and because this prospectus may be used by Lehman Brothers Inc. in connection with future offers and sales of notes in market-making transactions effected from time to time, no estimate can be given as to the number and percentage of notes that will be held by Lehman Brothers Inc. upon termination of any of those sales. Lehman Brothers Inc. has informed us that it does not intend to confirm sales of the notes to any accounts over which it exercises discretionary authority without the prior specific written approval of those transactions by the customer.

     We have been advised by Lehman Brothers Inc. that, subject to applicable laws and regulations, Lehman Brothers Inc. currently intends to make a market in the notes. However, Lehman Brothers Inc. is not obligated to do so and any market-making may be interrupted or discontinued at any time without notice. In addition, that market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors--There Is No Trading Market for the Notes."

     Lehman Brothers Inc. has provided investment banking services to us in the past and may provide those services and financial advisory services to us in the future. Lehman Brothers Inc. acted as purchaser in connection with the initial sale of the notes and received an underwriting discount of $27.0 million in connection therewith. See "Related Party Transactions."

     Lehman Brothers Inc. has entered into a registration rights agreement with us with respect to the use by Lehman Brothers Inc. of this prospectus. Under that agreement, we agreed to bear all registration expenses incurred under that agreement, and we agreed to indemnify Lehman Brothers Inc. against specified liabilities, including liabilities under the Securities Act.

                              EXPERTS

     The reserve reports and estimates of the company's proven and probable coal reserves included herein have, to the extent described herein, been prepared by the company and reviewed by the John T. Boyd Company.

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule as of March 31, 2000 and for the year ended March 31, 2000 and the period ended March 31, 1999, and the combined financial statements and schedule of P&L Coal Group (the Predecessor Company) for the period ended May 19, 1998 and year ended March 31, 1998, as set forth in their report. We've included our financial statements and schedules in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       AVAILABLE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC's Internet site at www.sec.gov. This site contains reports and other information regarding issuers that we file electronically with the SEC. You may also read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

     We have filed with the SEC a registration statement under the Securities Act with respect to the notes offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.


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     You may request copies of the filings, at no cost, by telephone at
(314) 342-3400 or by mail at: P&L Coal Holdings Corporation, 701 Market Street, Suite 700, St. Louis, Missouri 63101, attention: Public
Relations.






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                     GLOSSARY OF SELECTED TERMS

     Anthracite. The highest rank of economically usable coal with moisture content less than 15% by weight and heating value as high as 15,000 Btus per pound. It is jet black with a high luster. It is mined primarily in Pennsylvania.

     Appalachian Region. Coal producing states of Alabama, Georgia, eastern Kentucky, Maryland, North Carolina, Ohio, Pennsylvania,
Tennessee, Virginia and West Virginia.

     Ash. Impurities consisting of iron, alumina and other incombustible matter that are contained in coal. Since ash increases the weight of coal, it adds to the cost of handling and can affect the burning characteristics of coal.

     Bituminous Coal. The most common type of coal with moisture content less than 20% by weight and heating value of 10,500 to 14,000 Btus per pound. It is dense and black and often has well-defined bands of bright and dull material.

     British Thermal Unit ("Btu"). A measure of the energy required to raise the temperature of one pound of water one degree Fahrenheit.

     Clean Air Act Amendments of 1990. A comprehensive set of amendments to the federal law governing the nation's air quality. The Clean Air Act was originally passed in 1970 to address significant air pollution problems in our cities. The 1990 amendments broadened and strengthened the original law to address specific problems such as acid deposition, urban smog, hazardous air pollutants and stratospheric ozone depletion.

     Coal Seam. Coal deposits occur in layers. Each layer is called a "seam."

     Coke. A hard, dry carbon substance produced by heating coal to a very high temperature in the absence of air. Coke is used in the manufacture of iron and steel. Its production results in a number of useful byproducts.

     Coking Coal. Coal used to make coke and interchangeably referred to as metallurgical coal.

     Continuous Mining. A form of underground room-and-pillar mining which uses a continuous mining machine to cut coal from the seam and load it onto conveyors or into shuttle cars in a continuous operation.

     Deep Mine. An underground coal mine.

     Draglines. A large excavating machine used in the surface mining process to remove overburden.

     Dragline Mining. A form of mining where large capacity electric-powered draglines remove overburden to expose the coal seam. Smaller shovels load coal in haul trucks for transportation to the preparation plant and then to the rail loadout.

     Federal Energy Regulatory Commission ("FERC"). A regulatory agency within the Department of Energy that has jurisdiction over interstate electricity sales, wholesale electric rates, hydro-electric licensing, natural gas pricing, oil pipeline rates and gas pipeline certification.

     Fossil Fuel. Fuel such as coal, petroleum or natural gas formed from the fossil remains of organic material.

     Greenfield. Undeveloped coal reserves.

     Hard Rock Mine. A mine for hard rock minerals, which include copper, lead, zinc, magnesium, nickel and gold. Coal mines are not considered hard rock mines.

     Illinois Basin. Coal producing area in Illinois, western Indiana and western Kentucky.

     Interior Region. Coal producing states of Arkansas, Illinois, Indiana, Iowa, Kansas, Michigan, western Kentucky, Louisiana, Missouri, Oklahoma and Texas.

     Lignite. The lowest rank of coal with a high moisture content of up to 45% by weight and heating value of 6,500 to 8,300 Btus per pound. It is brownish black and tends to oxidize and disintegrate when exposed to air.

     Longwall Mining. A form of underground mining in which a panel or block of coal, generally 700 feet wide and often over one mile long, is completely extracted. The working area is protected by a moveable, powered roof support system.

     Metallurgical Coal. The various grades of coal suitable for carbonization to make coke for steel manufacture. Also known as "met" coal, it possesses four important qualities: volatility, which


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affects coke yield; the level of impurities, which affects coke quality;
composition, which affects coke strength; and basic characteristics, which affect coke oven safety. Met coal has a particularly high Btu, but low ash content.

     Nitrogen Oxide (NO2). A gas formed in high temperature environments such as coal combustion. It is a harmful pollutant that contributes to acid rain.

     Non-utility Generator (NUG). Non-utility generator that sells power to a regulated utility under a long term contract.

     Organization for Economic Cooperation and Development (OECD). Members of the OECD include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Japan, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland, Turkey, the United Kingdom and the United States and its territories (Guam, Puerto Rico and the U.S. Virgin Islands).

     Overburden. Layers of earth and rock covering a coal seam. In surface mining operations, overburden is removed prior to coal extraction.

     Overburden Ratio/Stripping Ratio. The amount of overburden that must be removed to excavate a given quantity of coal. It is commonly expressed in cubic yards per ton of coal or as a ratio comparing the thickness of the overburden with the thickness of the coal bed.

     Pillar. An area of coal left to support the overlying strata in a mine; sometimes left permanently to support surface structures.

     Powder River Basin. Coal producing area in northeastern Wyoming and southeastern Montana. This is the largest known source of coal reserves and the largest producing region in the United States.

     Preparation Plant. Usually located on a mine site, although one plant may serve several mines. A preparation plant is a facility for crushing, sizing and washing coal to prepare it for use by a particular customer. The washing process has the added benefit of removing some of the coal's sulfur content.

     Probable Reserves. In relation to coal, means reserves for which there is a moderate degree of geological assurance. Coal tonnages are computed by projection data from available seam measurements for a distance beyond coal classed as measured or proven. The assurance, although lower than for proven coal, is high enough to assume continuity between points of measurement. The maximum acceptable distance for projection of indicated probable tonnage is one-half to three-quarters mile from points of observation. Further exploration is necessary to place these reserves in a proven category.

     Proven Reserves. In relation to coal, means reserves for which there is the highest degree of geological assurance. The sites for measurement are so closely spaced and the geological character so well defined that the thickness, real extent, size, shape and depth of coal are well established. The maximum acceptable distance for projections from seam data points varies with the geological nature of the coal seam being studied, but generally, a radius of one-quarter mile is recognized as the standard. Proven reserves may also be referred to as measured.

     Reclamation. The process of restoring land and the environment to their original state following mining activities. The process commonly includes "recontouring" or reshaping the land to its approximate original appearance, restoring topsoil and planting native grass and ground covers. Reclamation operations are usually underway before the mining of a particular site is completed. Reclamation is closely regulated by both state and federal law.

     Recoverable Reserves. The amount of coal that can be recovered from the reserve base. The average recovery factor for underground mines and surface mines is about 57% and 80%, respectively. Using these percentages, there are about 300 billion tons of recoverable reserves in the United States, enough to last more than 300 years at current consumption levels.

     Roof. The stratum of rock or other mineral above a coal seam; the overhead surface of a coal working place. Same as "back" or "top."

     Roof Bolt. A long steel bolt driven into the roof of underground excavations to support the roof, preventing and limiting the extent of roof falls. The unit consists of the bolt (up to four feet long), steel plate, expansion shell, and pal nut. The use of roof bolts eliminates the need for timbering by fastening together, or "laminating," several weaker layers of roof strata to build a "beam."

     Roof Support. Posts, jacks, roof bolts and beams used to support the rock overlying a coal seam in an underground mine. A good roof support plan is part of mine safety and coal extraction.


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     Room and Pillar Mining. The most common method of underground mining in which the mine roof is supported mainly by coal pillars left at regular intervals. Rooms are placed where the coal is mined; pillars are areas of coal left between the rooms. Room-and-pillar mining is done either by conventional or continuous mining.

     Scrubber (flue gas desulfurization unit). Any of several forms of chemical/physical devices which operate to neutralize sulfur compounds formed during coal combustion. These devices combine the sulfur in gaseous emissions with other chemicals to form inert compounds, such as gypsum, which must then be removed for disposal. Although effective in substantially reducing sulfur from combustion gases, scrubbers require about six to seven % of a power plant's electrical output and thousands of gallons of water to operate.

     Steam Coal. Coal used by power plants and industrial steam boilers to produce electricity or process steam. It generally is lower in Btu heat content and higher in volatile matter than metallurgical coal.

     Subbituminous Coal. Dull, black coal that ranks between lignite and bituminous coal. Its moisture content is between 20% and 30% by weight, and its heat content ranges from 7,800 to 9,500 Btus per pound of coal.

     Sulfur. One of the elements present in varying quantities in coal that contributes to environmental degradation when coal is burned. Sulfur dioxide is produced as a gaseous by-product of coal combustion.

     Sulfur Content. Coal is commonly described by its sulfur content due to the importance of sulfur in environmental regulations. "Low sulfur" coal has a variety of definitions but typically is used to describe coal consisting of 1.0% or less sulfur. A majority of the company's Appalachian and Powder River Basin reserves are of low sulfur grades.

     Surface Mine. A mine in which the coal lies near the surface and can be extracted by removing the covering layer of soil (see
"Overburden"). About 60% of total U.S. coal production comes from surface mines.

     Tons. A "short" or net ton is equal to 2,000 pounds. A "long" or British ton is 2,240 pounds; a "metric" ton is approximately 2,205 pounds. The short ton is the unit of measure referred to in this document.

     Truck and Shovel Mining. A form of mining where large shovels are used to remove overburden, which is used to backfill pits after the coal is removed. Smaller shovels load coal in haul trucks for transportation to the preparation plant or rail loadout.

     Underground Mine. Also known as a "deep" mine. Usually located several hundred feet below the earth's surface, an underground mine's coal is removed mechanically and transferred by shuttle car or conveyor to the surface. Most underground mines are located east of the Mississippi River and account for about 40% of annual U.S. coal production.

     Unit Train. A train of 100 or more cars carrying only coal. A typical unit train can carry at least 10,000 tons of coal in a single shipment.

     Western Bituminous Coal Regions. Coal producing area including, the Hanna Basin in Wyoming, the Uinta Basin of northwestern Colorado and Utah, the Four Corners Region in New Mexico and Arizona and the Raton Basin in southern Colorado.


                               132



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               [P&L Coal Holding Corporation Chart]








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
                  Index to Financial Statements and Supplementary Data

                                                                                       Page
                                                                                       ----

Report of Independent Auditors                                                          F-2

Audited Financial Statements:
      Statements of Operations - Year ended March 31, 2000, periods ended
      March 31, 1999 and May 19, 1998 and year ended March 31, 1998                     F-3

      Balance Sheets - March 31, 2000 and 1999                                          F-4

      Statements of Cash Flows - Year ended March 31, 2000, periods ended
      March 31, 1999 and May 19, 1998 and year ended March 31, 1998                     F-5

      Statements of Changes in Stockholders' Equity/Invested Capital - Year ended
      March 31, 2000, periods ended March 31, 1999 and May 19, 1998 and year
      ended March 31, 1998                                                              F-6

Notes to Financial Statements                                                           F-7

                     Report of Independent Auditors


Board of Directors
P&L Coal Holdings Corporation

We have audited the accompanying consolidated balance sheets of P&L Coal Holdings Corporation (the Company) as of March 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows of the Company for the year and period then ended. We have also audited the combined statements of operations, changes in invested capital and cash flows of P&L Coal Group (the Predecessor Company) for the period ended May 19, 1998 and the year ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of P&L Coal Holdings Corporation at March 31, 2000 and 1999, the consolidated results of operations and cash flows of the Company for the year ended March 31, 2000 and the period ended March 31, 1999, and the combined results of operations and cash flows of the Predecessor Company for the period ended May 19, 1998 and the year ended March 31, 1998 in conformity with accounting principles generally accepted in the United States.

                                                      Ernst & Young LLP
April 27, 2000
St. Louis, Missouri

P&L COAL HOLDINGS CORPORATION
STATEMENTS OF OPERATIONS
(Dollars in thousands)

                                                                                                       PREDECESSOR COMPANY
                                                                                                  ------------------------------
                                                              Year Ended       Period Ended       Period Ended      Year Ended
                                                            March 31, 2000    March 31, 1999      May 19, 1998    March 31, 1998
                                                            --------------    --------------      ------------    --------------
REVENUES

  Sales                                                       $2,610,991        $1,970,957          $278,930        $2,048,694

  Other revenues                                                  99,509            85,875            11,728           169,328
                                                              ----------        ----------          --------        ----------

        Total revenues                                         2,710,500         2,056,832           290,658         2,218,022

OPERATING COSTS AND EXPENSES

  Operating costs and expenses                                 2,178,664         1,643,718           244,128         1,695,216

  Depreciation, depletion and amortization                       249,782           179,182            25,516           200,169

  Selling and administrative expenses                             95,256            67,688            12,017            83,640

  Net gain on property and
     equipment disposals                                          (6,439)               -               (328)          (21,815)
                                                              ----------        ----------          --------        ----------

OPERATING PROFIT                                                 193,237           166,244             9,325           260,812

  Interest expense                                               205,056           176,105             4,222            33,410

  Interest income                                                 (4,421)          (18,527)           (1,667)          (14,543)
                                                              ----------        ----------          --------        ----------

INCOME (LOSS) BEFORE INCOME TAXES
    AND MINORITY INTERESTS                                        (7,398)            8,666             6,770           241,945

  Income tax provision (benefit)                                (141,522)            3,012             4,530            83,050

  Minority interests                                              15,554             1,887                -                 -
                                                              ----------        ----------          --------        ----------

INCOME FROM CONTINUING OPERATIONS                                118,570             3,767             2,240           158,895

  Discontinued operations:

     (Income) loss from discontinued operations,
        net of income tax provision (benefit) of ($1,297),
        $6,035, ($189) and $7,143, respectively                   12,087            (6,442)            1,764            (1,441)

     Loss from disposal of discontinued operations,
        net of income tax benefit of $31,188                      78,273                -                 -                 -
                                                              ----------        ----------          --------        ----------

NET INCOME                                                    $   28,210        $   10,209          $    476        $  160,336
                                                              ==========        ==========          ========        ==========

                                     See accompanying notes to financial statements.

                                 F-3

P & L COAL HOLDINGS CORPORATION
BALANCE SHEETS
AS OF MARCH 31
(Dollars in thousands)

                                                                                                     2000              1999
                                                                                                  ----------        ----------
ASSETS
Current assets
   Cash and cash equivalents                                                                      $   65,618        $  194,078
   Accounts receivable, less allowance of  $1,233 and $177, respectively                             153,021           312,748
   Materials and supplies                                                                             48,809            53,978
   Coal inventory                                                                                    193,341           195,919
   Assets from power trading activities                                                                   -          1,037,300
   Assets from coal and emission allowance trading activities                                         78,695             2,514
   Deferred income taxes                                                                              49,869             8,496
   Other current assets                                                                               43,192            27,428
                                                                                                  ----------        ----------
     Total current assets                                                                            632,545         1,832,461

Property, plant, equipment and mine development

   Land and coal interests                                                                         4,135,010         4,023,546
   Building and improvements                                                                         350,284           316,163
   Machinery and equipment                                                                           741,486           651,728
   Less accumulated depreciation, depletion and amortization                                        (411,270)         (193,492)
                                                                                                  ----------        ----------
Property, plant, equipment and mine development, net                                               4,815,510         4,797,945

Net assets of discontinued operations                                                                 90,000                -

Investments and other assets                                                                         288,794           393,525
                                                                                                  ----------        ----------
     Total assets                                                                                 $5,826,849        $7,023,931
                                                                                                  ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

   Short-term borrowings and current maturities of long-term debt                                 $   57,977        $   72,404
   Income taxes payable                                                                               13,594             7,308
   Liabilities from power trading activities                                                              -            638,062
   Liabilities from coal and emission allowance trading activities                                    75,883                12
   Accounts payable and accrued expenses                                                             573,137           627,722
                                                                                                  ----------        ----------
     Total current liabilities                                                                       720,591         1,345,508

Long-term debt, less current maturities                                                            2,018,189         2,469,975
Deferred income taxes                                                                                625,124           780,175
Accrued reclamation and other environmental liabilities                                              502,092           498,032
Workers' compensation obligations                                                                    212,260           207,544
Accrued postretirement benefit costs                                                                 971,186           956,714
Obligation to industry fund                                                                           64,737            63,107
Other noncurrent liabilities                                                                         162,979           183,736
                                                                                                  ----------        ----------
     Total liabilities                                                                             5,277,158         6,504,791

Minority interests                                                                                    41,265            23,910

Stockholders' equity
   Preferred stock - $0.01 per share par value; 10,000,000 shares authorized,
     5,000,000 shares issued and outstanding as of March 31, 2000 and 1999                                50                50
   Common stock - Class A, $0.01 per share par value; 30,000,000 shares authorized,
     19,000,000 shares issued and outstanding as of March 31, 2000 and 1999                              190               190
   Common stock - Class B, $0.01 per share par value; 3,000,000 shares authorized,
     746,329 shares issued and 684,473 shares outstanding as of March 31, 2000; 3,000,000
     shares authorized and 708,767 shares issued and outstanding as of March 31, 1999                      7                 7
   Additional paid-in capital                                                                        485,037           484,772
   Employee stock loans                                                                               (2,391)           (2,331)
   Accumulated other comprehensive income (loss)                                                     (12,667)            2,333
   Retained earnings                                                                                  38,419            10,209
   Treasury shares, at cost: 61,856 Class B shares as of March 31, 2000                                 (219)               -
                                                                                                  ----------        ----------
       Total stockholders' equity                                                                    508,426           495,230
                                                                                                  ----------        ----------
     Total liabilities and stockholders' equity                                                   $5,826,849        $7,023,931
                                                                                                  ==========        ==========
                                     See accompanying notes to financial statements.

P&L COAL HOLDINGS CORPORATION
STATEMENTS OF CASH FLOWS
(Dollars in thousands)
                                                                                                          PREDECESSOR COMPANY
                                                                                                     ------------------------------
                                                                  Year Ended      Period Ended       Period Ended      Year Ended
                                                                March 31, 2000   March 31, 1999      May 19, 1998    March 31, 1998
                                                                --------------   --------------      ------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                         $ 28,210        $   10,209          $    476         $160,336
    (Income) loss from discontinued operations                       12,087            (6,442)            1,764           (1,441)
    Loss from disposal of discontinued operations                    78,273                -                 -                -
                                                                   --------        ----------          --------         --------
       Income from continuing operations                            118,570             3,767             2,240          158,895
Adjustments to reconcile income from continuing operations
  to net cash provided by (used in) continuing operations:
    Depreciation, depletion and amortization                        249,782           179,182            25,516          200,169
    Deferred income taxes                                          (157,803)             (679)            2,835           65,508
    Amortization of debt discount and debt issuance costs            18,911            16,120             1,379           11,205
    Net gain on property and equipment disposals                     (6,439)               -               (328)         (21,815)
    Gain on coal contract restructurings                            (12,957)           (5,300)               -           (49,270)
    Minority interests                                               15,554             1,887                -                -
    Changes in current assets and liabilities, excluding
      effects of acquisitions:
       Sale of accounts receivable                                  100,000                 -                -                -
       Accounts receivable, net of sale                              18,712            20,164            (9,768)         (18,622)
       Materials and supplies                                         5,227             3,620               881             (438)
       Coal inventory                                                10,774             5,781            (2,807)         (16,160)
       Net assets from coal and emission allowance trading
         activities                                                    (310)               -                 -                -
       Other current assets                                         (16,862)            7,459           (10,707)         (10,607)
       Accounts payable and accrued expenses                        (15,064)          (50,373)          (34,685)          (3,226)
       Income taxes payable                                           7,549               173             1,234          (12,447)
    Accrued reclamation and related liabilities                     (18,233)           (4,468)           (1,622)         (18,509)
    Workers' compensation obligations                                 4,716           (10,449)           (2,156)         (23,106)
    Accrued postretirement benefit costs                             14,472             6,094             6,092           15,292
    Obligation to industry fund                                       1,630            (3,619)           (2,379)         (26,771)
    Royalty prepayment                                                   -            135,903                -                -
    Other, net                                                      (34,814)           25,661            (5,586)          16,932
                                                                   --------        ----------          --------         --------
       Net cash provided by (used in) continuing operations         303,415           330,923           (29,861)         267,030
       Net cash provided by (used in) discontinued operations       (40,504)          (48,901)            1,704          (79,178)
                                                                   --------        ----------          --------         --------
       Net cash provided by (used in) operating activities          262,911           282,022           (28,157)         187,852
                                                                   --------        ----------          --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant, equipment and mine development       (178,754)         (174,520)          (20,874)        (165,514)
Additions to advance mining royalties                               (25,292)          (11,509)           (2,302)          (6,174)
Acquisitions, net                                                   (63,265)       (2,110,400)               -           (58,715)
Investment in joint venture                                          (4,325)               -                 -                -
Proceeds from coal contract restructurings                           32,904             2,515               328           57,460
Proceeds from property and equipment disposals                       19,284            11,448             1,374           37,723
Proceeds from sale-leaseback transactions                            34,234                -                 -                -
                                                                   --------        ----------          --------         --------
       Net cash used in continuing operations                      (185,214)       (2,282,466)          (21,474)        (135,220)
       Net cash provided by (used in) discontinued operations          (170)           33,130               (76)            (813)
                                                                   --------        ----------          --------         --------
       Net cash used in investing activities                       (185,384)       (2,249,336)          (21,550)        (136,033)
                                                                   --------        ----------          --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings and long-term debt               22,026         1,870,778            53,597          269,391
Payments of short-term borrowings and long-term debt               (209,985)         (222,715)          (19,423)        (350,737)
Capital contribution                                                     -            480,000                -                -
Distributions to minority interests                                  (3,353)           (3,080)               -                -
Dividends paid                                                           -                 -           (173,330)         (65,109)
Transactions with affiliates:
    Loan to affiliate                                                    -                 -                 -          (141,000)
    Proceeds from affiliated loan                                        -                 -            141,000               -
    Advances from affiliates                                             -                 -                 -            16,882
    Repayments to affiliates                                             -             (3,647)               -                -
    Invested capital transactions with affiliates                        -            (30,369)               -           (55,176)
                                                                   --------        ----------          --------         --------
       Net cash provided by (used in) continuing operations        (191,312)        2,090,967             1,844         (325,749)
       Net cash provided by (used in) discontinued operations       (13,869)           70,314            21,693           90,360
                                                                   --------        ----------          --------         --------
       Net cash provided by (used in) financing activities         (205,181)        2,161,281            23,537         (235,389)
Effect of exchange rate changes on cash and cash equivalents           (806)              111              (292)            (718)
                                                                   --------        ----------          --------         --------
Net increase (decrease) in cash and cash equivalents               (128,460)          194,078           (26,462)        (184,288)
Cash and cash equivalents at beginning of period                    194,078                -             96,821          281,109
                                                                   --------        ----------          --------         --------
Cash and cash equivalents at end of period                         $ 65,618        $  194,078          $ 70,359         $ 96,821
                                                                   ========        ==========          ========         ========

                                     See accompanying notes to financial statements.

P&L COAL HOLDINGS CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY / INVESTED CAPITAL
(Dollars in thousands)
                                                                                                                      Accumulated
                                                                                                                         Other
                                                                                                                        Compre-
                                                                                     Additional          Employee       hensive
                                                   Preferred           Common         Paid-in             Stock         Income
                                                     Stock             Stock          Capital             Loans         (Loss)
                                                   ---------           ------        ----------          --------     -----------
PREDECESSOR COMPANY
-------------------
March 31, 1997                                        $ -               $ -           $     -            $    -        $ (2,799)
  Comprehensive income:
           Net income                                   -                 -                 -                 -              -
           Foreign currency
               translation adjustment                   -                 -                 -                 -         (39,385)

  Comprehensive income
  Dividend paid                                         -                 -                 -                 -              -
  Net transactions
      with affiliates                                   -                 -                 -                 -              -
                                                      ----              ----          --------           -------       --------
March 31, 1998                                          -                 -                 -                 -         (42,184)
  Comprehensive loss:
           Net income                                   -                 -                 -                 -              -
           Foreign currency
               translation adjustment                   -                 -                 -                 -         (17,974)

  Comprehensive loss
  Dividend paid                                         -                 -                 -                 -              -
  Net transactions
      with affiliates                                   -                 -                 -                 -              -
                                                      ----              ----          --------           -------       --------
May 19, 1998                                          $ -               $ -           $     -            $    -        $(60,158)
                                                      ====              ====          ========           =======       ========

--------------------------------------------------------------------------------------------------------------------------------

May 20, 1998                                          $ -               $ -           $     -            $    -        $     -
Capital contribution                                    50               190           479,760                -              -
  Comprehensive income:
           Net income                                   -                 -                 -                 -              -
           Foreign currency
               translation adjustment                   -                 -                 -                 -           4,128
           Minimum pension liability
               (net of $1,248 tax provision)            -                 -                 -                 -          (1,795)

  Comprehensive income
  Stock grants to employees                             -                  5             3,919            (1,236)            -
  Stock purchases
       by employees                                     -                  2             1,093            (1,095)            -
                                                      ----              ----          --------           -------       --------
March 31, 1999                                          50               197           484,772            (2,331)         2,333
  Comprehensive income:
           Net income                                   -                 -                 -                 -              -
           Foreign currency
               translation adjustment                   -                 -                 -                 -         (16,795)
           Minimum pension liability
               (net of $1,248 tax benefit)              -                 -                 -                 -           1,795

  Comprehensive income
  Stock grants to employees                             -                 -                265              (103)            -
  Loan repayments                                       -                 -                 -                901             -
  Additional loans                                      -                 -                 -               (858)            -
  Shares repurchased                                    -                 -                 -                 -              -
                                                      ----              ----          --------           -------       --------
March 31, 2000                                        $ 50              $197          $485,037           $(2,391)      $(12,667)
                                                      ====              ====          ========           =======       ========



                                                                                                    Total
                                                                                                Stockholders'
                                                  Retained        Invested         Treasury   Equity / Invested
                                                  Earnings        Capital            Stock         Capital
                                                  --------       ----------        --------   -----------------
PREDECESSOR COMPANY
-------------------
March 31, 1997                                     $    -        $1,679,585          $  -        $1,676,786
  Comprehensive income:
           Net income                                   -           160,336             -           160,336
           Foreign currency
               translation adjustment                   -                -              -           (39,385)
                                                                                                 ----------
  Comprehensive income                                                                              120,951
  Dividend paid                                         -           (65,109)            -           (65,109)
  Net transactions
      with affiliates                                   -           (44,786)            -           (44,786)
                                                   -------       ----------          -----       ----------
March 31, 1998                                          -         1,730,026             -         1,687,842
  Comprehensive loss:
           Net income                                   -               476             -               476
           Foreign currency
               translation adjustment                   -                -              -           (17,974)
                                                                                                 ----------
  Comprehensive loss                                                                                (17,498)
  Dividend paid                                         -          (173,330)            -          (173,330)
  Net transactions
      with affiliates                                   -               360             -               360
                                                   -------       ----------          -----       ----------
May 19, 1998                                       $    -        $1,557,532          $  -        $1,497,374
                                                   =======       ==========          =====       ==========

------------------------------------------------------------------------------------------------------------

May 20, 1998                                       $    -        $       -           $  -        $       -
Capital contribution                                    -                -              -           480,000
  Comprehensive income:
           Net income                               10,209               -              -            10,209
           Foreign currency
               translation adjustment                   -                -              -             4,128
           Minimum pension liability
               (net of $1,248 tax provision)            -                -              -            (1,795)
                                                                                                 ----------
  Comprehensive income                                                                               12,542
  Stock grants to employees                             -                -              -             2,688
  Stock purchases
       by employees                                     -                -              -                -
                                                   -------       ----------          -----       ----------
March 31, 1999                                      10,209               -              -           495,230
  Comprehensive income:
           Net income                               28,210               -              -            28,210
           Foreign currency
               translation adjustment                   -                -              -           (16,795)
           Minimum pension liability
               (net of $1,248 tax benefit)              -                -              -             1,795
                                                                                                 ----------
  Comprehensive income                                                                               13,210
  Stock grants to employees                             -                -              -               162
  Loan repayments                                       -                -              -               901
  Additional loans                                      -                -              -              (858)
  Shares repurchased                                    -                -            (219)            (219)
                                                   -------       ----------          -----       ----------
March 31, 2000                                     $38,419       $       -           $(219)      $  508,426
                                                   =======       ==========          =====       ==========

                                     See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS, EXCEPT WHERE NOTED AND PER SHARE DATA)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The consolidated financial statements include the consolidated balance sheets of P&L Coal Holdings Corporation (the "Company" or "Peabody") as of March 31, 2000 and 1999, and the consolidated results of operations and cash flows for the year ended March 31, 2000 and the period ended March 31, 1999. These financial statements include the subsidiaries (collectively, known as the "Predecessor Company") of Peabody Holding Company, Inc. ("Peabody Holding Company"), Gold Fields Mining Corporation ("Gold Fields") which owns Lee Ranch Coal Company ("Lee Ranch"), Citizens Power LLC ("Citizens Power") and Peabody Resources Limited ("Peabody Resources"), an Australian company. The combined financial statements include the combined results of operations and cash flows of the Predecessor Company from April 1, 1998 to May 19, 1998 and the fiscal year ended March 31, 1998.

     Until May 19, 1998, the Predecessor Company was a wholly owned indirect subsidiary of The Energy Group, PLC ("The Energy Group"). Effective May 20, 1998, the Predecessor Company was acquired by the Company, which at the time was wholly owned by Lehman Brothers Merchant Banking Partners II L.P. and its affiliates ("Lehman Brothers Merchant Banking"), an investment fund affiliated with Lehman Brothers Inc. The transaction was part of the sale of The Energy Group to Texas Utilities Company. P&L Coal Holdings Corporation, a holding company with no direct operations and nominal assets other than its investment in its subsidiaries, was formed by Lehman Brothers Merchant Banking on February 27, 1998 for the purpose of acquiring the Predecessor Company and had no significant activity until the acquisition.

     Subsequent to March 31, 2000, the Company signed a purchase and sale agreement with Edison Mission Energy to sell Citizens Power (see note 3). Results of operations and cash flows have been restated for all periods presented to properly reflect the discontinued operation.

     DESCRIPTION OF BUSINESS

     The Company is principally engaged in the mining of coal for sale primarily to electric utilities. The Company also markets and trades coal and emission allowances.

     NEW PRONOUNCEMENTS

     Effective April 1, 1998, the Company adopted Statement of
     Financial Accounting Standards (SFAS) No. 130, "Reporting
     Comprehensive Income." SFAS No. 130 requires that noncash changes in stockholders' equity be combined with net income and reported in a new financial statement category entitled "accumulated other comprehensive income."

     The Company also adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," and SFAS No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" effective April 1, 1998. SFAS No. 131 and SFAS No. 132 address the disclosures required for the Company's operating segments and employee benefit obligations, respectively.

     The adoption of SFAS Nos. 130, 131 and 132 had no effect on the Company's results of operations.

     JOINT VENTURES

     Joint ventures are accounted for using the equity method except for undivided interests in Australia, which are reported using pro rata consolidation whereby the Company reports its proportionate share of assets, liabilities, income and expenses. All significant intercompany transactions have been eliminated in consolidation.

     The financial statements include the following asset and operating amounts for Australian entities utilizing pro rata consolidation:

                                                                                         PREDECESSOR COMPANY
                                                                                   ------------------------------
                                               Year Ended       Period Ended       Period Ended      Year Ended
                                             March 31, 2000    March 31, 1999      May 19, 1998    March 31, 1998
                                             --------------    --------------      ------------    --------------
     Total revenue                              $122,689          $ 72,057           $10,996           $76,406
     Operating profit                             17,038            18,767             3,695            17,731
     Total assets                                149,864           189,363

                                 F-7

     ACCOUNTING FOR COAL AND EMISSION ALLOWANCE TRADING

     The Company engages in risk management activities for both trading and non-trading purposes. Activities for trading purposes, generally consisting of coal and emission allowance trading, are accounted for using the fair value method. Under such method, the derivative commodity instruments (forwards, options and swaps) with third parties are reflected at market value and are included in "Assets and liabilities from coal and emission allowance trading activities" in the consolidated balance sheets. In the absence of quoted values, financial commodity instruments are valued at fair value, considering the net present value of the underlying sales and purchase obligations, volatility of the underlying commodity, appropriate reserves for market and credit risks and other factors, as determined by management. Subsequent changes in market value are recognized as gains or losses in "Other revenues" in the period of change.

     DERIVATIVE FINANCIAL INSTRUMENTS

     The Company utilizes derivative financial instruments to hedge the impact of exchange rate fluctuations on anticipated future sales as well as to hedge the impact of interest rate movements on floating rate debt and certain commodity supplies. The Company's Australian operations use forward currency contracts to manage their exposure against foreign currency fluctuations on sales denominated in U.S. dollars. These financial instruments are accounted for using the deferral method. Changes in the market value of these transactions are deferred until the gain or loss on the underlying hedged item is recognized as part of the related sales transaction. If the future sale is no longer anticipated, the changes in market value of the forward currency contracts would be recognized as an adjustment to revenue in the period of change.

     A portion of the Company's long-term indebtedness bears interest at rates that fluctuate based upon certain indices. The Company utilizes financial instruments, such as interest rate swap agreements, to mitigate the impact of changes in interest rates on a portion of its floating rate debt. Gains or losses on interest rate swap agreements are recognized as they occur and are included as a component of interest expense.

     As a writer of options, the Company receives a premium where the option is written and then bears the risk of unfavorable changes in the price of the financial instruments underlying the option. Forwards, swaps and over-the-counter options are traded in unregulated markets.

     Over-the-counter forwards, options and swaps are either liquidated with the same counterparty or held to settlement date. For these financial instruments, the unrealized gains or losses on financial settlements, rather than the contract amounts, represent the approximate future cash requirements. Realized gains and losses on trading activities are recorded as part of "Other revenues" as they occur. Physical settlements are recorded on a gross basis within "Sales" and "Operating costs and expenses."

     REVENUE RECOGNITION

     The Company incurs certain "add-on" taxes and fees on coal sales. Coal sales are reported including taxes and fees charged by various federal and state governmental bodies. The Company recognizes revenue from coal sales when title passes to the customer.

     OTHER REVENUES

     Other revenues include royalties related to coal lease agreements, earnings and losses from joint ventures, management fees, farm income, contract restructuring payments, coal trading activities and revenues from contract mining services. Royalty income generally results from the lease or sub-lease of mineral rights to third parties, with payments based upon a percentage of the selling price or an amount per ton of coal produced. Certain agreements require minimum annual lease payments regardless of the extent to which minerals are produced from the leasehold. The terms of these agreements generally range from specified periods of 5 to 20 years, or can be for an unspecified period until all reserves are depleted.

     Revenues from coal trading activities are recognized for the differences between contract and market prices.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are stated at cost, which approximates fair value. Cash equivalents consist of highly liquid investments with original maturities of three months or less.

     INVENTORIES

     Materials and supplies and coal inventory are valued at the lower of average cost or market. Coal inventory costs include labor, supplies, equipment costs, operating overhead and other related costs.

     PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

     Property, plant, equipment and mine development are recorded at cost. Interest costs applicable to major asset additions are capitalized during the construction period, including $1.8 million for the year ended March 31, 2000, $3.0 million for the period ended March 31, 1999, $0.2 million for the period ended May 19, 1998 and $1.5 million for the year ended March 31, 1998.

     Expenditures which extend the useful lives of existing plant and equipment are capitalized. Maintenance and repairs are charged to operating costs and expensed as incurred. Costs incurred to develop coal mines or to expand the capacity of operating mines are capitalized. Development costs incurred to maintain current production capacity at a mine and exploration expenditures are charged to expense as incurred. Certain costs to acquire computer hardware and the development and/or purchase of software for internal use are capitalized and depreciated over the estimated useful lives.

     Depletion of coal interests is computed using the units-of-production method utilizing only proven and probable reserves in the depletion base. Mine development costs are principally amortized over the estimated lives of the mines using the straight-line method. Depreciation of plant and equipment (excluding life of mine assets) is computed using the straight-line method over the estimated useful lives as follows:

                                                          Years
                                                          -----
          Building and improvements                      10 to 20
          Machinery and equipment                         2 to 30
          Leasehold improvements                       Life of Lease

     In addition, certain plant and equipment assets associated with mining are depreciated using the straight-line method over the estimated life of the mine, which varies from 3 to 24 years.

     ACCRUED RECLAMATION AND OTHER ENVIRONMENTAL LIABILITIES

     The Company records a liability for the estimated costs to reclaim land as the acreage is disturbed during the ongoing surface mining process. The estimated costs to reclaim support acreage and to perform other related functions at both surface and underground mines are recorded ratably over the lives of the mines. As of March 31, 2000, the Company had $529.1 million in surety bonds outstanding and $19.4 million in letters of credit to secure reclamation. As of March 31, 1999, the Company had $534.9 million in surety bonds outstanding related to reclamation. The amount of reclamation self-bonding in certain states in which the Company qualifies was $186.1 million and $240.5 million at March 31, 2000 and March 31, 1999, respectively.

     Accruals for other environmental matters are recorded in operating expenses when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Accrued liabilities are exclusive of claims against third parties and are not discounted. In general, costs related to environmental remediation are charged to expense. Environmental costs are capitalized only to the extent they extend the life of the asset, mitigate environmental contamination that has yet to occur, or are incurred in preparing an asset for sale.

     INCOME TAXES

     Income taxes are accounted for using a balance sheet approach known as the liability method. The liability method accounts for deferred income taxes by applying statutory tax rates in effect at the date of the balance sheet to differences between the book and tax basis of assets and liabilities.

     POSTEMPLOYMENT BENEFITS

     The Company provides postemployment benefits to qualifying employees, former employees and dependents under the provisions of various benefit plans or as required by state, federal or Australian law. The Company accounts for workers' compensation obligations and other Company provided postemployment benefits on the accrual basis of accounting.

     CONCENTRATION OF CREDIT RISK AND MARKET RISK

     The Company's power, coal and emission allowance trading and risk management activities give rise to market risk, which represents the potential loss caused by a change in the market value of a particular commitment. Market risks are actively monitored to ensure compliance with the risk management policies of the Company. Policies are in place that limit the Company's total net exposure at any point in time. Procedures exist which allow for monitoring of all commitments and positions, with daily reporting to senior management.

     The Company's concentration of credit risk is substantially with electricity producers and marketers and electric utilities. The Company's policy is to independently evaluate each customer's creditworthiness prior to entering into transactions and to constantly monitor the credit extended. In the event that the Company engages in a transaction with a counterparty that does not meet its credit standards, the Company will protect its position by requiring the counterparty to provide appropriate credit enhancement. Counterparty risk with respect to interest rate swap transactions is not considered to be significant based upon the creditworthiness of the participating financial institutions.

     Approximately 39 percent of the Company's U.S. coal employees are affiliated with organized labor unions, which accounts for approximately 26 percent of the tons sold in the U.S. during fiscal year 2000. Hourly workers at the Company's mines in Arizona, Colorado and Montana are represented by the United Mine Workers' of America under the Western Surface Agreement, which was ratified in 1996 and is effective through August 31, 2000. Union labor east of the Mississippi is also represented by the United Mine Workers of America but is subject to the National Bituminous Coal Wage Agreement. On December 16, 1997, this five-year labor agreement effective from January 1, 1998 to December 31, 2002, was ratified by the United Mine Workers of America.

     The Australian coal mining industry is highly unionized and the majority of workers employed at Peabody Resources are members of trade unions. These employees are represented by three unions: the United Mine Workers, which represents the production employees; and two unions that represent the other staff. The miners at Warkworth Mine signed a three-year labor agreement that expires in October 2002. The miners at Ravensworth and Narama Mines have signed a further enterprise labor agreement for two years that expires in May 2001. The labor agreement for the Moura Mine is currently under negotiation.

     USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets under various assumptions are less than the carrying amounts of those assets. Impairment losses are measured by comparing the estimated fair value of the assets to their carrying amount.

     FOREIGN CURRENCY TRANSLATION

     Assets and liabilities of foreign affiliates are generally translated at current exchange rates, and related translation adjustments are reported as a component of comprehensive income. Income statement accounts are translated at an average rate for each period.

     RECLASSIFICATIONS

     Certain amounts in prior periods have been reclassified to conform with the report classifications of the year ended March 31, 2000, with no effect on previously reported net income or stockholders' equity.

(2)  BUSINESS COMBINATIONS

     Peabody Resources

     Effective August 20, 1999, Peabody Resources purchased a 55 percent interest in the Moura Mine in Queensland, Australia for $30.2 million. The acquisition was accounted for as a purchase and the operating results have been included in the Company's financial statements since the date of acquisition using pro rata consolidation. The acquisition includes the coal mining and coalbed methane operations, along with 67 million tons of saleable coal reserves and rights to more than 1.9 billion tons in place surface and underground coal resources.

     Black Beauty Coal Company

     Effective January 1, 2000, Black Beauty Coal Company ("Black Beauty"), a subsidiary of the Company, invested $6.6 million to increase its ownership interest and obtain control of three of its Midwestern coal mining affiliates - Sugar Camp Coal, LLC, Arclar Coal Company, LLC and United Minerals Company, LLC. Prior to fiscal year 2000, interests in these affiliates were accounted for under the equity method, as Black Beauty did not hold decision-making control over their respective operations. However, effective January 1, 2000, Black Beauty obtained decision-making control and began consolidating the affiliates as of that date. In order to provide comparability to future periods, the Company has elected to consolidate these affiliates as part of Black Beauty's results of operations effective April 1, 1999.

     Effective January 1, 1999, the Company purchased an additional
     38.3 percent interest in Black Beauty, raising its ownership percentage to 81.7 percent. Total consideration paid for the additional interest was $150.7 million. The acquisition was accounted for as a purchase and, accordingly, the operating results of Black Beauty have been included in the Company's financial statements since the effective date of acquisition. Prior to the acquisition, the Company accounted for its ownership using the equity method of accounting.

     Effective January 1, 1998, the Predecessor Company purchased an additional 10.0 percent interest in Black Beauty for $37.7 million in cash, and as a result, increased its ownership in the partnership to 43.3 percent.

     P&L Coal Group

     The acquisition of Peabody Group by the Company on May 19, 1998 was funded through borrowings by the Company pursuant to a $920.0 million Senior Secured Term Facility, the offerings of $400.0 million aggregate principal amount of Senior Notes and $500.0 million aggregate principal amount of Senior Subordinated Notes, an equity contribution to the Company by Lehman Brothers Merchant Banking of $400.0 million, and an equity contribution of $80.0 million from other parties, including Lehman Brothers Holdings, Inc. Such amounts were used to pay $2,003.6 million for the equity of the Company, repay debt, increase cash balances and pay transaction fees and expenses incurred with the acquisition. The Company also entered into a $480.0 million senior revolving credit facility to provide for the Company's working capital requirements following the acquisition. The acquisition was accounted for under the purchase method of accounting.

     The following unaudited pro forma results of operations assumed the acquisitions had occurred as of April 1:

                                                                         2000              1999
                                                                      ----------        ----------
     Total revenues                                                   $2,728,694        $2,765,979
     Income (loss) before income taxes, minority interests
       and discontinued operations                                        (6,278)            7,736
     Net income                                                           28,916               236

(3)  DISCONTINUED OPERATIONS

     Subsequent to March 31, 2000, the Company signed a purchase and sale agreement with Edison Mission Energy to sell Citizens Power, its wholly-owned subsidiary that engages in power trading and power contract restructuring transactions. The estimated loss on disposal of the entity is $109.5 million on a pretax basis
     ($78.3 million after-tax), which includes a provision for estimated operating losses until disposal and estimated proceeds from the monetization of non-trading assets concurrent with the disposal of Citizens Power. The Company expects to complete the disposal before the end of the next fiscal year.

     The results of operations of Citizens Power have been reported separately as a discontinued operation in the statements of operations for all periods presented, and are summarized as follows:

                                                                                                   PREDECESSOR COMPANY
                                                                                             ------------------------------
                                                           Year Ended      Period Ended      Period Ended      Year Ended
                                                         March 31, 2000    March 31, 1999    May 19, 1998    March 31, 1998
                                                         --------------    --------------    ------------    --------------
     Revenues                                              $ 17,225           $37,394          $ 1,750          $26,440
     Income (loss) before income taxes                      (13,369)           12,477           (1,953)           8,584
     Income tax provision (benefit)                          (1,297)            6,035             (189)           7,143
     Net income (loss) from discontinued
        operations                                          (12,087)            6,442           (1,764)           1,441

     The fair value of net assets related to the discontinued operation have been segregated in the March 31, 2000 consolidated balance sheet and include the following:



     Cash                                               $ 41,222
     Accounts receivable                                  46,339
     Assets from power trading activities                908,256
     Liabilities from power trading activities          (524,366)
     Other current liabilities                           (75,701)
     Non-recourse debt                                  (305,750)
                                                        --------
                                                        $ 90,000
                                                        ========

(4)  ACCOUNTS RECEIVABLE SECURITIZATION

     In March 2000, the Company and a wholly-owned subsidiary
     ("Seller") entered into agreements with certain financial institutions to establish a five-year receivables purchase facility. Under the facility, up to $100.0 million of beneficial interests in accounts receivable that have been contributed to the Seller may be sold, without recourse, to a commercial paper conduit ("Conduit"). Under the provisions of SFAS No. 125,
     "Accounting for Transfers and Servicing of

     Financial Assets and Extinguishments of Liabilities," the transaction was recorded as a sale, with those accounts receivable sold to the Conduit removed from the consolidated balance sheet. The Seller is a separate legal entity and its assets are available first and foremost to satisfy the claims of its creditors.

     As of March 31, 2000, $100.0 million in beneficial interests were sold to the Conduit under the facility. The Seller also maintained a subordinated interest in $20.5 million of remaining accounts receivable under the terms of the facility. Proceeds from the sale were used to repay long-term debt.

(5)  COAL INVENTORY

     Coal inventory consisted of the following as of March 31:

                                                2000              1999
                                              --------          --------
     Saleable coal                            $ 41,047          $ 50,293
     Raw coal                                   18,400            23,299
     Work in process                           133,894           122,327
                                              --------          --------
                                              $193,341          $195,919
                                              ========          ========

     Raw coal represents coal stockpiles that may be sold in current condition or may be further processed prior to shipment to a customer. Work in process consists of the average cost to remove overburden above an unmined coal seam as part of the surface mining process.

(6)  LEASES

     The Company leases equipment and facilities under various noncancelable lease agreements. Certain lease agreements require the maintenance of specified ratios and contain restrictive covenants which limit indebtedness, subsidiary dividends, investments, asset sales and other Company actions. Rental expense under operating leases was $39.7 million for the year ended March 31, 2000, $34.6 million for the period ended March 31, 1999, $5.4 million for the period ended May 19, 1998 and $39.9 million for the year ended March 31, 1998. The cost of property, plant, equipment and mine development assets acquired under capital leases was $31.2 million and $34.8 million at March 31, 2000 and 1999, respectively. The related accumulated amortization was $6.3 million and $2.2 million at March 31, 2000 and 1999, respectively.

     The Company also leases coal reserves under agreements that require royalties to be paid as the coal is mined. Total royalty expense was $164.2 million for the year ended March 31, 2000, $123.2 million for the period ended March 31, 1999, $17.3 million for the period ended May 19, 1998 and $132.9 million for the year ended March 31, 1998. Certain agreements also require minimum annual royalties to be paid regardless of the amount of coal mined during the year.

     A substantial amount of the coal mined by the Company is produced from reserves leased from the owner of the coal. One of the major lessors is the U.S. government, from which the Company leases substantially all of the coal which it mines in Wyoming, Montana and Colorado under terms set by Congress and administered by the U.S. Bureau of Land Management. The terms of these leases are generally for an initial term of ten years but may be extended by diligent development and mining of the reserve until all economically recoverable reserves are depleted. The Company has met the diligent development requirements for substantially all of these federal leases either directly through production or by including the lease as a part of a logical mining unit with other leases upon which development has occurred. Annual production on these federal leases must total at least 1 percent of the original amount of coal in the entire logical mining unit. Royalties are payable monthly at a rate of 12.5 percent of the gross realization from the sale of the coal mined using surface mining methods and at a rate of 8.0 percent of the gross realization for coal produced using underground mining methods. The Company also leases the coal production at its Arizona mines from The Navajo Nation and the Hopi Tribe under leases that are administered by the U.S. Department of the Interior. These leases expire once mining activities cease. The royalty rates are also generally based upon a percentage of the gross realization from the sale of coal. These rates are subject to redetermination every ten years under the terms of the leases. The remainder of the leased coal is generally leased from state governments, land holding companies and various individuals. The duration of these leases varies greatly. Typically, the lease terms are automatically extended as long as active mining continues. Royalty payments are generally based upon a specified rate per ton or a percentage of the gross realization from the sale of the coal.

     In fiscal year 2000, the Company sold certain assets for $34.2 million and those assets were leased back under operating lease agreements from the purchasers over a period of seven to 13 years. No gains were recognized on these transactions. Each lease agreement contains renewal options at lease termination and purchase options at amounts approximating fair market value during the lease and at lease termination.

     Future minimum lease and royalty payments as of March 31, 2000 are as follows:

                                                                   Capital          Operating           Coal
      Fiscal Year Ending March 31                                  Leases            Leases           Reserves
     -----------------------------                                 -------          ---------         --------

     2001                                                          $ 6,873          $ 51,394          $ 38,559
     2002                                                            3,641            47,399            33,201
     2003                                                            3,560            41,473            31,407
     2004                                                            4,081            36,674            31,007
     2005                                                            2,378            30,988             8,930
     2006 and thereafter                                            16,245            64,147            33,935
                                                                   -------          --------          --------
     Total minimum lease payments                                   36,778          $272,075          $177,039
                                                                                    ========          ========

     Less interest                                                   8,919
                                                                   -------
     Present value of minimum
       capital lease payments                                      $27,859
                                                                   =======

(7)  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consisted of the following as of March 31:


                                                                    2000              1999
                                                                  --------          --------
     Trade accounts payable                                       $180,682          $211,993
     Accrued payroll and related benefits                           85,281            71,508
     Accrued taxes other than income                                76,841            77,839
     Accrued health care                                            62,127            63,422
     Accrued interest                                               46,166            41,219
     Workers' compensation obligations                              35,246            38,542
     Accrued royalties                                              18,624            22,425
     Accrued lease payments                                         11,188            11,536
     Other accrued expenses                                         56,982            89,238
                                                                  --------          --------
          Total accounts payable and accrued expenses             $573,137          $627,722
                                                                  ========          ========

(8)  INCOME TAXES

     Pretax income (loss) from continuing operations consisted of:

                                                                                                          PREDECESSOR COMPANY
                                                                                                     -----------------------------
                                                                Year Ended       Period Ended        Period Ended     Year Ended
                                                              March 31, 2000    March 31, 1999       May 19, 1998   March 31, 1998
                                                              --------------    --------------       ------------   --------------
     Pretax income (loss) from
        continuing operations:
             United States                                       $(49,550)         $(22,942)            $4,134         $199,300
             Non U.S.                                              42,152            31,608              2,636           42,645
                                                                 --------          --------             ------         --------
                                                                 $ (7,398)         $  8,666             $6,770         $241,945
                                                                 ========          ========             ======         ========

     Total income tax provision (benefit) from continuing operations consisted of:

                                                                                                      PREDECESSOR COMPANY
                                                                                                 ------------------------------
                                                             Year Ended         Period Ended     Period Ended      Year Ended
                                                           March 31, 2000      March 31, 1999    May 19, 1998    March 31, 1998
                                                           --------------      --------------    ------------    --------------
     Current:
       U.S. federal                                           $      -            $    -            $   -           $    -
       Non U.S.                                                  16,224             9,700            1,427           21,001
       State                                                         57                26               79            3,684
                                                              ---------           -------           ------          -------
          Total current                                          16,281             9,726            1,506           24,685
                                                              ---------           -------           ------          -------

     Deferred:
       U.S. federal                                            (124,807)           (8,309)           1,904           61,288
       Non U.S.                                                  (4,037)            2,026               -            (5,457)
       State                                                    (28,959)             (431)           1,120            2,534
                                                              ---------           -------           ------          -------
          Total deferred                                       (157,803)           (6,714)           3,024           58,365
                                                              ---------           -------           ------          -------
          Total provision (benefit)                           $(141,522)          $ 3,012           $4,530          $83,050
                                                              =========           =======           ======          =======

     The deferred tax benefit for the year ended March 31, 2000 includes the effect of a change in tax regulations and statutes in the current period which allowed the Company to make a tax election to treat a wholly owned partnership as a corporation. The election eliminated a $144.0 million deferred tax liability previously recognized pursuant to the provisions of SFAS No. 109 on the "outside tax basis," which represents the tax effected difference between the book value and the tax basis of the investment in the partnership interest. The election allowed the Company to treat the partnership as a corporation and look to the "inside tax basis," which represents the tax effected difference between the book value of the assets and liabilities recorded on the balance sheet of the partnership and the tax basis of the individual assets and liabilities. The Company recognized deferred tax benefit of $144.0 million in the year ended March 31, 2000 related to this election.

     The non U.S. tax deferred tax provision includes a benefit of $3.2 million due to changes in the Australian tax rate from 36 percent to 34 percent effective April 1, 2000. In addition, the Australian rate is scheduled to change to 30 percent effective April 1, 2001.

     The income tax rate on income (loss) from continuing operations differed from the U.S. federal statutory rate as follows:

                                                                                                     PREDECESSOR COMPANY
                                                                                                -------------------------------
                                                             Year Ended       Period Ended      Period Ended       Year Ended
                                                           March 31, 2000    March 31, 1999     May 19, 1998     March 31, 1998
                                                           --------------    --------------     ------------     --------------
     Federal statutory rate                                  $  (2,590)         $ 3,033            $2,369           $84,681
     Changes in valuation allowance                             31,907           16,386             6,012            14,280
     Partnership tax basis election                           (144,028)              -                 -                 -
     Foreign earnings                                           (2,566)             676               506             1,002
     State income taxes, net of U.S. federal
        tax benefit                                             (6,458)          (3,391)            2,881             4,047
     Depletion                                                 (26,151)         (13,320)           (2,182)          (20,794)
     Other, net                                                  8,364             (372)           (5,056)             (166)
                                                             ---------          -------            ------           -------
                                                             $(141,522)         $ 3,012            $4,530           $83,050
                                                             =========          =======            ======           =======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities consisted of the following as of March 31:

                                                                                                    2000              1999
                                                                                                 ----------        ----------
     Deferred tax assets:
        Accrued long-term reclamation and mine closing liabilities                               $  107,854        $  104,777
        Accrued long-term workers' compensation liabilities                                          92,778            99,776
        Postretirement benefit obligations                                                          402,747           401,994
        Intangible tax asset and purchased contract rights                                          168,092           164,239
        Tax credits and loss carryforwards                                                          155,626            84,862
        Obligation to industry fund                                                                  26,169            39,389
        Others                                                                                      136,471            79,986
                                                                                                 ----------        ----------
             Total gross deferred tax assets                                                      1,089,737           975,023
                                                                                                 ----------        ----------
     Deferred tax liabilities:
        Property, plant, equipment and mine development, principally due to
           differences in depreciation, depletion and asset writedowns                            1,385,195         1,226,002
        Long-term debt, principally due to amortization of debt discount                             24,704            19,756
        Others                                                                                      150,047           432,026
                                                                                                 ----------        ----------
             Total gross deferred tax liabilities                                                 1,559,946         1,677,784
                                                                                                 ----------        ----------
     Valuation allowance                                                                           (105,046)          (68,918)
                                                                                                 ----------        ----------
     Net deferred tax liability                                                                  $ (575,255)       $ (771,679)
                                                                                                 ==========        ==========

     Deferred taxes consisted of the following as of March 31:

                                                                2000            1999
                                                             ---------        ---------
     Current deferred income taxes                           $  49,869        $   8,496
     Noncurrent deferred income taxes                         (625,124)        (780,175)
                                                             ---------        ---------
             Net deferred tax liability                      $(575,255)       $(771,679)
                                                             =========        =========

     The Company's deferred tax assets include alternative minimum tax ("AMT") credits of $50.6 million and net operating loss ("NOL") carryforwards of $105.0 million at March 31, 2000. The AMT credits have no expiration date and the NOL carryforwards expire beginning in the year 2019. The AMT credits and NOL carryforwards are offset by a valuation allowance of $105.0 million.

     The Company made U.S. federal tax payments totaling $0.3 million for the year ended March 31, 2000 and $0.1 million for the year ended March 31, 1998. No payments for U.S. federal taxes were made for the periods ended March 31, 1999 or May 19, 1998. The Company paid state and local income taxes totaling $0.6 million for the year ended March 31, 2000, $0.7 million for the period ended March 31, 1999 and $0.8 million for the year ended March 31, 1998. No state or local income tax payments were made for the period ended May 19, 1998.

     Non U.S. tax payments were $8.8 million for the year ended March 31, 2000, $11.9 million for the period ended March 31, 1999, $0.3 million for the period ended May 19, 1998 and $18.3 million for the year ended March 31, 1998.

(9)  SHORT-TERM BORROWINGS

     Short-term borrowings were $9.9 million and $9.5 million at March 31, 2000 and 1999, respectively.

     The Company maintains a Revolving Credit Facility that provides for aggregate borrowings of up to $200.0 million and letters of credit of up to $280.0 million. During the period ended March 31, 2000, the Company had no borrowings outstanding under the Revolving Credit Facility. Interest rates on the revolving loans under the Revolving Credit Facility are based on the Base Rate (as defined in the Senior Credit Facilities) or LIBOR (as defined in the Senior Credit Facilities) at the Company's option. The applicable rate was 8.9 percent at March 31, 2000. The Revolving Credit Facility commitment matures in fiscal 2005.

     At March 31, 2000, Peabody Resources maintained four 365-day corporate debt facilities with several banks totaling $110.0 million in Australian dollars (approximately $66.7 million in U.S. dollars). The interest rate is determined at the time of borrowing based on the Bank Bill Swap Rate plus a margin. At March 31, 2000, $9.9 million was outstanding and the effective annual interest rate was 6.0 percent.

     The amount of interest paid was $2.1 million for the year ended March 31, 2000, $1.4 million for the period ended March 31, 1999, $0.2 million for the period ended May 19, 1998 and $1.8 million for the year ended March 31, 1998.

(10) LONG-TERM DEBT

     Long-term debt consisted of the following as of March 31:

                                                                                  2000              1999
                                                                               ----------        ----------
     Term loans under Senior Credit Facilities                                 $  690,000        $  840,000
     9.625% Senior Subordinated Notes
        ("Senior Subordinated Notes") due 2008                                    498,747           498,649
     8.875% Senior Notes ("Senior Notes") due 2008                                398,971           398,887
     Non-Recourse Debt (see note 3)                                                    -            333,867
     5.0% Subordinated Note                                                       180,335           190,567
     Senior unsecured notes under various agreements                               99,286           107,143
     Project finance facility                                                      76,539            66,588
     Unsecured revolving credit agreement                                          44,721            45,400
     Capital lease obligations                                                     27,859            26,881
     Other                                                                         49,773            24,876
                                                                               ----------        ----------
          Total long-term debt                                                  2,066,231         2,532,858
     Less current maturities                                                      (48,042)          (62,883)
                                                                               ----------        ----------
          Long-term debt, less current maturities                              $2,018,189        $2,469,975
                                                                               ==========        ==========

     The Senior Credit Facilities are secured by a first priority lien on certain assets of the Company and its domestic subsidiaries. During fiscal 2000, the Company made optional prepayments of $150.0 million on the Senior Credit Facilities, which it applied against mandatory Term Loan A and B payments in order of maturity.

     The Senior Subordinated Notes are general unsecured obligations of the Company and are subordinate in right of payment to all existing and future senior debt (as defined), including borrowings under the Senior Credit Facilities and the Senior Notes. The Senior Notes are general unsecured obligations of the Company, rank senior in right of payment to all subordinated indebtedness (as defined) and rank equally in right of payment with all current and future unsecured indebtedness of the Company.

     The Company maintains two interest rate swap agreements to fix the interest cost on $500.0 million of long-term debt outstanding under the Term Loan Facility. The Company will pay a fixed rate of approximately 7.0 percent on $300.0 million of such long-term debt for a period of three years ending October 1, 2001, and on $200.0 million of such long-term debt for two years ending October 1, 2000. The Company also has an interest rate swap agreement to fix the interest cost on 90 percent of the project finance facility for a period of ten years ending December 2010 at a fixed rate of
     6.75 percent.

     The indentures governing the Senior Notes and Senior Subordinated Notes permit the Company and its Restricted Subsidiaries (which include all subsidiaries of the Company except Citizens Power and its subsidiaries) to incur additional indebtedness, including secured indebtedness, subject to certain limitations. In addition, among other customary restrictive covenants, the indentures prohibit the Company and its Restricted Subsidiaries from creating or otherwise causing any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to pay dividends or to make certain other upstream payments to the Company or any of its Restricted Subsidiaries (subject to certain exceptions). The Revolving Credit Facility and related term loans also contain certain restrictions and limitations including, but not limited to, financial covenants that will require the Company to maintain and achieve certain levels of financial performance and limit the payment of cash dividends and similar restricted payments. In addition, the Senior Credit Facilities prohibit the Company from allowing its Restricted Subsidiaries (which include all Guarantors) to create or otherwise cause any encumbrance or restriction on the ability of any such Restricted Subsidiary to pay any dividends or make certain other upstream payments subject to certain exceptions. At March 31, 2000, restricted net assets of the Company's consolidated subsidiaries was $634.6 million.

     The 5.0 percent Subordinated Note, which had an original face value of $400.0 million, is recorded net of discount at an effective annual interest rate of approximately 12.0 percent. Interest and principal are payable each March 1 and scheduled principal payments of $20.0 million per year are due from 2001 through 2006 with any unpaid amounts due March 1, 2007. The
     5.0 percent Subordinated Note is expressly subordinated in right of payment to all prior indebtedness (as defined), including borrowings under the Senior Credit Facility and the Senior Notes.

     The senior unsecured notes represent obligations of Black Beauty and include $39.3 million of senior notes and three series of notes with an aggregate principal amount of $60.0 million. The senior notes bear interest at 9.2 percent, payable quarterly, and are prepayable in whole or in part at any time, subject to certain make-whole provisions. The three series of notes include Series A, B and C Notes, totaling $45.0 million, $5.0 million, and $10.0 million, respectively. The Series A Notes bear interest at an annual rate of 7.5 percent and are due in fiscal 2008. The Series
     B Notes bear interest at an annual rate of 7.4 percent and are due in fiscal 2004. The Series C Notes bear interest at an annual rate of 7.4 percent and are due in fiscal 2003.

     Peabody Resources entered into a project finance facility in 1998 to finance the construction of its interest in the Bengalla Mine. The facility, which is denominated in U.S. dollars, expires in 2010 and the maximum drawdown is $88.3 million. In accordance with the facility agreement, the loan will be repaid from the net proceeds derived from coal sales from the Bengalla Mine. There were borrowings against the facility of $76.5 million and $66.6 million as of March 31, 2000 and 1999, respectively, with an effective annual interest rate of 6.75 percent.

     At March 31, 2000, Black Beauty maintained a $100.0 million revolving credit facility with several banks that matures on February 28, 2002. Black Beauty may elect one or a combination of interest rates on its borrowings; the effective annual interest rate was 6.7 percent at March 31, 2000. Borrowings outstanding at March 31, 2000 were $44.7 million. Quarterly commitment fees are paid on the unused portion of the facility at a 0.15 percent rate.

     Capital lease obligations are payable in installments through 2008 with a weighted average effective interest rate of 5.9 percent. Other, principally notes payable, is due in installments through 2005 with a weighted average effective interest rate of 7.9 percent.

     The aggregate amounts of long-term debt maturities subsequent to March 31, 2000 are as follows:


     2001                                                    $   48,042
     2002                                                        97,461
     2003                                                        61,741
     2004                                                       143,817
     2005                                                       114,533
     2006 and thereafter                                      1,600,637
                                                             ----------
                                                             $2,066,231
                                                             ==========

     The amount of interest paid was $196.9 million for the year ended March 31, 2000, $138.8 million for the period ended March 31, 1999, $0.5 million for the period ended May 19, 1998 and $44.6 million for the year ended March 31, 1998.

(11) WORKERS' COMPENSATION OBLIGATIONS

     The workers' compensation obligations consisted of the following as of March 31:


                                               2000              1999
                                             --------          --------
     Occupational disease costs              $156,729          $154,311
     Traumatic injury claims                   89,355            90,361
     State assessment taxes                     1,422             1,414
                                             --------          --------
          Total obligations                   247,506           246,086
     Less current portion                     (35,246)          (38,542)
                                             --------          --------
          Noncurrent obligations             $212,260          $207,544
                                             ========          ========

     Workers' compensation obligations consist of amounts accrued for loss sensitive insurance premiums, uninsured claims, and related taxes and assessments under traumatic injury and occupational disease workers' compensation programs. As of March 31, 2000, the Company had $78.7 million in surety bonds outstanding to secure workers' compensation obligations.

     In Australia, workers' compensation funds are either separately administered industry funds or externally insured. Premiums are paid as a percentage of salary and labor costs. The administration of claims and the liability for payment of workers' compensation is the responsibility of the industry fund or the insurance company.

     Certain subsidiaries of the Company are subject to the Federal Coal Mine Health & Safety Act of 1969, and the related workers' compensation laws in the states in which they operate. These laws require the subsidiaries to pay benefits for occupational disease resulting from coal workers' pneumoconiosis ("CWP"). The provision for CWP claims (including projected claims costs and interest discount accruals) was a charge of $12.0 million for the year ended March 31, 2000, a charge of $11.1 million for the period ended March 31, 1999, a benefit of $0.4 million for the period ended May 19, 1998 and a benefit of $9.4 million for the year ended March 31, 1998. The benefits recorded in prior years were primarily attributable to favorable loss experience factors and changes in certain actuarial assumptions.

     The liability for occupational disease claims represents the present value of known claims and an actuarially-determined estimate of future claims that will be awarded to current and former employees. The projections at March 31, 2000 were based on a 7.125 percent per annum interest discount rate and a 3.5 percent estimate for the annual rate of inflation, and the projections at March 31, 1999 were based on a 7.25 percent per annum interest discount rate and a 3.5 percent estimate for the annual rate of inflation. Traumatic injury workers' compensation obligations are estimated from both case reserves and actuarial determinations of historical trends, discounted at approximately 7.125 and 7.25 percent per annum at March 31, 2000 and 1999, respectively.

(12) PENSION AND SAVINGS PLANS

     Peabody Holding Company sponsors a defined benefit pension plan covering substantially all salaried U.S. employees (the "Peabody Plan"). A Peabody Holding Company subsidiary also has a defined benefit pension plan covering eligible employees who are represented by the United Mine Workers of America under the Western Surface Agreement of 1996 (the "Western Plan"). Peabody Holding Company and Gold Fields sponsor separate unfunded supplemental retirement plans to provide senior management with benefits in excess of limits under the federal tax law and increased benefits to reflect a service adjustment factor. Powder River Coal Company, a wholly owned subsidiary, sponsored a defined benefit pension plan for its salaried employees that was merged into the Peabody Plan effective January 1, 1999. Pension benefits were not affected by the merger. Lee Ranch sponsors two defined benefit pension plans, one which covers substantially all Lee Ranch hourly employees (the "Lee Ranch Hourly Plan") and one which covers substantially all Lee Ranch salaried employees (the "Lee Ranch Salaried Plan"). Peabody Resources participates in a number of superannuation funds and contributes on various percentages of employee compensation. Members of the funds may voluntarily contribute additional amounts to their accounts. Fund members are variously entitled to benefits on retirement, withdrawal, disability or death.

     Benefits under the Peabody Plan and the Lee Ranch Salaried Plan are computed based on the number of years of service and compensation during certain years. Benefits under the Western Plan are computed based on the number of years of service with the subsidiary or other specified employers. Benefits under the Lee Ranch Hourly Plan are computed based on job classification and years of service.

     Annual contributions to the plans are made as determined by consulting actuaries based upon the Employee Retirement Income Security Act of 1974 minimum funding standard. As a result of the acquisition of the Predecessor Company, the Company entered into an agreement with the Pension Benefit Guaranty Corporation which requires the Company to maintain minimum funding requirements. Assets of the plans are primarily invested in various marketable securities, including U.S. government bonds, corporate obligations and listed stocks. The funds are part of a master trust arrangement managed by the Company.

     Net periodic pension costs included the following components:

                                                                                                        PREDECESSOR COMPANY
                                                                                                  -------------------------------
                                                              Year Ended       Period Ended       Period Ended       Year Ended
                                                            March 31, 2000    March 31, 1999      May 19, 1998     March 31, 1998
                                                            --------------    --------------      ------------     --------------
     Service cost for benefits earned                           $ 9,773           $ 9,098            $2,323           $10,282
     Interest cost on projected
        benefit obligation                                       34,389            29,640             7,543            33,095
     Expected return on plan assets                             (42,691)          (48,546)           (9,125)          (50,755)
     Other amortizations and deferrals                             (455)           12,083                -             16,135
                                                                -------           -------            ------           -------
         Net periodic pension costs                             $ 1,016           $ 2,275            $  741           $ 8,757
                                                                =======           =======            ======           =======

     During the period ended March 31, 1999, the Company made an amendment to phase out the Peabody Plan beginning January 1, 2000. This plan amendment resulted in a curtailment gain of $7.1 million. During the year ended March 31, 1998 early retirement and reduction in force programs were offered to certain employees as part of company-wide restructuring and cost reduction efforts. As a result of the special termination benefits offered, a charge of $0.6 million was recognized during the year ended March 31, 1998, in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits."

     The following summarizes the change in benefit obligation, change in plan assets and funded status of the Company's plans:

                                                                                   2000              1999
                                                                                 --------          --------
     Change in benefit obligation:
           Benefit obligation at beginning of year                               $492,867          $496,037
           Service cost                                                             9,773             9,098
           Interest cost                                                           34,389            29,640
           Plan amendments                                                             -             (5,803)
           Benefits paid                                                          (28,506)          (23,235)
           Curtailments                                                                -            (20,701)
           Actuarial (gain) loss                                                  (49,328)            7,831
                                                                                 --------          --------
     Benefit obligation at end of year                                            459,195           492,867
                                                                                 --------          --------

     Change in plan assets:
           Fair value of plan assets at beginning of year                         474,385           473,922
           Actual return on plan assets                                            60,375            18,296
           Employer contributions                                                   1,522             5,402
           Benefits paid                                                          (28,506)          (23,235)
                                                                                 --------          --------
     Fair value of plan assets at end of year                                     507,776           474,385
                                                                                 --------          --------

           Funded status                                                           48,581           (18,482)
           Unrecognized actuarial (gain) loss                                     (54,773)           12,262
           Unrecognized prior service cost (benefit)                               (5,205)           (5,683)
                                                                                 --------          --------
     Accrued pension expense                                                     $(11,397)         $(11,903)
                                                                                 ========          ========

     Amounts recognized in the balance sheets:
           Prepaid benefit cost                                                  $  2,832          $    488
           Accrued benefit liability                                              (14,229)          (15,434)
           Additional minimum pension liability                                        -              3,043
                                                                                 --------          --------
     Net amount recognized                                                       $(11,397)         $(11,903)
                                                                                 ========          ========

     As of March 31, 2000, the only pension plans with accumulated benefit obligation in excess of plan assets were the unfunded supplemental retirement plans. The projected benefit obligation and accumulated benefit obligation for those plans were $13.2 million and $13.0 million, respectively. The projected benefit obligation, accumulated benefit obligation, and the fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $57.0 million, $56.9 million, and $43.1 million, respectively, as of March 31, 1999.

     The provisions of SFAS No. 87, "Employers' Accounting for Pensions," require the recognition of an additional minimum liability and related intangible asset to the extent that accumulated benefits exceed plan assets. As of March 31, 2000, the Company's pension plans' assets exceeded the accumulated benefit obligation and therefore no additional minimum liability was recorded. The $3.0 million adjustment recorded as of March 31, 1999, relating to the plans' underfunded status, was reversed in the current year.

     The assumptions used to determine the above projected benefit obligation at the end of each fiscal period were as follows:

                                                                March 31,         March 31,
                                                                  2000              1999
                                                                ---------         ---------
     Discount rate                                                 8.1%             7.125%
     Rate of compensation increase                                4.25%              3.75%
     Expected rate of return on plan assets                        9.0%               9.0%

     Certain subsidiaries make contributions to multiemployer pension plans, which provide defined benefits to substantially all hourly coal production workers represented by the United Mine Workers of America other than those covered by the Western Plan. Benefits under the United Mine Workers of America plans are computed based on service with the subsidiaries or other signatory employers. The amounts contributed to the plans and included in operating costs were $0.3 million for the year ended March 31, 2000, $1.1 million for the period ended March 31, 1999, $0.6 million for the period ended May 19, 1998 and $4.9 million for the year ended March 31, 1998.

     The Company sponsors savings and long-term investment plans for eligible salaried U.S. employees. The Company matches between 50.0 and 75.0 percent of voluntary contributions up to a maximum matching contribution between 3.0 and 4.5 percent of a participant's salary. Effective January 1, 2001, the Company will increase the matching contribution to a maximum of 6.0 percent of a participant's salary. The expense for these plans was $4.2 million for the year ended March 31, 2000, $4.1 million for the period ended March 31, 1999, $0.6 million for the period ended May 19, 1998 and $4.2 million for the year ended March 31, 1998.

     The amount contributed and expensed by Peabody Resources to superannuation funds was $5.1 million for the year ended March 31, 2000, $0.9 million for the period ended March 31, 1999, $0.4 million for the period ended May 19, 1998 and $2.9 million for the year ended March 31, 1998.

(13) POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

     The Company currently provides health care and life insurance benefits to qualifying salaried and hourly retirees and their dependents from defined benefit plans established by the Company. Employees of Gold Fields are only eligible for life insurance benefits as provided by the Company. Plan coverage for the health and life insurance benefits is provided to future hourly retirees in accordance with the applicable labor agreement. The Company accounts for postretirement benefits using the accrual method.

     Retirees of Peabody Resources are provided similar benefits by plans sponsored by the Australian government. As a result, no liability is recorded for this plan.

     Net periodic postretirement benefits costs for each fiscal period included the following components:

                                                                                                       PREDECESSOR COMPANY
                                                                                                  ------------------------------
                                                              Year Ended        Period Ended      Period Ended      Year Ended
                                                            March 31, 2000     March 31, 1999     May 19, 1998    March 31, 1998
                                                            --------------     --------------     ------------    --------------
     Service cost for benefits earned                           $ 4,835           $ 4,750           $   897          $ 6,569
     Interest cost on accumulated
        postretirement benefit obligation                        70,029            60,519            10,075           69,614
     Prior service cost amortization                             (2,488)             (625)             (242)         (10,071)
                                                                -------           -------           -------          -------
         Net periodic postretirement
           benefit costs                                        $72,376           $64,644           $10,730          $66,112
                                                                =======           =======           =======          =======

     The following table sets forth the plans' combined funded status reconciled with the amounts shown in the balance sheets:

                                                                                 2000              1999
                                                                             -----------       -----------
     Change in benefit obligation:
           Benefit obligation at beginning of year                           $ 1,008,702       $   995,265
           Service cost                                                            4,835             4,750
           Interest cost                                                          70,029            60,519
           Plan amendments                                                        (1,097)          (21,777)
           Benefits paid                                                         (57,586)          (49,088)
           Actuarial (gain) loss                                                 (60,503)           19,033
                                                                             -----------       -----------
     Benefit obligation at end of year                                           964,380         1,008,702
                                                                             -----------       -----------

     Change in plan assets:
           Fair value of plan assets at beginning of year                             -                 -
           Employer contributions                                                 57,586            49,088
           Benefits paid                                                         (57,586)          (49,088)
                                                                             -----------       -----------
     Fair value of plan assets at end of year                                         -                 -
                                                                             -----------       -----------

           Funded status                                                        (964,380)       (1,008,702)
           Unrecognized actuarial (gain) loss                                    (41,420)           19,076
           Unrecognized prior service cost                                       (20,386)          (21,777)
                                                                             -----------       -----------
                 Accrued postretirement benefit obligation                   $(1,026,186)      $(1,011,403)
                                                                             ===========       ===========

     The assumptions used to determine the accumulated postretirement benefit obligation at the end of each fiscal period were as follows:

                                                                   March 31, 2000             March 31, 1999
                                                                 ------------------         ------------------
     Discount rate                                                      8.1%                      7.125%
     Salary increase rate for life insurance benefit                   4.25%                       3.75%
     Health care trend rate:
          Pre-65                                                   6.95% down to              6.95% down to
                                                                 4.75% over 4 years         4.75% over 4 years

          Post-65                                                  6.13% down to              6.13% down to
                                                                 4.75% over 4 years         4.75% over 4 years

          Medicare                                                 5.68% down to              5.68% down to
                                                                 4.75% over 4 years         4.75% over 4 years

     Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A one-percentage-point change in the assumed health care cost trend would have the following effects:

                                                                          One-Percentage-       One-Percentage-
                                                                          Point Increase        Point Decrease
                                                                          ---------------       ---------------
     Effect on total service and interest cost components                    $  9,648             $  (9,213)
     Effect on postretirement benefit obligation                             $123,238             $(103,059)

     Retirees formerly employed by certain subsidiaries and their predecessors, who were members of the United Mine Workers of America, last worked before January 1, 1976 and were receiving health benefits on July 20, 1992, receive health benefits provided by the Combined Fund, a fund created by the Coal Industry Retiree Health Benefit Act of 1992 (the "Coal Act"). The Coal Act requires former employers (including certain subsidiaries of the Company) and their affiliates to contribute to the Combined Fund according to a formula. In addition, certain Federal Abandoned Mine Lands funds will be used to pay benefits to orphaned retirees through 2004.

     The Company has recorded an actuarially determined liability representing the amounts anticipated to be due for the Combined Fund. The "Obligation to industry fund" reflected in the balance sheets at March 31, 2000 and 1999 was $64.7 million and $63.1 million, respectively. The current portion related to this obligation reflected in "Accounts payable and accrued expenses" in the balance sheets at March 31, 2000 and 1999 was $5.1 million and $9.2 million, respectively.

     Expense of $2.6 million was recognized for the period ended March 31, 2000 which includes interest discount of $4.8 million, net of the amortization of an actuarial gain of $2.2 million. Expense of $4.5 million was recognized for the period ended March 31, 1999 due to the interest discount accrual. A benefit of $0.9 million was recognized for the period ended May 19, 1998 which included amortization of an actuarial gain of $1.7 million, net of the interest discount accrual of $0.8 million. A benefit of $15.9 million was recognized for the year ended March 31, 1998 which included amortization of an actuarial gain of $21.4 million, net of the interest discount accrual of $5.5 million.

     The Coal Act also established a multiemployer benefit plan ("1992 Plan") which will provide medical and death benefits to persons who are not eligible for the Combined Fund, whose employer and any affiliates are no longer in business and who retired prior to October 1, 1994. A prior labor agreement established the 1993 United Mine Workers of America Benefit Trust ("1993 Plan") to provide health benefits for retired miners not covered by the Coal Act. The 1992 Plan and the 1993 Plan qualify under SFAS No. 106 as multiemployer benefit plans, which allows the Company to continue to recognize expense as contributions are made. The amounts expensed related to these funds were $1.7 million for the year ended March 31, 2000, $0.7 million for the period ended March 31, 1999, $0.2 million for the period ended May 19, 1998 and $4.5 million for the year ended March 31, 1998.

     Pursuant to the provisions of the Coal Act and the 1992 Plan, the Company is required to provide security in an amount equal to three times the cost of providing health care benefits for one year for all individuals receiving benefits from the 1992 Plan who are attributable to the Company, plus all individuals receiving benefits from an individual employer plan maintained by the Company who are entitled to receive such benefits. In accordance with the Coal Act and the 1992 Plan, the Company has outstanding surety bonds at March 31, 2000 of $103.7 million. The surety bonds represent security for the postretirement liability included on the balance sheets.

     In October 1999, Powder River announced changes in its medical plan for active employees and retirees. Employees who retired prior to December 31, 1999 were not affected by these changes. The changes included: 90/10 coinsurance, maximum out-of-pocket limits, copay for prescription drugs and mandatory generic drug usage. The effect of the change on the salaried retiree health care liability is $1.1 million. Powder River is recognizing the effect of the plan amendment over nine years.

     In January 1999, the Company adopted reductions to the salaried employee medical coverage levels for employees retiring before January 1, 2003. For employees retiring on or after January 1, 2003, the current medical plan is replaced with a medical premium reimbursement plan. This plan change does not apply to Powder River or Lee Ranch salaried employees. The change in the retiree health care plan resulted in a $22.4 million reduction to the salaried retiree health care liability. The Company is recognizing the effect of the plan amendment over nine years beginning January 1, 1999. Therefore, the effect for the year ended March 31, 2000 and the three months ended March 31, 1999 was $2.5 million and $0.6 million, respectively.

(14) RESTRUCTURING LIABILITY

     In conjunction with the acquisition of P&L Coal Group, the Company established a $39.4 million liability for estimated costs associated with a restructuring plan resulting from the business combination. The estimate was comprised of costs associated with exiting certain activities ("exit plan") and consolidating and restructuring certain management and administrative functions ("restructuring plan") and included costs resulting from a plan to terminate or relocate employees. Costs associated with the restructuring and exit plans have been charged against the liability as incurred. The total costs charged against the liability were $6.4 million for the year ended March 31, 2000 and $28.8 million for the period ended March 31, 1999, of which $3.6 million represented noncash charges associated with the exit plan for the period ended March 31, 1999.

     The exit plan was completed in the third quarter of fiscal year 2000 and the liability was reduced by $3.8 million at that time to reflect the most recent cost estimates. This amount was recorded as an adjustment to the cost of the acquisition. The majority of the adjustment related to lower exit plan costs than originally estimated. The $0.3 million remaining liability relates to residual spending, including continuing lease costs at administrative offices that were vacated as part of the restructuring plan. If the ultimate amount of cost expended is less than the $0.3 million remaining liability, the cost of the acquisition will be further reduced.

     The following table displays a rollforward of the restructuring liability from the acquisition date to March 31, 2000:

                                                                                              Adjustment to
                                       May 19, 1998                March 31, 1999                Cost of     March 31, 2000
                                          Balance      Charges        Balance      Charges     Acquisition       Balance
                                       ------------   --------     --------------  -------    -------------  --------------
     Restructuring plan                   $26,154     $(20,536)       $ 5,618      $(4,409)      $  (880)          $329
     Exit plan                             13,214       (8,296)         4,918       (1,995)       (2,923)            -
                                          -------     --------        -------      -------       -------           ----
          Total                           $39,368     $(28,832)       $10,536      $(6,404)      $(3,803)          $329
                                          =======     ========        =======      =======       =======           ====

(15) STOCKHOLDERS' EQUITY

     PREFERRED STOCK

     The Company has 10,000,000 authorized shares of $0.01 par value preferred stock. The Board of Directors is authorized to issue any or all of the preferred stock. Shares of preferred stock are exchangeable into shares of Class A common stock upon resolution by the Board of Directors.

     COMMON STOCK

     The Company has 30,000,000 authorized shares of $0.01 par value Class A common stock, and 3,000,000 authorized shares of $0.01 par value Class B common stock. Holders of the Class A and Class B common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

     Subject to the rights of the holders of the preferred stock, holders of Class A and Class B common stock are entitled to ratably receive such dividends as may be declared by the Board of Directors. In the event of liquidation, dissolution or winding up of the Company, holders of the Class A common stock are entitled to share ratably in the distribution of all assets remaining after payment of liabilities, subject to the rights of the preferred stockholders. Holders of Class B common stock have a junior liquidation right to the holders of Class A common stock.

     STOCK OPTION PLAN

     Effective May 19, 1998, the Company adopted the "1998 Stock
     Purchase and Option Plan for Key Employees of P&L Coal Holdings Corporation" (the "Plan"), making 4,027,800 shares of the Company's common stock available for grant. The Board of Directors may provide such grants in the form of either non-qualified or incentive stock options.

     During the year ended March 31, 2000, the Company granted 201,625 options to purchase Class A common stock, 58,153 of which are incentive stock options that vest at a rate of 20 percent for five years (incentive options) and 143,472 of non-qualified stock options that vest in full or in part at a rate of 20 percent per year based upon the attainment of performance goals determined by the Board of Directors (performance options). During the period ended March 31, 1999, the Company granted 3,795,873 options to purchase Class A common stock, 931,885 of which are incentive options and 2,863,988 are performance options.

     A summary of the outstanding options is as follows:

                                                                                                       Weighted Average
                                                                                    Weighted Average    Fair Value of
                                                                     Shares          Exercise Price    Options Granted
                                                                    ---------       ----------------   ----------------
     Beginning balance at May 19, 1998                                     -
        Granted                                                     3,795,873            $20.00             $6.60
        Exercised                                                          -                 -
        Forfeited                                                          -                 -
                                                                    ---------
     Outstanding at March 31, 1999                                  3,795,873             20.00
        Granted                                                       201,625             20.00              6.60
        Exercised                                                          -                 -
        Forfeited                                                    (307,828)            20.00
                                                                    ---------
     Outstanding at March 31, 2000                                  3,689,670            $20.00
                                                                    =========            ======
     Options exercisable at:
        March 31, 2000                                                348,589            $20.00
        March 31, 1999                                                     -                 -

     The Company applies APB Opinion No. 25 and related Interpretations in accounting for the Plan. Accordingly, no compensation cost has been recognized for non-qualified or incentive stock options granted under the Plan. Had compensation cost been determined for the Company's non-qualified or incentive stock options based on the fair value at the grant dates consistent with the minimum value method set forth under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income would have decreased by approximately $3.4 million and $3.3 million for the year ended March 31, 2000 and the period ended March 31, 1999, respectively.

     The weighted average fair value of options granted was $6.60 for fiscal years 2000 and 1999. The fair value of fiscal year 2000 and 1999 options granted was estimated on each respective grant date using the following assumptions: a risk-free interest rate of 5.7 percent, an expected life of seven years and a dividend yield of zero percent. The weighted average remaining contractual life of options outstanding as of March 31, 2000 was 8.3 years.

(16) COMPREHENSIVE INCOME

     The after-tax components of accumulated other comprehensive income
     (loss) are as follows:

                                                                                                     Total Accumulated
                                                       Foreign Currency        Minimum Pension      Other Comprehensive
                                                    Translation Adjustment   Liability Adjustment      Income/(Loss)
                                                    ----------------------   --------------------   -------------------
     PREDECESSOR COMPANY
     -------------------
     Beginning balance March 31, 1997                      $ (2,799)               $    -               $ (2,799)
     Current period change                                  (39,385)                    -                (39,385)
                                                           --------                -------              --------
     Ending balance March 31, 1998                          (42,184)                    -                (42,184)
     Current period change                                  (17,974)                    -                (17,974)
                                                           --------                -------              --------
     Ending balance May 19, 1998                           $(60,158)               $    -               $(60,158)
                                                           ========                =======              ========

     ------------------------------------------------------------------------------------------------------------------

     Beginning balance May 20, 1998                        $     -                 $    -               $     -
     Current period change                                    4,128                 (1,795)                2,333
                                                           --------                -------              --------
     Ending balance March 31, 1999                            4,128                 (1,795)                2,333
     Current period change                                  (16,795)                 1,795               (15,000)
                                                           --------                -------              --------
     Ending balance March 31, 2000                         $(12,667)               $    -               $(12,667)
                                                           ========                =======              ========

     The foreign currency translation adjustments are not currently adjusted for income taxes since they relate to indefinite investments in non-U.S. subsidiaries.

(17) RELATED PARTY TRANSACTIONS

     For the year ended March 31, 1998, the Company paid a $65.1 million dividend and provided a $141.0 million loan to a subsidiary of The Energy Group with a five-year term at a 5.0 percent interest rate.

(18) CONTRACT RESTRUCTURINGS

     The Company has periodically agreed to terminate coal supply agreements in return for payments by the customer. The amounts included in "Other revenues" were $13.0 million for the year ended March 31, 2000, $5.3 million for the period ended March 31, 1999 and $49.3 million for the year ended March 31, 1998. There were no gains related to coal supply agreement terminations for the period ended May 19, 1998.

(19) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Company owns a 30.0 percent interest in a partnership that leases a coal export terminal from the Peninsula Ports Authority of Virginia under a 30-year lease that permits the partnership to purchase the terminal at the end of the lease term for a nominal amount. The partners have severally (but not jointly) agreed to make payments under various agreements which in the aggregate provide the partnership with sufficient funds to pay rents and to cover the principal and interest payments on the floating-rate industrial revenue bonds issued by the Peninsula Ports Authority, and which are supported by letters of credit from a commercial bank. The Company's reimbursement obligation to the commercial bank is in turn supported by a letter of credit totaling $42.8 million.

     In December 1999, the Company entered into a 49.0 percent interest in a joint venture to develop and rehabilitate an underground mine and prep plant facility. The partners have jointly and severally agreed to guarantee the $28.8 million five-year financing agreement provided by two commercial banks of which
     49.0 percent ($14.1 million) is guaranteed by the Company. Principal payments are due beginning December 1, 2000 at $0.3 million for 48 months with a final principal payment of $14.4 million due December 2005. Interest payments are due monthly and accrue at prime, which was 9.0 percent at March 31, 2000.

     Peabody Resources uses forward currency contracts to manage its exposure against foreign currency fluctuations on sales denominated in U.S. dollars. Realized gains and losses on these contracts are recognized in the same period as the hedged transactions. The Company had unrealized gains and (losses) of ($13.9 million) for the year ended March 31, 2000, $16.2 million for the period ended March 31, 1999, $33.6 million for the period ended May 19, 1998 and ($17.3 million) for the year ended March 31, 1998. The Company had forward currency contracts outstanding at March 31, 2000 and 1999 of $215.0 million and $217.1 million, respectively.

     In the normal course of business, the Company is a party to financial instruments with off-balance-sheet risk, such as bank letters of credit, performance bonds and other guarantees, which are not reflected in the accompanying balance sheets. Such financial instruments are to be valued based on the amount of exposure under the instrument and the likelihood of performance being required. In the Company's past experience, virtually no claims have been made against these financial instruments. Management does not expect any material losses to result from these off-balance-sheet instruments and, therefore, is of the opinion that the fair value of these instruments is zero.

(20) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures About Fair Value of Financial
     Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

          Cash and cash equivalents, accounts receivable, receivables from affiliates, and accounts payable and accrued expenses have carrying values which approximate fair value due to the short maturity or the financial nature of these instruments.

          Notes payable fair value estimates are based on estimated borrowing rates to discount the cash flows to their present value. The 5.0 percent Subordinated Note carrying amount is net of unamortized note discount.

          Other noncurrent liabilities include a deferred purchase obligation related to the prior purchase of a mine facility. The fair value estimate is based on the same assumption as notes payable.

          Investments and other assets include certain notes receivable with customers at various interest rates. Notes receivable fair value estimates are based on estimated borrowing rates to discount the cash flows to their present values.

          The carrying amounts and estimated fair values of the Company's financial instruments are summarized as follows:

                                                                         2000                                1999
                                                             ----------------------------        ----------------------------
                                                              Carrying         Estimated          Carrying         Estimated
                                                               Amount          Fair Value          Amount          Fair Value
                                                             ----------        ----------        ----------        ----------
     Notes receivable                                        $   10,620        $   10,620        $    4,754        $    4,754
     Interest rate swaps                                             -             20,022                -              6,764

     Long-term debt                                           2,066,231         1,943,440         2,532,858         2,629,601
     Deferred purchase obligation                                28,377            25,033            30,331            30,039

     The fair value of the financial instruments related to coal trading activities as of March 31, 2000, which include energy commodities, and average fair value of those instruments held are set forth below:

                                            Assets           Liabilities
                                           -------           -----------
     Forward contracts                     $75,797             $75,025
     Option contracts                        2,898                 858
                                           -------             -------
          Total                            $78,695             $75,883
                                           =======             =======

     The approximate gross contract or notional amounts of financial instruments are as follows:

                                           Assets            Liabilities
                                          --------           -----------
     Forward contracts                    $ 75,025            $ 58,968
     Option contracts                      147,206             116,010

     The net gain arising from coal and emission allowance trading activities was $1.3 million for the year ended March 31, 2000 and $0.5 million for the period ended March 31, 1999. There was no net gain or loss from coal and emission allowance trading activities for the period ended May 19, 1998 and the year ended March 31, 1998. The change in unrealized gain from coal trading activities for the year ended March 31, 2000 was $1.0 million.

(21) COMMITMENTS AND CONTINGENCIES

     Environmental claims have been asserted against a subsidiary of the Company at 18 sites in the United States. Some of these claims are based on the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and on similar state statutes. The majority of these sites are related to activities of former subsidiaries of the Company.

     The Company's policy is to accrue environmental cleanup-related costs of a noncapital nature when those costs are believed to be probable and can be reasonably estimated. The quantification of environmental exposures requires an assessment of many factors, including changing laws and regulations, advancements in environmental technologies, the quality of information available related to specific sites, the assessment stage of each site investigation, preliminary findings and the length of time involved in remediation or settlement. For certain sites, the Company also assesses the financial capability of other potentially responsible parties and, where allegations are based on tentative findings, the reasonableness of the Company's apportionment. The Company has not anticipated any recoveries from insurance carriers or other potentially responsible third parties in its balance sheets. The undiscounted liabilities for environmental cleanup-related costs recorded as part of "Other noncurrent liabilities" at March 31, 2000 and 1999 were $57.7 million and $61.8 million, respectively. This amount represents those costs that the Company believes are probable and reasonably estimable.

     On June 18, 1999, The Navajo Nation served our subsidiaries, Peabody Holding Company, Inc., Peabody Coal Company and Peabody Western Coal Company, with a complaint that had been filed in the U.S. District Court for the District of Columbia. Other defendants in the litigation are two utilities, two current employees and one former employee. The Navajo Nation has alleged sixteen claims including civil Racketeer Influenced and Corrupt Organizations Act, or RICO, claims, fraud and tortious interference with contractual relationships. The plaintiff is seeking various remedies including actual damages of at least $600 million which could be trebled under the RICO counts, punitive damages of at least $1 billion, a determination that Peabody Western Coal Company's two coal leases for the Kayenta and Black Mesa mines have terminated due to the failure of a condition and a reformation of the two coal leases to adjust the royalty rate to 20 percent. All defendants have filed a motion to dismiss the complaint.

     In March 2000, the Hopi Tribe filed a motion to intervene in this lawsuit. The Hopi Tribe has alleged seven claims, including fraud. The Hopi Tribe is seeking various remedies, including unspecified actual and punitive damages, reformation of its coal lease and a termination of the coal lease. The federal court has not ruled on the Hopi Tribe's motion.

     The Company believes this matter will be resolved without a material adverse effect on the financial condition or results of operations.

     In addition, the Company at times becomes a party to claims, lawsuits, arbitration proceedings and administrative procedures in the ordinary course of business. Management believes that the ultimate resolution of pending or threatened proceedings will not have a material effect on the financial position, results of operations or liquidity of the Company.

     At March 31, 2000, purchase commitments for capital expenditures were approximately $110.5 million.

(22) SEGMENT INFORMATION

     The Company operates primarily in the coal industry. "Other" data represents an aggregation of the Company's other non-mining entities including Gold Fields. Total assets for "Other" as of March 31, 1999 includes amounts related to Citizens Power, a discontinued operation. The Company's material operations outside the U.S. are in Australia. The Company's industry and geographic data for continuing operations are as follows:

                                                                                     PREDECESSOR COMPANY
                                                                            -------------------------------------

                                     Year Ended          Period Ended         Period Ended          Year Ended
                                   March 31, 2000       March 31, 1999        May 19, 1998        March 31, 1998
                                  ----------------     ----------------     ---------------      ----------------
      Revenues:
          U.S. Mining               $  2,462,166         $  1,903,214        $     269,597         $  1,987,719
          Non U.S. Mining                244,347              145,687               20,882              224,053
          Other                            3,987                7,931                  179                6,250
                                  ----------------     ----------------     ---------------      ----------------
                                    $  2,710,500         $  2,056,832        $     290,658         $  2,218,022
                                  ================     ================     ===============      ================
      Operating profit (loss):
          U.S. Mining               $    140,699         $    132,027        $       6,929         $    211,967
          Non U.S. Mining                 48,355               32,676                2,950               44,812
          Other                            4,183                1,541                 (554)               4,033
                                  ----------------     ----------------     ---------------      ----------------
                                    $    193,237         $    166,244        $       9,325         $    260,812
                                  ================     ================     ===============      ================
      Depreciation, depletion
       and amortization:
          U.S. Mining               $    216,327         $     155,220       $      22,475         $    169,623
          Non U.S. Mining                 33,455                23,962               3,041               30,546
                                  ----------------     ----------------     ---------------      ----------------
                                    $    249,782         $     179,182       $      25,516         $    200,169
                                  ================     ================     ===============      ================
      Total assets:
          U.S. Mining               $  5,038,423         $   5,141,661
          Non U.S. Mining                527,771               494,123
          Other                          260,655             1,388,147
                                  ----------------     ----------------
                                    $  5,826,849         $   7,023,931
                                  ================     ================
      Revenues:
          United States             $  2,466,153         $   1,911,145       $     269,776         $  1,993,969
          Non U.S.                       244,347               145,687              20,882              224,053
                                  ----------------     ----------------     ---------------      ----------------
                                    $  2,710,500         $   2,056,832       $     290,658         $  2,218,022
                                  ================     ================     ===============      ================
      Operating profit:
          United States             $    144,882         $     133,568       $       6,375         $    216,000
          Non U.S.                        48,355                32,676               2,950               44,812
                                  ----------------     ----------------     ---------------      ----------------
                                    $    193,237         $     166,244       $       9,325         $    260,812
                                  ================     ================     ===============      ================
      Depreciation, depletion
       and amortization:
          United States             $    216,327         $     155,220       $      22,475         $    169,623
          Non U.S.                        33,455                23,962               3,041               30,546
                                  ----------------     ----------------     ---------------      ----------------
                                    $    249,782         $     179,182       $      25,516         $    200,169
                                  ================     ================     ===============      ================
      Total assets:
          United States             $  5,299,078         $   6,529,808
          Non U.S.                       527,771               494,123
                                  ----------------     ----------------
                                    $  5,826,849         $   7,023,931
                                  ================     ================

(23) SUPPLEMENTAL GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

     In accordance with the indentures governing the Senior Notes and Senior Subordinated Notes, certain wholly owned U.S. subsidiaries of the Company have fully and unconditionally guaranteed the debt associated with the purchase on a joint and several basis. Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented because management believes that such information is not material to holders of the Senior Notes and the Senior Subordinated Notes. The following condensed historical financial statement information is provided for such Guarantor/Non-Guarantor Subsidiaries.

     Supplemental Condensed Statements of Consolidated Operations
     For the Year Ended March 31, 2000

                                                           Parent      Guarantor    Non-Guarantor
                                                          Company    Subsidiaries    Subsidiaries   Eliminations   Consolidated
                                                        -----------  ------------   -------------   ------------   ------------
      Total revenues                                     $     -      $1,963,823     $  777,165       $ (30,488)    $2,710,500
      Costs and expenses:
          Operating costs and expenses                         -       1,651,477        557,675         (30,488)     2,178,664
          Depreciation, depletion and amortization             -         180,287         69,495             -          249,782
          Selling and administrative expenses                1,251        72,093         21,912             -           95,256
          Net gain on property and equipment
           disposals                                           -          (6,034)          (405)            -           (6,439)
          Interest expense                                 174,949        73,330         21,080         (64,303)       205,056
          Interest income                                  (43,896)      (23,933)          (895)         64,303         (4,421)
                                                        -----------  ------------   -------------   ------------   ------------
      Income (loss) before income taxes and
       minority interests                                 (132,304)       16,603        108,303             -           (7,398)
          Income tax provision (benefit)                   (34,804)     (136,307)        29,589             -         (141,522)
          Minority interests                                   -             -           15,554             -           15,554
          Loss from discontinued operations,
           net of income taxes                                 -             -           12,087             -           12,087
          Loss from disposal of discontinued
           operations, net of income taxes                     783        77,490            -               -           78,273
                                                        -----------  ------------   -------------   ------------   -------------
      Net income (loss)                                  $ (98,283)   $   75,420     $   51,073       $     -       $   28,210
                                                        ===========  ============   =============   ============   =============



                                  F-34







     Supplemental Condensed Statements of Consolidated Operations
     For the Period Ended March 31, 1999

                                                           Parent      Guarantor    Non-Guarantor
                                                          Company    Subsidiaries    Subsidiaries   Eliminations   Consolidated
                                                        -----------  ------------   -------------   ------------   ------------
      Total revenues                                     $     -      $1,829,438     $  229,150       $  (1,756)    $2,056,832
      Costs and expenses:
          Operating costs and expenses                         -       1,494,487        150,987          (1,756)     1,643,718
          Depreciation, depletion and amortization             -         150,584         28,598             -          179,182
          Selling and administrative expenses                3,924        60,142          3,622             -           67,688
          Interest expense                                 160,068        11,292          4,745             -          176,105
          Interest income                                   (5,716)      (11,897)          (914)            -          (18,527)
                                                        -----------  ------------   -------------   ------------   ------------
      Income (loss) before income taxes and
       minority interest                                  (158,276)      124,830         42,112             -            8,666
          Income tax provision (benefit)                   (36,873)       31,213          8,672             -            3,012
          Minority interest                                    -             -            1,887             -            1,887
          Income from discontinued operations,
           net of income taxes                                 -             -           (6,442)            -           (6,442)
                                                        -----------  ------------   -------------   ------------   ------------
      Net income (loss)                                  $(121,403)   $   93,617     $   37,995      $      -       $   10,209
                                                        ===========  ============   =============   ============   ============

     Supplemental Condensed Statements of Combined Operations
     For the Period Ended May 19, 1998

                                                                                                 PREDECESSOR COMPANY
                                                                                    -------------------------------------------
                                                                                       Guarantor    Non-Guarantor
                                                                                     Subsidiaries    Subsidiaries    Combined
                                                                                    --------------  -------------  ------------
      Total revenues                                                                 $  269,776       $  20,882     $ 290,658
      Costs and expenses:
          Operating costs and expenses                                                  229,711          14,417       244,128
          Depreciation, depletion and amortization                                       22,475           3,041        25,516
          Selling and administrative expenses                                            11,523             494        12,017
          Net gain on property and equipment disposals                                     (308)            (20)         (328)
          Interest expense                                                                3,856             366         4,222
          Interest income                                                                (1,615)            (52)       (1,667)
                                                                                    --------------  -------------  ------------
      Income before income taxes                                                          4,134           2,636         6,770
          Income tax provision                                                            3,185           1,345         4,530
          Loss from discontinued operations, net of income taxes                            -             1,764         1,764
                                                                                    --------------  -------------  ------------
      Net income (loss)                                                              $      949       $    (473)    $     476
                                                                                    ==============  =============  ============



                                  F-35



     Supplemental Condensed Statements of Combined Operations
     For the Year Ended March 31, 1998
                                                                                                 PREDECESSOR COMPANY
                                                                                    -------------------------------------------
                                                                                       Guarantor    Non-Guarantor
                                                                                     Subsidiaries    Subsidiaries     Combined
                                                                                    --------------  -------------   -----------
      Total revenues                                                                  $1,993,969       $224,053     $2,218,022
      Costs and expenses:
          Operating costs and expenses                                                 1,552,176        143,040      1,695,216
          Depreciation, depletion and amortization                                       169,623         30,546        200,169
          Selling and administrative expenses                                             78,249          5,391         83,640
          Net (gain) loss on property and equipment disposals                            (22,079)           264        (21,815)
          Interest expense                                                                30,684          2,726         33,410
          Interest income                                                                (13,984)          (559)       (14,543)
                                                                                    --------------  -------------   -----------
      Income before income taxes                                                         199,300         42,645        241,945
          Income tax provision                                                            74,649          8,401         83,050
          Income from discontinued operations, net of income taxes                           -           (1,441)        (1,441)
                                                                                    --------------  -------------   -----------
      Net income                                                                       $ 124,651       $ 35,685       $160,336
                                                                                    ==============  =============   ===========

     Supplemental Condensed Consolidated Balance Sheets
     As of March 31, 2000

                                                                 Parent      Guarantor   Non-Guarantor
                                                                Company    Subsidiaries   Subsidiaries  Eliminations  Consolidated
                                                             ------------ -------------- -------------  ------------  ------------
      ASSETS
      Current assets
          Cash and cash equivalents                           $      347    $   45,931    $   19,340    $       -      $   65,618
          Accounts receivable                                      1,605        95,055        92,083        (35,722)      153,021
          Inventories                                                -         187,965        54,185            -         242,150
          Assets from coal and emission allowance
           trading activities                                        -          78,695           -              -          78,695
          Deferred income taxes                                      -          49,869           -              -          49,869
          Other current assets                                     1,282        14,351        27,559            -          43,192
                                                             ------------ -------------- -------------  ------------  ------------
            Total current assets                                   3,234       471,866       193,167        (35,722)      632,545
      Property, plant, equipment and mine
       development - at cost                                         -       4,360,648       866,132            -       5,226,780
      Less accumulated depreciation,
       depletion and amortization                                    -        (323,870)      (87,400)           -        (411,270)
                                                             ------------ -------------- -------------  ------------  ------------
                                                                     -       4,036,778       778,732            -       4,815,510
      Net assets of discontinued operations                          900        89,100           -              -          90,000
      Investments and other assets                             1,883,781     1,444,307       208,095     (3,247,389)      288,794
                                                             ------------ -------------- -------------  ------------  ------------
            Total assets                                      $1,887,915    $6,042,051    $1,179,994    $(3,283,111)   $5,826,849
                                                             ============ ============== =============  ============  ============

      LIABILITIES AND STOCKHOLDERS' EQUITY
      Current liabilities
          Short-term borrowings and current
           maturities of long-term debt                       $      -      $   21,122    $   36,855    $       -      $   57,977
          Payable to affiliates, net                            (284,294)      319,473       (35,179)           -             -
          Income taxes payable                                       -             521        13,073            -          13,594
          Liabilities from coal and emission allowance
           trading activities                                        -          75,883             -            -          75,883
          Accounts payable and accrued expenses                   76,066       416,505       116,288        (35,722)      573,137
                                                             ------------ -------------- -------------  ------------  ------------
            Total current liabilities                           (208,228)      833,504       131,037        (35,722)      720,591
      Long-term debt, less current maturities                  1,587,717       162,116       268,356            -       2,018,189
      Deferred income taxes                                          -         567,918        57,206            -         625,124
      Other noncurrent liabilities                                   -       1,873,508        39,746            -       1,913,254
                                                             ------------ -------------- -------------  ------------  ------------
            Total liabilities                                  1,379,489     3,437,046       496,345        (35,722)    5,277,158
      Minority interests                                             -             -          41,265            -          41,265
      Stockholders' equity                                       508,426     2,605,005       642,384     (3,247,389)      508,426
                                                             ------------ -------------- -------------  ------------  ------------
            Total liabilities and stockholders'
              equity                                          $1,887,915    $6,042,051    $1,179,994    $(3,283,111)   $5,826,849
                                                             ============ ============== =============  ============  ============


                                  F-37



     Supplemental Condensed Consolidated Balance Sheets
     As of March 31, 1999

                                                                Parent     Guarantor    Non-Guarantor
                                                               Company    Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                                             -----------  ------------  -------------  ------------  --------------
      ASSETS
      Current assets
          Cash and cash equivalents                           $      -     $  130,861    $   63,217    $       -       $  194,078
          Accounts receivable                                        -        220,287       107,770        (15,309)       312,748
          Inventories                                                -        202,749        47,148            -          249,897
          Assets from power trading activities                       -            -       1,037,300            -        1,037,300
          Assets from coal and emission allowance
           trading activities                                        -          2,514           -              -            2,514
          Deferred income taxes                                      -          8,496           -              -            8,496
          Other current assets                                       -         13,283        14,145            -           27,428
                                                             -----------  ------------  -------------  ------------  --------------
             Total current assets                                    -        578,190     1,269,580        (15,309)     1,832,461
      Property, plant, equipment and mine
       development - at cost                                         -      4,298,203       693,234            -        4,991,437
      Less accumulated depreciation,
       depletion and amortization                                    -       (158,295)      (35,197)           -         (193,492)
                                                             -----------  ------------  -------------  ------------  --------------
                                                                     -      4,139,908       658,037            -        4,797,945
      Investments and other assets                             2,461,362    1,464,147       158,912     (3,690,896)       393,525
                                                             -----------  ------------  -------------  ------------  --------------
             Total assets                                     $2,461,362   $6,182,245    $2,086,529    $(3,706,205)    $7,023,931
                                                             ===========  ============  =============  ============  ==============

      LIABILITIES AND STOCKHOLDERS' EQUITY
      Current liabilities
          Short-term borrowings and current
           maturities of long-term debt                       $   19,670   $   21,666    $   31,068    $       -       $   72,404
          Payable to affiliates, net                             152,364     (151,199)       (1,165)           -              -
          Income taxes payable                                       -            229         7,079            -            7,308
          Liabilities from power trading activities                  -            -         638,062            -          638,062
          Liabilities from coal and emission allowance
           trading activities                                        -              12          -              -               12
          Accounts payable and accrued expenses                   56,562       440,319      146,150        (15,309)       627,722
                                                             -----------  ------------  -------------  ------------  --------------
             Total current liabilities                           228,596       311,027      821,194        (15,309)     1,345,508
      Long-term debt, less current maturities                  1,737,536       173,364      559,075            -        2,469,975
      Deferred income taxes                                          -         711,932       68,243            -          780,175
      Other noncurrent liabilities                                   -       1,886,337       22,796            -        1,909,133
                                                             -----------  ------------  -------------  ------------  --------------
             Total liabilities                                 1,966,132     3,082,660    1,471,308        (15,309)     6,504,791
      Minority interest                                              -             -         23,910            -           23,910
      Stockholders' equity                                       495,230     3,099,585      591,311     (3,690,896)       495,230
                                                             -----------  ------------  -------------  ------------  --------------
             Total liabilities and stockholders'
              equity                                          $2,461,362    $6,182,245   $2,086,529    $(3,706,205)    $7,023,931
                                                             ===========  ============  =============  ============  ==============

     Supplemental Condensed Statements of Consolidated Cash Flows
     For the Year Ended March 31, 2000

                                                                 Parent      Guarantor   Non-Guarantor
                                                                Company    Subsidiaries   Subsidiaries   Consolidated
                                                               ----------  ------------  -------------   ------------
      Net cash provided by (used in)
       continuing operations                                   $ (83,810)    $ 283,472     $ 103,753      $ 303,415
      Net cash used in discontinued operations                       -             -         (40,504)       (40,504)
                                                               ----------  ------------  -------------   ------------
      Net cash provided by (used in)
       operating activities                                      (83,810)      283,472        63,249        262,911
                                                               ----------  ------------  -------------   ------------
          Additions to property, plant, equipment
           and mine development                                      -        (106,593)      (72,161)      (178,754)
          Additions to advance mining royalties                      -          (7,475)      (17,817)       (25,292)
          Acquisitions, net                                          -             -         (63,265)       (63,265)
          Investment in joint venture                                -          (4,325)          -           (4,325)
          Proceeds from coal contract restructurings                 -          11,904        21,000         32,904
          Proceeds from property and
           equipment disposals                                       -           9,637         9,647         19,284
          Proceeds from sale-leaseback
           transactions                                              -          34,234           -           34,234
                                                               ----------  ------------  -------------   ------------
      Net cash used in continuing operations                         -         (62,618)     (122,596)      (185,214)
      Net cash used in discontinued operations                       -             -            (170)          (170)
                                                               ----------  ------------  -------------   ------------
      Net cash used in investing activities                          -         (62,618)     (122,766)      (185,384)
                                                               ----------  ------------  -------------   ------------
          Proceeds from short-term borrowings and
           long-term debt                                            -             -          22,026         22,026
          Payments of short-term borrowings and
           long-term debt                                       (171,088)      (21,695)      (17,202)      (209,985)
          Capital contribution (distribution)                        -          (1,073)        1,073            -
          Distributions to minority interests                        -             -          (3,353)        (3,353)
          Dividends (paid) received                              121,903        15,422      (137,325)           -
          Other                                                  133,342      (298,438)      165,096            -
                                                               ----------  ------------  -------------   ------------

      Net cash provided by (used in) continuing operations        84,157      (305,784)       30,315       (191,312)
      Net cash used in discontinued operations                       -             -         (13,869)       (13,869)
                                                               ----------  ------------  -------------   ------------
      Net cash provided by (used in) financing activities         84,157      (305,784)       16,446       (205,181)
          Effect of exchange rate changes
           on cash and equivalents                                   -             -            (806)          (806)
                                                               ----------  ------------  -------------   ------------
      Net increase (decrease) in cash and
       cash equivalents                                              347       (84,930)      (43,877)      (128,460)
      Cash and cash equivalents at
       beginning of period                                           -         130,861        63,217        194,078
                                                               ----------  ------------  -------------   ------------
      Cash and cash equivalents at
       end of period                                           $     347     $  45,931     $  19,340      $  65,618
                                                               ==========  ============  =============   ============


                                  F-39



     Supplemental Condensed Statements of Consolidated Cash Flows
     For the Period Ended March 31, 1999

                                                                 Parent     Guarantor     Non-Guarantor
                                                                Company    Subsidiaries   Subsidiaries   Consolidated
                                                             ------------  ------------   -------------  ------------
      Net cash provided by (used in)
       continuing operations                                 $  (140,674)   $ 407,889      $  63,708     $   330,923
      Net cash used in discontinued operations                       -            -          (48,901)        (48,901)
                                                             ------------  ------------   -------------  ------------
      Net cash provided by (used in)
       operating activities                                     (140,674)     407,889         14,807         282,022
                                                             ------------  ------------   -------------  ------------
          Additions to property, plant, equipment
           and mine development                                      -       (108,186)       (66,334)       (174,520)
          Additions to advance mining royalties                      -         (8,836)        (2,673)        (11,509)
          Acquisitions, net                                   (1,933,178)    (143,742)       (33,480)     (2,110,400)
          Proceeds from coal contract restructurings                 -          2,515            -             2,515
          Proceeds from property and equipment disposals             -         10,494            954          11,448
                                                             ------------  ------------   -------------  ------------
      Net cash used in continuing operations                  (1,933,178)    (247,755)      (101,533)     (2,282,466)
      Net cash provided by discontinued operations                   -            -           33,130          33,130
                                                             ------------  ------------   -------------  ------------
      Net cash used in investing activities                   (1,933,178)    (247,755)       (68,403)     (2,249,336)
                                                             ------------  ------------   -------------  ------------
          Proceeds from short-term borrowings and
           long-term debt                                      1,817,390          -           53,388       1,870,778
          Payments of short-term borrowings and
           long-term debt                                       (158,263)     (21,470)       (42,982)       (222,715)
          Capital contribution                                   480,000          -              -           480,000
          Distributions to minority interests                        -          9,096        (12,176)         (3,080)
          Other                                                  (65,275)     (16,899)        48,158         (34,016)
                                                             ------------  ------------   -------------  ------------
      Net cash provided by (used in) continuing operations     2,073,852      (29,273)        46,388       2,090,967
      Net cash provided by discontinued operations                   -            -           70,314          70,314
                                                             ------------  ------------   -------------  ------------
      Net cash provided by (used in) financing activities      2,073,852      (29,273)       116,702       2,161,281
      Effect of exchange rate changes
       on cash and equivalents                                       -            -              111             111
                                                             ------------  ------------   -------------  ------------
      Net increase in cash and cash equivalents                      -        130,861         63,217         194,078
      Cash and cash equivalents at
       beginning of period                                           -            -              -               -
                                                             ------------  ------------   -------------  ------------
      Cash and cash equivalents at
       end of period                                         $       -      $ 130,861      $  63,217     $   194,078
                                                             ============  ============   =============  ============

     Supplemental Condensed Statements of Combined Cash Flows
     For the Period Ended May 19, 1998

                                                                                                PREDECESSOR COMPANY
                                                                               --------------------------------------------------
                                                                                  Guarantor         Non-Guarantor
                                                                                Subsidiaries        Subsidiaries        Combined
                                                                               --------------       -------------     -----------
      Net cash provided by (used in) continuing operations                       $ (41,999)           $  12,138        $ (29,861)
      Net cash provided by discontinued operations                                     -                  1,704            1,704
                                                                               --------------       -------------     -----------
      Net cash provided by (used in) operating activities                          (41,999)              13,842          (28,157)
                                                                               --------------       -------------     -----------
          Additions to property, plant, equipment and mine development             (13,582)              (7,292)         (20,874)
          Additions to advance mining royalties                                     (1,767)                (535)          (2,302)
          Proceeds from coal contract restructurings                                   308                   20              328
          Proceeds from property and equipment disposals                             1,374                  -              1,374
                                                                               --------------       -------------     -----------
      Net cash used in continuing operations                                       (13,667)              (7,807)         (21,474)
      Net cash used in discontinued operations                                         -                    (76)             (76)
                                                                               --------------       -------------     -----------
      Net cash used in investing activities                                        (13,667)              (7,883)         (21,550)
                                                                               --------------       -------------     -----------
          Proceeds from short-term borrowings and long-term debt                       -                 53,597           53,597
          Payments of short-term borrowings and long-term debt                        (464)             (18,959)         (19,423)
          Dividends paid                                                          (141,000)             (32,330)        (173,330)
          Other                                                                    141,831                 (831)         141,000
                                                                               --------------       -------------     -----------
      Net cash provided by continuing operations                                       367                1,477            1,844
      Net cash provided by discontinued operations                                     -                 21,693           21,693
                                                                               --------------       -------------     -----------
      Net cash provided by financing activities                                        367               23,170           23,537
          Effect of exchange rate changes on cash and equivalents                      -                   (292)            (292)
                                                                               --------------       -------------     -----------
      Net increase (decrease) in cash and cash equivalents                         (55,299)              28,837          (26,462)
      Cash and cash equivalents at beginning of period                              83,812               13,009           96,821
                                                                               --------------       -------------     -----------
      Cash and cash equivalents at end of period                                 $  28,513            $  41,846        $  70,359
                                                                               ==============       =============     ===========


                                  F-41



     Supplemental Condensed Statements of Combined Cash Flows
     For the Year Ended March 31, 1998
                                                                                               PREDECESSOR COMPANY
                                                                               --------------------------------------------------
                                                                                  Guarantor         Non-Guarantor
                                                                                Subsidiaries        Subsidiaries        Combined
                                                                               --------------       -------------     -----------
      Net cash provided by (used in)
       continuing operations                                                     $ 272,348           $  (5,318)        $ 267,030
      Net cash used in discontinued operations                                         -               (79,178)          (79,178)
                                                                               --------------       -------------     -----------
      Net cash provided by (used in)
       operating activities                                                        272,348             (84,496)          187,852
                                                                               --------------       -------------     -----------
          Additions to property, plant, equipment
           and mine development                                                   (112,383)            (53,131)         (165,514)
          Additions to advance mining royalties                                     (6,174)                -              (6,174)
          Acquisitions, net                                                        (58,715)                -             (58,715)
          Proceeds from coal contract restructurings                                57,460                 -              57,460
          Proceeds from property and equipment disposals                            36,948                 775            37,723
                                                                               --------------       -------------     -----------
      Net cash used in continuing operations                                       (82,864)            (52,356)         (135,220)
      Net cash used in discontinued operations                                         -                  (813)             (813)
                                                                               --------------       -------------     -----------
      Net cash used in investing activities                                        (82,864)            (53,169)         (136,033)
                                                                               --------------       -------------     -----------
          Proceeds from short-term borrowings and long-term debt                    90,000             179,391           269,391
          Payments of short-term borrowings and long-term debt                    (162,420)           (188,317)         (350,737)
          Capital contribution (distribution)                                      (50,230)             50,230               -
          Dividends paid                                                           (65,109)                -             (65,109)
          Other                                                                   (184,529)              5,235          (179,294)
                                                                               --------------       -------------     -----------
      Net cash provided by (used in) continuing operations                        (372,288)             46,539          (325,749)
      Net cash provided by discontinued operations                                     -                90,360            90,360
                                                                               --------------       -------------     -----------
      Net cash provided by (used in) financing activities                         (372,288)            136,899          (235,389)
          Effect of exchange rate changes
           on cash and equivalents                                                     -                  (718)             (718)
                                                                               --------------       -------------     -----------
      Net decrease in cash and cash equivalents                                   (182,804)             (1,484)         (184,288)
      Cash and cash equivalents at
       beginning of period                                                         266,616              14,493           281,109
                                                                               --------------       -------------     -----------
      Cash and cash equivalents at
       end of period                                                             $  83,812           $  13,009         $  96,821
                                                                               ==============       =============     ===========

               P&L COAL HOLDINGS CORPORATION


                  8-7/8% Series B Senior

                    Notes due 2008 and



            9-5/8% Series B Senior Subordinated
                      Notes due 2008



                      --------------
                        PROSPECTUS
                      --------------








                      LEHMAN BROTHERS

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article IV of the Registrant's By-laws requires indemnification to the fullest extent permitted by Delaware law. The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant, in such capacities, may incur. The Registrant's Amended and Restated Certificate of incorporation (the "Certificate of Incorporation") requires the advancement of expenses incurred by officers or directors in relation to any action, suit or proceeding.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the Company or its stockholders. Article Seven of the Certificate of Incorporation includes such a provision.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits



EXHIBIT
NO.       DESCRIPTION OF EXHIBIT
-------   ----------------------

<F**>1    Purchase Agreement dated as of May 13, 1998, between P&L
          Coal Holdings Corporation and Lehman Brothers Inc.

<F**>2.1  Participation Agreement dated March 1, 1998 between Texas
          Utilities Company and Lehman Brothers Merchant Banking
          Partners II L.P.

<F**>2.2  Purchase Agreement between The Energy Group PLC and P&L Coal
          Holdings Corporation as Purchaser.

<F**>3.1  Second Amended and Restated Certificate of Incorporation of
          P&L Coal Holdings Corporation.

<F**>3.2  By-Laws of P&L Coal Holdings Corporation.

<F**>3.3  Certificate of Incorporation of Affinity Mining Company.

<F**>3.4  By-Laws of Affinity Mining Company.

<F**>3.5  Certificate of Incorporation of Arid Operations Inc.

<F**>3.6  By-Laws of Arid Operations Inc.

<F**>3.7  Certificate of Incorporation of Big Sky Coal Company.

<F**>3.8  By-Laws of Big Sky Coal Company.

<F**>3.9  Articles of Incorporation of Blackrock First Capital
          Corporation.

<F**>3.10 By-Laws of Blackrock First Capital Corporation.

<F**>3.11 Certificate of Incorporation of Bluegrass Coal Company.


                                 II-1


EXHIBIT
NO.       DESCRIPTION OF EXHIBIT
-------   ----------------------

<F**>3.12 By-Laws of Bluegrass Coal Company.

<F**>3.13 Certificate of Incorporation of Caballo Coal Company.

<F**>3.14 By-Laws of Caballo Coal Company.

<F**>3.15 Certificate of Incorporation of Charles Coal Company.

<F**>3.16 By-Laws of Charles Coal Company.

<F**>3.17 Certificate of Incorporation of Coal Properties Corp.

<F**>3.18 By-Laws of Coal Properties Corp.

<F**>3.19 Exhibit Intentionally Omitted.

<F**>3.20 Amended and Restated Venture Agreement of Colony Bay Coal
          Company.

<F**>3.21 Certificate of Incorporation of Cook Mountain Coal Company.

<F**>3.22 By-Laws of Cook Mountain Coal Company.

<F**>3.23 Certificate of Incorporation of Cottonwood Land Company.

<F**>3.24 By-Laws of Cottonwood Land Company.

<F**>3.25 Certificate of Incorporation of Orion Mines, Inc. (now known as Darius Gold Mine Inc.)

<F**>3.26 By-Laws of Darius Gold Mine Inc.

<F**>3.27 Certificate of Incorporation of Koppers Recreation Camps
          (now known as EACC Camps, Inc.)

<F**>3.28 By-Laws of Koppers Recreation Camps, Inc. (now known as EACC
          Camps, Inc.)

<F**>3.29 Certificate of Incorporation of Eastern Associated Coal
          Corp.

<F**>3.30 By-Laws of Eastern Associated Coal Corp.

<F**>3.31 Certificate of Incorporation of Eastern Royalty Corp.

<F**>3.32 By-Laws of Eastern Royalty Corp.

<F**>3.33 Certificate of Incorporation of Exploraciones y Minerales
          Sierra Morena S.A. (now known as Gold Fields Chile, S.A.).

<F**>3.34 By-Laws of Exploraciones y Minerales Sierra Morena S.A. (now
          known as Gold Fields Chile, S.A.).

<F**>3.35 Restated Certificate of Incorporation of Gold Fields Mining
          Corporation.

<F**>3.36 By-Laws of Gold Fields Mining Corporation.

<F**>3.37 Certificate of Incorporation of East Tennessee Coal Company
          (now known as Gold Fields Operating Co.--Ortiz).

<F**>3.38 By-Laws of Gold Fields Operating Co.--Ortiz.

<F**>3.39 Articles of Incorporation of Grand Eagle Mining, Inc.

<F**>3.40 By-Laws of Grand Eagle Mining, Inc.

<F**>3.41 Certificate of Incorporation of Hayden Gulch Terminal, Inc.

<F**>3.42 By-Laws of Hayden Gulch Terminal, Inc.

<F**>3.43 Certificate of Incorporation of Independence Material
          Handling Company.

<F**>3.44 By-Laws of Independence Material Handling Company.

<F**>3.45 Certificate of Incorporation of Interior Holdings Corp.

<F**>3.46 By-Laws of Interior Holdings Corp.

<F**>3.47 Certificate of Incorporation of A.T. Two, Inc. (now known as
          James River Coal Terminal Company).

<F**>3.48 Restated By-Laws of James River Coal Terminal Company.

<F**>3.49 Certificate of Incorporation of Juniper Coal Company.


                                 II-2

EXHIBIT
NO.       DESCRIPTION OF EXHIBIT
-------   ----------------------
<F**>3.50 By-Laws of Juniper Coal Company.

<F**>3.51 Certificate of Incorporation of Kayenta Mobile Home Park, Inc.

<F**>3.52 By-Laws of Kayenta Mobile Home Park, Inc.

<F**>3.53 Certificate of Incorporation of Martinka Coal Company.

<F**>3.54 By-Laws of Martinka Coal Company.

<F**>3.55 Articles of Incorporation of Midco Supply and Equipment
          Corporation.

<F**>3.56 By-Laws of Midco Supply and Equipment Corporation.

3.57      Exhibit Intentionally Omitted

3.58      Exhibit Intentionally Omitted

<F**>3.59 Certificate of Incorporation of Nueast Mining Corp. (now
          known as Mountain View Coal Company).

<F**>3.60 By-Laws of Nueast Mining Corp. (now known as Mountain View
          Coal Company).

<F**>3.61 Articles of Incorporation of North Page Coal Corp.

<F**>3.62 By-Laws of North Page Coal Corp.

<F**>3.63 Articles of Incorporation of Ohio County Coal Company.

<F**>3.64 By-Laws of Ohio County Coal Company.

<F**>3.65 Certificate of Limited Partnership of Patriot Coal Company, L.P.

<F**>3.66 Limited Partnership Agreement of Patriot Coal Company, L.P.

<F**>3.67 Certificate of Incorporation of Peabody America, Inc.

<F**>3.68 By-Laws of Peabody America, Inc.

<F**>3.69 Certificate of Incorporation of Peabody Coal Company.

<F**>3.70 Restated By-Laws of Peabody Coal Company.

<F**>3.71 Certificate of Incorporation of Peabody COALSALES Company.

<F**>3.72 By-Laws of Peabody COALSALES Company.

<F**>3.73 Certificate of Incorporation of COALTRADE Inc. (now known as
          Peabody COALTRADE, Inc.).

<F**>3.74 By-Laws of COALTRADE Inc. (now known as Peabody COALTRADE,
          Inc.)

<F**>3.75 Certificate of Incorporation of Premier Coal Sales Company,
          (now known as Peabody Development Company).

<F**>3.76 Restated By-Laws of Peabody Development Company.

<F**>3.77 Certificate of Incorporation of Peabody Powertrade, Inc.
          (now known as Peabody Energy Solutions, Inc.).

<F**>3.78 By-Laws of Peabody Powertrade, Inc. (now known as Peabody
          Energy Solutions, Inc.).

<F**>3.79 Restated Certificate of Incorporation of Peabody Holding
          Company, Inc.

<F**>3.80 Restated By-Laws of Peabody Holding Company, Inc.

<F**>3.81 Exhibit Intentionally Omitted.

<F**>3.82 Second Amended and Restated Partnership Agreement re:
          Peabody Natural Resources Company.

<F**>3.83 Certificate of Incorporation of Armco Terminal Company (now
          known as Peabody Terminals, Inc.).

<F**>3.84 By-Laws of Peabody Terminals, Inc.

<F**>3.85 Certificate of Incorporation of Peabody Venezuela Coal Corp.

<F**>3.86 By-Laws of Peabody Venezuela Coal Corp.

<F**>3.87 Certificate of Incorporation of Peabody Western Coal Company.

<F**>3.88 By-Laws of Peabody Western Coal Company.

<F**>3.89 Certificate of Incorporation of Pine Ridge Coal Company.


                                 II-3

EXHIBIT
NO.        DESCRIPTION OF EXHIBIT
-------    ----------------------
<F**>3.90  By-Laws of Pine Ridge Coal Company.

<F**>3.91  Certificate of Incorporation of Powder River Coal Company.

<F**>3.92  Restated By-Laws of Powder River Coal Company.

<F**>3.93  Certificate of Incorporation of Rio Escondido Coal Corp.

<F**>3.94  By-Laws of Rio Escondido Coal Corp.

<F**>3.95  Certificate of Incorporation of Seneca Coal Company.

<F**>3.96  By-Laws of Seneca Coal Company.

<F**>3.97  Certificate of Incorporation of Sentry Mining Company.

<F**>3.98  By-Laws of Sentry Mining Company.

<F**>3.99  Certificate of Incorporation of Snowberry Land Company.

<F**>3.100 By-Laws of Snowberry Land Company.

<F**>3.101 Agreement of Incorporation of Low Volatile Coals, Inc.
           (now known as Sterling Smokeless Company).

<F**>3.102 By-Laws of Sterling Smokeless Company.

<F**>3.103 Certificate of Formation of Thoroughbred, L.L.C.

<F**>3.104 Operating Agreement of Thoroughbred, L.L.C.

<F**>4.1   Senior Note Indenture dated as of May 18, 1998 between P&L
           Coal Holdings Corporation and State Street Bank and Trust
           Company, as Senior Note Trustee.

<F**>4.2   Senior Subordinated Note Indenture dated as of May 18,
           1998 between P&L Coal Holdings Corporation and State
           Street Bank and Trust Company, as Senior Subordinated Note
           Trustee.

<F**>4.3   First Supplemental Senior Note Indenture dated as of
           May 19, 1998 among the Guaranteeing Subsidiary (as defined therein), P&L Coal Holdings Corporation the other Senior
           Note Guarantors (as defined in the Senior Note Indenture) and State Street Bank and Trust Company, as Senior Note
           Trustee.

<F**>4.4   First Supplemental Senior Subordinated Note Indenture
           dated as of May 19, 1998 among the Guaranteeing Subsidiary
           (as defined therein), P&L Coal Holdings Corporation, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture) and State Street
           Bank and Trust Company, as Senior Subordinated Note
           Trustee.

<F**>4.5   Notation of Senior Note Guarantee dated as of May 19, 1998 among the Senior Note Guarantors (as defined in the Senior
           Note Indenture).

<F**>4.6   Notation of Subordinated Subsidiary Guarantee dated as of
           May 19, 1998 among the Senior Subordinated Note Guarantors
           (as defined in the Senior Subordinated Note Indenture).

<F**>4.7   Senior Note Registration Rights Agreement dated as of May
           18, 1998 between P&L Coal Holdings Corporation and Lehman
           Brothers Inc.

<F**>4.8   Senior Subordinated Note Registration Rights Agreement
           dated as of May 18, 1998 between P&L Coal Holdings
           Corporation and Lehman Brothers Inc.

<F***>4.9  Second Supplemental Senior Note Indenture dated as of
           December 31, 1998 among the Guaranteeing Subsidiary (as defined therein), P&L Coal Holdings Corporation, the other
           Senior Note Guarantors (as defined in the Senior Note
           Indenture) and State Street Bank and Trust Company, as
           Senior Note Trustee.

<F***>4.10 Second Supplemental Senior Subordinated Note Indenture
           dated as of December 31, 1998 among the Guaranteeing
           Subsidiary (as defined therein), P&L Coal Holdings
           Corporation, the other Senior Subordinated Note Guarantors
           (as defined in the Senior Subordinated Note Indenture) and
           State Street Bank and Trust Company, as Senior
           Subordinated Note Trustee.

<F***>4.11 Third Supplemental Senior Note Indenture dated as of June
           30, 1999 among the Guaranteeing Subsidiary (as defined therein), P&L Coal Holdings Corporation, the other Senior
           Note Guarantors (as defined in the Senior Note Indenture) and State Street Bank and Trust Company, as Senior Note
           Trustee.
                                 II-4

EXHIBIT
NO.         DESCRIPTION OF EXHIBIT
-------     ----------------------
<F***>4.12  Third Supplemental Senior Subordinated Note Indenture
            dated as of June 30, 1999 among the Guaranteeing
            Subsidiary (as defined therein), P&L Coal Holdings
            Corporation, the other Senior Subordinated Note Guarantors
            (as defined in the Senior Subordinated Note Indenture) and
            State Street Bank and Trust Company, as Senior
            Subordinated Note Trustee.

<F**>5      Opinion of Simpson Thacher & Bartlett.

<F**>10.1   Amended and Restated Credit Agreement dated as of June 9,
            1998 among P&L Coal Holdings Corporation, as Borrower,
            Lehman Brothers Inc., as Arranger, Lehman Commercial Paper
            Inc., as Syndication Agent, Documentation Agent, and
            Administrative Agent, and the lenders party thereto.

<F**>10.2   Guarantee and Collateral Agreement dated as of May 14,
            1997 made by the Guarantors, in favor of Lehman Commercial
            Paper, Inc., as Administrative Agent for the banks and
            other financial institutions.

<F**>10.3   Federal Coal Lease WYW0321779: North Antelope/Rochelle
            Mine.

<F**>10.4   Federal Coal Lease WYW119554: North Antelope/Rochelle
            Mine.

<F**>10.5   Federal Coal Lease WYW5036: Rawhide Mine.

<F**>10.6   Federal Coal Lease WYW3397: Caballo Mine.

<F**>10.7   Federal Coal Lease WYW83394: Caballo Mine.

<F**>10.8   Federal Coal Lease WYW136142.

<F**>10.9   Royalty Prepayment Agreement by and among Peabody Natural
            Resources Company, Gallo Finance Company and Chaco Energy
            Company, dated September 30, 1998.

<F**>10.10  1998 Stock Purchase and Option Plan for Key Employees of
            P&L Coal Holding Corporation.

<F**>10.11  Employment Agreement between Irl F. Engelhardt and the
            Company dated May 19, 1998.

<F**>10.12  Employment Agreement between Richard M. Whiting and the
            Company dated May 19, 1998.

<F**>10.13  Employment Agreement between W. Howard Carson and the
            Company dated May 19, 1998.

<F**>10.14  Employment Agreement between Roger B. Walcott, Jr. and the
            Company dated May 19, 1998.

<F**>10.15  Employment Agreement between Mark Maisto and the Company dated May 19, 1998.

<F***>10.16 Receivables Sale Agreement dated as of March 31, 2000 by and among Originators and P&L Coal Holdings Corporation, as Purchaser.

<F***>10.17 Receivables Contribution Agreement dated as of March 31,
            2000 by and between P&L Coal Holdings Corporation, as
            Contributor, and P&L Receivables Company, LLC, as
            Transferee.

<F***>10.18 Receivables Purchase Agreement dated as of March 31, 2000 by and among P&L Receivables Company LLC, as Seller, P&L
            Receivables Company, LLC, as Servicer, International
            Securitization Corporation, Bank One, NA, as Agent and the
            Financial Institutions named therein.

<F*>10.19   Letter Agreement dated March 31, 2000 between P&L Coal
            Holdings Corporation and Roger Walcott, Jr.

<F*>10.20   Letter Agreement dated March 31, 2000 between P&L Coal
            Holdings Corporation and Mark Maisto.

<F*>12      Computation of Ratio of Earnings to Fixed Charges.

<F***>21    List of Subsidiaries.

<F**>23.1  Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 5 hereto).

<F*>23.2   Consent of Ernst & Young LLP, independent certified public accountants, regarding P&L Coal Holdings Corporation and
           P&L Coal Group.

<F**>23.4  Consent of John T. Boyd Company.

<F**>24    Powers of Attorney.


<F**>25.1  Form T-1 Statement of Eligibility under Trust Indenture
           Act of 1939 of State Street Bank and Trust Company, as
           Senior Notes Trustee.


                                 II-5


EXHIBIT
NO.        DESCRIPTION OF EXHIBIT
-------    ----------------------
<F**>25.2  Form T-1 Statement of Eligibility under Trust Indenture
           Act of 1939 of State Street Bank and Trust Company, as
           Senior Subordinated Notes Trustee.

-----------
<F*>       Filed herewith.
<F**>      Previously filed.
<F***>     Incorporated by reference to the Registrant's Annual
           Report on Form 10-K, for the fiscal year ended March 31, 2000, filed with the Securities and Exchange Commission on June 28, 2000.

(b) Financial Statement Schedule

                    REPORT OF INDEPENDENT AUDITORS





Board of Directors
P&L Coal Holdings Corporation

We have audited the consolidated financial statements of P&L Coal Holdings Corporation (the Company) as of March 31, 2000 and 1999, and for the year and period then ended, and the combined financial statements of P&L Coal Group (the Predecessor Company) for the period ended May 19, 1998 and the year ended March 31, 1998, and have issued our report thereon dated April 27, 2000. Our audits also included the financial statement schedule listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                   Ernst & Young LLP

April 27, 2000
St. Louis, Missouri

                                                        P&L Coal Holdings Corporation
                                               Schedule II - Valuation and Qualifying Accounts

(IN THOUSANDS)



                                                   BALANCE AT     CHARGED TO                                           BALANCE AT
                                                  BEGINNING OF     COSTS AND                                             END OF
                 DESCRIPTION                         PERIOD        EXPENSES       DEDUCTIONS<F1>         OTHER           PERIOD
-----------------------------------------------  --------------  ------------  ------------------  -----------------  ------------

YEAR ENDED MARCH 31, 2000

Reserves deducted from asset accounts:
Land and coal interests                             $54,277         $2,179          $(40,541)      $ (2,716)<F2><F3>     13,199
Reserve for materials and supplies                   16,558             --            (4,748)           590 <F2>         12,400
Allowance for doubtful accounts                         177          1,213              (157)            --               1,233

PERIOD MAY 20, 1999 THROUGH MARCH 31, 1999

Reserves deducted from asset accounts:
Land and coal interests                             $51,455         $3,138          $   (316)            --             $54,277
Reserve for materials and supplies                    6,087             --            (1,037)        11,508 <F4>         16,558
Allowance for doubtful accounts                       9,073             --            (8,980)            84 <F5>            177
==================================================================================================================================

(PREDECESSOR COMPANY)

Period April 1, 1998 through May 19, 1998

Reserves deducted from asset accounts:
Land and coal interests                              67,884            124               (10)       (16,543)<F2>         51,455
Reserve for materials and supplies                    6,316             --              (229)            --               6,087
Allowance for doubtful accounts                       9,100             --               (27)            --               9,073

Year ended March 31, 1998

Reserves deducted from asset accounts:
Land and coal interests                             $61,276         $9,256          $ (2,648)            --             $67,884
Reserve for materials and supplies                    9,433             35            (2,908)          (244)<F6>          6,316
Allowance for doubtful accounts                       5,525             --              (378)         3,953 <F2>          9,100

<F1> Reserves utilized, unless otherwise indicated.
<F2> Balances transferred from other accounts.
<F3> Balance transferred as part of asset contribution to joint venture.
<F4> Balance recorded as part of the May 19, 1998 purchase accounting adjustments.
<F5> Balance acquired as part of controlling interest in Black Beauty Coal Company purchased January 1, 1999.
<F6> Balance disposed of as part of asset sale.

ITEM 22.   UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 present change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    P&L COAL HOLDINGS CORPORATION



                                    By:              <F*>
                                       --------------------------------
                                              Irl F. Engelhardt
                                            Chief Executive Officer


                           POWER OF ATTORNEY

     We, the undersigned directors and officers of P&L COAL HOLDINGS CORPORATION, do hereby constitute and appoint Felix Herlihy, Christopher
G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


            SIGNATURE                                       TITLE
            ---------                                       -----

              <F*>                       Chairman, Chief Executive Officer and Director
---------------------------------
       Irl F. Engelhardt

              <F*>                      President, Chief Operating Officer and Director
---------------------------------
       Richard M. Whiting

    /s/  RICHARD A. NAVARRE                Vice President and Chief Financial Officer
---------------------------------
       Richard A. Navarre

              <F*>                      Vice President, Assistant Secretary and Director
---------------------------------
         Henry E. Lentz

              <F*>                                          Director
---------------------------------
       Roger H. Goodspeed

              <F*>                                          Director
---------------------------------
       Alan H. Washkowitz

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    AFFINITY MINING COMPANY

                                    By:            <F*>
                                       --------------------------------
                                                J. A. Beck
                                                 President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                 President & Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
        R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    ARID OPERATIONS, INC.

                                    By:              <F*>
                                       ---------------------------------
                                             William E. Broshears
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of ARID OPERATIONS, INC., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

   /s/  WILLIAM E. BROSHEARS                      President and Director
---------------------------------
      William E. Broshears

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    BIG SKY COAL COMPANY

                                    By:             <F*>
                                       --------------------------------
                                               Robert D. Boone
                                       Vice President & General Manager

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of BIG SKY COAL
COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

      /s/  ROBERT D. BOONE                   Vice President & General Manager
---------------------------------
        Robert D. Boone

              <F*>                          Treasurer and Assistant Secretary
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
           L. H. Fox

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    BLACKROCK FIRST CAPITAL CORPORATION

                                    By:             <F*>
                                       --------------------------------
                                                 J. A. Beck
                                                 President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No.1 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    BLUEGRASS COAL COMPANY

                                    By:             <F*>
                                       --------------------------------
                                                John C. Hill
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of BLUEGRASS COAL COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

             <F*>                               President and Director
---------------------------------
          John C. Hill

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
          R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
        Jeffery L. Klinger
         Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    CABALLO COAL COMPANY


                                    By:              <F*>
                                       --------------------------------
                                                   L. H. Fox
                                                   President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of CABALLO COAL
COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           L. H. Fox

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
          R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
        Jeffery L. Klinger
         Attorney-In-Fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    CHARLES COAL COMPANY

                                    By:              <F*>
                                       -------------------------------
                                                  J. A. Beck
                                                  President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    COAL PROPERTIES CORP.

                                    By:             <F*>
                                       --------------------------------
                                                 J. A. Beck
                                                 President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of COAL PROPERTIES CORP., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    COLONY BAY COAL COMPANY

                                    By Eastern Associated Coal Corp.,
                                       its General Partner


                                    By:             <F*>
                                       --------------------------------
                                                 J. A. Beck
                                                 President
                                       of Eastern Associated Coal Corp.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:

           SIGNATURE                                      TITLE
           ---------                                      -----
EASTERN ASSOCIATED COAL CORP.
A General Partner

By:          <F*>                           President and Director of Eastern
---------------------------------                  Associated Coal Corp.
          J. A. Beck

              <F*>                       Vice President and Treasurer of Eastern
---------------------------------                  Associated Coal Corp.
          T. L. Bethel

              <F*>                      Director of Eastern Associated Coal Corp.
---------------------------------
       R. B. Walcott Jr.

              <F*>                      Director of Eastern Associated Coal Corp.
---------------------------------
         R. M. Whiting


CHARLES COAL COMPANY
A General Partner

By:           <F*>                    President and Director of Charles Coal Company
---------------------------------
           J. A. Beck

              <F*>                     Vice President and Treasurer of Charles Coal
---------------------------------                        Company
          T. L. Bethel

              <F*>                                       Director
---------------------------------
        R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    COOK MOUNTAIN COAL COMPANY


                                    By:            <F*>
                                       -------------------------------
                                                J. A. Beck
                                                President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of COOK MOUNTAIN COAL COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    COTTONWOOD LAND COMPANY



                                    By:      /s/  W. E. BROSHEARS
                                       --------------------------------
                                               W. E. Broshears
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of COTTONWOOD LAND COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


            SIGNATURE                                     TITLE
            ---------                                     -----

      /s/  W. E. BROSHEARS                        President and Director
---------------------------------
        W. E. Broshears

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    DARIUS GOLD MINE, INC.



                                    By:      /s/  W. E. BROSHEARS
                                       --------------------------------
                                                W. E. Broshears
                                                   President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of DARIUS GOLD MINE, INC., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

      /s/  W. E. BROSHEARS                        President and Director
---------------------------------
        W. E. Broshears

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
         Jeffery L. Klinger
         Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    EACC CAMPS, INC.



                                    By:             <F*>
                                       --------------------------------
                                                 J. A. Beck
                                                 President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    EASTERN ASSOCIATED COAL CORP.



                                    By:             <F*>
                                       --------------------------------
                                                 J. A. Beck
                                                 President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    EASTERN ROYALTY CORP.



                                    By:             <F*>
                                       --------------------------------
                                                 J. A. Beck
                                                 President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
       Attorney-In-Fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    GOLD FIELDS CHILE, S.A.



                                    By:      /s/  W. E. BROSHEARS
                                       --------------------------------
                                               W. E. Broshears
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of GOLD FIELDS CHILE, S.A., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

      /s/  W. E. BROSHEARS
---------------------------------
        W. E. Broshears                           President and Director

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    GOLD FIELDS MINING CORPORATION



                                    By:      /s/  W. E. BROSHEARS
                                       --------------------------------
                                                W. E. Broshears
                                                   President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of GOLD FIELDS MINING CORPORATION, do hereby constitute and appoint Felix Herlihy, Christopher
G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

      /s/  W. E. BROSHEARS                        President and Director
---------------------------------
        W. E. Broshears

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    GOLD FIELDS OPERATING CO.--ORTIZ



                                    By:      /s/  W. E. BROSHEARS
                                       --------------------------------
                                                W. E. Broshears
                                                   President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of GOLD FIELDS
OPERATING CO.--ORTIZ, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

      /s/  W. E. BROSHEARS                        President and Director
---------------------------------
        W. E. Broshears

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    GRAND EAGLE MINING, INC.



                                    By:             <F*>
                                       -------------------------------
                                                John C. Hill
                                                 President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of GRAND EAGLE MINING, INC., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
          John C. Hill

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    HAYDEN GULCH TERMINAL, INC.



                                    By:       /s/  J. L. WASIK
                                       --------------------------------
                                                J. L. Wasik
                                                 President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of HAYDEN GULCH TERMINAL, INC., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

        /s/  J. L. WASIK                          President and Director
---------------------------------
          J. L. Wasik

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                 INDEPENDENCE MATERIAL HANDLING COMPANY



                                 By:       /s/  W. E. BROSHEARS
                                    -----------------------------------
                                              W. E. Broshears
                                                 President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of INDEPENDENCE
MATERIAL HANDLING COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

      /s/  W. E. BROSHEARS                        President and Director
---------------------------------
        W. E. Broshears

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    INTERIOR HOLDINGS CORP.



                                    By:            <F*>
                                       -------------------------------
                                              I. F. Engelhardt
                                                 President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of INTERIOR HOLDINGS CORP., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and George J. Holway, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----


              <F*>                                President and Director
---------------------------------
        I. F. Engelhardt

       /s/  S. F. SCHAAB                  Vice President, Treasurer and Director
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    JAMES RIVER COAL TERMINAL COMPANY



                                    By:       /s/  P. H. VINING
                                       -------------------------------
                                                 P. H. Vining
                                                   President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of JAMES RIVER COAL TERMINAL COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

       /s/  P. H. VINING                          President and Director
---------------------------------
          P. H. Vining

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    JUNIPER COAL COMPANY



                                    By:      /s/  W. E. BROSHEARS
                                       --------------------------------
                                                W. E. Broshears
                                                   President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of JUNIPER COAL
COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

      /s/  W. E. BROSHEARS                              President
---------------------------------
        W. E. Broshears

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

       /s/  R. D. ROBISON                                Director
---------------------------------
         R. D. Robison

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    KAYENTA MOBILE HOME PARK, INC.



                                    By:             <F*>
                                       --------------------------------
                                                J. L. Wasik
                                                 President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
          J. L. Wasik

              <F*>                                      Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    MARTINKA COAL COMPANY



                                    By:              <F*>
                                       --------------------------------
                                                  J. A. Beck
                                                  President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                 MIDCO SUPPLY AND EQUIPMENT CORPORATION



                                 By:        /s/  G. J. HOLWAY
                                    ----------------------------------
                                              G. J. Holway
                                               President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of MIDCO SUPPLY AND EQUIPMENT CORPORATION, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

       /s/  G. J. HOLWAY                                President
---------------------------------
          G. J. Holway

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

      /s/  W. E. BROSHEARS                               Director
---------------------------------
        W. E. Broshears

       /s/  R. A. Navarre                                Director
---------------------------------
         R. A. Navarre

                                                         Director
---------------------------------
        R. B. Walcott Jr.

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    MOUNTAIN VIEW COAL COMPANY



                                    By:              <F*>
                                       --------------------------------
                                                  J. A. Beck
                                                  President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                              SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    NORTH PAGE COAL CORP.



                                    By:              <F*>
                                       --------------------------------
                                                  J. A. Beck
                                                  President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


            SIGNATURE                                      TITLE
            ---------                                      -----

               <F*>                                President and Director
---------------------------------
            J. A. Beck

               <F*>                             Vice President and Treasurer
---------------------------------
           T. L. Bethel

               <F*>                                       Director
---------------------------------
        R. B. Walcott Jr.

               <F*>                                       Director
---------------------------------
          R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    OHIO COUNTY COAL COMPANY



                                    By:              <F*>
                                       --------------------------------
                                                  J. C. Hill
                                                  President



                          POWER OF ATTORNEY

     We, the undersigned directors and officers of OHIO COUNTY COAL COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. C. Hill

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                              SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                 PATRIOT COAL COMPANY, L.P.

                                 By:               <F*>
                                    -----------------------------------
                                          Bluegrass Coal Company
                                           Its Managing Partner


                                 By:               <F*>
                                    -----------------------------------
                                               John C. Hill
                                    President of Bluegrass Coal Company

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of the Managing Partner and Partner of PATRIOT COAL COMPANY, L.P., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

BLUEGRASS COAL COMPANY
Its Managing Partner

By:          <F*>                        President and Director of Bluegrass Coal
---------------------------------                        Company
           J. C. Hill

              <F*>                    Vice President and Treasurer of Bluegrass Coal
---------------------------------                        Company
          S. F. Schaab

       /s/  R. A. NAVARRE                    Director of Bluegrass Coal Company
---------------------------------
          R. A. Navarre

SENTRY MINING COMPANY
A Partner

By:          <F*>                     President and Director of Sentry Mining Company
---------------------------------
          J. C. Hill


                                 II-41


            SIGNATURE                                      TITLE
            ---------                                      -----

        /s/  S. F. SCHAAB              Vice President and Treasurer of Sentry Mining
---------------------------------                         Company
           S. F. Schaab

        /s/  R. A. NAVARRE                   Director of Sentry Mining Company
---------------------------------
           R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
         Jeffery L. Klinger
         Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    PEABODY AMERICA, INC.



                                    By:      /s/  W. E. BROSHEARS
                                       --------------------------------
                                               W. E. Broshears
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY AMERICA, INC., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


            SIGNATURE                                      TITLE
            ---------                                      -----

      /s/  W. E. BROSHEARS                        President and Director
---------------------------------
        W. E. Broshears

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
       Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    PEABODY COALSALES COMPANY



                                    By:        /s/  P. H. VINING
                                       --------------------------------
                                                 P. H. Vining
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY COALSALES COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

       /s/  P. H. VINING                          President and Director
---------------------------------
          P. H. Vining

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    PEABODY COALTRADE, INC.



                                    By:       /s/  D. K. TICKNER
                                       --------------------------------
                                                D. K. Tickner
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY COALTRADE, INC., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

       /s/  D. K. TICKNER                         President and Director
---------------------------------
         D. K. Tickner

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  P. H. VINING                                 Director
---------------------------------
          P. H. Vining

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
       Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    PEABODY COAL COMPANY



                                    By:        /s/  JIRI NEMEC
                                       --------------------------------
                                                 Jiri Nemec
                                                 President

                           POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY COAL
COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

        /s/  JIRI NEMEC                           President and Director
---------------------------------
           Jiri Nemec

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    PEABODY DEVELOPMENT COMPANY



                                    By:      /s/  W. E. BROSHEARS
                                       --------------------------------
                                                W. E. Broshears
                                                   President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY DEVELOPMENT COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

      /s/  W. E. BROSHEARS                        President and Director
---------------------------------
        W. E. Broshears

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    PEABODY ENERGY SOLUTIONS, INC.



                                    By:       /s/  P. H. VINING
                                       --------------------------------
                                                P. H. Vining
                                                 President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY ENERGY SOLUTIONS, INC., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

       /s/  P. H. VINING                          President and Director
---------------------------------
          P. H. Vining

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                   PEABODY HOLDING COMPANY, INC.



                                   By:              <F*>
                                      ----------------------------------
                                              I. F. Engelhardt
                                      Chairman & Chief Executive Officer

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY HOLDING COMPANY, INC., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                    Chairman, Chief Executive Officer and Director
---------------------------------
        I. F. Engelhardt

       /s/  R. A. NAVARRE              Vice President and Chief Financial Officer
---------------------------------
         R. A. Navarre

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. M. WHITING                                Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement or to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                             PEABODY NATURAL RESOURCES COMPANY

                             By:
                                ------------------------------------------
                                      Gold Fields Mining Corporation
                                           Its General Partner



                             By:           /s/  W. E. BROSHEARS
                                -------------------------------------------
                                              W. E. Broshears
                                President of Gold Fields Mining Corporation

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY NATURAL RESOURCES COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                        TITLE
           ---------                                        -----

GOLD FIELDS MINING CORPORATION
A General Partner

By:    /s/  W. E. BROSHEARS             President and Director of Gold Fields Mining
---------------------------------                        Corporation
          W. E. Broshears

       /s/  R. A. NAVARRE               Director of Gold Fields Mining Corporation
---------------------------------
         R. A. Navarre

      /s/ R. B. WALCOTT JR.             Director of Gold Fields Mining Corporation
---------------------------------
       R. B. Walcott Jr.

PEABODY AMERICA, INC.
A General Partner

By:    /s/  W. E. BROSHEARS           President and Director of Peabody America, Inc.
---------------------------------
          W. E. Broshears

                <F*>                Vice President and Treasurer of Peabody America, Inc.
---------------------------------
            S. F. Schaab


                                 II-50


           SIGNATURE                                        TITLE
           ---------                                        -----

       /s/  R. A. NAVARRE                      Director of Peabody America, Inc.
---------------------------------
         R. A. Navarre

     /s/  R. B. WALCOTT JR.                    Director of Peabody America, Inc.
---------------------------------
       R. B. Walcott Jr.

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    PEABODY TERMINALS, INC.



                                    By:        /s/  P. H. VINING
                                       --------------------------------
                                                 P. H. Vining
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY TERMINALS, INC., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and George J. Holway, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

       /s/  P. H. VINING                          President and Director
---------------------------------
          P. H. Vining

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    PEABODY VENEZUELA COAL CORP.



                                    By:      /s/  W. E. BROSHEARS
                                       --------------------------------
                                                W. E. Broshears
                                                   President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY VENEZUELA COAL CORP., do hereby constitute and appoint Felix Herlihy, Christopher
G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

      /s/  W. E. BROSHEARS                        President and Director
---------------------------------
        W. E. Broshears

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    PEABODY WESTERN COAL COMPANY



                                    By:        /s/  J. L. WASIK
                                       --------------------------------
                                                  J. L. Wasik
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of PEABODY WESTERN COAL COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

        /s/  J. L. WASIK                          President and Director
---------------------------------
          J. L. Wasik

              <F*>                                       Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    PINE RIDGE COAL COMPANY



                                    By:              <F*>
                                       --------------------------------
                                                  J. A. Beck
                                                  President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    POWDER RIVER COAL COMPANY



                                    By:              <F*>
                                       --------------------------------
                                                  L. H. Fox
                                                  President

                           POWER OF ATTORNEY

     We, the undersigned directors and officers of POWDER RIVER COAL COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           L. H. Fox

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    RIO ESCONDIDO COAL CORP.



                                    By:       /s/  J. L. WASIK
                                       --------------------------------
                                                 J. L. Wasik
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of RIO ESCONDIDO COAL CORP., do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

        /s/  J. L. WASIK                          President and Director
---------------------------------
          J. L. Wasik

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    SENECA COAL COMPANY



                                    By:        /s/  J. L. WASIK
                                       --------------------------------
                                                 J. L. Wasik
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of SENECA COAL COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

        /s/  J. L. WASIK                          President and Director
---------------------------------
          J. L. Wasik

              <F*>                                      Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                      Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                      Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    SENTRY MINING COMPANY



                                    By:              <F*>
                                       --------------------------------
                                                  J. C. Hill
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of SENTRY MINING COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. C. Hill

       /s/  S. F. SCHAAB                       Vice President and Treasurer
---------------------------------
          S. F. Schaab

       /s/  R. A. NAVARRE                                Director
---------------------------------
         R. A. Navarre

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    SNOWBERRY LAND COMPANY


                                    By:              <F*>
                                       --------------------------------
                                                  J. A. Beck
                                                  President

                          POWER OF ATTORNEY

     We, the undersigned directors and officers of SNOWBERRY LAND COMPANY, do hereby constitute and appoint Felix Herlihy, Christopher G. Farrand, Jeffery L. Klinger and Richard A. Navarre, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


            SIGNATURE                                      TITLE
            ---------                                      -----

        /s/  J. A. BECK                           President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

     /s/  R. B. WALCOTT JR.                              Director
---------------------------------
       R. B. Walcott Jr.

       /s/  R. M. WHITING                                Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    STERLING SMOKELESS COAL COMPANY


                                    By:              <F*>
                                       --------------------------------
                                                  J. A. Beck
                                                  President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                President and Director
---------------------------------
           J. A. Beck

              <F*>                             Vice President and Treasurer
---------------------------------
          T. L. Bethel

              <F*>                                       Director
---------------------------------
       R. B. Walcott Jr.

              <F*>                                       Director
---------------------------------
         R. M. Whiting

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2000.


                                    THOROUGHBRED, L.L.C.



                                    By:              <F*>
                                       --------------------------------
                                               I. F. Engelhardt
                                                   Chairman

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 31st day of July, 2000 by the following persons in the capacities indicated:


           SIGNATURE                                      TITLE
           ---------                                      -----

              <F*>                                       Chairman
---------------------------------
        I. F. Engelhardt

              <F*>                             Vice President and Treasurer
---------------------------------
          S. F. Schaab

<F*>By: /s/  JEFFERY L. KLINGER
---------------------------------
       Jeffery L. Klinger
        Attorney-In-Fact